SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

PACIFIC ASIA PETROLEUM, INC.
(Name of Registrant as Specified In Its Charter)
_______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:_____________________________________________________________
(2)	Aggregate number of securities to which transaction applies:____________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________________________________________________
(4)	Proposed maximum aggregate value of transaction: ____________________________________________________________________
(5)	Total fee paid:________________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:_________________________________________________________________________________________
(2)	Form, Schedule or Registration Statement No.: _________________________________________________________________________
(3)	Filing Party:___________________________________________________________________________________________________
(4)	Date Filed: ____________________________________________________________________________________________________

March ___, 2010

Dear Stockholder:

On behalf of the Board of Directors of Pacific Asia Petroleum, Inc. (the “Company”), you are cordially invited to attend a special meeting (the “Meeting”) of all the stockholders of the Company, to be held on April __, 2010, at the Marriot Westchester, 670 White Plains Road, Tarrytown, NY 10591, at 10:00 a.m., Eastern Standard Time.  The Notice of Special Meeting of Stockholders and the Proxy Statement accompany this letter.

At the Meeting, you will be asked to consider and vote upon the following proposals (the “Proposals”):

(1)
To approve the Purchase and Sale Agreement, dated November 18, 2009, as amended March 4, 2010 (the “Purchase Agreement”), between the Company, CAMAC Energy Holdings Limited and certain of its affiliates (“CAMAC”), as described in the attached Proxy Statement, pursuant to which the Company agreed to acquire all of CAMAC’s interest in a Production Sharing Contract (the “PSC”) with respect to that certain oilfield asset known as the Oyo Field (the “Contract Rights”) and the transactions contemplated thereby (the “Transaction”);

(2)
To approve the issuance by the Company to CAMAC of Company common stock, par value $0.001 per share, equal to 62.74% of the Company’s issued and outstanding common stock (the “Consideration Shares”) after giving effect to the Transaction and the Financing (as defined in the Proxy Statement) at the closing of the Transaction as partial consideration for the acquisition by the Company of the Contract Rights; and

(3)	To amend the Company’s Certificate of Incorporation to change the Company’s name to CAMAC Energy Inc., effective as of the closing of the Transaction.

The Purchase Agreement, which is described in, and attached to, the Proxy Statement, provides that, among other things: (i) CAMAC will transfer the Contract Rights to CAMAC Petroleum Limited, a newly formed Nigerian entity wholly owned by the Company (“Newco”), in consideration for the Company’s payment of  an aggregate of $38.84 million in cash (subject to adjustment as described in the Proxy Statement), $32 million of which shall be paid by the Company to CAMAC at Closing, with the balance of $6.84 million due and payable post-Closing on the earlier of sufficient receipt of oil proceeds from the Oyo Field or six months from the Closing Date, and the issuance of the Consideration Shares equal to 62.74% of the Company’s issued and outstanding common stock after giving effect to the Transaction and the Financing; and (ii) for a period commencing on the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) and ending on the date that is one year following the Closing, the Company’s Board of Directors will consist of seven members, four of whom will be nominated by CAMAC, with three of the Company’s current directors continuing to serve as directors of the Company.

As a result of the consummation of the Transaction and effective immediately upon its closing, the Company will experience a change of control, with CAMAC owning 62.74% of the Company’s outstanding common stock after giving effect to the Transaction and the Financing and CAMAC will control the Company’s Board of Directors with four designees on the Company’s seven person Board.

In its meetings on November 13, 2009 and March 1, 2010, the Company’s Board of Directors unanimously concluded that the Transaction is advisable and in the best interests of the Company and its stockholders.  All of the Proposals listed above are conditioned upon each other and the approval of each Proposal is required for completion of the Transaction.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

Our Board of Directors reviewed the Transaction, examined the various aspects of the Transaction, analyzed various factors relating to the Company, and after careful consideration, approved the Transaction and unanimously determined that the Transaction is advisable and in the best interests of the Company and its stockholders. In making their decision, our Board of Directors examined various factors, including, among other things:

•	The potential benefits arising from the consummation of the Transaction;

•	the Company’s size and resources and the competitive business environment in which the Company operates;

•	the status of the Company’s current operations, projections and business prospects and the potential effect of a change of control on such operations and business prospects;

•	the structure of the Transaction as an asset purchase;

•	the estimated proved and probable reserves that the Company might acquire rights to as a result of the Transaction and the operating contractor under the PSC;

•	the potential opportunities provided by the Contract Rights acquired; and

•	the requisite stockholder majority approval of the Transaction;

as well as countervailing factors such as:

•	the lack of a recent independent reserve engineering report covering the Oyo Field;

•	the substantial dilution in the percentage ownership interest of the stockholders in the Company; and

•	the impact on our stockholders of a sale of a controlling interest in the Company to CAMAC.

                   Stockholders of record of the Company as of the close of business in New York on March 8, 2010 are entitled to vote at the Meeting.

                   In the event that the Transaction is not approved by our stockholders or otherwise not consummated, the Purchase Agreement may be subject to termination.

The Transaction is subject to the satisfaction of certain conditions to Closing, including, without limitation:

•	the negotiation and entry by the parties into certain other agreements as set forth in the Purchase Agreement in forms reasonably satisfactory to the parties; and
•
the approval of the Company’s stockholders of the Purchase Agreement and transactions contemplated thereby, the issuance of the Consideration Shares, and the amendment of the Company’s Certificate of Incorporation to change the Company’s name to CAMAC Energy Inc.

                The Company has already raised $37.5 million through two registered direct offerings that closed on February16, 2010 and March 5, 2010 (as described in this Proxy Statement) (collectively the “Financing”).  For a detailed description of the material terms of the Financing, please read “Registered Direct Offerings” on page 45 of this Proxy Statement.

The enclosed Proxy Statement provides detailed information about the Proposals, including the voting requirements necessary to approve each of them at the Meeting and how you may vote your shares.

We know that many of our stockholders will be unable to attend the Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on the Proposals. Whether or not you plan to attend, we encourage you to read the Proxy Statement carefully and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope, or by casting your vote via facsimile, the Internet or by telephone as directed on the proxy card. You may revoke your proxy at any time before it is exercised. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

If you have any questions about the Proxy Statement, please contact Clark Moore, Corporate Counsel, at (415) 685-5622.

Thank you for your continuing interest in Pacific Asia Petroleum, Inc. We look forward to seeing you at our Special Meeting.

Frank C. Ingriselli
Chief Executive Officer, President and Secretary

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL ___, 2010

To the Stockholders of PACIFIC ASIA PETROLEUM, INC.:

NOTICE IS HEREBY GIVEN that on April ___, 2010, at 10:00 a.m., Eastern Standard Time, a special meeting (the “Meeting”) of all of the stockholders of Pacific Asia Petroleum, Inc., a Delaware corporation (the “Company”) as of the close of business in New York on March 8, 2010 (the “Record Date”), will be held at the Marriot Westchester, 670 White Plains Road, Tarrytown, New York 10591.

ON THE AGENDA:

Proposal 1:
To approve the Purchase and Sale Agreement, dated November 18, 2009, as amended March 4, 2010 (as amended, the “Purchase Agreement”), between the Company, CAMAC Energy Holdings Limited and certain of its affiliates (“CAMAC”), as described in the attached Proxy Statement, pursuant to which the Company agreed to acquire all of CAMAC’s interest in a Production Sharing Contract (the “PSC”) with respect to that certain oilfield asset known as the Oyo Field (the “Contract Rights”) and the transactions contemplated thereby (the “Transaction”);

Proposal 2:
To approve the issuance by the Company to CAMAC of Company common stock, par value $0.001 per share, equal to 62.74% of the Company’s issued and outstanding common stock (the “Consideration Shares”) after giving effect to the Transaction and the Financing (as defined in the Proxy Statement) at the closing of the Transaction as partial consideration for the acquisition by the Company of the Contract Rights; and

Proposal 3:	To amend the Company’s Certificate of Incorporation to change the Company’s name to CAMAC Energy Inc., effective as of the closing of the Transaction.

As a result of the consummation of the Transaction and effective immediately upon its closing, the Company will experience a change of control, with CAMAC owning 62.74% of the Company’s outstanding common stock after giving effect to the Transaction and the Financing and CAMAC will control the Company’s Board of Directors with four designees on the Company’s seven person Board.

In its meetings on November 13, 2009 and March 1, 2010, the Company’s Board of Directors unanimously concluded that the Transaction is advisable and in the best interests of the Company and its stockholders.  All of the Proposals listed above are conditioned upon each other and the approval of each Proposal is required for completion of the Transaction.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

Each share of Company Common Stock outstanding on the Record Date will be entitled to one vote on all matters. Proposal 1 (approval of the Transaction) and Proposal 2 (approval of the issuance of the Consideration Shares) requires the vote of a majority of the shares present in person or by proxy at the Meeting for approval, and Proposal 3 (amendment of the Company’s Certificate of Incorporation to change the Company’s name) requires the vote of a majority of the Company’s outstanding shares.

i

As an NYSE Amex-listed company, the Company is subject to Sections 712 and 713 of the NYSE Amex Company Guide (the “Company Guide”) which require stockholder approval for the issuance of additional shares of the Company’s common stock under certain circumstances. Section 712 of the Company Guide provides that an issuer is required to seek stockholder approval for the listing of additional shares that are to be issued as consideration for an acquisition of stock or assets of another company where the “present or potential issuance of common stock or securities convertible into common stock could result in an increase in outstanding common shares of 20% or more” (the “Acquisition Rule”). In addition, Section 713 of the Company Guide provides that an issuer is required to seek stockholder approval when “additional shares will be issued in a connection with a transaction involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book value or market value which equals 20% or more of presently outstanding shares of common stock” (the “20% Rule”).  The Company is seeking stockholder approval of Proposal 2 to be able to issue shares of its common stock in excess of the Acquisition Rule and the 20% Rule.

Stockholders who have a “personal interest” in any of the Proposals, may not vote with respect to such Proposal. A “personal interest” is a stockholder’s personal interest in the approval of an act or a transaction of a company, and includes: (i) the personal interest of any members of his or her immediate family (including the spouses thereof), or a personal interest of an entity in which the stockholder or such family member thereof serves as a director or the chief executive officer, owns at least 5% of its issued share capital or its voting rights or has the right to appoint a director or chief executive officer, and excludes (ii) a personal interest that arises solely from the fact of holding shares in the Company or another entity.  If any stockholder casting a vote in respect of a Proposal does not notify us whether or not he or she has a “personal interest,” such stockholder’s vote with respect to such Proposal will be disqualified.

The accompanying Proxy Statement contains additional information with respect to the proposals on the agenda and certain related matters. A stockholder who wishes to vote at the Meeting but who is unable to attend in person may appoint a representative to attend the Meeting and vote on such stockholder’s behalf. In order to do so, such stockholder must execute an instrument of appointment and deposit it at the offices of the Company (or its designated representative) no later than 48 hours before the time appointed for the Meeting. In addition, whether or not a stockholder plans to attend, a stockholder can insure his or her vote is represented at the Meeting by promptly completing, signing, dating and returning a proxy (in the form attached) in the enclosed envelope. Whether or not a stockholder intends to attend the Meeting, all stockholders are urged to promptly complete, date and execute the enclosed proxy and mail it in the enclosed envelope. Return of the proxy does not deprive the stockholder of such stockholder’s right to attend the Meeting and to vote its shares in person.

Only the Company’s stockholders of record (the “Record Holders”) at the close of business in New York on the Record Date are entitled to notice of, and to participate in and vote at the Meeting and any adjournment thereof.

It is important that your shares are represented at the Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Meeting in person, please vote your shares promptly by either completing, signing and returning the accompanying proxy card or casting your vote via facsimile, the Internet or by telephone as directed on the proxy card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the Meeting, you may withdraw your proxy and vote your shares personally.

For a discussion of certain significant matters that you should consider before voting on the Proposals, see “Risk Factors Associated With The Transaction” beginning on page 37 of this Proxy Statement.

If you plan to attend the Meeting, please mark the accompanying proxy card in the space provided and return it to us, or notify us of your intentions via facsimile, the Internet or by telephone as directed on the proxy card. This will assist us with preparations for the Meeting.  If your shares are not registered in your own name and you would like to attend the Meeting, please ask the broker, trust, bank or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Meeting.

By Order of the Board of Directors,
Pacific Asia Petroleum, Inc.
March ___, 2010

ii

TABLE OF CONTENTS
Page
PROXY STATEMENT	1
General Information	1
Who May Vote	2
Voting Your Proxy	3
Revoking Your Proxy	4
Solicitation of Proxies	4
Delivery of Proxy Materials to Households	4
Absence of Dissenters’ Rights	4

CAUTIONARY STATEMENT RELEVANT TO FORWARD-LOOKING INFORMATION FORTHE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995	4

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION	6

PROPOSAL 1 AND PROPOSAL 2 APPROVAL OF THE TRANSACTION AND THE ISSUANCE OF THE CONSIDERATION SHARES	10
Reasons for the Transaction	10
The Company's Valuation Analysis	11
No Fairness Opinion	12
No Recent Independent Reserve Engineering Report	12
Background and Negotiations Related to the Transaction	12

SUMMARY OF THE PURCHASE AGREEMENT	15
General	15
Ancillary Agreements	17
Interest of Officers and Directors in Matters to be Acted Upon	19
Material Tax Consequences to the Company and its Stockholders	19
Regulatory Matters
Third Party Approvals	19
20
DISCUSSION OF THE OYO FIELD AND THE PSC	20
The Oyo Field	20
Overview of the Nigerian Economy and Oil and Gas Industry	20
The Oyo Field Oil Mining Lease (“OML 120”)	24
Production Sharing Contract	25
Summary of the Contract Rights	28
Oyo Field First Production	29
Valuation of the Contract Rights	29
Risks Inherent to Operating in Nigeria	31

ACCOUNTING FOR THE TRANSACTION	31

COMPANY BOARD OF DIRECTORS AND MANGAGEMENT UPON THE CLOSING OF THE TRANSACTION	31

RISK FACTORS ASSOCIATED WITH THE TRANSACTION	37

THE COMPANY’S BUSINESS	42
General	42
Organization	42
Subsidiaries and Joint Ventures	43
Registered Direct Offerings	45
Market Overview	46
Market Opportunity	48
Principal Business Strategy	48
Financing	51
Competitive Business Conditions and the Company’s Competitive Position	53
Regulation	53
Environmental Matters	55
Product Research and Development	55
Properties	56
Employees and Contractors	56
Intellectual Property	56
Off-Balance Sheet Arrangements	56
Legal Proceedings	56

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	57
Our Business	57
Recent Developments	59
Results of Operations	61
Liquidity and Capital Resources	63
Long-Lived Assets	64
Obligations under Material Contracts	64
Critical Accounting Policies and Estimates	64
Recently Issued Updates to the Codification Not Yet Adopted	66
Inflation	66

RECENT SALES OF UNREGISTERED SECURITIES	67

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	67
Foreign Currency Risk	67
Interest Rate Risk	67

FINANCIAL STATEMENTS	67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS	68

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	70
Director Independence	72

PROPOSAL 3 AMENDMENT TO CERTIFICATE OF INCORPORATION	73

STOCKHOLDER COMMUNICATIONS	74
74
OTHER MATTERS

LIST OF ANNEXES

Annex A:	The Purchase Agreement
Annex B:	Amendment No. 1 to Purchase Agreement, dated March 4, 2010
Annex C:	Report of Somerley Limited, dated July 17, 2009
Annex D:	Company Update on March 1, 2010 of Somerley Report dated July 17, 2009, and Updated Pro Forma Cash Flow Projections
Annex E:
Production Sharing Contract, dated July 22, 2005, by and among Allied Energy Plc (formerly, Allied Energy Resources Nigeria Limited), CAMAC International (Nigeria) Limited, and Nigerian Agip Exploration Limited

Annex F:	Audited Financial Statements for the Year Ended December 31, 2009

250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530
(914) 472-6070

____________________

PROXY STATEMENT

____________________

General Information

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of Pacific Asia Petroleum, Inc., a Delaware corporation (the “Company,” “Pacific Asia,” or “we”), for a special meeting (the “Meeting”) of all of the stockholders of the Company, to be held at the Marriot Westchester, 670 White Plains Road, Tarrytown, New York 10591, on 10:00 a.m., Eastern Standard Time, April ___, 2010, along with any adjournment or adjournments thereof.

The approximate date on which the Proxy Statement and proxy card are intended to be sent or given to stockholders is March 8, 2010.

The purpose of the Meeting is to seek stockholder approval of three proposals:

Proposal 1:
To approve the Purchase and Sale Agreement, dated November 18, 2009, as amended March 4, 2010 (the “Purchase Agreement”), between the Company, CAMAC Energy Holdings Limited and certain of its affiliates (“CAMAC”), as described in the attached Proxy Statement, pursuant to which the Company agreed to acquire all of CAMAC’s interest in a Production Sharing Contract (the “PSC”) with respect to that certain oilfield asset known as the Oyo Field (the “Contract Rights”) and the transactions contemplated thereby (the “Transaction”);

Proposal 2:
To approve the issuance by the Company to CAMAC of Company common stock, par value $0.001 per share, equal to 62.74% of the Company’s issued and outstanding common stock (the “Consideration Shares”) after giving effect to the Transaction and the Financing (as defined in the Proxy Statement) at the closing of the Transaction as partial consideration for the acquisition by the Company of the Contract Rights; and

Proposal 3:	To amend the Company’s Certificate of Incorporation to change the Company’s name to CAMAC Energy Inc., effective as of the closing of the Transaction.

Unless the context otherwise requires, the term “Company” as used herein collectively refers to the Company and its wholly-owned subsidiaries and joint ventures, including (i) Inner Mongolia Production Company (HK) Limited, (ii) Pacific Asia Petroleum Energy Limited, (iii) Pacific Asia Petroleum, Limited, (iv) CAMAC Petroleum Limited, (v) Inner Mongolia Sunrise Petroleum Co. Ltd, (vi) Beijing Dong Fang Ya Zhou Petroleum Technology Service Company Limited, and (vii) Pacific Asia Petroleum (HK) Limited.

Who May Vote

Only stockholders of record of our common stock, $.001 par value (the “Common Stock”), as of the close of business on March 8, 2010 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Meeting will be available at the Meeting, and will also be available for ten days prior to the Meeting, during office hours, by contacting our Corporate Secretary at the executive offices of the Company at:

Corporate Secretary
Pacific Asia Petroleum, Inc.
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530

The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by an Inspector of Elections appointed for the Meeting. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, the Inspector of Elections will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. The Company has designated Issuer Direct Corporation, the Company’s proxy management service, as the Inspector of Elections for the Meeting.

Broker “non-votes” are not included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by one of the following methods:

·	completing and signing the proxy card and mailing it in the enclosed postage-paid envelope;
·	completing and signing the proxy card and faxing it to the fax number provided on the proxy card;
·	voting on the Internet at the website provided on the proxy card; or
·	calling the toll-free telephone number provided on the proxy card.

Voting by telephone is not available to persons outside of the United States. Complete instructions for voting by any of the above methods are included on the proxy card. If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR approval of the Transaction and FOR the election of the nominees for director set forth herein.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. Proposal 1 (approval of the Transaction) and Proposal 2 (approval of the issuance of the Consideration Shares) require the vote of a majority of the shares present in person or by proxy at the Meeting for approval, and Proposal 3 (amendment of the Company’s Certificate of Incorporation to change the Company’s name) requires the vote of a majority of the Company’s outstanding shares.

Shares which abstain from voting on the Proposals, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on the Proposals, will not be counted as votes in favor of the Proposals, and will also not be counted as shares voting on the Proposals. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the Proposals which requires the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the meeting will not revoke a proxy. Such revocation may be effected by calling the toll-free telephone number listed above (within the United States only), or in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement or by your attendance and voting in person at the Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Proxy Statement for the Meeting will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate proxy card will be delivered to each stockholder at the shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of this Proxy Statement, or any future Proxy Statements, please contact the Company’s Corporate Secretary at the address below and we will promptly mail you copies:

Corporate Secretary
Pacific Asia Petroleum, Inc.
250 East Hartsdale Ave., Suite 47, Hartsdale
New York 10530

Absence of Dissenters’ Rights

No dissenters’ or appraisal rights are available to the Company’s stockholders under Delaware Corporation Law, the Certificate of Incorporation, or the Company’s bylaws in connection with the Proposals.

CAUTIONARY STATEMENT RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Proxy Statement contains forward-looking statements relating to the operations of Pacific Asia Petroleum Inc. and its subsidiaries and joint-ventures, including, (i) Pacific Asia Petroleum, Limited, (ii) Inner Mongolia Production Company (HK) Limited, (iii) Pacific Asia Petroleum (HK) Limited, (iv) Inner Mongolia Sunrise Petroleum  Co. Ltd., (v)  Pacific Asia Petroleum Energy Limited, (vi) Beijing Dong Fang Ya Zhou Petroleum Technology Service Company Limited, and (vii) CAMAC Petroleum Limited (collectively, the “Company”).  This Proxy Statement also contains forward-looking statements relating to the Oyo Field and the anticipated recovery of hydrocarbons from the Oyo Field.  These forward-looking statements are based on management’s current expectations, estimates and projections about the petroleum, chemicals, and other energy-related industries.  In our capacity as Company management, we may from time to time make written or oral forward-looking statements with respect to our long-term objectives or expectations which may be included in our filings with the Securities and Exchange Commission (the “SEC”), reports to stockholders and information provided in our web site.

The words or phrases “will likely,” “are expected to,” “is anticipated,” “is predicted,” “forecast,” “estimate,” “project,” “plans to continue,” “believes,” or similar expressions identify “forward-looking statements.”  Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  We wish to caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We are calling to your attention important factors that could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The following list of important factors may not be all-inclusive, and we specifically decline to undertake an obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.  Among the factors that could have an impact on our ability to achieve expected operating results and growth plan goals and/or affect the market price of our stock are:

•	We may not realize the intended benefits of the Transaction if the revenues and cash flows from the PSC are not as projected.

•	Our exposure to security and political risks associated with operations in the Federal Republic of Nigeria.

•	Lack of operating history in Nigeria, operating revenue, cash flows or earnings history.

•	Risks and uncertainties associated with exploration, development and production of oil and natural gas, drilling and production risks.

•	Our ability to successfully integrate and operate acquired or newly formed entities and multiple foreign energy ventures and subsidiaries.

•	Fluctuation in quarterly operating results and seasonality in certain of our markets.

•	Possible significant influence over corporate affairs by significant stockholders, such as CAMAC.

•	Our ability to enter into definitive agreements to formalize foreign energy ventures and secure necessary exploitation rights.

•	Our ability to raise capital to fund our operations.

•	Competition from large petroleum and other energy interests.

•	Expropriation and other risks associated with foreign operations.

•	Dependence on key personnel.

•	Changes in laws and regulations that affect our operations and the energy industry in general.

•	Risks associated with anticipated and ongoing third party pipeline construction and transportation of oil and natural gas.

•	The lack of availability of oil and natural gas field goods and services.

•	Environmental risks and economic conditions.

For a discussion of certain significant matters that you should consider before voting on the Proposals, please read “Risk Factors Associated With The Transaction” beginning on page 37 of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Following are some commonly asked questions that may be raised by our stockholders and answers to each of those questions. The following questions and answers regarding the proposed Transaction are not meant to be a substitute for the information contained in the remainder of this Proxy Statement, and the information contained in this summary is qualified in its entirety by the more detailed descriptions and explanations contained in the later pages of this Proxy Statement and the other annexes to this Proxy Statement. You are urged to carefully read this entire Proxy Statement and accompanying documents carefully prior to making any decision on how to vote your shares.

Q:	Why am I receiving this Proxy Statement?	A:
To consummate the Transaction, the Company’s stockholders must vote to adopt and approve the Proposals. You are receiving this Proxy Statement in connection with the solicitation of proxies to be voted at the Meeting for this purpose, or at any adjournments, postponements or continuations of such meeting.
You should carefully read this Proxy Statement, including its annexes and the other documents we refer to in this Proxy Statement, as they contain important information about the Transaction, the Purchase Agreement and the Meeting of the stockholders of the Company. The enclosed voting materials allow you to vote your shares without attending the Meeting in person.
Your vote is very important. We encourage you to vote as soon as possible.

Q:	What is being voted on?	A:
You are being asked to vote to approve and adopt the Purchase Agreement and the transactions contemplated thereby, including, but not limited to, the issuance to CAMAC, in consideration for the Contract Rights, of shares of the Company’s common stock equal to 62.74% of the Company’s issued and outstanding common stock after giving effect to the Transaction and the Financing, all as described below and in the Purchase Agreement.

Q:	Who is CAMAC?	A:
CAMAC International Limited is a privately-held, global energy corporation with interests in the exploration and production of crude oil and natural gas in West Africa and South America, engineering and consulting services, and crude oil and refined products trading for markets in Africa, Europe, North America and South America.

Q:	Will I continue to be a stockholder of Pacific Asia Petroleum, Inc. after the consummation of the Transaction?	A:	Yes. After the consummation of the Transaction, you will continue to hold shares of the Company and the Company will remain engaged in the development, production and distribution of oil and gas.

Q:	Why is the Company proposing the Transaction?	A:
We are proposing the Transaction because we believe that the acquisition of the Contract Rights will deliver additional long-term value to our Company and its stockholders.  Additionally, our Board of Directors unanimously concluded that the Transaction is advisable and in the best interest of our company and its stockholders.

Q:	When is the Transaction expected to be completed?	A:
The Company is working to complete the Transaction as quickly as practicable. However, we cannot predict the exact timing of the completion of the Transaction because it is subject to certain conditions and approvals. We expect to complete the Transaction on April 7, 2010, however, there can be no assurance that the Transaction will be consummated on April 7, 2010, if at all.

Q:	Will my holdings in the Company be diluted as a result of the Transaction?	A:
Yes. Under the terms of the Transaction, as consideration for the Contract Rights, we will issue to CAMAC Energy Holdings Limited shares of our common stock equal to 62.74% of our issued and outstanding common stock after giving effect to the Transaction and the Financing.
In addition, the Company has already raised $37.5 million from qualified investors through the sale of 5,000,000 shares of Company common stock in an equity financing that closed on February 16, 2010, and an additional 4,146,922 shares of Company common stock in an equity financing that closed on March 5, 2010 (as described in more detail in this Proxy Statement) (together, the “Financing”). The Company’s stockholders do not have any preemptive rights with respect to shares to be issued by us in the future in connection with any additional equity financing.  For a detailed description of the material terms of the Financing, please read “Registered Direct Offerings” on page 45 of this Proxy Statement.
Furthermore, it is likely that we will issue in the future options to purchase shares of the Company to attract, retain and reward our key directors, managers, employees, consultants and service providers, an act that would be dilutive to you as well.

Q:	Will approval of the Proposals result in a Change of Control?	A:
Yes.  As a result of the consummation of the Transaction and effective immediately upon its closing, the Company will experience a change of control, with CAMAC owning 62.74% of the Company’s common stock after giving effect to the Transaction and controlling the Company’s Board of Directors with four designees on the Company’s seven person Board.  As a result, among other things, CAMAC will have the ability to approve any matter submitted to our stockholders where a simple majority vote is required to obtain stockholder approval, whether such action is sought through a special or annual meeting or through written consent.  Additionally, CAMAC will own and control enough shares to elect our directors at annual meetings.
CAMAC has agreed, for a one-year period following the Closing, to appear in person (through a representative) or by proxy at any annual or special meeting of the Company’s stockholders to vote the shares it receives in consideration for the Contract Rights in favor of electing or removing directors nominated by the PAPI Representatives (as defined in the Purchase Agreement).  For more information relating to the voting agreement, please read “Summary of the Purchase Agreement –Voting Agreement” on page 16 of this Proxy Statement.

Q:	Did the Board of Directors request or receive a fairness opinion in connection with the Transaction?	A:
No.  Our Board of Directors did not request a fairness opinion as to whether the Transaction was fair to the Company from a financial point of view.  Our Board of Directors did, however, evaluate and consider a number of factors in determining that that this transaction is advisable and in the best interest of the Company and its stockholders.
For a discussion of our Board of Director’s consideration of a fairness opinion, please read “No Fairness Opinion” beginning on page 12 of this Proxy Statement.

Q:	What do I need to do now?	A:
We urge you to carefully read this Proxy Statement, including its annexes and the other documents we refer to in this Proxy Statement, consider how the Transaction affects you, and then mail your completed, dated and signed proxy card in the enclosed return envelope in accordance with the instructions as soon as possible so that your shares can be voted at the Meeting.

Q:	How does the Company's Board of Directors recommend that I vote?	A:
At meetings held on  November 13, 2009 and March 1, 2010, the Company’s Board of Directors unanimously determined that the Purchase Agreement and the transactions contemplated thereby are advisable and in the best interests of the Company’s stockholders.
The Board of Directors unanimously recommends that you vote “FOR” the approval of the Proposals at the Meeting.

Q:	What factors did the Company's Board of Directors consider in making its recommendation?	A:
In making its recommendation, our Board of Directors took into account various factors including:

•  the Company’s size and resources and the competitive business environment in which the Company operates;

•  the status of the Company’s current operations, projections and business prospects and the potential effect of a change of control on such operations and business prospects;

•      the structure of the Transaction as an asset purchase;

•  the estimated proved and probable reserves that the Company might acquire rights to as a result of the
        Transaction and the operating contractor under the PSC;

•  the potential opportunities provided by the Contract Rights acquired; and

•  the requisite stockholder majority approval of the Transaction;

         as well as countervailing factors such as:

•  the lack of a recent independent reserve engineering report covering the Oyo Field;

•  the substantial dilution in the percentage ownership interest of the stockholders in the Company; and

•  the impact on our stockholders of a sale of a controlling interest in the Company to CAMAC.

Q:	What vote is required to approve the Transaction?	A:
A condition precedent to the closing of the Purchase Agreement is the affirmative vote of the Company’s stockholders.  Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters.
Proposal 1 (approval of the Transaction) and Proposal 2 (approval of the issuance of the Consideration Shares) require the vote of a majority of the shares present in person or by proxy at the Meeting for approval.
Proposal 3 (amendment of the Company’s Certificate of Incorporation to change the Company’s name) requires the vote of a majority of the Company’s outstanding shares.
Proposal 1 and Proposal 2 listed above are conditioned upon each other and the approval of each of Proposal 1 and Proposal 2 is required for completion of the Transaction.  Approval of Proposal 3 is required to complete the Transaction, unless such condition is waived by CAMAC.
As of the Record Date, there were 53,379,874 shares of the Company’s common stock issued and outstanding.

Q:	Other than stockholders approval are other approvals required to be obtained for the Transaction to be effected?	A:
Yes. In addition to the approval of the Transaction by our stockholders, the Transaction will only be effective if the conditions for the consummation of the Transaction, as set forth in the Purchase Agreement, are satisfied (or waived), including the receipt of third party consents, including the consent of NAE.

Q:	How can I oppose the Transaction?	A:	You may oppose the Transaction by voting against one or more of the Proposals at the Meeting.

Q:	What happens if the Transaction is not approved by the stockholders or otherwise not consummated?	A:	If the conditions to which the Transaction is subject are not satisfied or waived, the Transaction will not be completed and we intend to continue to carry on our business as presently conducted.

Q:	Where and when is the Meeting?	A:	The Meeting, along with any adjournment or adjournments thereof, will be held on April ___, 2010, at the Marriot Westchester, 670 White Plains Road, Tarrytown, New York 10591.

Q:	Who is entitled to vote at the Meeting?	A:	Only stockholders of record as of the Record Date are entitled to vote at the Meeting.

Q:	May I vote in person?	A:	Yes. If your shares are not held through a broker or bank you may attend the Meeting and vote your shares in person, rather than signing and returning your proxy card. If your shares are held through a broker or bank you must get a proxy from your broker or bank in order to attend the Meeting and vote in person. Even if you plan to attend the Meeting in person, we urge you to complete, sign, date and return the enclosed proxy to ensure that your shares will be represented at the Meeting.

Q:	What happens if I sell my shares of the Company before the Meeting?	A:	The Record Date is earlier than the date of the Meeting. If you transfer your shares of the Company after the Record Date but before the Meeting, you will retain your right to vote at the Meeting, but will transfer ownership of the shares and will not hold an interest in the Company in respect of such shares after the Transaction is consummated.

Q:	If my broker or bank holds my shares, will my broker or bank vote my shares for me?	A:	Your broker or bank will not be able to vote your shares without instructions from you. You should instruct your broker or bank to vote your shares following the procedure provided by your bank or broker. Without instructions, your shares will not be voted.

Q:	What will happen if I abstain from voting or fail to instruct my broker to vote?	A:	An abstention or the failure to instruct your broker how to vote (also known as a broker non-vote) is not considered a vote cast at the Meeting with respect to the Transaction, and therefore your vote will have no effect on the vote relating to the Transaction.

Q:	May I change my vote after I have voted?	A:	Yes. You may change your vote if your shares are registered in your name, in one of the following three ways:
●
First, you can deliver to the Company a written notice bearing a later date than the proxy you delivered to the Company, stating that you would like to revoke your proxy, provided the notice is received no less than 48 (forty eight) hours prior to the Meeting.

● Second, you can complete, execute and deliver to the Company, no less than 48 (forty eight) hours prior to the Meeting.
● Third, you can attend the Meeting and vote in person.
Any written notice of revocation or subsequent proxy should be delivered to Corporate Secretary, Pacific Asia Petroleum, Inc., 250 East Hartsdale Ave., Suite 47, Hartsdale, New York 10530 at least 48 (forty eight) hours prior to the Meeting.If you have instructed a broker or bank to vote your shares, you must follow the directions received from your broker or bank to change your vote.

Q:	What should I do if I receive more than one set of voting materials?	A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. If you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.
Q:	Who can help answer my questions?	A:
If you would like additional copies, without charge, of this Proxy Statement and/or its annexes, or if you have questions about the Transaction, including the procedures for voting your shares, you should contact Issuer Direct Corporation, our proxy solicitor, at (919) 481-4000.

PROPOSAL 1 AND PROPOSAL 2
APPROVAL OF THE TRANSACTION AND THE ISSUANCE OF THE CONSIDERATION SHARES

On November 18, 2009, the Company entered into a Purchase and Sale Agreement with CAMAC Energy Holdings Limited and certain of its affiliates (together, “CAMAC”), pursuant to which the Company agreed to acquire all of CAMAC’s interest in a Production Sharing Contract with respect to that certain oilfield asset known as the Oyo Field (the “Contract Rights”), for a purchase price of $38.84 million in cash (the “Cash Consideration”) and shares of the Company’s common stock (the “Consideration Shares”) equaling 62.74% of the Company’s issued and outstanding common stock after giving effect to the transaction (the “Transaction”) and the Financing (as defined below).   For a detailed summary of the material terms of the Purchase Agreement, please read “Summary of the Purchase Agreement” beginning on page 15 of this Proxy Statement.

The Proposals

At the Meeting, the stockholders will be asked to vote on:

Proposal 1:
To approve the Purchase Agreement between the Company and CAMAC, as described in this Proxy Statement, pursuant to which the Company agreed to acquire all of CAMAC’s interest in the Contract Rights, and the Transaction; and

Proposal 2:
To approve the issuance by the Company to CAMAC of the Consideration Shares, equal to 62.74% of the Company’s issued and outstanding common stock after giving effect to the Transaction and the Financing, at the closing of the Transaction as partial consideration for the acquisition by the Company of the Contract Rights.

Reasons for the Transaction

                In approving the Transaction and in recommending that the Company’s stockholders approve the Purchase Agreement and the Transaction and issuance of the Consideration Shares, the Company’s Board of Directors carefully considered a number of factors, including, without limitation, the following factors which the Company believes include all material factors:

•	information concerning the Company’s size, resources, businesses, prospects, business plans, financial performance and condition, results of operations, and competitive positions;

•	industry and financial due diligence investigation conducted by the Company’s management, legal, technical and financial advisors;

•
terms of the Purchase Agreement and the other transaction documents, including price and structure, which were considered by the Company’s Board of Directors to provide a fair and equitable basis for the Transaction;

•	independent valuation of the Contract Rights conducted for the Company by Somerley Limited, attached hereto as Annex C;

•	presentation and related materials delivered by CAMAC to representatives of the Company;

•	the Company Update on March 1, 2010 of the Somerley Report dated July 17, 2009, and update on pro forma financial projections, attached hereto as Annex D;

•	the fact that CAMAC’s partner and operating contractor under the production sharing contract for the Oyo Field is ENI Agip, one of the largest energy companies in the world;

•	potential benefits of the Transaction’s structure as an acquisition of CAMAC’s interest under a production sharing contract rather than the acquisition of a business, operations or personnel;

•	potential impact of the Transaction on the Company in light of the current state of the Company’s operations, projections and business prospects;

•	potential short- and long-term opportunities provided by the Contract Rights being acquired; and

•	current financial market conditions and historical stock market prices, volatility and trading information.

The Board of Directors also considered countervailing factors such as the:

•	risk that the potential benefits sought in the Transaction of the Contract Rights might not be fully realized;

•	lack of a recent independent reserve engineering report covering the Oyo Field;

•	potential negative effect on the Company’s stock price associated with public announcement of the proposed Transaction;

•	substantial dilution in the percentage ownership interest of the stockholders in the Company;

•	impact of having a large number of our shares held by a single stockholder, such as CAMAC;

•	potential dilutive effect on the Company’s common stock price if revenue and earnings expectations for the Contract Rights are not met; and

•	other risks and uncertainties discussed under “Risk Factors Associated With The Transaction.”

The Company’s Valuation Analysis

The Company’s Board of Directors also considered the valuation of the Contract Rights in relation to the 62.74% interest in the Company to be delivered to CAMAC as equity consideration in the Transaction.  The Company initially negotiated and agreed upon the consideration to be paid for the Contract Rights on September 1, 2009 in the Memorandum of Understanding entered into with CAMAC (the “MOU”), pursuant to which the Company and CAMAC agreed upon an approximate valuation of the unburdened Contract Rights at such time of $198.84 million, and agreed that the equity component of the consideration to be paid by the Company to CAMAC would equal exactly 62.74% of the Company’s issued and outstanding capital stock after giving effect to the Transaction and the Financing.  The value of such equity consideration at that time equaled approximately $160 million, assuming a deemed fair market value of the Company’s common stock at $2.25 per share, which reflected approximately a 15% premium over the Company’s 30-day average trailing closing price prior to such date.  Subsequent to the September 1, 2009 entry into the MOU and the Company announcement of the Transaction, the Company’s common stock closing price rose from $2.30 per share on September 1, 2009 to $5.56 per share on November 13, 2009, with a closing price per share of $____ on March ___, 2010.

The Company’s Board of Directors discussed at length the value of the 62.74% interest in the Company to be issued to CAMAC upon consummation of the Transaction and its increase since the signing of the MOU on September 1, 2009, and considered the impact that the September 4, 2009 public announcement of the Transaction and the recent increases to the price of oil may have made on the Company’s stock price.  After an extensive discussion, and acknowledgement that, among other things, (i) the price of oil has increased significantly, which correspondingly increases the value of the Contract Rights under the Company’s valuation models and is supported by such models as adjusted to reflect the increased oil prices, and (ii) the Board believes that the Company’s increased stock price is in large and substantial part due to the public announcement of the pending Transaction and the market’s anticipation of its consummation, the Board of Directors concluded that the 62.74% stock consideration proposed to be issued to CAMAC in the Transaction is reasonable and in the best interests of the Company and its stockholders.

The Company’s Board of Directors also carefully considered the Transaction from the perspective of Company management, culture, strategic positioning and stockholder value.   The Board also considered:

•
the status of the Company’s current operations, projections and business prospects and the potential effect of a change of control on such operations and business prospects, and CAMAC’s indications that it had no present intention of changing Company management or discontinuing its existing operations in China;

•
 the obligations CAMAC would have post-closing to the Company’s minority stockholders and approval and disclosure obligations under Delaware law with respect to potential future related party transactions involving other CAMAC entities and opportunities; and

•
the intangible value that consummating the Transaction might have, including enhancement of the Company’s position and perception in China and potential to be perceived by the Chinese government as a legitimate global player.

The Company’s Board of Directors also reviewed and discussed the consolidated pro forma cash flow projections prepared by the Company (selected data from which is included in Annex D attached hereto), and considered the potential value that immediate cash flows from the Oyo Field could deliver to the Company and its stockholders over the long-term.

In view of the variety of factors considered in connection with its evaluation of the Transaction, the Company’s Board of Directors did not find it practical to, and did not quantify or otherwise attempt to, assign relative weight to the specific factors considered in reaching its conclusions. Additionally, the Company’s Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of the Board of Directors may have given different weight to different factors. After taking into account all of the factors set forth above, the members of the Company’s Board of Directors concluded that the Purchase Agreement and the related Transaction were advisable and in the best interests of the Company and its stockholders and that the Company should proceed with the Transaction.

In addition, at its meeting held on March 1, 2010, the Company’s Board of Directors reviewed and analyzed the Company’s valuation models updated and revised based on actual production performance data received from the two currently producing Oyo Field wells, the fluctuating price of oil and projections made on the future price of oil, and new trade comparables.  At this meeting, the Board also discussed the potential positive impact the drilling of additional production wells within the Oyo Field is expected to have on the current production numbers if additional wells are drilled and the negative impact that would result if no additional wells are drilled.  In consideration of the updated valuation models, the Board confirmed that the 62.74% stock consideration proposed to be issued to CAMAC in the Transaction is reasonable and in the best interests of the Company and its stockholders.

For a detailed discussion of the valuation process, please read “Valuation of Contract Rights” beginning on page 29 of this Proxy Statement.

No Fairness Opinion

The Board of Directors did not request or receive a fairness opinion with respect to whether the Transaction is fair to the Company from a financial point of view.   Because of the absence of a fairness opinion, there can be no independent assurance from an expert to the Board of Directors that the Transaction is fair from a financial point of view to the Company or its our stockholders.

The Company was advised by Somerley Limited and Ernst & Young in connection with evaluating the Transaction, but did not request or receive an opinion. The Company has already incurred approximately $145,500 in fees and expenses due and owing to Somerley Limited and Ernst & Young for their advice to date, and the Company estimates the cost of a fairness opinion would be at least an additional $50,000 and could take four to six weeks to obtain. The Board of Directors of the Company does not believe that obtaining such an opinion would be an appropriate use of corporate funds, considering the limited financial resources of the Company, and the Board of Directors of the Company believes that the Transaction is fair and in the best interests of the Company and its stockholders.

No Recent Independent Reserve Engineering Report

The most recent independent reserve engineering report considered by the Board of Directors is the Estimate of Reserves and Future Reserves report prepared for Allied Energy Corporation by Netherland, Sewell & Associates, Inc., dated May 1, 2008.  The Board of Directors of the Company did not request a more recent independent reserve engineering report from Netherland, Sewell & Associates, Inc. in evaluating the Transaction.

Background and Negotiations Related to the Transaction

The Company is a U.S. publicly-traded energy company engaged in the development, production and distribution of oil and gas and is focused on early cash flow, high return projects. The Company controls the rights to significant gas acreage under contract in China and is involved with several energy companies with respect to high-value oil fields in China.  The Company was founded in 2005 by a group of senior Texaco executives and is led by President and CEO Frank C. Ingriselli.  The Company is headquartered in Hartsdale, New York, and also has offices in Beijing, China.

In December 2005, Frank Ingriselli and Dr. Kase Lawal, the Chairman of CAMAC, met for the first time in Houston, Texas to discuss a possible investment by CAMAC in Inner Mongolia Production Company LLC (“IMPCO”), the predecessor-in-interest to the Company.  A non-disclosure agreement was signed between the companies and more information was exchanged and evaluated regarding not only a possible investment by CAMAC in IMPCO, but also the possibility of doing an initial public offering on the London Stock Exchange (“LSE”). The strategy at that time was that IMPCO would be absorbed into the CAMAC LSE-listed company, and Mr. Ingriselli and IMPCO’s senior management team would continue in their executive positions for the new LSE-listed CAMAC company.

Over the ensuing months, Mr. Ingriselli and IMPCO’s Chief Financial Officer, Stephen Groth, made a number of trips to CAMAC’s offices in Houston, Texas and London, England on behalf of IMPCO to discuss the opportunity with CAMAC and its advisors. Investment banks and other advisors were engaged by the parties to evaluate this opportunity. The discussions and negotiations between the parties continued throughout the first half of 2006. Following extensive evaluations and discussions by the parties during this period, and due in part to the changing market conditions both for the energy industry and the equity markets in London, it was mutually decided by the parties to withdraw from consideration a possible exchange listing and the contemplated acquisition of IMPCO by CAMAC.

The Company and CAMAC, however, continued to explore avenues for a mutually acceptable combination of the parties. These efforts included several meetings between representatives of CAMAC and the Company in China in 2006 wherein they explored potential combinations including some of the major Chinese energy companies. The Company believed that these combinations would benefit its developing business operations in China, and could provide additional capital to the Company to pursue its business strategy.

During this period of time and through May 2007, the Company was also pursuing other business strategies to bring additional capital into the Company in order to aggressively develop a coal bed methane business, which included the possible acquisition of certain properties held by ChevronTexaco in China.  These ongoing discussions with CAMAC were discontinued in May 2007 upon the consummation by the Company of the Mergers and $17 million private offering as described in “The Company’s Business – Organization” and “The Company’s Business – The Mergers” below, through which the Company emerged as the surviving entity named “Pacific Asia Petroleum, Inc.”

Following the Company’s Mergers in May 2007, Mr. Ingriselli and Dr. Lawal of CAMAC resumed discussions regarding the possible reverse merger of the CAMAC group into the newly-public Pacific Asia Petroleum, Inc., but no combination between the Company and CAMAC was pursued at such time.

Between 2005 and 2007 while CAMAC and IMPCO, and then CAMAC and the Company, were in discussions regarding potential combinations between the companies, CAMAC, with its partner ENI Agip of Italy, continued their development operations with respect to the Oyo Field discovery offshore Nigeria. Meanwhile, CAMAC and the Company continued to explore possible joint ventures with respect to the Oyo Field that CAMAC and the Company could pursue. Several more meetings between the Company and CAMAC took place during the period of May 2007 and early 2008.  However, no venture between the parties was pursued during the period. Thereafter, both the Company and CAMAC continued to seek to execute on their respective corporate strategies and business plans, while Mr. Ingriselli and Dr. Lawal continued to maintain frequent contact regarding possible cooperative ventures and combinations between the companies.

In April 2009, Dr. Lawal and Mr. Ingriselli met again several times in New York and Houston to discuss the re-opening of formal discussions between the companies regarding a possible combination. The proposed transaction became more attractive to CAMAC as the price of the Company’s publicly-traded common stock had fallen to approximately $0.50 per share. Discussions and negotiations between the companies continued and it became clear that the best strategy for the stockholders of the Company and for CAMAC would be a simpler venture whereby the Company would only acquire one of the assets of CAMAC, its interest in the Oyo Field under a production sharing contract. For several years the Company had followed the progress CAMAC had made toward the commercialization of the Oyo Field, and it was now near the final stages where commencement of production was imminent.

Following these discussions between CAMAC and the Company in April 2009, the Company assembled its management team and legal, financial, technical and operational advisors to conduct extensive due diligence review and evaluation of the Oyo Field asset and related contracts. This was done internally by using our financial, modeling, legal, technical and operating expertise, and was also done by securing the expertise of outside advisors, including Hong Kong-based financial advisor Somerley Limited to prepare an independent valuation of the Oyo Field asset. Based on all of these studies and analyses both inside and outside the Company, and after numerous discussions and meetings with the Board of Directors of the Company, the Company and CAMAC reached a mutually agreed price for the acquisition of CAMAC’s interests in the Oyo Field asset. This price was below the valuation the Company obtained from Somerley Limited and the Company’s own internal valuations. The Company also successfully negotiated with CAMAC a deemed price per share of the Company’s common stock significantly above the price per share the Company’s publicly-traded stock was trading when negotiations with CAMAC commenced in earnest in April 2009 (approximately $0.50 per share), and at an approximately 15% premium to the 30 day volume weighted average selling price of the Company’s common stock prior to entering into the MOU which was signed on September 1, 2009 between the Company and CAMAC.

Following execution by the Company and CAMAC of the MOU on September 1, 2009, the Company continued with its due diligence activities, including technical and operating, financial, international and domestic legal and tax, and other relevant due diligence.  Messrs. Ingriselli and Groth traveled to Lagos, Nigeria to meet with Nigerian-based CAMAC personnel and various Company advisors, including Ernst & Young and the Company’s local Nigerian legal counsel, Aluko & Oyebode.  Somerley Limited and Ernst & Young assisted with the Company’s financial due diligence, Ernest & Young assisted with the Company’s international financial and tax due diligence, Pillsbury Winthrop Shaw Pittman LLP advised the Company regarding U.S. legal and U.S. and international legal and tax matters, and Aluko & Oyebode advised the Company regarding Nigeria legal and tax matters and related due diligence, and assisted in the formation of the Company’s Nigerian subsidiary.  Additional advice and guidance was received by Mr. Ingriselli through numerous meetings with representatives from other energy companies operating in Nigeria and financial institutions active in funding Nigerian projects.  In addition, Mr. William Dozier, an independent director on the Company’s Board of Directors, conducted a technical and operating due diligence review of the Oyo Field asset at CAMAC’s offices located in Houston, during which Mr. Dozier attended meetings with CAMAC’s technical and operating group. Throughout the Company’s due diligence process, Company management provided the Company’s Board of Directors detailed updates and results of the Company’s various due diligence efforts, and extensive discussions were held to analyze the data.

In carrying out the due diligence, numerous meetings and discussions took place on almost a daily basis between representatives of CAMAC and the Company in person, by e-mail and on the phone from locations in New York, Houston, California and Lagos, Nigeria.  Through the Company’s due diligence process, the Company confirmed its decision to proceed with the transaction as a purchase of assets as a preferred structure that could afford protection against certain unknown liabilities and enhance value to the Company and its stockholders.

On November 13, 2009, the Company held a special meeting of its Board of Directors to discuss the terms of the Purchase Agreement and the Transaction. The meeting was attended by all but one member of the Board of Directors of the Company. After discussion and considering various issues, the Board of Directors voted unanimously to approve the Transaction. The Board of Directors then directed management to complete the negotiations with CAMAC’s management, and to execute the Purchase Agreement, with such changes as deemed necessary and advisable by management of the Company.

                On November 18, 2009, the Purchase Agreement and related documents were executed and delivered, with no material changes to the draft of the Purchase Agreement as reviewed and approved by the Board of Directors.

                On November 23, 2009, the Company and CAMAC issued a public announcement of the Transaction.

Subsequent to the signing of the Purchase Agreement, CAMAC has had several meetings with members of the Company’s management team and the Chairman of the Company's Technical Operating Committee, wherein CAMAC provided the Company with certain updates regarding engineering information, reserve estimates, production performance, and future plans with respect to the Oyo Field, which information the Company has considered and integrated, as appropriate, into its updated cash flow models.

On March 1, 2010, the Company held a special meeting of its Board of Directors to review and analyze the Company’s valuation models updated and revised based on actual production performance data received from the two currently producing Oyo Field wells, the fluctuating price of oil and projections made on the future price of oil, and new trade comparables.  The meeting was attended by all the members of the Board of Directors of the Company. At this meeting, the Board also discussed the potential positive impact the drilling of additional production wells within the Oyo Field is expected to have on the gross production numbers from where they are today and the negative impact that would result if no additional wells are drilled.  The Board of Directors agreed that the estimated current value of the Contract Rights was between $326 million and $193 million, and that the $198.84 million value the Company and CAMAC originally ascribed to the Contract Rights under the MOU ($160 million payable in equity, $38.84 payable in cash) was within the updated valuation range.  The Board again acknowledged that subsequent to the September 1, 2009 entry into the MOU and the Company announcement of the Transaction, the Company’s common stock closing price rose from $2.30 per share on September 1, 2009 to $5.56 per share on November 13, 2009, with a closing price per share of $____ on March ___, 2010, and believed that, among other things, (i) the price of oil has increased significantly, which correspondingly increases the value of the Contract Rights under the Company’s valuation models and is supported by such models as adjusted to reflect the increased oil prices, and (ii) the Board believes that the Company’s increased stock price is in large and substantial part due to the public announcement of the pending Transaction and the market’s anticipation of its consummation.  In consideration of these factors and the updated valuation models, the Board unanimously agreed that the 62.74% stock consideration proposed to be issued to CAMAC in the Transaction and the $38.84 million cash consideration to be paid to CAMAC in the Transaction is reasonable and in the best interests of the Company and its stockholders, and again approved the Transaction.  In addition, at this meeting the Board set the Record Date, time and location for the Company’s stockholder meeting to approve the Proposals.

SUMMARY OF THE PURCHASE AGREEMENT

General

The following is a brief summary of the some of the material terms of the Purchase Agreement. This summary does not purport to be complete, and is qualified in its entirety by reference to the text of the Purchase Agreement, which is attached to this Proxy Statement.  The Purchase Agreement is the legal document that governs the Transaction, including the purchase and sale of the Contract Rights.  To better understand the Transaction, you should read carefully this Proxy Statement and the other documents to which this Proxy Statement refers you, including the Purchase Agreement.

On November 18, 2009, Company entered into the Purchase Agreement with CAMAC, as amended on March 4, 2010.  The Purchase Agreement provides that, among other things: (A) CAMAC will transfer to CAMAC Petroleum Limited, a newly formed Nigerian entity wholly owned by the Company (“Newco”), all of CAMAC’s rights and interest in a Production Sharing Contract (the “PSC”) with respect to that certain oilfield asset known as the Oyo Field (the “Contract Rights”); and (B) in exchange for the Contract Rights, the Company will pay CAMAC $38.84 million in cash (subject to certain adjustments), and issue common stock to CAMAC equal to 62.74% of the Company’s issued and outstanding common stock (the “Consideration Shares”), after giving effect to the Transaction and the Financing.

Companies involved in the Transaction:
The Company, Newco, CAMAC Energy Holdings Limited, a Cayman Islands company (“CEHL”); CAMAC International (Nigeria) Limited, a company incorporated in the Federal Republic of Nigeria (“CINL”) and a wholly-owned subsidiary of CEHL; and Allied Energy Plc (formerly, Allied Energy Resources Nigeria Limited), a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEHL (“Allied”).

Contract Rights:
All of CINL and Allied’s interest in the PSC with respect to that certain oilfield asset known as the Oyo Field, that is located on Oil Mining Lease 120, as well as the joint and several obligations of CINL and Allied to NAE under the PSC in connection with the Oyo Field, subject to the rights and obligations set forth in the PSC and the Oyo Field Supplemental Agreement (as defined in the Purchase Agreement).

Purchase Price:
$38.84 million in cash (subject to certain adjustments), $32 million of which shall be paid by the Company to CAMAC at Closing, with the balance due of $6.84 million  payable post-Closing on the earlier of sufficient receipt of oil proceeds from the Oyo Field or six months from the Closing Date, and common stock equal to 62.74% of the Company’s issued and outstanding common stock (the “Consideration Shares”) after giving effect to this Transaction and the Financing.
On February 16, 2010, the Company raised $20 million from qualified investors through the sale of 5 million shares of Company common stock in an equity financing, and on March 5, 2010, the Company raised an additional $17.5 million from qualified investors through the sale of 4,146,922 shares of Company common stock in an equity financing.  For a detailed discussion of the equity financings, please read “Registered Direct Offerings” on page 45 of this Proxy Statement.
As of March 5, 2010, the Company had cash, cash equivalents and short-term investments of approximately $38.937 million (unaudited), which is sufficient to fund the $32 million Cash Consideration amount due upon Closing of the Transaction and fund all of the Company’s current committed operations through 2011.  The balance $6.84 million due to CAMAC post-Closing is anticipated to be paid from proceeds received by the Company under the PSC in connection with the Oyo Field.

Assumed Liabilities:	Except as otherwise provided for in the Novation Agreement (discussed below) the Company will not assume, and will expressly disclaim any and all CAMAC liabilities, costs, debts, claims and obligations relating to the Contract Rights or otherwise.

Novation Agreement:	The Contract Rights will be assigned and assumed pursuant to a Novation Agreement, by and among Allied, CINL, Newco and NAE, to be entered in by the parties. The Novation Agreement will include a waiver pursuant to which NAE waives the enforcement of certain provisions of the PSC relating to the allocation of profit sharing allocation.

Right of First Refusal:	For five years after the closing of the Transaction (the “Closing”), the Company will have a right of first refusal with respect to any upstream oil and gas assets, licenses or rights currently held or arising and inuring to CAMAC, which it offers for sale, transfer, license or other disposition, other than in the ordinary course of business, pursuant to the terms and conditions of a Right of First Refusal Agreement to be entered in by the parties.

Registration Rights Agreement:
The Company will register for resale, on Form S-3, from time to time, the Consideration Shares issued to CAMAC as consideration for the Contract Rights, pursuant to a registration rights agreement to be entered into by the parties at Closing.

Material Closing Conditions:	The Transaction is subject to the satisfaction of customary and other conditions to Closing, including, without limitation:
● the negotiation and entry by the parties into certain other agreements as set forth in the Purchase Agreement in forms reasonably satisfactory to the parties; and

● the approval of the Company’s stockholders of the Purchase Agreement and the transactions contemplated thereby.

Voting Agreement:	CAMAC has agreed, for a one-year period following the Closing, to appear in person (through a representative) or by proxy at any annual or special meeting of the Company’s stockholders to vote the shares it receives in consideration for the Contract Rights in favor of electing or removing directors nominated by the PAPI Representatives (as defined in the Purchase Agreement), provided that any persons nominated by the PAPI Representatives must be reasonably acceptable to a majority of the Board of Directors or a majority of the members of the nominating and corporate governance committee.

Termination Events:	The Purchase Agreement may be terminated by mutual written consent of the Parties or as follows:
● by any Party, if the Closing has not occurred by the later of (i) April 7, 2010 or (ii) such other date that has been agreed by the Parties;

● by CAMAC, if there has been a breach by the Company of any representation, warranty, covenant or agreement contained in the Purchase Agreement which has prevented CAMAC from satisfying its closing obligations (if the violation or breach has not been waived by CAMAC or cured by the Company within ten (10) business days following notice);

●	by the Company if there has been a breach by the CAMAC of any representation, warranty, covenant or agreement contained in the Purchase Agreement which has prevented the Company from satisfying its closing obligations (if the violation or breach has not been waived by the Company or cured by CAMAC within ten (10)
business days following notice); or

● by either the Company or CAMAC if the Transaction is not approved and adopted by the Company’s stockholders at the Meeting.

Cash Consideration Adjustment:
The portion of the Cash Consideration ($6.84 million) payable by the Company to CAMAC following the Closing of the Transaction shall be decreased by an amount equal to the amount, if any, of payments CAMAC receives for its allocation of Cost Oil and Profit Oil (each as defined in the PSC) prior to the Closing with respect to any petroleum operations conducted on the Oyo Field.

Liquidated Damages:
In the event of certain termination events, the party responsible for the termination will be obligated to pay the non-breaching party damages in the amount of Five Hundred Thousand Dollars ($500,000) immediately upon such termination.

Company Representations, Warranties and Covenants:	Customary representations, warranties and covenants.

Indemnification Obligations:
Each party has agreed to indemnify the other party for losses, costs, expenses or damages resulting from any breach of a representation, warranty or agreement set forth in the Purchase Agreement and to defend the other party against any third party claim or litigation in certain circumstances.

Other Terms and Conditions:	See questions and answers set forth above.

Ancillary Agreements

Technical Services Agreement

At the Closing of the Transaction, Newco and Allied Energy PLC (“Allied”), an affiliate of CAMAC, will enter into a Technical Services Agreement (the “Service Agreement”) pursuant to which Allied will continue to perform similar services as it currently provides to CAMAC with respect to the Oyo Field to facilitate the post-transfer ownership and operation of the Contact Rights of the Company.  Pursuant to the Services Agreement, there will be no charge or service fee for the services provided by Allied, except for reimbursement of Allied by Newco for (i) Allied’s out-of-pocket costs and expenses incurred by Allied in connection with performing the services, and (ii) Allied’s actual direct overhead and allocated indirect overhead costs incurred with respect to providing or performing the services. In addition, following the Closing and due and payable from proceeds received by the Company under the PSC, the Company shall pay to Allied an amount to be determined by the parties prior to Closing based on expenses incurred by Allied pre-Closing as reimbursement of costs and expenses incurred by Allied in connection with performing the services prior to Closing for which the Company receives the benefit through post-Closing payments under the PSC. The charges under the Service Agreement have not yet been agreed upon, so there is uncertainty at this point as to how significant such charges may be and therefore could have an impact on the financial projections of the Company. The Service Agreement will have an initial term of five years, but will be terminable upon 30 days’ prior written notice by Newco.

Oyo Field Agreement

At the Closing of the Transaction, the Company and CAMAC will enter into an Oyo Field Agreement (the “Oyo Field Agreement”) pursuant to which (i) CAMAC will agree to indemnify and hold harmless Newco from any negative effect on Newco’s share of Profit Oil (as defined in the PSC) from the Oyo Field that may result from future operating costs from areas on OML 120 and/or OML 121 that are outside of the Oyo Field, and (ii) Newco shall be granted certain management, notice and documentation rights to maintain orderly supervision, direction, and control of matters pertaining to the Petroleum Operations, Work Programme and Budget (each as defined in the PSC) as it relates to the Contract Rights.  In addition, pursuant to the Oyo Field Agreement, the parties will agree that to the extent any non-Oyo Field operating costs incurred prior to the date of the Oyo Field Agreement exceed $80,000,000, Allied shall indemnify and hold Newco harmless from and against any diminution in the sum of Newco’s allocation of Profit Oil and Cost Oil from the Oyo Field from what would have otherwise been allocated to Newco in the absence of such prior non-Oyo Field operating costs in excess of $80,000,000.  The Oyo Field Agreement shall expire at such time as the Oyo Field has been abandoned and all applicable filing and reporting requirements relating to Newco’s interest in the Oyo Field have been satisfied or are no longer applicable.

Right of First Refusal Agreement

At the Closing, CAMAC and the Company will enter into a Right of First Refusal Agreement (the “ROFR Agreement”) pursuant to which, for a period of five years following the Closing, CAMAC will grant to the Company a right of first refusal with respect to any and all licenses, leases and other contract rights for the exploration or production of oil or natural gas currently held by or hereafter acquired by or arising and inuring to CAMAC that CAMAC offers for sale, transfer, license or other disposition, other than such sales that occur in the ordinary course of business, subject to certain terms and conditions as set forth in the ROFR Agreement.

Registration Rights Agreement

At the Closing, the Company and CAMAC shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company shall prepare and file with the SEC a registration statement on Form S-3 covering the resale of the Consideration Shares (the “Registration Statement”) issuable to CAMAC at the Closing, in addition to providing certain “piggyback” registration rights to CAMAC with respect to the Consideration Shares, in each case subject to certain limitations and conditions.  If the Company fails to have the Registration Statement declared effective by a date to be determined by CAMAC and the Company, then certain penalties may be imposed against the Company.

Material Tax Consequences to the Company and its Stockholders

The Transaction standing alone is not expected to result in any material tax consequences to the Company or the Company’s stockholders for United States or Nigerian income tax purposes. This expectation does not address or consider tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any other foreign, state, or local tax consequences of the Transaction. Tax matters are very complicated, and the tax consequences of the Transaction to you will depend upon the facts of your particular situation. Accordingly, the Company strongly urges you to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you of the Transaction.

Interest of Officers and Directors in Matters to Be Acted Upon

As disclosed above, the Purchase Agreement provides that three of the Company’s current directors will continue on in their positions on the Company’s Board of Directors and the balance of the directors will resign to make room for four directors to be nominated by CAMAC. Current Company directors Frank Ingriselli, William E. Dozier, and James F. Link, Jr. will continue on as directors of the Company following the closing of the Transaction.

As directors of the Company, Messrs. Ingriselli, Dozier and Link owe certain fiduciary duties to the Company. The Company expects that Messrs. Ingriselli, Dozier and Link will honor these duties; however, such duties could conflict (or have the appearance of a conflict) with their personal interests in their continued positions. Additionally, Messrs. Ingriselli, Dozier and Link are stockholders in the Company and thus have the ability to vote their shares in favor of the Transaction.

Regulatory Matters

As an NYSE Amex-listed company, the Company is subject to Sections 712 and 713 of the NYSE Amex Company Guide (the “Company Guide”) which require stockholder approval for the issuance of additional shares of the Company’s common stock under certain circumstances. Section 712 of the Company Guide provides that an issuer is required to seek stockholder approval for the listing of additional shares that are to be issued as consideration for an acquisition of stock or assets of another company where the “present or potential issuance of common stock or securities convertible into common stock could result in an increase in outstanding common shares of 20% or more” (the “Acquisition Rule”). In addition, Section 713 of the Company Guide provides that an issuer is required to seek stockholder approval when “additional shares will be issued in a connection with a transaction involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book value or market value which equals 20% or more of presently outstanding shares of common stock” (the “20% Rule”).  The Company is seeking stockholder approval of Proposal 2 to be able to issue shares of its common stock in excess of the Acquisition Rule and the 20% Rule.

No other approvals under U.S. or Nigerian law are required.

Third Party Approvals

The Transaction is subject to the receipt of NAE’s approval and execution of the Novation Agreement.

DISCUSSION OF THE OYO FIELD AND THE PSC

The Oyo Field

The Oyo Field is located approximately 75 miles off the Southern Nigerian coast in deep-water and located on OML 120, an area governed by an Oil Mining Lease awarded to affiliates of CAMAC in 2002 by the Federal Republic of Nigeria.  CAMAC group holds a 60% interest in OML 120, on which the Oyo Field is located, with the remaining 40% held by the field’s operating contractor, Nigerian Agip Exploration Ltd (“NAE”), a subsidiary of Italy’s ENI SpA (one of the world’s largest international energy companies).  The 60% interest held by the CAMAC Group and the 40% interest held by NAE are not indicative of the manner in which proceeds from the production of oil or other hydrocarbons from the Oyo Field are allocated under the PSC.  As a result, you should not assume that the Contract Rights being transferred in connection with the Transaction will result in the Company being entitled to 60% of the production from the Oyo Field.  For a detailed description of the manner in which production from the Oyo Field is allocated, please read “Production Sharing Contract” beginning on page 25 of this Proxy Statement.

On December 15, 2009, NAE and CAMAC announced that they had started the production of the Oyo Field, less than 2 years from the date of the Oyo Field’s initial sanctioning.  The initial two subsea production wells are in water depths of up to 400 meters, and are connected to the Armada Perdana Floating Production Storage and Offloading (“FPSO”) vessel. The FPSO has a treatment capacity of 40,000 barrels of liquids per day (“bbl/d”) , with gas treatment and re-injection facilities, and is capable of storing up to 1 million barrels of crude oil. The associated gas will be re-injected into the Oyo Field reservoir by a third well, to prevent flaring and to maximize oil recovery.   CAMAC has reported to the Company that production from the two producing wells has averaged between 12,000 bpd and 20,000 bbl/d since December 2009, and associated gas production has been in excess of 15 million cubic feet per day.   The current development plan of the Oyo Field is for 10 years and consists of initially four wells: two producer wells, one gas injection well and one water injection well to maintain pressure.  Gas injection is expected to occur in the next several weeks. Additional production wells have been proposed and a third production well may be drilled as early as the fourth quarter of 2010.  With the possible drilling of a third production well, average production in 2011 is expected to possibly rise to between 23,000 and 25,000 bbl/d.

Overview of the Nigerian Economy and Oil and Gas Industry

The Nigerian Economy

Nigeria is classified as an emerging market, and is rapidly approaching middle income status, with its abundant supply of resources, well-developed financial, legal, communications, transport sectors and stock exchange (the Nigerian Stock Exchange), which is the second largest in Africa. Nigeria is ranked 37th in the world in terms of GDP (PPP) as of 2007. Nigeria is the United States' largest trading partner in sub-Saharan Africa and supplies a fifth of the U.S.’s imported oil (11% of oil imports). It has the seventh-largest trade surplus with the U.S. of any country worldwide. Nigeria is currently the 50th-largest export market for U.S. goods and the 14th-largest exporter of goods to the U.S. The United States is the country's largest foreign investor. The bulk of economic activity is centered in four main cities: Lagos, Kaduna, Port Harcourt, and Abuja. Beyond these four economic centers, development is marginal.

Nigerian Oil and Gas Industry

According to Oil and Gas Journal (“OGJ”), Nigeria had an estimated 36.2 billion barrels of proven oil reserves as of January 2009. The majority of reserves are found along the country’s Niger River Delta and offshore in the Bight of Benin, the Gulf of Guinea and the Bight of Bonny. Current exploration activities are mostly focused in the deep and ultra-deep offshore with some activities planned in the Chad basin, located in the northeast of the country.

Nigeria is an important oil supplier to the United States. Over half of the country’s oil production is exported to the United States (see exports below) and the light, sweet quality crude is a preferred gasoline feedstock. Consequently, disruptions to Nigerian oil production impacts trading patterns and refinery operations in North America and often affect world oil market prices.

Since December 2005, Nigeria has experienced increased pipeline vandalism, kidnappings and militant takeovers of oil facilities in the Niger Delta. The Movement for the Emancipation of the Niger Delta (“MEND”) is the main militant organization attacking oil infrastructure for political objectives, claiming to seek a redistribution of oil wealth and greater local control of the sector. Additionally, kidnappings of oil workers for ransom are also common and security concerns have led some oil services firms to pull out of the country and oil workers unions threatening to strike over security issues for their members.

The instability in the Niger Delta has caused significant amounts of shut-in production and several companies declaring force majeure on oil shipments.  The U.S. Energy Information Administration (“EIA”) estimates Nigeria’s effective oil production capacity to be around 2.7 million barrels per day (bbl/d) but as a result of attacks on oil infrastructure, 2008 monthly oil production ranged between 1.8 million bbl/d and 2.1 million bbl/d. Additional supply disruptions for the year were the result of worker strikes carried out by the Petroleum and Natural Gas Senior Staff Association of Nigeria (“PENGASSAN”) that shut-in 800,000 bbl/d of ExxonMobil’s production for about 10 days in late April/early May.

In 2008, Nigerian crude oil production averaged 1.94 million bbl/d, making it the largest crude oil producer in Africa. If current shut-in capacity were to have been online, EIA estimates that Nigerian production could have reached 2.7 million bbl/d in 2008. As a member of the Organization of Petroleum Exporting Countries (“OPEC”), Nigeria has agreed to abide by allotted crude production limits that have varied over the years but do not appear to have an impact on production volumes or investment decisions to the same degree as unrest in the Niger Delta.

The major foreign producers in Nigeria are Shell, Chevron, ExxonMobil, Total, and Eni/Agip. Recent developments in the upstream sector include the start up of the Chevron-operated Agbami field in September 2008, with expected peak production of 250,000 bbl/d by the end of 2009.

Non-crude petroleum production was about 230,000 bbl/d in 2008, bringing total oil production to 2.17 million bbl/d for the year. This amount should increase in the short-term with Total’s Akpo condensate field coming onstream in 2009 and expected to peak at 180,000 bbl/d.

In 2008, Nigerian exported most of its 2.17 million bbl/d of oil production (approximately 1.9 million bbl/d were exported). Of this, 990,000 bbl/d (44 percent) was exported to the United States, making Nigeria the 5th largest foreign oil supplier to the United States. Over the past year, volatility in Nigerian oil supplies has led some U.S. refiners to stop purchasing Nigerian crudes.

Additional importers of Nigerian crude oil include Europe (25 percent), Brazil (7 percent), India (11 percent) and South Africa (4 percent). Despite shut-in production, Nigerian trade patterns appear to have remained stable over the past year, most of which can be attributed to capacity additions from the Chevron-operated Agbami oilfield in September 2008 combined with slightly decreasing domestic consumption and declining world demand.

Nigeria has six export terminals including Forcados and Bonny (operated by Shell); Escravos and Pennington (Chevron); Qua Iboe (ExxonMobil) and Brass (Agip) with deeper offshore production being exported directly from the Floating Production Storage and Offloading (“FPSO”) vessels. According to the Energy Intelligence Group’s International Crude Oil Market Handbook, Nigeria’s export blends are light, sweet crudes, with gravities ranging from API 29 – 47 degrees and low sulfur contents of 0.05 – 0.3 percent. Most Nigerian crudes trade at a premium to Brent, the North Sea benchmark crude.

Regulation and Legislation in the Oil and Gas Industry in Nigeria

After the closing of the Company’s acquisition from CAMAC of the Contract Rights with respect to the Oyo Field located in Nigeria, the Company will also be subject to various regulations in Nigeria.  The following is a list of the primary Nigerian government authorities that exercise control over various aspects of Nigeria’s oil and gas industry:

•	The Minister for Petroleum Resources, who is supported by 3 junior ministers overseeing different aspects of the energy sector.

•	The National Assembly as the legislative arm of government is empowered to pass legislation regarding petroleum matters, which are on the Exclusive Legislative List.

•	The Federal Ministry of Petroleum is responsible for formulating and implementing Government policy.

•	The Department of Petroleum Resources is the regulatory arm of the oil and gas industry.

•	The Ministry of Environment/The Federal Environmental Protection Agency was established in 1988 (Decree No. 50) to protect, restore and preserve the ecosystem of the Nigerian environment.

•	The Federal Inland Revenue Service is responsible for collection of royalties and PPT on behalf of the Nigerian Government.

The primary petroleum legislation in Nigeria is the Petroleum Act of 1969, Section 1 of which provides that:

1.	The entire ownership and control of all petroleum in, under or upon any lands to which this section applies shall be vested in the State.

2.
This section applies to all land (including land covered by water) which “is in Nigeria; or is under the territorial waters of Nigeria; or forms part of the continental shelf; or forms part of the Exclusive Economic Zone of Nigeria.”

The Petroleum Act of 1969 provides for the grant by the Minister of Petroleum Resources of three types of interests – exploration, prospecting and production rights.

1.	Exploration: An Oil Exploration License (“OEL”) is necessary to conduct preliminary exploration surveys. The license is non-exclusive and is granted for a period of one year. It is renewable annually.

2.
Prospecting:  An Oil Prospecting License (“OPL”) allows for more extensive exploration surveys. It is an exclusive license given for a period not exceeding 5 years. It includes the right to take away and dispose of oil discovered while prospecting. Presently Production Sharing Contracts (PSC) are awarded to parties pursuant to a successful bid process. Under the PSC the NNPC is the holder of the legal title to the OPL, while the participating company (the contractor) carries out all operations on a sole risk basis. Upon making a commercial discovery, the proceeds realized are shared between the NNPC and the contractor pursuant to commercial terms set out in the PSC.

3.
Production: The grant of an Oil Mining Lease (“OML”) allows for full scale commercial production once oil is discovered in commercial quantities (currently defined as a flow rate of 10,000 bpd or above). The lease confers the exclusive right to carry out prospecting, exploration, production and marketing activities in and under the specified acreage for a period of 20 years.

The Minister of Petroleum Resources exercises general supervision over all operations carried on under licenses and leases and may make regulations prescribing anything required to be done under the Petroleum Act.

A draft Petroleum Industry Bill (“PIB”) is currently undergoing legislative process at the Nigerian National Assembly. The draft PIB seeks to introduce significant changes to legislation governing the oil and gas sector in Nigeria, including new fiscal regulatory and tax obligations and expanded fiscal and regulatory oversight that may impose additional operational and regulatory burdens on operating contractors under PSCs.  See “Risks Related to the Transaction” below.

The Oyo Field Oil Mining Lease (“OML 120”)

CAMAC is a global energy services corporation. Its wholly owned subsidiary, Allied Energy Plc (“Allied”), is a company focused on the upstream oil and gas exploration and production activities in Nigeria.

Allied was awarded a deep offshore OPL 210 on June 3, 1992 by the Ministry of Petroleum Resources of Nigeria and assigned on September 30, 1992 an undivided 2.5% interest in the OPL 210 to CINL, a subsidiary of CAMAC. After commercial quantities of oil were identified in the OPL 210, Allied successfully converted the OPL 210 into two OMLs:  (1) the OML 120 and (2) and the OML 121, each with a term of 20 years, commencing from February 27, 2001.

The Oyo Field within OML 120 has an average water depth of approximately 400 meters. The Oyo Field came on stream with production in December 2009. CAMAC has reported to the Company that production from the two producing wells has averaged between 12,000 bpd and 20,000 bpd since December 2009 and associated gas production has been in excess of 15 million cubic feet per day.  Gas will be re-injected into the field. The current development plan of the Oyo Field is for 10 years and consists of initially four wells: two producer wells, one gas injection well and one water injection well to maintain pressure.  Gas injection is expected to occur in the next several weeks. Additional production wells have been proposed and a third production well may be drilled as early as the fourth quarter of 2010.  With the possible drilling of a third production well, average production in 2011 is expected to possibly rise to between 23,000 and 25,000 bpd. The Oyo Field produces into a FPSO vessel constructed by Bumi Armada Berhad, the Armada Perdana.

Some of the nearby oilfields to the Oyo Field include (as shown in the above map):

•	OML 125 (“Abo Oilfield”) and OPL 211 operated by Eni S.p.A.;

•	OML 118 (“Bonga Oilfield”) operated by Shell; and

•	OML 133 (“Erha Oilfield”) operated by Exxon.

Production Sharing Contract

On July 22, 2005, a PSC was signed among Allied, CINL and NAE, a subsidiary of Italy's ENI SpA (one of the world’s largest international energy companies). Pursuant to the PSC, NAE assumed the rights and obligations as the Operating Contractor to the petroleum operations in the Oyo Field and was assigned an undivided 40% interest in the OML 120.  The parties to the OML 120 are represented by the following diagram:

The allocation of oil proceeds from the OML 120 is governed by the PSC.  The 60% interest held by the CAMAC Group and the 40% interest held by NAE are not indicative of the manner in which proceeds from the production of oil or other hydrocarbons from the Oyo Field are allocated under the PSC.  As a result, you should not assume that the Contract Rights being transferred in connection with the Transaction will result in the Company being entitled to 60% of the production from the Oyo Field.  A copy of the PSC is attached hereto as Annex E.

Following are some key terms from the PSC:

The allocation between the parties of oil production is governed by the PSC.  Available crude oil is allocated to four categories of oil: royalty oil (“Royalty Oil”), cost oil (“Cost Oil”), tax oil (“Tax Oil”) and profit oil (“Profit Oil”), in that order.  Proceeds from available crude oil should be first used to pay royalty (“Royalty Oil”), recover Opex and Capex (“Cost Oil”) and pay tax (“Tax Oil”). The rest of the proceeds will be distributed as Profit Oil to Contractors and First Party (refer to the PSC attached as Annex E).

Profit oil is allocated to the parties according to the following schedule:

Date of signing:	July 22, 2005.
Signing Parties:	Allied, NAE and CINL.
Lease Term:	Twenty years, commencing on February 27, 2001 (starting from the date the OML 120 was granted).
Scope:
The agreement covers the area of OMLs 120-121, governs the conduct of petroleum operations on the leased area, and governs the allocation of crude oil produced from the leased area between the parties.

Operating Contractor:	NAE, who is responsible for daily operation.
Contractors:
The term “Contractor” includes both NAE and Allied.  On a month by month basis, Contractor’s share of profit oil is to be allocated between NAE and Allied in accordance with the same proportion of the actual accumulated operating costs (excluding past costs) funded by each of NAE and Allied out of the total accumulated operating costs (excluding past costs) at the end of the preceding month.

First Party:
Parties that are entitled to the allocation of Profit Oil based on interest in the PSC, i.e. CINL, Allied and NAE. According to Article 8.1(e) of the PSC, “NAE waives its right to receive Profit Oil as First Party. However, if Allied sells, assigns or otherwise transfers all or part of its legal or beneficial interests and/or obligations to any third party or if Allied disposes of control of Allied to any third party, the waiver shall not inure or be extended to such third party and NAE shall be entitled to its 40% share of the Profit Oil as First Party.” Currently, the allocation of the First Party’s share of Profit Oil is Allied 97.5% and CINL 2.5%. NAE’s continued waiver of this right is a condition precedent to the closing of the Purchase Agreement, in order to maintain the current profit sharing allocation after the Closing.

Oil Allocation:	The allocation between the parties of oil production is governed by the PSC. Available crude oil is allocated to four categories of oil: royalty oil (“Royalty Oil”), cost oil (“Cost Oil”), tax oil (“Tax Oil”) and profit oil (“Profit Oil”), in that order. Proceeds from available crude oil should be first used to pay royalty (“Royalty Oil”), recover Opex and Capex (“Cost Oil”) and pay tax (“Tax Oil”). The rest of the proceeds will be distributed as Profit Oil to Contractors and First Party (refer to the PSC attached as Annex E).

Profit oil is allocated to the parties according to the following schedule:

	Cumulative Production (mmbbls)	Contractor	First Party
	Up to 350	70.0%	30.0%
	351 to 750	65.0%	35.0%
	751 to 1000	52.5%	47.5%
	1001 to 1500	45.0%	55.0%
	1501 to 2000	35.0%	65.0%
Cost Recovery:	Each party can share Cost Oil based on the share of Opex and Capex actually incurred by such party in proportion to the sum of Opex and Capex. Allied may elect to contribute up to 30% of Cash Calls. NAE has also agreed to pay, on behalf of Allied, 30% of the Opex up to the amount of $10,000,000 as a “free-carry” to Allied. Cost Oil cannot exceed 80% of the available oil proceeds net of
Royalty Oil.

Cost Oil is allocated to Allied and NAE on a 50/50 basis until Allied has recovered the sum of $10,000,000 of costs funded by NAE following the approval of the first Development Plan by the Government.  Thereafter, the participating interest of each party in cost oil is to be construed from time to time on the basis of the ratio of the operating costs actually incurred and not yet recovered by each party in proportion to the total operating costs incurred and not yet recovered. Total operating costs include past costs that are considered deductible by the government of Nigeria for purposes of the petroleum profits tax (“PPT”).  NAE received a credit for $50,000,000 of such past costs upon the execution of the PSC and the balance of the past costs is allocated to Allied.  The aggregate amount of past costs is capped at $120,000,000.  The parties are in the process of confirming the deductibility of past costs in relation to the PPT with the government of Nigeria. Past costs are considered recoverable from Cost Oil only after they have been approved as allowable for PPT purposes by the relevant Nigerian tax authorities (with a priority for the $50,000,000 dollars credited to NAE).

Assignment:	Neither party shall sell or assign its rights interests or obligations under the agreement without the consent of the other party, such consent not to be unreasonably withheld.
Governing Law; Disputes:	The agreement is governed by the laws of Nigeria. Disputes between the parties are to be resolved through arbitration in Paris.
Termination:	The agreement may be terminated by either Party in the event that the other party assigns its rights under the agreement to a third party without the consent of the non-assigning party or the other party is dissolved, liquidated, wound up, or otherwise terminates its existence; becomes insolvent, bankrupt or makes and assignment for the benefit of its creditors; or a receiver is appointed for the whole or a substantial portion of its assets.

Oil Proceeds Allocation Flowchart

*	Petroleum profit tax of 50 plus education tax of 2%, chargeable on the total remainder oil after deduction of amortization and investment allowance.

**	Y-Factor: NAE and Allied will share the Profit Oil to Contractor based on their contribution on Capex and Opex.

Summary of the Contract Rights

Following the consummation of the Transaction, the Company will have a contract interest in Allied’s and CINL’s allocation of production from the Oyo Field under the PSC.  We use the term “Contract Rights” to describe the series of related agreements that govern the Company’s interest in the PSC with respect to the Oyo Field.  For example, the Novation Agreement: (i) novates to the Company all of Allied’s and CINL’s respective interests in and all rights and obligations under the PSC in relation to the Oyo Field, and (ii) the Company has agreed to assume, the joint and several obligations of Allied and CINL in relation to the Oyo Field to NAE under the PSC.  As another example, the Oyo Field Agreement, among other things, provides for certain management, notice and documentation rights to allow the Company to maintain orderly supervision, direction, and control of matters pertaining to the Petroleum Operations, Work Programme and Budget (each as defined in the PSC) as it relates to the Contract Rights.  The Contract Rights specifically exclude: (i) any Royalty Oil and Tax Oil (each as defined in the PSC); and (ii) Cost Oil (as defined in the PSC).

Oyo Field First Production

On December 15, 2009, NAE and CAMAC announced that they had commenced production of the Oyo Field, less than two years from the date of the Oyo Field’s initial sanctioning.  CAMAC has reported that the Oyo Field has been producing at a rate of between 12,000 and 20,000 barrels of oil per day (“bbl/d”) from two subsea wells in a water depth of greater than 300 meters, which are connected to the Armada Perdana Floating Production Storage and Offloading (“FPSO”) vessel.  The FPSO has a treatment capacity of 40,000 barrels of liquids per day, with gas treatment and re-injection facilities, and is capable of storing up to one million barrels of crude oil. The associated gas will be re-injected into the Oyo Field reservoir by a third well, to prevent flaring and to maximize oil recovery. This gas reinjection operation is scheduled to commence in March, 2010. Additional production wells have been proposed and may be drilled as early as the 4th quarter of 2010.  If an additional production well is drilled, we believe that we can increase the production rate at the Oyo Field to 23,000 to 25,000 bbl/d based on internal engineering data.

Valuation of the Contract Rights

The Company received an independent Valuation Report, dated July 17, 2009, attached hereto as Annex B (the “Somerley Report”), prepared by Somerley, the Company’s financial advisor, based on year 2008 information and reserve data provided by various third parties and the Company.  The Somerley Report evaluated the value of the interest held by Allied, a subsidiary of CAMAC, under the PSC with respect to the Oyo Field.

The Somerley Report relies upon certain publicly-available information as well as information provided by the Company and CAMAC, including a confidential reserve and cost estimate report prepared by Netherland, Sewell & Associates, Inc. (“NSAI”) for CAMAC in May 2008, and referenced in the Somerley Report, and certain assumptions related to the Oyo Field, including:

•	Oil price of $60/bbl in 2009, increasing to $85/bbl by 2012 and remaining flat at $85/bbl thereafter through 2019
•	Pre-July 2005 capital expenditures of $77 million
•	Tangible capital cost of $315 million from July 2005 to 2008
•	Tangible capital cost of $406 million in 2009
•	Capital cost amortized based on straight-line method over 5 years for tax purposes
•	Fiscal Terms: 12% Royalty; 50% Petroleum Profit Tax; 2% Education Tax; 50% Investment Tax Allowance; 85% Maximum Capital Allowance
•	Discount Rate of 12%
•	Production reaching a peak rate of approximately 30,000 bbl/d
•	Assumed Transaction Closing Date: September 30, 2009

Under a discounted cash flow model, and based on the foregoing assumptions and others set forth in the Somerley Report, Somerley estimated that Allied’s interest under the PSC with respect to the Oyo Field was valued at between $251 million to $278 million as of September 23, 2009.  Applying a trade comparables model which analyzed 6 major oil field operators in Africa, including Tullow Oil plc, Addax Petroleum Corp, Heritage Oil Limited, Maurel et Prom, Afren plc and Vaalco Energy, Inc., which companies Somerley deemed to be comparable companies based on their business nature and geographic focus, Somerley estimated the value of Allied’s interest under the PSC with respect to the Oyo Field at between $122 million and $145 million.  Lastly, applying a transaction comparables model which analyzed 13 merger and acquisition transactions in the African oil sector announced between February 2007 and June 2009, Somerley estimated that Allied’s interest under the PSC with respect to the Oyo Field was valued at between $91 million and $114 million.

Based on the three valuation approaches described above and outlined in the Somerley Report, Somerley concluded that the value of Allied’s interest under the PSC with respect to the Oyo Field was in the range of $114 million to $251 million.

Following the execution of the Purchase Agreement, the Company has been continuously updating the assumptions and valuations set forth in the Somerley Report based on actual production performance data received from the two currently producing Oyo Field wells, the fluctuating price of oil and projections made on the future price of oil, and new trade comparables.  In addition, the Company has assessed the potential positive impact of drilling additional production wells within the Oyo Field is expected to have on current production rates and the negative impact that would result if no additional wells are drilled.  As a result of these updates and their impact on the valuation methodologies set forth in the Somerley Report, the Company has determined that the value of the Contract Rights proposed to be acquired by the Company in the Oyo Field is currently in the range of $250 million to $326  million based on a discounted cash flow model using a 10% discount rate and assuming that production in 2010 will average 15,000 bbl/d and that a third well will be drilled with production from 3 producing wells averaging 24,000 bbl/d in 2011.

Using the analysis used by Somerley in the Somerley Report, and applying a trade comparables model as described above, and updating that to include several additional companies which the Company deems to be comparable companies based on their business nature and geographic focus, the value of the interest that the Company would acquire in the Oyo Field is estimated to be between $193 million and $217 million.

The updated valuation estimates set forth above would be materially and negatively affected if the parties to the PSC determine not to drill additional wells in the Oyo Field, or if there are any material disruptions of production from the Oyo Field, oil prices significantly fall, or any other material adverse events occur that negatively impact any of the assumptions upon which the valuation estimates are based.  For a discussion of certain risk factors that you should consider before voting on the Proposals, please read “Risk Factors Associated With The Transaction” beginning on page 37 of this Proxy Statement.

Please see the full Somerley Report attached hereto as Annex C, and also an internal update dated March 1, 2010 to the Somerley Report and also updated selected data from the cash flow projections made by the Company and provided to and discussed with its Board of Directors, attached as Annex D, as prepared by the Company to reflect certain corrected information and to update oil price assumptions and current market conditions.  In that discussion with its Board of Directors, and as a result of further due diligence done by the Company, among other considerations, the Board of Directors considered what impact a stepped-up increase of the applicable tax rate, lower production and reserves, and additional costs would have on the Company’s interest in the Oyo Field.

On March 1, 2010, the Company held a special meeting of its Board of Directors to review and analyze the Company’s valuation models updated and revised based on actual production performance data received from the two currently producing Oyo Field wells, the fluctuating price of oil and projections made on the future price of oil, and new trade comparables.  The meeting was attended by all the members of the Board of Directors of the Company. At this meeting, the Board also discussed the potential positive impact the drilling of additional production wells within the Oyo Field is expected to have on the gross production numbers from where they are today and the negative impact that would result if no additional wells are drilled.  The Board of Directors agreed that the estimated current value of the Contract Rights was between $326 million and $193 million, and that the $198.84 million value the Company and CAMAC originally ascribed to the Contract Rights under the MOU ($160 million payable in equity, $38.84 payable in cash) was within the updated valuation range, and unanimously agreed that the 62.74% stock consideration proposed to be issued to CAMAC in the Transaction and the $38.84 million cash consideration to be paid to CAMAC in the Transaction is reasonable and in the best interests of the Company and its stockholders, and approved the Transaction.

We have not requested to have Somerley update the Somerley Report applying information developed since the date of its report, and we have not received an independent third party valuation report based on such new information.  While the Company applied the same analysis used by Somerley in preparing the Somerley Report, the Company Update to the Somerley Report is not an independent third party valuation prepared for the Company by Somerley.  You should consider the Company Update to the Somerley Report as an internal estimate of valuation of the Contract Rights with respect to the Oyo Field prepared by the Company only.

Risks Inherent to Operating in Nigeria

The Oyo Field is located approximately 75 miles off the Southern Nigerian coast in deep-water.  The government of Nigeria originally granted the rights to the Oyo Field to CAMAC. The government of Nigeria has historically experienced volatility, which is out of management’s control. The Company’s ability to exploit its interests in this area pursuant to the PSC may be adversely impacted by this circumstance. The future success of the Company’s Oyo Field interest may also be adversely affected by risks associated with international activities, including economic and labor conditions, political instability, risk of war, expropriation, repatriation, termination, renegotiation or modification of existing contracts, tax laws (including host-country import-export, excise and income taxes and United States taxes on foreign subsidiaries) and changes in the value of the U.S. dollar versus the local currencies in which future oil and gas producing activities may be denominated. Changes in exchange rates may also adversely affect the Company’s future results of operations and financial condition.  Realization of any of these factors could materially and adversely affect our financial position, results of operations and cash flows.

In addition, there are risks inherent to oil production in Nigeria. Since December 2005, Nigeria has experienced increased pipeline vandalism, kidnappings and militant takeovers of oil facilities in the Niger Delta. The Movement for the Emancipation of the Niger Delta (“MEND”) is the main militant organization attacking oil infrastructure for political objectives, claiming to seek a redistribution of oil wealth and greater local control of the sector. Additionally, kidnappings of oil workers for ransom are also common and security concerns have led some oil services firms to pull out of the country and oil workers unions threatening to strike over security issues for their members. For example, in June 2008, Shell’s Bonga Oilfield, which is located near the Oyo Field, was attacked by Nigerian militants, causing Shell to shut down the operation of the field. In June 2009, another Nigerian offshore oilfield of Shell, the Ofirma Field, and a flow station of Chevron were attacked by Nigerian Militants. Subsequently, Shell was forced to shut down some of its oil production in the region. In addition, an attack like that of September 11, 2001 or longer-lasting wars or international hostilities, including those currently in Afghanistan and Iraq could damage the world economy and adversely affect the availability of and demand for crude oil and petroleum products and negatively affect our investment and our customers’ investment decisions over an extended period of time. Despite undertaking various security measures and being situated 75 miles offshore the Nigerian coast, the FPSO vessel may become subject to terrorist acts and other acts of hostility like piracy. Such actions could adversely impact our overall business, financial condition and operations. In addition, the Oyo Field’s financial viability may also be negatively affected by changing economic, political and governmental conditions in Nigeria. Moreover, we operate in a sector of the economy that is likely to be adversely impacted by the effects of political instability, terrorist or other attacks, war or international hostilities.

Furthermore, the instability in the Niger Delta has caused significant amounts of shut-in production and several companies declaring force majeure on oil shipments. EIA estimates Nigeria’s effective oil production capacity to be around 2.7 million barrels per day (bbl/d) but as a result of attacks on oil infrastructure, 2008 monthly oil production ranged between 1.8 million bbl/d and 2.1 million bbl/d. Additional supply disruptions for the year were the result of worker strikes carried out by the Petroleum and Natural Gas Senior Staff Association of Nigeria (“PENGASSAN”) that shut-in 800,000 bbl/d of ExxonMobil’s production for about 10 days in late April/early May.

ACCOUNTING FOR THE TRANSACTION

The Transaction will be accounted for as an asset purchase at the fair value of consideration paid.  The assets to be acquired do not qualify as a separate business.   The underlying assets to be acquired are 60% undivided interests in (i) the Oyo Field portion of the OML 120 Production Sharing Contract (“PSC”), without any rights in the remainder of that PSC, and (ii) the Oyo Field accumulated expenditures and assets. The Oyo Field constitutes an unincorporated joint venture with two undivided interest shares, 60% and 40%.  The Company will not be responsible for physical development and operation of the assets and lacks the staff to do so.  NAE will remain as the operating contractor of the entire PSC, with the 40% undivided interest owner as the operating contractor.  Currently the Company has no employees in Africa and no present activities in Africa.

Subsequent to the closing of the Transaction, the Company will account for its share of the Oyo Field using undivided interest accounting, whereby the Company records only its proportionate shares of assets, liabilities, revenues and expenses.  In addition, any costs which by agreement are 100% for the account of the other owner will not be recorded by the Company.

COMPANY BOARD OF DIRECTORS AND MANGAGEMENT
UPON THE CLOSING OF THE TRANSACTION

There are currently five directors serving on the Company’s Board of Directors.  Pursuant to the terms of the Purchase Agreement, the Board of Directors of the Company has approved, for a period of one year, commencing at the Closing date of the Transaction, to increase the size of the Board of Directors from five members to seven members, four of whom will be nominated by CAMAC, and three of whom will continue on as current Company directors. In connection with the foregoing, Frank Ingriselli, James F. Link, Jr. and William E. Dozier will continue on as directors of the Company, and, effective as at the Closing date, the following CAMAC-designated directors will be appointed to the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders:

Name	Age	Position/s	Director Since

Dr. Kase Lukman Lawal	55	Director	---
John Hofmeister	61	Director	---
Dr. Lee Patrick Brown	72	Director	---
Hazel O’Leary	72	Director	---
Frank Ingriselli	55	Director	May 2007
James F. Link, Jr.	65	Director	July 2008
William E. Dozier	57	Director	May 2009

DR. KASE LUKMAN LAWAL.  As Chairman and Chief Executive Officer of CAMAC International Corporation, Dr. Kase Lawal leads a diverse group of affiliated companies that comprise the second largest African-American owned corporation in the United States. He is also chairman of CAMAC’s Allied Energy Corporation. Committed to public service, he contributes valuable leadership as a commissioner on the Port of Houston Authority and as vice chairman of the Houston Airport Development System Corporation. He is also a member of the National Urban League’s Board of Directors and the Fisk University Board of Trustees. Dr. Lawal is a member of the board of directors and a majority shareholder in Unity National Bank, the only federally insured and licensed African American-owned bank in Texas. Dr. Lawal earned a bachelor’s degree in chemistry from Texas Southern University and an MBA in finance and marketing from Prairie View A&M University in Prairie View, Texas. He was awarded an honorary doctorate in philosophy from Fort Valley (Georgia) State University and an honorary doctorate in humane letters from Texas Southern University.

JOHN HOFMEISTER.  Upon retirement from Shell Oil Company in July 2008, John Hofmeister founded the not-for-profit (501(c)(3)), nationwide membership association, Citizens for Affordable Energy, which he currently heads.  This Washington D.C.-registered, public policy education firm exists to promote sound U.S. energy security solutions for the nation, including a range of affordable energy supplies, efficiency improvements, essential infrastructure, sustainable environmental policies and public education on energy issues.

Mr. Hofmeister was named President of Houston-based Shell Oil Company in March 2005, heading the U.S. Country Leadership Team, which included the leaders of all Shell businesses operating in the United States.  He became President after serving as Group Human Resource Director of the Shell Group, based in The Hague, The Netherlands.

A business leader who has participated in the inner workings of multiple industries for over 35 years Mr. Hofmeister also has held key leadership positions in General Electric, Nortel and AlliedSignal (now Honeywell International).  Mr. Hofmeister serves as Chairman of the National Urban League and is a member of the U.S. Department of Energy’s Hydrogen and Fuel Cell Technical Advisory Committee, and the Sodexo Business Advisory Board.  He also serves as a non-executive director of Hunting PLC.  He serves on the boards of the Foreign Policy Association, Strategic Partners, LLC, the Gas Technology Institute and the Center for Houston’s Future.  Mr. Hofmeister is a Fellow of the National Academy of Human Resources.  He also is a past Chairman and serves as a Director of the Greater Houston Partnership.

Mr. Hofmeister earned Bachelor’s and Master’s Degrees in Political Science from Kansas State University.

DR. LEE PATRICK BROWN.  Capping a career of public service dedicated to law enforcement, Dr. Lee P. Brown was elected Mayor of the City of Houston on December 6, 1997, sworn in on January 2, 1998; and reelected in 1999 and again in 2001, serving the maximum of three terms in office.  Prior to his election as Mayor of the Nation's fourth-largest city, Dr. Brown served in President Bill Clinton's Cabinet as Director of the White House Office of National Drug Control Policy from 1993 to 1996. Dr.  Brown rose through the law enforcement ranks - first as a patrolman with the San Jose, California Police Department; then as a Sheriff of Multnomah County, Oregon; followed by Commissioner of Public Safety in Atlanta Georgia; Chief of Police in Houston, Texas and Police Commissioner for New York City, New York.

Dr. Brown has an undergraduate degree in criminology from Fresno State University, a master's degree in sociology from San Jose State University and holds a master's degree and doctorate degree in criminology from the University California at Berkeley, where he also is an UC-Berkeley Fellow. He was selected as UC-Berkeley's 2004 Alumnus of the Year.  He also holds honorary doctorate degrees from Florida International University, Portland State University, State University of New York, Fresno State University, John Jay College of Criminal Justice, Paul Quinn College and Howard University. He is an honorary visiting professor at four universities in China.

Dr. Brown also has been a part time Professor at San Jose State University; Professor and Chairman of the Department of Administration of Justice at Portland State University; Associate Director of the Institute for Urban Affairs and Research and Professor of Public Administration at Howard University; University Professor at Texas Southern University and a Senior Scholar at the James A. Baker III Institute for Public Policy and Professor of Sociology at Rice University. After leaving the Office of the Mayor, he served as a Visiting Scholar in the School of Social Sciences at Rice University.

Dr. Brown is currently the Chairman and CEO of Brown Group International, member of the Board of CAMAC International Corporation and Chairman of the Board of Unity National Bank.

HAZEL O’LEARY.  Since 2004, Ms. O'Leary has served as the President of Fisk University in Nashville, Tennessee.  She also currently serves on the boards of directors of the ITC Holdings, Corp., Nashville Alliance for Public Education, Nashville Business Community for the Arts, World Wildlife Fund and Arms Control Association. Ms. O'Leary served as an assistant attorney general and assistant prosecutor in the state of New Jersey and was appointed to the Federal Energy Administration under President Gerald Ford and to the Department of Energy under President Jimmy Carter. Ms. O'Leary worked in the private sector as a principal at the independent public accounting firm of Coopers and Lybrand from 1977 to 1979. In 1981 she was named vice president and general counsel of O'Leary and Associates, a company focused on international economics as related to energy issues. She served in that capacity until 1989 and then returned as president from 1997 to 2001. In 1989, she became executive vice president for environmental and public affairs for the Minnesota Northern States Power Company and, in 1992, was promoted to president of the holding company's gas distribution subsidiary. Ms. O'Leary served as the Secretary of Energy from 1993 to 1997 and as president and chief operating officer for the investment banking firm Blaylock and Partners in New York from 2000 to 2002. Ms. O'Leary also served on the board of directors of AES Corporation from 1991 to 1993 and from 1997 to 2002.  After earning a bachelor's degree at Fisk University, Ms. O'Leary earned her law degree from Rutgers School of Law.

FRANK C. INGRISELLI.  Mr. Ingriselli has served as the President, Chief Executive Officer, Secretary and a member of the Board of Directors of the Company since May 2007.  Mr. Ingriselli has over 29 years experience in the energy industry. Mr. Ingriselli began his career at Texaco, Inc. (“Texaco”) in 1979 and held management positions in Texaco’s Producing-Eastern Hemisphere Department, Middle East/Far East Division, and Texaco’s International Exploration Company. While at Texaco, Mr. Ingriselli negotiated a successful foreign oil development investment contract in China in 1983. In 1992, Mr. Ingriselli was named President of Texaco International Operations Inc. and over the next several years directed Texaco’s global initiatives in exploration and development. In 1996, he was appointed President and CEO of the Timan Pechora Company, a Houston, Texas headquartered company owned by affiliates of Texaco, Exxon, Amoco and Norsk Hydro, which was developing a large international investment in Russia. In 1998, Mr. Ingriselli returned to Texaco’s Executive Department with responsibilities for Texaco’s power and gas operations, merger and acquisition activities, pipeline operations and corporate development. In August 2000, Mr. Ingriselli was appointed President of Texaco Technology Ventures, which was responsible for all of Texaco’s global technology initiatives and investments. In 2001, Mr. Ingriselli retired from Texaco after its merger with Chevron, and founded Global Venture Investments LLC (“GVI”), an energy consulting firm, for which Mr. Ingriselli served as the President and Chief Executive Officer. Mr. Ingriselli is no longer active with GVI. In 2005, Mr. Ingriselli co-founded Inner Mongolia Production Company, LLC (“IMPCO”) with Mr. Stephen F. Groth, the Vice President and Chief Financial Officer of the Company, and others, and served as the President, Chief Executive Officer and a Manager of IMPCO prior to the May 2007 merger of IMPCO into the Company.

From 2000 to 2006, Mr. Ingriselli sat on the Board of the Electric Drive Transportation Association (where he was also Treasurer) and the Angelino Group, and was an officer of several subsidiaries of Energy Conversion Devices Inc., a U.S. public corporation engaged in the development and commercialization of environmental energy technologies. From 2001 to 2006, he was a Director and Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the critical need for advanced energy technology and the growing demand for low-cost high quality components, and Eletra Ltd, a Brazilian hybrid electric bus developer.  Mr. Ingriselli currently sits on the Advisory Board of the Eurasia Foundation, a Washington D.C.-based non-profit that funds programs that build democratic and free market institutions in the new independent states of the former Soviet Union. Since 2006, Mr. Ingriselli has also served on the Board of Directors and as an executive officer of Brightening Lives Foundation Inc., a New York charitable foundation headquartered in San Ramon, California.

Mr. Ingriselli graduated from Boston University in 1975 with a Bachelor of Science degree in Business Administration. He also earned a Master of Business Administration degree from New York University in both Finance and International Finance in 1977 and a Juris Doctor degree from Fordham University School of Law in 1979.

JAMES F. LINK, JR.   Mr. Link has served on the Company’s Board of Directors since July 2008.  Mr. Link retired from the position of Vice President of Finance and Risk Management of Texaco Inc. upon its merger with Chevron Inc. in 2001.  He earned a bachelor of Business Administration degree in Accounting in 1966 and a Master of Business Administration degree in 1968, both from University of Memphis.  Mr. Link served from 1969 to 1971 as a Lieutenant in the U.S. Army Finance Corps.  He joined the Comptroller’s Department of Texaco in New York in 1971.  Mr. Link was named Manager of Texaco’s Corporate Financial Reporting Office in 1979.  In 1984 he was named Assistant to the Senior Vice President and Chief Financial Officer of Texaco.  He was named as Texaco’s Director of Corporate Finance in the Finance Department in 1986.  He was appointed Assistant Treasurer of Texaco in 1989 and was named Senior Assistant Treasurer in 1991.  Mr. Link assumed in 1993 the responsibilities of Fiscal Director and Comptroller of Texaco U.S.A. headquartered in Houston, Texas.  In 1995, Mr. Link was elected Treasurer of Texaco and, in 1999, he was elected Vice President of Finance and Risk Management.  He served as a Director of Caltex Corporation, Texaco’s refining, marketing joint venture with Chevron, which operated throughout Asia, Africa, the Middle East and Australia.  He also served as a Director of Equilon LLC, a refining, marketing joint venture with Shell Oil, operating primarily in the Western and Mid-Western United States.

Mr. Link is a Board Member of Nehemiah Commission, a not-for-profit social services agency providing services to at-risk children in Fairfield and New Haven counties in Connecticut.  He also is a Board Member of the Oak Hill School-CT Institute for the Blind Foundation, headquartered in Hartford, Connecticut which helps people with disabilities in communities throughout Connecticut.

WILLIAM E. DOZIER.  Mr. William Dozier has been a member of Pacific Asia Petroleum's Board of Directors and the Chairman of the Company’s Technical/Operating Committee since May 2009.  Mr. Dozier has over 34 years of technical and operational experience in the US and the international oil and gas industry.  Since 2005, Mr. Dozier has served as an independent consultant and President of Extex Consulting, Inc. based in Tulsa, Oklahoma and Houston, Texas, and since late 2005 has also served on the Board of Directors of Evolution Petroleum Corporation, a Houston-based public company involved in the acquisition, exploitation, development, and production of crude oil and natural gas resources.

Mr. Dozier held several key executive positions including Senior Vice President – Business Development and Vice President Operations during his 13-year career at Vintage Petroleum, Inc. (a large publicly-traded independent oil and gas company), which was acquired by Occidental Petroleum for $3.8 billion in 2006.  At Vintage, Mr. Dozier demonstrated his outstanding leadership in a wide spectrum of business activities in the global oil and gas industry, including the acquisition and establishment of engineering, administrative and field operations for both U.S. and international projects.  From 1983 to 1992, Mr. Dozier was Manager of Operations Engineering for Santa Fe Minerals Inc., an independent oil and gas company.  Mr. Dozier began his career with Amoco Production Company in 1975, working in all phases of production, reservoir evaluations, drilling and completions in the Mid-Continent and Gulf Coast areas.

Throughout his career, Mr. Dozier has been active in multiple industry and charitable groups.  Being a member of the Society of Petroleum Engineers (SPE) since 1973, he has served as Local Section Chairman and board member, and on three national SPE committees, where he chaired the Career Guidance Committee and the Technical Information Committee.  In addition to SPE, he has been involved in the International Petroleum Association of America (IPAA), the Texas Independent Producers and Royalty Owners (TIPRO), Texas Alliance of Energy Producers (TAEP), the Oklahoma Independent Petroleum Association (OIPA), and the California Independent Petroleum Association (CIPA) where he served on the board of directors and membership committee.  He is also a member of the Tulsa Petroleum Club, the Houston Producers Forum, and the National Association of Corporate Directors.   Mr. Dozier also serves on the Advisory Board for Happy Hands Education Center for deaf and hearing impaired children located in Tulsa, Oklahoma.

Mr. Dozier is a licensed petroleum engineer in the State of Texas with a B.S. Degree in Petroleum Engineering from The University of Texas.

              All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. Except with respect to the Purchase Agreement, there are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

Our Executive Officers

Following the Transaction, the executive officers of our Company will be the current executive officers of Pacific Asia Petroleum, Inc.  The executive officers of the Company are as follows:

Name	Age	Position/s

Frank C. Ingriselli	55	President, Chief Executive Officer, Secretary and Director
Stephen F. Groth	56	Vice President and Chief Financial Officer
Richard Grigg	56	Senior Vice President and Managing Director

STEPHEN F. GROTH.  Mr. Groth has served as the Vice President and Chief Financial Officer of the Company since May 2007. Mr. Groth brings to the Company more than 30 years experience in the energy industry providing financial analysis, financial modeling, corporate reporting and financial reporting system expertise. Mr. Groth joined Texaco in 1979 and held various positions in financial groups at Texaco, and from 1999 to 2001 held a position in the corporate executive group at Texaco with the responsibility of reviewing all of its investments and divestments (capital expenditures, acquisitions, and divestitures) greater than $10 million. From 2001 until May 2007, Mr. Groth served as Vice President of GVI. In his roles at both Texaco and GVI, Mr. Groth reviewed numerous transactions, assuring that evaluations were done in accordance with appropriate corporate standards and that the assumptions underlying the economic valuations were valid, and regularly advised client operating departments on appropriate ways to evaluate investment alternatives, providing support for the negotiation of major acquisitions and divestitures. In 2005, Mr. Groth co-founded IMPCO with Mr. Ingriselli and others, and served as the Vice President, Chief Financial Officer and Manager of IMPCO prior to the May 2007 merger of IMPCO into the Company.

Mr. Groth received his Bachelor of Arts in Philosophy in 1975 from Fordham University and his MBA in Accounting from New York University in 1977. Before joining Texaco in 1979, he worked as an auditor for Price Waterhouse, and as an internal auditor for American Airlines.

RICHARD GRIGG.   Richard Grigg was promoted to the position of Senior Vice President and Managing Director of the Company, effective August 1, 2008. Mr. Grigg has served as the Company’s Managing Director of its Beijing office since October 2007, and has 38 years experience in the petroleum and resource industries, with broad experience in both the operating and service sectors of the petroleum industry as well as extensive management and operational experience.  Prior to joining the Company, Mr. Grigg was the Chief Operating Officer for Sino Gas & Energy Limited (“SGE”) based in Beijing and responsible from 2005 to October 2007 for all activities of the company within China and in particular for negotiating SGE’s operatorship of, and farm into, the Chevron owned Linxing, San Jiao Bei and Shenfu production sharing contracts, and the subsequent exploration and appraisal operations in those areas. Prior to joining SGE, from 2000 through 2005 Mr. Grigg served as a consultant to various Australian-based coalbed methane (“CBM”) operators where he was involved in managing the project development of some of the largest Australian CBM commercialization projects including the Moranbah Gas Project in North Central Queensland for CH4 Ltd (now Arrow Energy Limited).  In 1987, Mr. Grigg founded Surtron Technologies, taking it to leadership within the resources industry in Australia and the Asia Pacific region before selling the company in 1997 to publicly listed Imdex Limited. From 1992 to 1998, Mr. Grigg was also involved in a technology transfer venture in Vietnam and other countries in the Asia Pacific region.

Prior to 1987, Mr. Grigg worked with many of the largest multinational oilfield service companies where he gained broad ranging experience across the areas of drilling, reservoir engineering, petroleum engineering and production. These companies included Sperry Sun (now part of the Halliburton Group), Core Laboratories (NYSE:CLB), Dowell Schlumberger (now Anadrill and part of the Schlumberger Group), and Eastman Whipstock (now BH/Inteq and part of the Baker Hughes Group).

Mr. Grigg started his career in 1970 with West Australian Petroleum (WAPET) – owned at the time by Texaco Inc. and Chevron Corporation – and worked on the Barrow Island oilfield development gaining valuable grass roots experience in all aspects of bringing an oilfield to full commercialization.

RISK FACTORS ASSOCIATED WITH THE TRANSACTION

                 You should carefully consider the risks described below, together with all of the other information included in this Proxy Statement, including the financial statements and the related notes, before you decide whether to approve the Transaction. There can be no assurance that the Transaction will be consummated in a timely manner or at all or that actual results will not differ materially from our expectations, statements or projections. Factors that could cause actual results to differ from our expectations, statements or projections include the risks and uncertainties described below. The Company’s business, operating results and financial condition could be harmed by any of these risks. The trading price of the Company’s common stock could decline due to any of these risks, and you could lose all or part of your investment.

We cannot be sure if or when the Transaction will be completed, if at all.

The consummation of the Transaction is subject to the satisfaction of various conditions, many of which are beyond our control, including, but not limited to, the approval of the Transaction by the Company’s stockholders, and a termination right by either party if the Transaction is not completed by April 7, 2010.  Under the terms of the Purchase Agreement, the Company is obligated to pay $32 million in cash at Closing and issue shares equaling 62.74% of the Company’s issued and outstanding Common Stock, after giving effect to the Transaction and the Financing, to consummate the Transaction, and is obligated to pay an additional $6.84 million in cash to CAMAC post-Closing on the earlier of sufficient receipt of oil proceeds from the Oyo Field or six months from the Closing Date.  The Company successfully raised an aggregate of approximately $37.5 million through the offering and issuance of 5,000,000 shares of its Common Stock on February16, 2010 and 4,146,922 shares of its Common Stock on March 5, 2010, as described elsewhere in this Proxy Statement.  Although the Company has raised sufficient cash to meet the cash purchase price payment requirements at Closing, we cannot guarantee that we will be able to successfully satisfy the other Closing conditions set forth in the Purchase Agreement.  If we are unable to satisfy the other Closing conditions in the Purchase Agreement, CAMAC will not be obligated to complete the Transaction and we may still incur the significant transaction costs described below.

We will incur significant costs in connection with the Transaction, whether or not it is completed.

We currently expect to incur approximately $500,000 in costs related to the Transaction. These expenses include, but are not limited to, financial advisory, legal and accounting fees and expenses, employee expenses, filing fees, printing expenses, proxy solicitation and other related charges. We may also incur additional unanticipated expenses in connection with the Transaction. Approximately $400,000 of the costs related to the Transaction, such as legal fees and due diligence fees, will be incurred regardless of whether the Transaction is completed. The incurrence of these expenses will reduce the amount of cash available to be used for other corporate purposes, including for use in our ongoing operations.

The Purchase Agreement will expose the Company to contingent liabilities.

Under the Purchase Agreement, we have agreed to indemnify CAMAC for a number of matters including the breach of our representations, warranties and covenants contained in the Purchase Agreement.  See discussion of indemnification obligations set forth above.

We may not realize the intended benefits of the CAMAC Transaction if revenues from the Production Sharing Contract are not as projected.

The Company conducted extensive legal, financial and technical due diligence on the PSC and the Oyo Field, reviewed and analyzed the Estimate of Reserves and Future Revenue report prepared for Allied Energy Corporation by Netherland, Sewell & Associates, Inc., dated May 1, 2008 (the “NSAI Report”), and commissioned Somerley Limited to prepare a valuation of the Contract Rights based, in part, on the anticipated future revenues to be derived through its interests in the Oyo Field.  However, the reserve information provided in the NSAI Report and the assumptions underlying the Company’s valuation models, including, but not limited to, actual quantities of oil produced from the Oyo Field, projected oil prices, anticipated tax rates, and historic and future operating expenses allocable to the Oyo Field, are subject to change.  For example, since the Company's initial December 2009 assessment of the valuation of the interests being acquired in the Oyo Field and PSC, CAMAC has reported to the Company that actual production from the two producing wells has averaged between 12,000 bpd and 20,000 bpd since December 2009, associated gas production has been in excess of 15 million cubic feet per day, and that the possible drilling of a third production well is expected to increase average production in 2011 to between approximately 23,000 bpd and 25,000 bpd.   As a result, the Company has updated its view of the current estimated net present value of the interests being acquired from approximately $380 million to approximately $330 million, using a new oil price scenario and an average production rate of 15,000 bpd in 2010, and 24,000 bpd in 2011.  Likewise, it was assumed that a total of approximately 50 million barrels of oil would be produced over the next 10 years with the addition of a 4th well.  If any of the assumptions underlying the Company’s valuation models undergo further material changes, then the estimated net present value of the Company’s interests in the Oyo Field and PSC may be subject to further change.  If the value of the interests decrease substantially as a result of such changes, the interests being acquired may ultimately prove to be worth less than the total consideration the Company will be paying to CAMAC for such intetests under the Purchase Agreement, and the Company may not realize the intended benefits of the Transaction.

For a detailed discussion of the valuation process, please read “Valuation of the Contract Rights” beginning on page 29 of this Proxy Statement.

The Board of Directors did not request or receive a fairness opinion with respect to whether the Transaction is fair to the Company from a financial point of view.   Because of the absence of a fairness opinion, there can be no independent assurance from an expert to the Board of Directors that the Transaction is fair from a financial point of view to the Company or its stockholders.

The Company was advised by Somerley Limited and Ernst & Young in connection with evaluating the Transaction, but did not request or receive an opinion. The Company has already incurred approximately $145,500 in fees and expenses due and owing to Somerley Limited and Ernst & Young for their advice to date, and the Company estimates the cost of a fairness opinion would be at least an additional $50,000 and could take four to six weeks to obtain. The Board of Directors of the Company does not believe that obtaining such an opinion would be an appropriate use of corporate funds, considering the limited financial resources of the Company.  Because of the absence of a fairness opinion, there can be no independent assurance from an expert to the Board of Directors that the Transaction is fair from a financial point of view to the Company or its stockholders.

Applicable Nigerian income tax rates could adversely affect the value of the Oyo Field asset.

The Oyo Field, income derived therefrom, and Newco will be subject to the jurisdiction of the Nigerian taxing authorities.  The Nigerian government applies different tax rates upon income derived from Nigerian oil operations ranging from 50% to 85%, based on a number of factors.  The final determination of the tax liabilities with respect to the Oyo Field involves the interpretation of local tax laws and related authorities. In addition, changes in the operating environment, including changes in tax law and currency/repatriation controls, could impact the determination of tax liabilities with respect to the Oyo Field for a tax year.  While CAMAC believes the tax rate applicable to the Oyo Field and the PSC is 50%, the actual applicable rate could be higher, which could result in a material decrease in the profits allocable to the Company under the PSC.

                Failure to complete the Transaction could cause our stock price to decline.

                If the Transaction is not completed for any reason, our stock price may decline because costs related to the Transaction, such as legal and accounting, must be paid even if the Transaction is not completed. In addition, if the Transaction is not completed, our stock price may decline to the extent that the current market price reflects a market assumption that the Transaction will be completed.

                The Company and CAMAC may waive one or more of the conditions to the Transaction without re-soliciting stockholder approval for the Transaction.

                Each of the conditions to the Company’s and CAMAC’s obligations to complete the Transaction may be waived, in whole or in part, to the extent permitted by applicable laws, by agreement of the Company and CAMAC. The Board of Directors of the Company will evaluate the materiality of any such waiver to determine whether amendment of this Proxy Statement and resolicitation of proxies is warranted. However, the Company generally does not expect any such waiver to be sufficiently material to warrant resolicitation of the stockholders. In the event that the Board of Directors of the Company determines any such waiver is not sufficiently material to warrant resolicitation of stockholders, the Company may determine to complete the Transaction without seeking further stockholder approval.

                The issuance of the Consideration Shares to CAMAC and the issuance of securities in the Financing may dilute our earnings per share, could lower our stock price and adversely affect our ability to raise additional capital in a subsequent financing. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations.

The Company successfully raised an aggregate of approximately $37.5 million through the offering and issuance of 5,000,000 shares of its Common Stock on February 16, 2010, and 4,146,922 shares of its Common Stock on March 5, 2010, as described elsewhere in this Proxy Statement.  The securities issued in these financings, as well as other securities issuable in connection with the Purchase Agreement, may result in dilution to our earnings per share and could lead to the issuance of securities with rights superior to our current outstanding securities.

We will also require additional working capital to support our long-term growth strategies and we may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources.   Any additional financing that involves the issuance of Company Common Stock or other securities that are convertible into or exercisable for the Company’s Common Stock may result in dilution to the Company’s stockholders, including CAMAC following the Transaction. In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future. If we are unable to raise additional financing, we may be unable to implement our long-term growth strategies, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis, if at all.  In addition, a lack of additional financing could force us to substantially curtail operations.

The passage into law of the Nigerian Petroleum Industry Bill could create additional fiscal and regulatory burdens on the parties to the PSC, which could have a material adverse effect on the profitability of the production.

A draft Petroleum Industry Bill (“PIB”) is currently undergoing legislative process at the Nigerian National Assembly. The draft PIB seeks to introduce significant changes to legislation governing the oil and gas sector in Nigeria, including new fiscal regulatory and tax obligations and expanded fiscal and regulatory oversight that may impose additional operational and regulatory burdens on the operating contractor under the PSC and impact the economic benefits anticipated by the parties to PSC.  Any such fiscal and regulatory changes could have a negative impact on the profits allocable to the Company under the PSC.

The Oyo Field is subject to the volatility of the Nigerian Government.

The government of Nigeria originally granted the rights to the Oyo Field to CAMAC. The government of Nigeria has historically experienced volatility, which is out of management’s control. The Company’s ability to exploit its interests in this area pursuant to the PSC may be adversely impacted by unanticipated governmental action. The future success of the Company’s Oyo Field interest may also be adversely affected by risks associated with international activities, including economic and labor conditions, political instability, risk of war, expropriation, repatriation, termination, renegotiation or modification of existing contracts, tax laws (including host-country import-export, excise and income taxes and United States taxes on foreign subsidiaries) and changes in the value of the U.S. dollar versus the local currencies in which future oil and gas producing activities may be denominated. Changes in exchange rates may also adversely affect the Company’s future results of operations and financial condition.  Realization of any of these factors could materially and adversely affect our financial position, results of operations and cash flows.

The Oyo Field is located in an area where there are high security risks, which could result in harm to the Oyo Field operations and our interest in the Oyo Field.

The Oyo Field is located approximately 75 miles off the Southern Nigerian coast in deep-water.  There are some risks inherent to oil production in Nigeria. In June 2008, Shell’s Bonga Oilfield, which is near the Oyo Field, was attacked by Nigerian militants, causing Shell to shut down the operation of the field. In June 2009, another Nigerian offshore oilfield operated by Shell, the Ofirma Field, and a flow station operated by Chevron were attacked by Nigerian Militants. Subsequently, Shell was forced to shut down some of its oil production in the region. In addition, an attack like that of September 11, 2001 or longer-lasting wars or international hostilities, including those currently in Afghanistan and Iraq could damage the world economy and adversely affect the availability of and demand for crude oil and petroleum products and negatively affect our investment and our customers’ investment decisions over an extended period of time. Despite undertaking various security measures and being situated 75 miles offshore the Nigerian coast, the FPSO vessel currently being used for petroleum production in the Oyo Field may become subject to terrorist acts and other acts of hostility like piracy. Such actions could adversely impact our overall business, financial condition and operations. In addition, the Oyo Field’s financial viability may also be negatively affected by changing economic, political and governmental conditions in Nigeria. Moreover, we operate in a sector of the economy that is likely to be adversely impacted by the effects of political instability, terrorist or other attacks, war or international hostilities.

The FPSO vessel may be requisitioned by the Nigerian without adequate compensation.

The Nigerian government could requisition or seize the FPSO vessel. Under requisition for title, a government takes control of a vessel and becomes its owner. Under requisition for hire, a government takes control of a vessel and effectively becomes its charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency. Although we would be entitled to compensation in the event of a requisition, the amount and timing of payment would be uncertain.

Maritime disasters and other operational risks may adversely impact our reputation, financial condition and results of operations.

The operation of the FPSO vessel has an inherent risk of maritime disaster, environmental mishaps, cargo and property losses or damage and business interruptions caused by, among others:

•	mechanical failure;

•	damages requiring dry-dock repairs;

•	human error;

•	labor strikes;

•	adverse weather conditions;

•	vessel off hire periods;

•	regulatory delays; and

•	political action, civil conflicts, terrorism and piracy in countries where vessel operations are conducted, vessels are registered or from which spare parts and provisions are sourced and purchased.

        Any of these circumstances could adversely affect the operation of the FPSO vessel, and result in loss of revenues or increased costs and adversely affect our profitability. Terrorist acts and regional hostilities around the world in recent years have led to increase in insurance premium rates and the implementation of special “war risk” premiums for certain areas.   Such increases in insurance rates may adversely affect our profitability with respect to the Oyo Field asset.

We will depend on NAE as the operating contractor under the PSC, which may result in operating costs, methods and timing of operations and expenditures beyond the Company’s control, and potential delay or discontinuation of operations and production.

As operating contractor of the Oyo Field under the PSC, NAE will manage all of the physical development and operations with respect to the Oyo Field under the PSC, including, but not limited to, the timing of drilling, production and related operations, the timing and amount of operational costs, the technology and service providers employed.  We would be materially adversely affected if NAE does not properly and efficiently manage operational and production matters, or becomes unable or unwilling to continue acting as the operating contractor under the PSC.

Stock sales following the issuance of the Consideration Shares to CAMAC or issuance of shares in the Financing may affect the stock price of the Company’s common stock.

After the issuance of the Consideration Shares to CAMAC in the Transaction and issuance of shares in the Financing, the recipients of such shares may sell all or a substantial portion of their shares in the public market, which could result in downward pressure on the stock price of all the Company’s capital stock. Moreover, in connection with the issuance of the Consideration Shares to CAMAC, the Company will enter into a registration rights agreement with CAMAC, pursuant to which the Company shall prepare and file with the SEC a registration statement on Form S-3 covering the resale of the Consideration Shares (the “Registration Statement”) issuable to CAMAC at the Closing, in addition to providing certain “piggyback” registration rights to CAMAC with respect to the Consideration Shares, in each case subject to certain limitations and conditions.  These registrations could also result in downward pressure on the stock price of all the Company’s capital stock.

Following the Closing of the Transaction, CAMAC will be our controlling stockholder, and CAMAC may take actions that conflict with the interests of the other stockholders.

Following the Closing of the Transaction, CAMAC will beneficially own 62.74% of our outstanding shares of common stock.  Accordingly, subject to the voting agreement described above pursuant to which CAMAC has agreed to elect or remove the three directors designated by PAPI Representatives (as defined in the Purchase Agreement) for one year following the Closing, CAMAC will control the power to elect our directors, to appoint members of management and to approve all actions requiring the approval of the holders of our common stock, including adopting amendments to our Certificate of Incorporation and approving mergers, acquisitions or sales of all or substantially all of our assets, subject to certain restrictive covenants. The interests of CAMAC as our controlling stockholder could conflict with your interests as a holder of Company common stock. For example, CAMAC as our controlling stockholder may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its equity investment, even though such transactions might involve risks to you, as minority holders of the Company.

A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition or results of operatio

The price NAE as operating contractor under the PSC may receives for production with respect to the Oyo Field will heavily influence our revenue, profitability, access to capital and future rate of growth. Oil is a commodity and, therefore, its price is subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the market for oil has been volatile. This market will likely continue to be volatile in the future. The prices NAE will receive for its production under the PSC with respect to the Oyo Field, and the levels of its production, depend on numerous factors beyond our and NAE’s control. These factors include the following:

•	changes in global supply and demand for oil;

•	the actions of the Organization of Petroleum Exporting Countries;

•	the price and quantity of imports of foreign oil;

•	political and economic conditions, including embargoes, in oil producing countries or affecting other oil-producing activity;

•	the level of global oil exploration and production activity;

•	the level of global oil inventories;

•	weather conditions;

•	technological advances affecting energy consumption;

•	domestic and foreign governmental regulations;

•	proximity and capacity of oil pipelines and other transportation facilities; and

•	the price and availability of alternative fuels.

Lower oil prices may not only decrease our revenues on a per unit basis but also may reduce the amount of oil that NAE can produce economically under the PSC with respect to the Oyo Field. A substantial or extended decline in oil prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

Fluctuations in exchange rates could result in foreign currency exchange losses.

Because some or all of our revenues arising under the PSC may be denominated in foreign currencies, including the Nigerian naira, European Union euro and British pound sterling, and our cash is denominated in U.S. dollars, fluctuations in the exchange rates between the U.S. dollar and foreign currencies will affect our balance sheet and earnings per share in U.S. dollars. In addition, we will report our financial results in U.S. dollars, and appreciation or depreciation in the value of such foreign currencies relative to the U.S. dollar would affect our financial results reported in U.S. dollars terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rates will also affect the relative value of earnings from and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in the Federal Republic of Nigeria to reduce our exposure to exchange rate fluctuations with respect to the Nigerian naira, although there are many hedging transactions available with respect to the European Union euro and the British pound sterling. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited and we may not be able to successfully hedge our subsidiaries' exposure at all. In addition, our currency exchange losses with respect to the Nigerian naira may be magnified by Nigerian exchange control regulations that restrict our ability to convert Nigerian naira into foreign currency.

THE COMPANY’S BUSINESS

General

            We are a development stage company formed to develop new energy ventures, directly and through joint ventures and other partnerships in which it may participate. Members of the Company’s senior management team have experience in the fields of petroleum engineering, geology, field development and production, operations, international business development and finance.  Members of the Company’s management team have held management and executive positions with Texaco Inc. and other international energy companies and have managed energy projects in the People’s Republic of China and elsewhere. Members of the Company’s management team also have experience in oil drilling, operations, geology, engineering and sales in China’s energy sector.  The Company considers itself currently to be engaged in a single business segment--oil and gas exploration, development and production.

Organization

The Company was incorporated in the State of Delaware in 1979 under the name “Gemini Marketing Associates, Inc.”  In 1994, the Company changed its name from “Gemini Marketing Associates, Inc.” to “Big Smith Brands, Inc.,” in 2006 it again changed its name to “Pacific East Advisors, Inc.,” and in 2007 it again changed its name to “Pacific Asia Petroleum, Inc.” As Big Smith Brands, Inc., the Company operated as an apparel company engaged primarily in the manufacture and sale of work apparel, and was listed on the Nasdaq Stock Market’s Small-Cap Market from 1995 until December 4, 1997, and the Pacific Stock Exchange from 1995 until April 1, 1999.  In 1999, the Company sold all of its assets related to its workwear business to Walls Industries, Inc., and in 1999 filed for voluntary bankruptcy under Chapter 11 of the United States Bankruptcy Code. The final bankruptcy decree was entered on August 8, 2001, and thereafter the Company existed as a “shell company,” but not a “blank check” company, under regulations promulgated by the SEC and had no business operations and only nominal assets until May 2007, when it consummated the mergers of Inner Mongolia Production Company LLC (“IMPCO”) and Advanced Drilling Services, LLC (“ADS”) into wholly-owned subsidiaries of the Company.  See “The Mergers” below.  In December 2007, the Company merged these wholly-owned subsidiaries into the parent company, resulting in the cessation of the separate corporate existence of each of IMPCO and ADS and the assumption by the Company of the businesses of IMPCO and ADS.  In connection with the mergers, the Company changed its name from “Pacific East Advisors, Inc.” to “Pacific Asia Petroleum, Inc.”  In July 2008, the Company consummated the merger of Navitas Corporation, a Nevada corporation whose sole assets were comprised of Company Common Stock and certain deferred tax assets, with and into the Company, and the separate corporate existence of Navitas Corporation ceased upon effectiveness of the merger.  On November 5, 2009, the Company’s common stock became listed on the NYSE Amex under the symbol “PAP.”

The following chart reflects our current corporate organizational structure:

Unless the context otherwise requires, the term “Company” as used herein collectively refers to the Company and its wholly-owned subsidiaries and joint ventures, including (i) Inner Mongolia Production Company (HK) Limited, (ii) Pacific Asia Petroleum Energy Limited, (iii) Pacific Asia Petroleum, Limited, (iv) Inner Mongolia Sunrise Petroleum Co. Ltd, (v) Beijing Dong Fang Ya Zhou Petroleum Technology Service Company Limited, (vi) Pacific Asia Petroleum (HK) Limited, and (vii) CAMAC Petroleum Limited.

The Company’s executive offices are located at 250 East Hartsdale Ave., Suite 47, Hartsdale, New York 10530. The Company also has an office located in Beijing, China. PAP may be contacted by telephone at (914) 472-6070, and its website is www.papetroleum.com.  The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available on the Company’s website free of charge as soon as practicable after such reports are electronically filed or furnished to the SEC.  Investors may register on the site to receive updates about the Company.

Subsidiaries and Joint Ventures

The following summarizes the corporate structure of PAP and its subsidiaries (“we,” “our,” “us,” or the “Company”), and its joint venture partners.

Inner Mongolia Production Company (HK) Limited

 In December 2005, the Company formed a Hong Kong corporation, Inner Mongolia Production Company (HK) Limited, which is a wholly owned subsidiary of the Company (“IMPCO HK”), for the purpose of entering into certain business transactions in China.  IMPCO HK is a joint venture partner in Inner Mongolia Sunrise Petroleum Co. Ltd., described in more detail below.

Inner Mongolia Sunrise Petroleum Co. Ltd. and Beijing Jinrun Hongda Technology Co., Limited

 In March 2006, we formed Inner Mongolia Sunrise Petroleum Co. Ltd., or IMPCO Sunrise, a Chinese joint venture company which is owned 97% by IMPCO HK and 3% by Beijing Jinrun Hongda Technology Co., Ltd. (“BJHTC”), an unaffiliated Chinese corporation.  We formed IMPCO Sunrise as an indirect subsidiary to engage in Chinese energy ventures.  Under Chinese law, a foreign-controlled Chinese joint venture company must have a Chinese partner. BJHTC is IMPCO HK’s Chinese partner in IMPCO Sunrise. IMPCO Sunrise is governed and managed by a Board of Directors comprised of three members, two of whom are appointed by IMPCO HK and one by BJHTC.  Through December 31, 2008 IMPCO HK advanced a total of $400,507 to BJHTC, which then invested that amount in IMPCO Sunrise and issued notes to IMPCO HK for that amount. The notes were repayable in Chinese yuan (“RMB”).  As of December 31, 2008, IMPCO HK recorded an impairment adjustment of $273,618 on these notes to reduce the carrying amount to $386,415. Based upon the delay in achieving net income in IMPCO Sunrise, the impact of the significant decline in the price of oil in the second half of 2008, the amount of uncollected interest on the note, and the required date for repayment, it was determined in the fourth quarter of 2008 that the note was impaired. The impairment adjustment included the write-off of accrued interest included in the principal balance.  BJHTC is obligated to apply any remittances received from IMPCO Sunrise directly to IMPCO HK. IMPCO Sunrise is authorized to pay these remittances directly to IMPCO HK on BJHTC’s behalf, until the debt is satisfied. On December 31, 2009 the total recorded capital of IMPCO Sunrise was reduced by agreement among IMPCO Sunrise and its owners, and the reduction (including the BJHTC share) was reclassified as an intercompany loan from IMPCO HK to IMPCO Sunrise.  The outside note receivable of IMPCO HK from BJHTC was reduced as a result, without recording any additional impairment adjustment.   The recorded balance for this note receivable was $33,015 at December 31, 2009.  IMPCO Sunrise is a party to the Chifeng Agreement and is pursuing the Chifeng opportunity as described in greater detail below.

Pacific Asia Petroleum, Limited

In September 2007, the Company formed Pacific Asia Petroleum, Limited (“PAPL”) as a wholly-owned Hong Kong corporate subsidiary of the Company for the purpose of entering into certain business transactions in China.  The Company is the sole shareholder of PAPL.  PAPL is currently a party to the Zijinshan PSC, described in greater detail below.

Pacific Asia Petroleum (HK) Limited

In May 2008, the Company formed a Hong Kong corporation, Pacific Asia Petroleum (HK) Limited, which is a wholly owned subsidiary of PAPL (“PAP HK”), for the purpose of entering into certain business transactions in China.  PAP HK has not entered into any transactions to date.

Pacific Asia Petroleum Energy Limited

In April 2009, the Company formed a Hong Kong corporation, Pacific Asia Petroleum Energy Limited (“PAPE”), which is 70% owned by PAP and 30% owned by Best Source Group Holdings Limited, an unaffiliated Hong Kong company, in connection with the establishment of the Company’s Enhanced Oil Recovery and Production program and operations (“EORP”), as described in greater detail below.

Beijing Dong Fang Ya Zhou Petroleum Technology Service Company Limited

In September 2009, the Company formed Beijing Dong Fang Ya Zhou Petroleum Technology Service Company Limited, (“Dong Fang”), a Chinese joint venture company which is owned 75.5% by PAPE and 24.5% by Mr. Li Xiangdong.  Dong Fang was formed in connection with the Company’s EORP program and operations, as described in greater detail below.

CAMAC Petroleum Limited

 In December 2009, the Company formed a Nigerian corporation, CAMAC Petroleum Limited (“Newco”), which is a wholly owned subsidiary of the Company, for the purpose of acquiring the Contract Rights in the Transaction as described in more detail in this Proxy Statement.

Registered Direct Offerings

February 2010 Offering

On February 16, 2010, the Company consummated the offer and sale (the “February 2010 Offering”) of 5,000 000 shares (the “February 2010 Offering Shares”) of its common stock, par value $0.001 per share ("Common Stock"), for an aggregate purchase price of $20 million, or $4.00 per share (the "February 2010 Offering Purchase Price"), pursuant to a Securities Purchase Agreement, dated February 10, 2010, among the Company and certain purchasers signatory thereto (the “February 2010 Offering Purchasers”).  In addition, the Company issued to the February 2010 Offering Purchasers (1) warrants to purchase up to an additional 2,000,000 shares of Common Stock of the Company, in the aggregate, at an exercise price of  $4.50 (subject to customary adjustments), exercisable commencing six months following the closing for a period of 36 months after such commencement date (the “Series A Warrants”); and (2) warrants to purchase up to an  additional 2,000,000 shares of Common Stock of the Company, in the aggregate, at an exercise price $4.00 per share (subject to customary adjustments), exercisable immediately at the closing until November 1, 2010 (the “Series B Warrants” and together with the Series A Warrants, the “February 2010 Offering Warrants”).  If all the February 2010 Offering Warrants are exercised, the Company would receive additional gross proceeds of $17 million. The February 2010 Offering Shares and the February 2010 Offering Warrant Shares were sold pursuant to a shelf registration statement on Form S-3 declared effective by the SEC on February 3, 2010 (File No. 333-163869), as amended by the prospectus supplement filed with the SEC on February 12, 2010 and delivered to the February 2010 Offering Purchasers.

Rodman & Renshaw, LLC (“Rodman”) served as the Company’s exclusive placement agent in connection with the February 2010 Offering.  As consideration for its services as placement agent, Rodman received a cash fee equal to 6.0% of the gross proceeds of the February 2010 Offering ($1.2 million), as well as a 5-year warrant to purchase shares of Common Stock of the Company equal to 3.0% of the aggregate number of shares sold in the February 2010 Offering (150,000 shares of Common Stock).  Rodman’s warrant has the same terms as the February 2010 Offering Warrants issued to the February 2010 Offering Purchasers except that the warrant is not exercisable until the 6-month anniversary of the closing and the exercise price is 125% of the per share purchase price of the shares issued in the February 2010 Offering ($5.00 per share).  In addition, subject to compliance with Financial Industry Regulatory Authority ("FINRA") Rule 5110(f)(2)(D), the Company reimbursed Rodman’s out-of-pocket accountable expenses actually incurred in the amount of $25,000.

March 2010 Offering

On March 5, 2010, the Company consummated the offer and sale (the “March 2010 Offering”) of 4,146,922 shares (the “March 2010 Offering Shares”) of its common stock, par value $0.001 per share ("Common Stock"), for an aggregate purchase price of $17.5 million, or $4.22 per share (the "March 2010 Offering Purchase Price"), pursuant to a Securities Purchase Agreement, dated March 2, 2010, among the Company and certain purchasers signatory thereto (the “March 2010 Offering Purchasers”).  In addition, the Company issued to the March 2010 Offering Purchasers (1) warrants to purchase up to an additional 1,658,769 shares of Common Stock of the Company, in the aggregate, at an exercise price of  $4.50 (subject to customary adjustments), immediately exercisable following the closing for a period of 42 months (the “Series C Warrants”); and (2) warrants to purchase up to an  additional 1,658,769 shares of Common Stock of the Company, in the aggregate, at an exercise price $4.12 per share (subject to customary adjustments), exercisable immediately at the closing until December 5, 2010 (the “Series D Warrants” and together with the Series C Warrants, the “March 2010 Offering Warrants”).  If all the March 2010 Offering Warrants are exercised, the Company would receive additional gross proceeds of approximately $14.3 million. The March 2010 Offering Shares and the March 2010 Offering Warrant Shares were sold pursuant to a shelf registration statement on Form S-3 declared effective by the SEC on February 3, 2010 (File No. 333-163869), as amended by the prospectus supplement filed with the SEC on March 3, 2010 and delivered to the March 2010 Offering Purchasers.

Rodman served as the Company’s exclusive placement agent in connection with the March 2010 Offering.  As consideration for its services as placement agent, Rodman received a cash fee equal to 6.0% of the gross proceeds of the March 2010 Offering ($1,050,000 million), as well as a 5-year warrant to purchase shares of Common Stock of the Company equal to 3.0% of the aggregate number of shares sold in the March 2010 Offering (124,408 shares of Common Stock).  Rodman’s warrant has the same terms as the March 2010 Offering Warrants issued to the March 2010 Offering Purchasers except that the warrant is not exercisable until the 6-month anniversary of the closing and the exercise price is 125% of the per share purchase price of the shares issued in the March 2010 Offering ($5.275 per share).  In addition, subject to compliance with FINRA Rule 5110(f)(2)(D), the Company reimbursed Rodman’s out-of-pocket accountable expenses actually incurred in the amount of $25,000.

CAMAC will receive Consideration Shares equal to 62.74% of the Company’s issued and outstanding shares of common stock after giving effect to the Transaction and the February 2010 Offering and March 2010 Offering (together, the “Registered Direct Offerings” or the “Financing”).  Therefore, if the Transaction closes, then the Financing (including any future exercise of warrants) and any related Financing costs will have a dilutive impact on your shares of common stock, but such Financing will have no dilutive effect on the Consideration Shares.  For a discussion of the risk of dilution, please read “Risk Factors Associated With The Transaction – The issuance of the Consideration Shares to CAMAC and the issuance of securities in the Financing may dilute our earnings per share, could lower our stock price and adversely affect our ability to raise additional capital in a subsequent financing. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations” beginning on page 35 of this Proxy Statement.

Net proceeds from the Financing are planned to be used by the Company for working capital purposes, and also may be used by the Company to fund the Company’s cash portion ($38.84 million, $32 million of which is due upon Closing) of the consideration for the acquisition of the Contract Rights with respect to the Oyo Field, which field began production in December 2009.  As of March 5, 2010, the Company had cash, cash equivalents and short-term investments of approximately $38.937 million (unaudited), which is sufficient to fund the $32 million Cash Consideration amount due upon Closing of the Transaction and fund all of the Company’s current committed operations through 2011.  The balance $6.84 million due to CAMAC post-Closing is anticipated to be paid from proceeds received by the Company under the PSC in connection with the Oyo Field.

Market Overview

After slowing in 2008 and early 2009, economic growth in China accelerated in recent quarters and is expected to continue at a faster pace than in the countries of the Organization of Economic Cooperation and Development (“OECD”) and most other developing countries, as will China’s consumption of increasing amounts of energy. Despite significant recent improvements in energy efficiency, China’s economy is still less energy-efficient than the U.S. economy, requiring nearly twice as many BTUs per dollar of Gross Domestic Product (“GDP”).  As a result, China's growth is expected to continue to amplify the country’s increasing energy demand for some time (U.S. Department of Energy: International Energy Annual & International Petroleum Monthly). China’s GDP grew to $4.33 trillion in 2008 at market exchange rates (World Bank data), making China the 3rd largest economy in the world, with output only 12% below that of Japan.  China passed Japan in late 2003 to become the world’s second largest petroleum consumer. According to data from the U.S. Department of Energy, between 2000 and 2008, oil use in China grew by an average of 6.3% per year. In 2008, Chinese demand reached 7.8 million barrels per day, more than one-third the level in the United States. At the same time, domestic crude oil output in China has grown more slowly over the past five years, forcing imports to expand rapidly to meet demand. Since 2000 China’s oil imports have more than doubled, growing from 1.4 million barrels per day to 3.6 million barrels per day in 2008, when they accounted for nearly half of Chinese oil demand.

According to testimony by Jeffrey Logan, Senior Energy Analyst and China Program Manager at the International Energy Agency, to the U.S. Senate Committee on Energy and Natural Resources on February 3, 2005, China has become an economic superpower and now plays a key role in the supply and demand of many global commodity markets, including oil. He indicated that while China’s historical growth was not dependent on energy, its growth was now very dependent on the development and growth of oil and gas, with every one percent increase in GDP causing energy demand to grow by over 1.5 percent.  Although the Chinese government has set a goal of reducing per-GDP energy consumption by 20% between 2005 and 2010, the strong linkage between energy and China’s economic growth is reflected in the forecasts of the International Energy Agency (“IEA”).  In its 2008 World Energy Outlook, the IEA projected that China’s petroleum demand would continue to grow at 3.5% per year through 2030, increasing by 9 million barrels per day and accounting for 43% of global oil demand growth over this period. Nor is the energy impact of China’s growth confined to oil.  In its latest forecast, the IEA expects China and India together to account for more than half of all incremental global energy demand through 2030, including over 1.3 million MW of new power generation in China, along with a rapid increase in natural gas consumption.

Natural gas represents a particularly under-utilized energy source in China, supplying only 3% of the country’s energy needs, compared with 23% globally and in the U.S. We believe that its low emissions, combined with the low cost and high efficiency of gas turbines, make gas an attractive fuel for meeting China’s future electric power demand. This will be particularly important in light of China's newly-announced goal of reducing the carbon-intensity of its economy by 40-45% by 2020, compared to 2005, in light of the much lower emissions from gas-fired power plants relative to those burning coal. The Chinese government has indicated that it would like to expand gas use significantly, and the National Development and Reform Commission has set a goal of increasing gas’s share of the market to 5.3% by 2010 (U.S. Department of Energy: International Energy Annual & International Petroleum Monthly). China’s domestic natural gas production increased to 76 billion cubic meters (2.7 trillion cubic feet) in 2008 (China National Bureau of Statistics) and is planned to double to 160 billion cubic meters (5.7 trillion cubic feet) by 2015 (China Daily, quoting an official of the Ministry of Land and Resources).  In spite of this expansion, some sources foresee a gas supply shortfall as large at 90 billion cubic meters per year by 2020.

The government of China has taken a number of steps to encourage the exploitation of oil and gas within its own borders to meet the growing demand for oil and to try to reduce its dependency on foreign oil. Notably, the government has reduced complicated restrictions on foreign ownership of oil exploitation projects and has passed legislation encouraging foreign investment and exploitation of oil and gas.

Through successive “Five Year Plans” China has undertaken a strategic reorganization in the oil industry by means of market liberalization, internalization, cost-effectiveness, scientific and technological breakthrough and sustainable development. Changes were made in the structures of oil reservation and exploration such as permitting more oil imports into the domestic market and allocating a greater percentage of oil and gas in non-renewable energy consumption. The reorganization was aimed at ensuring a smooth and sustainable oil supply, at low cost and meeting a goal for sound economic growth. The guiding principles of reform focused on developing the domestic market by expanding exploration efforts while practicing conservation and building oil reserves. These efforts focused on building key infrastructure for oil and gas transportation and storage by targeting the development of oil and gas pipelines to a target of 14,500 km in total length, and building storage facilities, including a strategic petroleum reserve of approximately 100 million barrels and facilities for 1.14 billion cubic meters of gas (40 billion cubic feet). In order to further technical development and innovation, substantial resources were devoted to oil and gas exploration.

Chinese policymakers and state-owned oil companies have embarked on a multi-pronged approach to improve oil security by diversifying suppliers, building strategic oil reserves, purchasing equity oil stakes abroad, and enacting new policies to lower demand. When it became a net oil importer in 1993, almost all of China’s crude imports came from Indonesia, Oman and Yemen. After diversifying global oil purchases over the past decade, Chinese crude imports now come from a much wider range of suppliers. In 2008, Saudi Arabia was China’s largest supplier, accounting for 20 percent of imports, followed by Angola, Iran, Oman and Russia.  50% of China’s crude oil imports come from the Middle East, and 30% from Africa (U.S. Department of Energy: China Country Analysis Brief.) The three major government-owned oil companies in China are (i) China Petroleum & Chemical Company, or “Sinopec,” (ii) China National Offshore Oil Corporation, or “CNOOC,” and (iii) PetroChina Company Limited, or “PetroChina” (also sometimes referred to as “China National Petroleum Corporation” or “CNPC,” which is the government company owning the majority of PetroChina). PetroChina is China’s largest producer of crude oil and natural gas and has operations in 29 other countries. Sinopec is China’s largest refining, storage and transmission company. CNOOC is China’s largest offshore oil and gas exploration and development company. Each of these companies has been granted a charter by the Chinese government to engage in various stages of oil and gas procurement, transportation and production in China. Substantially all oil and gas exploration, storage and transportation by foreign entities in China must be conducted via joint ventures with one of these companies, or with another Chinese company that has entered into an arrangement with one of these companies and been authorized by the appropriate government authorities to engage in such activities in China.

Unlike the developed petroleum markets of the member countries of the OECD, the oil market in China still includes important elements of central planning. Each year, the National Development and Reform Commission publishes the projected target for the production and sale of crude oil by the three state oil companies, based on the domestic consumption estimates submitted by domestic producers, including PetroChina, Sinopec and CNOOC, the production capacity of these companies, and the forecast of international crude oil prices. The actual production levels are determined by the producers themselves and may vary from the submitted estimates. PetroChina and Sinopec set their crude oil median prices each month based on the average Singapore market FOB prices for crude oil of different grades in the previous month. In addition, PetroChina and Sinopec negotiate a premium or discount to reflect transportation costs, the differences in oil quality, and market supply and demand. The National Development and Reform Commission will mediate if PetroChina and Sinopec cannot agree on the amount of premium or discount.

Market Opportunity

While the barriers to entry for foreign entities to engage in the development of oil and gas resources in China have recently eased, we believe that many small companies still face significant hurdles due to their lack of experience in the Chinese petroleum industry. Development requires specialized grants and permits, experience with operating in and China and dealing with challenging cultural and political environments in remote regions and the ability to manage projects efficiently during times of resource shortages. The Company hopes to take advantage of the energy development opportunities that exist in China today by leveraging its management team’s prior exploration experiences in China and existing relationships with oil industry executives and government officials in China. In addition, we believe that members of the Company’s production team have the hands-on experience with projects in Asia that we believe is essential to any successful petroleum project in China.

China’s economic growth has been affected by the global financial crisis and recession, declining to a year-on-year rate of 6.8% in the fourth quarter of 2008.  However, by the third quarter of 2009 growth had rebounded to 8.9%, due in large part to a government fiscal stimulus amounting to 4 trillion RMB ($586 billion), which included investment in energy infrastructure (World Bank: China Quarterly Update, December 2008 and November 2009).   Estimates indicate growth should average 8% for 2009 and continue at or above that level into 2010 (World Bank website.) We believe China remains a very attractive investment opportunity as the global economy begins to recover.

Principal Business Strategy

The Company is a development-stage company formed to develop new energy ventures, directly and through joint ventures and other partnerships in which it may participate.

China Strategy

In 2006, the Company commenced operations in China and is currently engaged in the business of oil and gas exploration, development, production and distribution in China. The Company has entered into a production sharing contract for CBM, an oil development opportunity, letters of intent for joint cooperation on a gas distribution venture, and agreements related to EORP activities in China.

Enhanced Oil Recovery and Production (“EORP”)

On May 13, 2009, PAP and its wholly-owned Hong Kong subsidiary, PAPE, entered into a Letter of Understanding (“LOU”), which was amended and further detailed in various other associated agreements that were executed on June 7, 2009, with Mr. Li Xiangdong (“LXD”) and Mr. Ho Chi Kong (“HCK”), pursuant to which the parties agreed to form Beijing Dong Fang Ya Zhou Petroleum Technology Service Company Limited (“Dong Fang”) as a new Chinese joint venture company, to be 75.5% owned by PAPE and 24.5% owned by LXD, into which  LXD would assign certain pending patent rights related to chemical enhanced oil recovery (the “LXD Patents”).  Dong Fang was officially incorporated under Chinese law on September 24, 2009. As required by the LOU, and pursuant to that certain Agreement on Cooperation, dated June 7, 2009, and as amended on June 25, 2009 (the “AOC”), entered into by and between PAPE and LXD, upon the effectiveness of the assignment of the LXD Patents to Dong Fong by LXD on November 27, 2009, (i) the Company paid LXD and HCK $100,000 each, (ii) PAP issued shares of PAPE to Best Source Group Holdings Limited, a Hong Kong company designated by HCK (“BSG”), to provide BSG with a 30% ownership interest in PAPE, with the Company retaining the balance 70% ownership interest in PAPE, and (iii) the Company issued to HCK’s designee 100,000 shares of Common Stock of the Company and options to purchase up to 400,000 additional shares of Common Stock of the Company. These options were approved for issuance by the Board of Directors at an exercise price of $4.62 per share, which was the closing sale price of the Company’s Common Stock at that date the Company’s issuance obligation was triggered upon achievement of the applicable milestone under the LOU on November 27, 2009 as reported by NYSE Amex. The Company has also agreed to issue 300,000 more shares of Company Common Stock to HCK or his designee upon the signing of certain contracts by Dong Fang with respect to the Fulaerjiqu oilfield.   All the options granted to HCK do not vest immediately; vesting will be contingent upon the achievement of certain milestones related to the entry by Dong Fang into certain EORP-related development contracts pertaining to oilfield projects in the Fulaerjiqu Oilfield. These contracts are anticipated to each deliver to Dong Fang a significant percentage of the incremental oil production and/or fixed fees per ton for the incremental production which results from using the technology covered by the LXD Patents.

In addition, LXD has been engaged as a consultant by Dong Fang to provide research and development services, training, and assistance in promoting certain other opportunities developed by him that target the application of the technology embodied in the LXD Patents, including assistance with entering into a contract with respect to the Liaohe Oilfield (the “Liaohe Contract”), and helping to develop projects in both the Shandong Province and the Xinjiang autonomous region of the People’s Republic of China for the provision and application of technology and chemicals developed by LXD.

The Company has agreed to loan up to $5 million to PAPE, which may then invest up to RMB 30,000,000 (approximately $ 4.4 million) into Dong Fang, with a portion of this being a requirement to invest RMB 22,650,000 as PAPE’s share of the registered capital of Dong Fang, when and to the extent required under applicable law.  PAPE’s capital investment will be used by Dong Fang to carry out work projects, fund operations, and to make, together with PAPE, aggregate payments of up to $1.5 million in cash to LXD and HCK. The payments of up to $1.5 million in cash to LXD and HCK are subject to the achievement of certain milestones pursuant to the LOU, including the formation of Dong Fang, the transfer of the LXD Patents to Dong Fang, and the signing of the contracts with respect to the Fularjiqu Oilfield and the Liaohe Contract by Dong Fang, as well as certain production-based milestones resulting from the implementation of these contracts. As of December 31, 2009, $500,000 of milestone payments has been paid or accrued by PAPE. The loan from the Company to PAPE will be repaid from funds distributed to PAPE by way of dividends or other appropriate payments from Dong Fang.  As of December 31, 2009, the Company has loaned a total of $1.3 million to PAPE, and PAPE has invested a total of RMB 4.8 million (approximately $700,000) into Dong Fang.

In accordance with the terms of the LOU, as amended on June 7, 2009, PAPE, LXD and the Company’s existing Chinese joint venture company, Inner Mongolia Sunrise Petroleum Co. Ltd. (“IMPCO Sunrise”), entered into an Assignment Agreement of Application Right for Patent, Consulting Engagement Agreement, and an Interest Assignment Agreement.  Upon formation of Dong Fang on September 24, 2009, all these and other agreements entered into by IMPCO Sunrise on behalf of Dong Fang were assigned by IMPCO Sunrise to Dong Fang.

With these EORP-related agreements signed and in place, the Company through Dong Fang has commenced operations in various oil fields located in the Liaoning, Shandong, and Xinjiang Provinces in China.  In the year ended December 31, 2009, the Company recorded initial revenues, cost of sales and expenses from the EORP business activities.

The Zijinshan PSC

On October 26, 2007, PAPL entered into a production sharing contract with China United Coalbed Methane Co., Ltd. (“CUCBM”) (the Chinese Government-designated company holding exclusive rights to negotiate with foreign companies with respect to coalbed methane (“CBM”) production in China), for the exploitation of CBM resources in the CUCBM Contract Area (the "Zijinshan PSC"), which Zijinshan PSC was approved by the Ministry of Commerce of The People’s Republic of China on April 2, 2008. The Zijinshan PSC provides, among other things, that PAPL, following approval of the Zijinshan PSC by the Ministry of Commerce of China, has  a minimum commitment for the first three years to drill three exploration wells and to carry out 50 km of 2-D seismic data acquisition (an estimated expenditure of $2.8 million), and in the fourth and fifth years  PAPL will drill four pilot development wells at an estimated cost of $2 million (in each case subject to PAPL’s right to terminate the Zijinshan PSC). That five year period constitutes the exploration period, which is subject to extension.  During the development and production period, CUCBM will have the right to acquire a 40% participating interest and to work jointly to develop and produce CBM under the Zijinshan PSC. Pursuant to the Zijinshan PSC, all CBM resources (including all other hydrocarbon resources) produced from the CUCBM Contract Area are shared as follows:  (i) 70% of production is provided to PAPL and CUCBM for recovery of all costs incurred; (ii) PAPL has the first right to recover all of its exploration costs from such 70% and then development costs are recovered by PAPL and CUCBM pursuant to their respective participating interests; and (iii) the remainder of the production is split by CUCBM and PAPL receiving between 99% and 90% of such remainder depending on the actual producing rates (a sliding scale) and the balance of the remainder (between 1% and 10%) is provided to the Government of China.

The Zijinshan PSC has a term of thirty (30) years. In December 2008, the Company and CUCBM finalized a mutually agreed work program pursuant to which the Company has now commenced exploration operations under the Zijinshan PSC. The Zijinshan PSC is in close proximity to the major West-East and the Ordos-Beijing gas pipelines which link the gas reserves in China’s western provinces to the markets of Beijing and the Yangtze River Delta, including Shanghai. The Zijinshan PSC covers an area of approximately 175,000 acres (the “Zijinshan Block”).

The Company has completed seismic data acquisition operations on the Zijinshan Block and spent approximately $1.5 million to shoot 162 kilometers of seismic under the work program. This seismic data has since been processed and interpreted.  Based on the seismic interpretation, four (4) potential well locations have been identified. A regional environmental impact assessment study (“EIA”) has also been completed. Following completion of a site specific EIA study the Company spudded well ZJS 001 on September 30, 2009. This well intersected the 4/5 coal seams in the Shanxi formation and 8/9 coal seams in the Taiyuan formation as anticipated. The well reached total depth in mid-November 2009.  Core samples have undergone laboratory testing, including tests for gas content, gas saturation and coal characteristics.  Based on the results of these tests, at the latest Zijinshan PSC Joint Management Committee (JMC) meeting, the Company agreed to a 2010 work program which includes undertaking further technical studies related to the CUCBM Contract Area and drilling at least two additional wells there.

The Chifeng Oil Development Opportunity in Inner Mongolia

Inner Mongolia, China’s northern border autonomous region, features a long, narrow strip of land sloping from northeast to southwest. It stretches 2,400 km from west to east and 1,700 km from north to south. Inner Mongolia traverses between northeast, north, and northwest China. The third largest among China’s provinces, municipalities, and autonomous regions, the region covers an area of 1.18 million square km, or 12.3% of the country’s territory. It neighbors eight provinces and regions in its south, east and west and Mongolia and Russia in the north, with a borderline of 4,200 km. In 2005, China and the Inner Mongolia Municipality awarded to Chifeng Zhongtong Oil and Natural Gas Co. (“Chifeng”) the exclusive authority to develop and exploit resources in the area known as the “ShaoGen Contract Area,” an area of approximately 353 square kilometers located in Chifeng, China.  In 2005 and 2006, Chifeng drilled several wells throughout the ShaoGen Contract Area and discovered oil.

In August 2006, the Company (through IMPCO Sunrise) and Chifeng entered into a Contract for Cooperation and Joint Development (the “Chifeng Agreement”), setting forth the terms and conditions for carrying out work and exploiting the development acreage in the ShaoGen Contract Area owned by Chifeng.

Pursuant to the Chifeng Agreement, drilling operations commenced in October 2006.  The first well drilled by Chifeng discovered oil and has been completed as a producing well, but production operations were suspended in 2007 pending receipt of a production license from the Chinese government. Chifeng has accounted for the Company’s share of the production revenue from the first producing well in the form of a credit, which will be allocated to the Company retroactively when and if the Production License is issued. Operations are anticipated to resume when and if the Production License is received. To date, the total production from the well has been approximately 400 tons of crude oil (all of which has been sold) and total producing revenues credited to the Company (after costs and royalties) were approximately $135,000. If a Production License is not received, the Company will seek, but is not contractually guaranteed, reimbursement from Chifeng for the Company’s outstanding costs.

The Company is pursuing a combination of strategies to have such production license awarded, including a possible renegotiation of the Chifeng Agreement with the goal of increasing the financial incentives to all the parties involved, and the Company is also pursuing a strategy focused on entering into negotiations with respect to an opportunity to participate in enhancing the existing production from the 22 sq. km. Kerqing Oilfield. Participation in enhancing production from the Kerqing Oilfield could significantly enhance the Chifeng Agreement in scale and value.  If this Production License is not issued, the opportunities to drill additional long-term production wells under the contract, including future production from this first well, will be at risk. There is no certainty that any of these strategies will ultimately succeed in the Company obtaining a Production License for the Chifeng area, but the Company intends to continue in these efforts.  Due to these significant uncertainties, the Company recorded an impairment loss on its Chifeng investment in the fourth quarter of 2009.

Gas Distribution Network

The Company entered into a Letter of Intent in November 2008, to possibly acquire a 51% ownership interest in the Handan Chang Yuan Natural Gas Co., Ltd. (“HGC”) from the Beijing Tai He Sheng Ye Investment Company Limited. HCG owns and operates gas distribution assets in and around Handan City, China. HGC was founded in May 2001, and is the primary gas distributer in Handan City, which is located 250 miles south of Beijing, in the Hebei Province of the People’s Republic of China. HGC has over 300,000 customers and owns 35 miles of a main gas pipeline, and more than 450 miles of delivery gas pipelines, with a delivery capacity of 300 million cubic meters per day.  HGC also owns an 80,000 sq. ft. field distribution facility. Gas is being supplied by Sinopec and PetroChina from two separate sources.  On July 7, 2009 the Company entered into a revised Letter of Intent with Handan Hua Ying Company Limited (“Handan”) relating to the possible acquisition of a 49% ownership interest in HGC.  The Company will continue its evaluation of this possible acquisition including the possibility of bringing in partners.

Strategy in Nigeria

Oyo Field Production Sharing Contract Interest

On November 18, 2009, the Company entered into the Purchase and Sale Agreement with CAMAC, as amended on March 4, 2010, and as described in greater detail in this Proxy Statement under “Proposals 1and Proposal 2 Approval of the Transaction and Issuance of the Consideration Shares” and “Discussion of the Oyo Field and the PSC” above, pursuant to which the Company agreed to acquire all of CAMAC’s interest in a Production Sharing Contract with respect to that certain oilfield asset known as the Oyo Field (the “Contract Rights”) and the transactions contemplated thereby, including the election of directors of the Company (the “Transaction”).  The Purchase Agreement which is described in, and attached to, this Proxy Statement, provides that, among other things: (i) CAMAC will transfer the Contract Rights to a newly formed Nigerian entity to be wholly owned by the Company, in consideration for the Company’s payment of  $38.84 million in cash (subject to adjustment) and the issuance of the Company’s common stock, par value $0.001 per share, equal to 62.74% of the Company’s issued and outstanding common stock; and (ii) for a period commencing on the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) and ending on the date that is one year following the Closing, the Company’s Board of Directors will consist of seven members, four of whom will be nominated by CAMAC.

The Transaction is expected to close on or before April 7, 2010, and is subject to the satisfaction of customary and other conditions to Closing, including, without limitation:  (i) the negotiation and entry by the parties into certain other agreements as set forth in the Purchase Agreement in forms reasonably satisfactory to the parties; and (ii) the approval of the Company’s stockholders of the Purchase Agreement and the transactions contemplated thereby.  The Purchase Agreement also contains other customary terms, including, but not limited to, representations and warranties, indemnification and limitation of liability provisions, termination rights, and break-up fees if either party terminates under certain circumstances.  The Company has already raised $37.5 million through two registered direct offerings (disclosed elsewhere in this Proxy Statement) which were consummated on February 16, 2010 and March 5, 2010.  Net proceeds from these offerings are planned to be used by the Company for working capital purposes, and also may be used by the Company to fund the Company’s acquisition of the Contract Rights from CAMAC as described in this Proxy Statement. As of March 5, 2010, the Company had cash, cash equivalents and short-term investments of approximately $38.937 million (unaudited), which is sufficient to fund the $32 million Cash Consideration amount due upon Closing of the Transaction and fund all of the Company’s current committed operations through 2011.  The balance $6.84 million due to CAMAC post-Closing is anticipated to be paid from proceeds received by the Company under the PSC in connection with the Oyo Field.

Please refer to “Proposal 1 and Proposal 2 Approval of the Transaction and Issuance of the Consideration Shares” above and “Discussion of the Oyo Field and the PSC” above.

Financing

Through March 5, 2010, although the Company has generated minimal operating revenue, it has raised approximately $59.1 million in equity financings, including through the Registered Direct Offerings described below, to fund its ongoing working capital requirements, as well as possible acquisition and development activities.

Registered Direct Offerings

February 2010 Offering

On February 16, 2010, the Company consummated the offer and sale (the “February 2010 Offering”) of 5,000,000 shares (the “February 2010 Offering Shares”) of its common stock, par value $0.001 per share ("Common Stock"), for an aggregate purchase price of $20 million, or $4.00 per share (the "February 2010 Offering Purchase Price"), pursuant to a Securities Purchase Agreement, dated February 10, 2010, among the Company and certain purchasers signatory thereto (the “February 2010 Offering Purchasers”).  In addition, the Company issued to the February 2010 Offering Purchasers (1) warrants to purchase up to an additional 2,000,000 shares of Common Stock of the Company, in the aggregate, at an exercise price of  $4.50 (subject to customary adjustments), exercisable commencing six months following the closing for a period of 36 months after such commencement date (the “Series A Warrants”); and (2) warrants to purchase up to an  additional 2,000,000 shares of Common Stock of the Company, in the aggregate, at an exercise price $4.00 per share (subject to customary adjustments), exercisable immediately at the closing until November 1, 2010 (the “Series B Warrants” and together with the Series A Warrants, the “February 2010 Offering Warrants”).  If all the February 2010 Offering Warrants are exercised, the Company would receive additional gross proceeds of $17 million. The February 2010 Offering Shares and the February 2010 Offering Warrant Shares were sold pursuant to a shelf registration statement on Form S-3 declared effective by the SEC on February 3, 2010 (File No. 333-163869), as amended by the prospectus supplement filed with the SEC on February 12, 2010 and delivered to the February 2010 Offering Purchasers.

Rodman & Renshaw, LLC (“Rodman”) served as the Company’s exclusive placement agent in connection with the February 2010 Offering.  As consideration for its services as placement agent, Rodman received a cash fee equal to 6.0% of the gross proceeds of the February 2010 Offering ($1.2 million), as well as a 5-year warrant to purchase shares of Common Stock of the Company equal to 3.0% of the aggregate number of shares sold in the February 2010 Offering (150,000 shares of Common Stock).  Rodman’s warrant has the same terms as the February 2010 Offering Warrants issued to the February 2010 Offering Purchasers except that the warrant is not exercisable until the 6-month anniversary of the closing and the exercise price is 125% of the per share purchase price of the shares issued in the February 2010 Offering ($5.00 per share).  In addition, subject to compliance with Financial Industry Regulatory Authority ("FINRA") Rule 5110(f)(2)(D), the Company reimbursed Rodman’s out-of-pocket accountable expenses actually incurred in the amount of $25,000.

March 2010 Offering

On March 5, 2010, the Company consummated the offer and sale (the “March 2010 Offering”) of 4,146,922 shares (the “March 2010 Offering Shares”) of its common stock, par value $0.001 per share ("Common Stock"), for an aggregate purchase price of $17.5 million, or $4.22 per share (the "March 2010 Offering Purchase Price"), pursuant to a Securities Purchase Agreement, dated March 2, 2010, among the Company and certain purchasers signatory thereto (the “March 2010 Offering Purchasers”).  In addition, the Company issued to the March 2010 Offering Purchasers (1) warrants to purchase up to an additional 1,658,769 shares of Common Stock of the Company, in the aggregate, at an exercise price of  $4.50 (subject to customary adjustments), immediately exercisable following the closing for a period of 42 months (the “Series C Warrants”); and (2) warrants to purchase up to an  additional 1,658,769 shares of Common Stock of the Company, in the aggregate, at an exercise price $4.12 per share (subject to customary adjustments), exercisable immediately at the closing until December 5, 2010 (the “Series D Warrants” and together with the Series C Warrants, the “March 2010 Offering Warrants”).  If all the March 2010 Offering Warrants are exercised, the Company would receive additional gross proceeds of approximately $14.3 million. The March 2010 Offering Shares and the March 2010 Offering Warrant Shares were sold pursuant to a shelf registration statement on Form S-3 declared effective by the SEC on February 3, 2010 (File No. 333-163869), as amended by the prospectus supplement filed with the SEC on March 3, 2010 and delivered to the March 2010 Offering Purchasers.

Rodman served as the Company’s exclusive placement agent in connection with the March 2010 Offering.  As consideration for its services as placement agent, Rodman received a cash fee equal to 6.0% of the gross proceeds of the March 2010 Offering ($1,050,000 million), as well as a 5-year warrant to purchase shares of Common Stock of the Company equal to 3.0% of the aggregate number of shares sold in the March 2010 Offering (124,408 shares of Common Stock).  Rodman’s warrant has the same terms as the March 2010 Offering Warrants issued to the March 2010 Offering Purchasers except that the warrant is not exercisable until the 6-month anniversary of the closing and the exercise price is 125% of the per share purchase price of the shares issued in the March 2010 Offering ($5.275 per share).  In addition, subject to compliance with FINRA Rule 5110(f)(2)(D), the Company reimbursed Rodman’s out-of-pocket accountable expenses actually incurred in the amount of $25,000.

CAMAC will receive Consideration Shares equal to 62.74% of the Company’s issued and outstanding shares of common stock after giving effect to the Transaction and the February 2010 Offering and March 2010 Offering (together, the “Registered Direct Offerings” or the “Financing”).  Therefore, if the Transaction closes, then the Financing (including any future exercise of warrants) and any related Financing costs will have a dilutive impact on your shares of common stock, but such Financing will have no dilutive effect on the Consideration Shares.  For a discussion of the risk of dilution, please read “Risk Factors Associated With The Transaction – The issuance of the Consideration Shares to CAMAC and the issuance of securities in the Financing may dilute our earnings per share, could lower our stock price and adversely affect our ability to raise additional capital in a subsequent financing. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations” beginning on page 35 of this Proxy Statement.

Net proceeds from the Financing are planned to be used by the Company for working capital purposes, and also may be used by the Company to fund the Company’s cash portion ($38.84 million, $32 million of which is due upon Closing) of the consideration for the acquisition of the Contract Rights with respect to the Oyo Field, which field began production in December 2009.  As of March 5, 2010, the Company had cash, cash equivalents and short-term investments of approximately $38.937 million (unaudited), which is sufficient to fund the $32 million Cash Consideration amount due upon Closing of the Transaction and fund all of the Company’s current committed operations through 2011.  The balance $6.84 million due to CAMAC post-Closing is anticipated to be paid from proceeds received by the Company under the PSC in connection with the Oyo Field.

In order to fully implement its business strategy, the Company may need to raise additional capital.  In the event the Company is unable to raise such capital on satisfactory terms or in a timely manner, the Company would be required to significantly revise its business plan.

Competitive Business Conditions and the Company’s Competitive Position

The Company anticipates that it will be competing with numerous large international oil companies and smaller oil companies that target opportunities in markets similar to the Company’s, including the CBM, natural gas and petroleum markets. Many of these companies have far greater economic, political and material resources at their disposal than the Company.  The Company believes that its management team’s prior experience in the fields of petroleum engineering, geology, field development and production, operations, international business development, and finance, together with its prior experience in management and executive positions with Texaco Inc. and other energy companies and prior experience managing energy projects in China and elsewhere in Asia, may provide the Company with a competitive advantage over some of its competitors active in the region, particularly with respect to relatively small opportunities that tend to be bypassed by larger companies. Nevertheless, the market in which we plan to operate is highly competitive and the Company may not be able to compete successfully against its current and future competitors.  See “Risks Related to the Company’s Industry” disclosed in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009 for risk factors associated with competition in the oil and gas industry.

Regulation

Regulation in China

China’s oil and gas industry is subject to extensive regulation by the Chinese government with respect to a number of aspects of exploration, production, transmission and marketing of crude oil and natural gas as well as production, transportation and marketing of refined products and chemical products. The following is a list of the primary Chinese central government authorities that exercise control over various aspects of China’s oil and gas industry:

•
The Ministry of Land and Resources, which has the authority for granting, examining and approving oil and gas exploration and production licenses, the administration of registration and the transfer of exploration and production licenses.

•
The Ministry of Commerce, which was established in March 2003 to consolidate the authorities and functions of the former State Economic and Trade Commission and the former Ministry of Foreign Trade and Economic Cooperation. Its responsibilities include:

o	setting the import and export volume quotas for crude oil and refined products according to the overall supply and demand for crude oil and refined products in China as well as the World Trade Organization requirements for China;

o	issuing import and export licenses for crude oil and refined products to oil and gas companies that have obtained import and export quotas; and

o	examining and approving production sharing contracts and Sino-foreign equity and cooperative joint venture contracts.

•
The National Development and Reform Commission, which was established in March 2003 to consolidate the authorities and functions of the former State Development Planning Commission and the former State Economic and Trade Commission. Its responsibilities include:

o	exercising industry administration and policy coordination authority over China’s oil and gas industry;

o	determining mandatory minimum volumes and applicable prices of natural gas to be supplied to certain fertilizer producers;

o	publishing guidance prices for natural gas and retail median guidance prices for certain refined products, including gasoline and diesel;

o	approving significant petroleum, natural gas, oil refinery and chemical projects set forth under the Catalogues of Investment Projects Approved by the Central Government; and

o	approving Sino-foreign equity and cooperative projects exceeding certain capital amounts.

Regulation and Legislation in the Oil and Gas Industry in Nigeria

After the closing of the Company’s acquisition from CAMAC of the Contract Rights with respect to the Oyo Field located in Nigeria, the Company will also be subject to various regulations in Nigeria.  The following is a list of the primary Nigerian government authorities that exercise control over various aspects of Nigeria’s oil and gas industry:

•	The Minister for Petroleum Resources, who is supported by 3 junior ministers overseeing different aspects of the energy sector.

•	The National Assembly as the legislative arm of government is empowered to pass legislation regarding petroleum matters, which are on the Exclusive Legislative List.

•	The Federal Ministry of Petroleum is responsible for formulating and implementing Government policy.

•	The Department of Petroleum Resources is the regulatory arm of the oil and gas industry.

•	The Ministry of Environment/The Federal Environmental Protection Agency was established in 1988 (Decree No. 50) to protect, restore and preserve the ecosystem of the Nigerian environment.

•	The Federal Inland Revenue Service is responsible for collection of royalties and PPT on behalf of the Nigerian Government.

The primary petroleum legislation in Nigeria is the Petroleum Act of 1969, Section 1 of which provides that:

1.	The entire ownership and control of all petroleum in, under or upon any lands to which this section applies shall be vested in the State.

2.
This section applies to all land (including land covered by water) which “is in Nigeria; or is under the territorial waters of Nigeria; or forms part of the continental shelf; or forms part of the Exclusive Economic Zone of Nigeria.”

       The Petroleum Act of 1969 provides for the grant by the Minister of Petroleum Resources of three types of interests – exploration, prospecting and production rights.

1.	Exploration: An Oil Exploration License (“OEL”) is necessary to conduct preliminary exploration surveys. The license is non-exclusive and is granted for a period of one year. It is renewable annually.

2.
Prospecting:  An Oil Prospecting License (“OPL”) allows for more extensive exploration surveys. It is an exclusive license given for a period not exceeding 5 years. It includes the right to take away and dispose of oil discovered while prospecting. Presently Production Sharing Contracts (PSC) are awarded to parties pursuant to a successful bid process. Under the PSC the NNPC is the holder of the legal title to the OPL, while the participating company (the contractor) carries out all operations on a sole risk basis. Upon making a commercial discovery, the proceeds realized are shared between the NNPC and the contractor pursuant to commercial terms set out in the PSC.

3.
Production: The grant of an Oil Mining Lease (“OML”) allows for full scale commercial production once oil is discovered in commercial quantities (currently defined as a flow rate of 10,000 bpd or above). The lease confers the exclusive right to carry out prospecting, exploration, production and marketing activities in and under the specified acreage for a period of 20 years.

The Minister of Petroleum Resources exercises general supervision over all operations carried on under licenses and leases and may make regulations prescribing anything required to be done under the Petroleum Act.

A draft Petroleum Industry Bill (“PIB”) is currently undergoing legislative process at the Nigerian National Assembly. The draft PIB seeks to introduce significant changes to legislation governing the oil and gas sector in Nigeria, including new fiscal regulatory and tax obligations and expanded fiscal and regulatory oversight that may impose additional operational and regulatory burdens on operating contractors under PSCs.  See “Risks Related to the Transaction” below.

 Environmental Matters

China
China has adopted extensive environmental laws and regulations that affect the operation of its oil and gas industry. There are national and local standards applicable to emissions control, discharges to surface and subsurface water, and the generation, handling, storage, transportation, treatment and disposal of waste materials.

The environmental regulations require a company to register or file an environmental impact report with the relevant environmental bureau for approval before it undertakes any construction of a new production facility or any major expansion or renovation of an existing production facility. A new, expanded or renovated facility will not be permitted to operate unless the relevant environmental bureau has inspected it and is satisfied that all necessary equipment has been installed as required by applicable environmental protection requirements. A company that wishes to discharge pollutants, whether it is in the form of emission, water or materials, must submit a pollutant discharge declaration statement detailing the amount, type, location and method of treatment. After reviewing the pollutant discharge declaration, the relevant environmental bureau will determine the amount of discharge allowable under the law and will issue a pollutant discharge license for that amount of discharge subject to the payment of discharge fees. If a company discharges more than is permitted in the pollutant discharge license, the relevant environmental bureau can fine the company up to several times the discharge fees payable by the offending company for its allowable discharge, or require that the offending company cease operations until the problem is remediated.

Compliance and enforcement of environmental laws and regulations may cause the Company to incur significant expenditures and require resources which it may not have.  The Company cannot currently predict the extent of future capital expenditures, if any, required for compliance with environmental laws and regulations, which may include expenditures for environmental control facilities.

Product Research and Development

The Company has to date not engaged in any product research or development, however, it does anticipate that Dong Fang will engage in research and development related to its new EORP technology during the twelve-month period ending December 31, 2010 (the “Next Year”).

Properties

The Company has two primary leased office facilities, one located in Hartsdale, New York (the “Hartsdale Facility”), and the other located in Beijing, China (the “Beijing Facility”).

The Hartsdale Facility is occupied under a lease which commenced on December 1, 2006, and was extended two additional years to November 30, 2010 under an amendment entered into in September 2008.  At December 31, 2009, the Hartsdale Facility lease covered 1,978 rentable square feet, and the rental expense is currently $5,300 per month, plus a 7.96% share of operating expenses of the property.

The Beijing Facility covers approximately 5,300 square feet of office space. The Beijing Facility is occupied under a tenancy agreement that commenced on September 1, 2009 and ends on August 31, 2011.  The Company’s rental expense recorded for the Beijing Facility is $11,283 per month, plus allocated share of utility charges.

The Company believes that its current office facilities have the capacity to meet its needs for the foreseeable future.  However, in the event the Transaction contemplated under the Purchase Agreement is consummated, the Company may be required to open a branch office in Nigeria.

Employees and Contractors

As of December 31, 2009 the Company had 34 full-time employees and 13 part-time contractors/employees employed as follows:

	Employees	Part-Time Contractors/ Employees
Administration	26	7
Research and Development/Technical Support	8	6

In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. During the next calendar year, the Company may need to hire additional personnel in certain operational and other areas as required for its expansion efforts, and to maintain focus on its then-existing and new projects. The number and skill sets of individual employees will be primarily dependent on the relative rates of growth of the Company’s different projects, and the extent to which operations and development are executed internally or contracted to outside parties. Subject to the availability of sufficient working capital and assuming initiation of additional projects, the Company currently plans to further increase full-time staffing to a level adequate to execute the Company’s growth plans. As we continue to expand, we will incur additional cost for personnel.

Intellectual Property

The Company through its 75.5%-owned subsidiary, Dong Fang, owns Patent Application Rights with respect to six patents pending before the PRC Patent Administration covering certain enhanced oil recovery technologies to be used in connection with EORP operations.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements other than the operating leases disclosed herein.

Legal Proceedings

                From time to time, we may become involved in various lawsuits and legal proceedings in the ordinary course of our business.  We are currently not aware of any legal proceedings the ultimate outcome of which, in our judgment based on information currently available, would have a material adverse affect on our business, financial condition or operating results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Business

        The Company is a development stage company formed to develop new energy ventures, directly and through joint ventures and other partnerships in which it may participate. Members of the Company’s senior management team have experience in the fields of international business development, finance, petroleum engineering, geology, field development and production, and operations. Members of the Company’s management team have held management and executive positions with Texaco Inc. and with other international energy companies and have managed energy projects in China and elsewhere. Members of the Company’s management team also have experience in oil drilling, operations, geological engineering, sales and government relations in China’s energy sector.

        The cumulative net losses of the Company from inception through December 31, 2009 attributable to common stockholders are $20,457,442. Our losses have resulted primarily from exploration activities on our Zijinshan Block, start-up of EORP activities, general and administrative expenditures associated with developing a new enterprise, and consulting, legal and accounting expenses.

       The Company’s current operations commenced in 2005 through IMPCO, formed as a limited liability company under New York State law on August 25, 2005. These operations currently consist of development of oil production in Inner Mongolia, China, exploration and development operations with respect to CBM opportunities in the Shanxi Province of China, and enhanced oil recovery production activities in the Liaoning, Shandong and Xinjiang Provinces of China. We consider the Company to be a single line of business.

        In the fourth quarter of 2006, pursuant to a joint development contract with Chifeng Zhongtong Oil and Natural Gas Co. (“Chifeng”), a company incorporated in Inner Mongolia, China, the Company drilled its first oil well in Inner Mongolia. This well was producing during part of 2007 under an exploration and development license issued by the relevant Chinese authorities. However, no revenue or related depletion expense have been recognized to date due to uncertainty of realization of the revenue until a permanent production license is obtained. Chifeng has accounted for our share of the production revenue in the form of a credit which will be allocated to the Company retroactively when and if the production license is issued. Operations from the well were suspended in 2007, and it is planned to resume operations when and if the production license is received. To date, the total production from the well has been approximately 400 tons of crude oil (all of which has been sold), and total producing revenues credited to the Company (after costs and royalties) were approximately $135,000.The Company is pursuing a combination of strategies to have such production license awarded, including a possible renegotiation of the Chifeng Agreement increasing the financial incentives to all the parties involved and the Company is also pursuing a strategy focused on entering into negotiations with respect to an opportunity to acquire the existing production from the 22 sq. km. Kerqing Oilfield. The acquisition of the Kerqing Oilfield could significantly enhance the Chifeng Agreement in scale and value. If this Production License is not issued, the opportunities to drill additional long-term production wells under the contract, including future production from this first well, will be at risk. In year 2010 the Company will be continuing to evaluate the available approaches toward securing this Production License. As of December 31, 2009 there was no certainty that any of these strategies will ultimately be successful in resulting in a production license for the Chifeng area, but the Company intends to continue in these efforts. Due to these significant uncertainties, the company recorded an impairment loss on its Chifeng investment in the fourth quarter of 2009.

       On October 26, 2007, PAPL, a wholly-owned subsidiary of the Company, entered into the Zijinshan PSC with CUCBM for the exploitation of CBM resources in the Zijinshan Block, which is located in the Shanxi Province in China. The Zijinshan PSC provides, among other things, that PAPL, following approval of the PSC by the Ministry of Commerce of China, has a minimum commitment for the first three years to drill three exploration wells and to carry out 50 km of 2-D seismic data acquisition (an estimated expenditure of $2.8 million), and in the fourth and fifth years PAPL will drill four pilot development wells at an estimated cost of $2 million (in each case subject to PAPL’s right to terminate the Zijinshan PSC). That five year period constitutes the exploration period. During the development and production period, CUCBM will have the right to acquire a 40% participating interest and to work jointly and pay its participating share of costs to develop and produce CBM under the Zijinshan PSC. The Zijinshan PSC has a term of 30 years. Pursuant to the Zijinshan PSC, all CBM resources (including all other related hydrocarbon resources) produced from the Zijinshan block is to be shared as follows: (i) 80% of production is provided to PAPL and CUCBM for recovery of all costs incurred; (ii) PAPL has the first right to recover all of its exploration costs from such 80% and then development costs are recovered by PAPL and CUCBM pursuant to their respective participating interests; and (iii) the remainder of the production is split by CUCBM and PAPL receiving between 99% and 90% of such remainder depending on the actual producing rates (a sliding scale) and the balance of the remainder (between 1% and 10%) is provided to the Government of China. On April 2, 2008, the Company received written confirmation that the Ministry of Commerce of The People’s Republic of China approved the entry by PAPL into the above Production Sharing Contract. On December 9, 2008 the Company and CUCBM finalized a mutually agreed work program pursuant to which the Company may immediately commence development operations under the Zijinshan PSC.

       The Company has completed seismic data acquisition operations on the Zijinshan Block and spent approximately $1.5 million to shoot 162 kilometers of seismic under the work program. This seismic data has since been processed and interpreted. Based on the seismic interpretation, four potential well locations have been identified. A regional environmental impact assessment study (“EIA”) has also been completed. Following completion of a site specific EIA study the Company spudded well ZJN 001 on September 30, 2009. This well was targeted at the 4/5 coal seams in the Shanxi formation and 8/9 coal seams in the Taiyuan formation. The well reached total depth in November 2009. Core samples have undergone laboratory testing, including tests for gas content, gas saturation and coal characteristics. Based on the results of these tests, the Company has at the latest Zijinshan PSC Joint Management Committee (JMC) meeting agreed to a 2010 work program which includes undertaking further technical studies related to the CUCBM Contract Area and drilling at least two additional wells there.

       The Company entered into a Letter of Intent in November 2008 to possibly acquire a 51% ownership interest in the Handan Chang Yuan Natural Gas Co., Ltd. (“HGC”) from the Beijing Tai He Sheng Ye Investment Company Limited. HGC owns and operates gas distribution assets in and around Handan City, China. HGC was founded in May 2001, and is the primary gas distributer in Handan City, which is located 250 miles south of Beijing, in the Hebei Province of the People’s Republic of China. HGC has over 300,000 customers and owns 35 miles of a main gas pipeline, and more than 450 miles of delivery gas pipelines, with a delivery capacity of 300 million cubic meters per day. HGC also owns an 80,000 sq. ft. field distribution facility. Gas is being supplied by Sinopec and PetroChina from two separate sources. On July 7, 2009 the Company entered into a revised Letter of Intent with Handan Hua Ying Company Limited (“Handan”) relating to the possible acquisition of a 49% ownership interest in HGC. The Company will continue its evaluation of this possible acquisition including the possibility of bringing in partners.

       On May 13, 2009, Pacific Asia Petroleum, Inc. and its wholly-owned Hong Kong subsidiary, PAPE, entered into a Letter of Understanding (“LOU”), which was amended and further detailed in various other associated agreements that were executed on June 7, 2009, with Mr. Li Xiangdong (“LXD”) and Mr. Ho Chi Kong (“HCK”), pursuant to which the parties agreed to form Beijing Dong Fang Ya Zhou Petroleum Technology Service Company Limited (“Dong Fang”) as a new Chinese joint venture company, to be 75.5% owned by PAPE and 24.5% owned by LXD, into which LXD would assign certain pending patent rights related to chemical enhanced oil recovery (the “LXD Patents”). Dong Fang was officially incorporated under Chinese law on September 24, 2009. As required by the LOU, and pursuant to that certain Agreement on Cooperation, dated June 7, 2009, and as amended on June 25, 2009 (the “AOC”), entered into by and between PAPE and LXD, upon the effectiveness of the assignment of the LXD Patents to Dong Fong by LXD on November 27, 2009, (i) the Company paid LXD and HCK $100,000 each, (ii) PAP has issued shares of PAPE to Best Source Group Holdings Limited, a Hong Kong company designated by HCK (“BSG”), to provide BSG with a 30% ownership interest in PAPE, with the Company retaining the balance 70% ownership interest in PAPE, and (iii) the Company has issued to HCK’s designee 100,000 shares of Common Stock of the Company and options to purchase up to 400,000 additional shares of Common Stock of the Company. These options were approved for issuance by the Board of Directors on January 21, 2010 at an exercise price of $4.62 per share, which was the closing sale price of the Company’s Common Stock at that date the Company’s issuance obligation was triggered upon achievement of the applicable milestone under the LOU on November 27, 2009 as reported by NYSE Amex. The Company has also agreed to issue 300,000 more shares of Company Common Stock to HCK or his designee upon the signing of certain contracts by Dong Fang with respect to the Fulaerjiqu oilfield. All the options granted to HCK do not vest immediately; vesting will be contingent upon the achievement of certain milestones related to the entry by Dong Fang into certain EORP-related development contracts pertaining to oilfield projects in the Fulaerjiqu Oilfield. These contracts are anticipated to each deliver to Dong Fang a significant percentage of the incremental oil production and/or fixed fees per ton for the incremental production which results from using the technology covered by the LXD Patents.

        In addition, LXD has been engaged as a consultant by Dong Fang to provide research and development services, training, and assistance in promoting certain other opportunities developed by him that target the application of the technology embodied in the LXD Patents, including assistance with entering into a contract with respect to the Liaohe Oilfield (the “Liaohe Contract”), and helping to develop projects in both the Shandong Province and the Xinjiang autonomous region of the People’s Republic of China for the provision and application of technology and chemicals developed by LXD.

       The Company has agreed to loan up to $5 million to PAPE, which may then invest up to RMB 30,000,000 (approximately $ 4.4 million) into Dong Fang, with a portion of this being a requirement to invest RMB 22,650,000 as PAPE’s share of the registered capital of Dong Fang, when and to the extent required under applicable law. PAPE’s capital investment will be used by Dong Fang to carry out work projects, fund operations, and to make, together with PAPE, aggregate payments of up to $1.5 million in cash to LXD and HCK. The payments of up to $1.5 million in cash to LXD and HCK are subject to the achievement of certain milestones pursuant to the LOU, including the formation of Dong Fang, the transfer of the LXD Patents to Dong Fang, and the signing of the contracts with respect to the Fularjiqu Oilfield and the Liaohe Contract by Dong Fang, as well as certain production-based milestones resulting from the implementation of these contracts. As of December 31, 2009, $500,000 of milestone payments had been paid or accrued by PAPE. The loan from the Company to PAPE will be repaid from funds distributed to PAPE by way of dividends or other appropriate payments from Dong Fang. As of December 31, 2009, the Company has loaned a total of $1.3 million to PAPE, and PAPE has invested a total of RMB 4.8 million (approximately US$700,000) into Dong Fang.

        In accordance with the terms of the LOU, as amended on June 7, 2009, PAPE, LXD and the Company’s existing Chinese joint venture company, Inner Mongolia Sunrise Petroleum Co. Ltd. (“IMPCO Sunrise”), entered into an Assignment Agreement of Application Right for Patent, Consulting Engagement Agreement, and an Interest Assignment Agreement. Upon formation of Dong Fang on September 24, 2009, all these and other agreements entered into by IMPCO Sunrise on behalf of Dong Fang were assigned by IMPCO Sunrise to Dong Fang.

       With these EORP-related agreements signed and in place, the Company through Dong Fang has commenced operations in various oil fields located in the Liaoning, Shandong, and Xinjiang Provinces in China. In the year ended December 31, 2009, the Company recorded initial revenues, cost of sales and expenses from the EORP business activities.

Recent Developments

Oyo Field Production Sharing Contract Interest

On November 18, 2009, the Company entered into the Purchase and Sale Agreement with CAMAC, as amended on March 4, 2010, and as described in greater detail in this Proxy Statement under “Proposals 1and Proposal 2 Approval of the Transaction and Issuance of the Consideration Shares” and “Discussion of the Oyo Field and the PSC” above, pursuant to which the Company agreed to acquire all of CAMAC’s interest in a Production Sharing Contract with respect to that certain oilfield asset known as the Oyo Field (the “Contract Rights”) and the transactions contemplated thereby, including the election of directors of the Company (the “Transaction”).  The Purchase Agreement which is described in, and attached to, this Proxy Statement, provides that, among other things: (i) CAMAC will transfer the Contract Rights to a newly formed Nigerian entity to be wholly owned by the Company, in consideration for the Company’s payment of  $38.84 million in cash (subject to adjustment) and the issuance of the Company’s common stock, par value $0.001 per share, equal to 62.74% of the Company’s issued and outstanding common stock; and (ii) for a period commencing on the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) and ending on the date that is one year following the Closing, the Company’s Board of Directors will consist of seven members, four of whom will be nominated by CAMAC.

The Transaction is expected to close on or before April 7, 2010, and is subject to the satisfaction of customary and other conditions to Closing, including, without limitation:  (i) the negotiation and entry by the parties into certain other agreements as set forth in the Purchase Agreement in forms reasonably satisfactory to the parties; and (ii) the approval of the Company’s stockholders of the Purchase Agreement and the transactions contemplated thereby.  The Purchase Agreement also contains other customary terms, including, but not limited to, representations and warranties, indemnification and limitation of liability provisions, termination rights, and break-up fees if either party terminates under certain circumstances.  The Company has already raised $37.5 million through two registered direct offerings (disclosed elsewhere in this Proxy Statement) which were consummated on February 16, 2010 and March 5, 2010.  Net proceeds from these offerings are planned to be used by the Company for working capital purposes, and also may be used by the Company to fund the Company’s acquisition of the Contract Rights from CAMAC as described in this Proxy Statement. As of March 5, 2010, the Company had cash, cash equivalents and short-term investments of approximately $38.937 million (unaudited), which is sufficient to fund the $32 million Cash Consideration amount due upon Closing of the Transaction and fund all of the Company’s current committed operations through 2011.  The balance $6.84 million due to CAMAC post-Closing is anticipated to be paid from proceeds received by the Company under the PSC in connection with the Oyo Field.

Please refer to “Proposal 1 and Proposal 2 Approval of the Transaction and Issuance of the Consideration Shares” above and “Discussion of the Oyo Field and the PSC” above.

Registered Direct Offerings

February 2010 Offering

On February 16, 2010, the Company consummated the offer and sale (the “February 2010 Offering”) of 5,000,000 shares (the “February 2010 Offering Shares”) of its common stock, par value $0.001 per share ("Common Stock"), for an aggregate purchase price of $20 million, or $4.00 per share (the "February 2010 Offering Purchase Price"), pursuant to a Securities Purchase Agreement, dated February 10, 2010, among the Company and certain purchasers signatory thereto (the “February 2010 Offering Purchasers”).  In addition, the Company issued to the February 2010 Offering Purchasers (1) warrants to purchase up to an additional 2,000,000 shares of Common Stock of the Company, in the aggregate, at an exercise price of  $4.50 (subject to customary adjustments), exercisable commencing six months following the closing for a period of 36 months after such commencement date (the “Series A Warrants”); and (2) warrants to purchase up to an  additional 2,000,000 shares of Common Stock of the Company, in the aggregate, at an exercise price $4.00 per share (subject to customary adjustments), exercisable immediately at the closing until November 1, 2010 (the “Series B Warrants” and together with the Series A Warrants, the “February 2010 Offering Warrants”).  If all the February 2010 Offering Warrants are exercised, the Company would receive additional gross proceeds of $17 million. The February 2010 Offering Shares and the February 2010 Offering Warrant Shares were sold pursuant to a shelf registration statement on Form S-3 declared effective by the SEC on February 3, 2010 (File No. 333-163869), as amended by the prospectus supplement filed with the SEC on February 12, 2010 and delivered to the February 2010 Offering Purchasers.

       Rodman & Renshaw, LLC (“Rodman”) served as the Company’s exclusive placement agent in connection with the February 2010 Offering.  As consideration for its services as placement agent, Rodman received a cash fee equal to 6.0% of the gross proceeds of the February 2010 Offering ($1.2 million), as well as a 5-year warrant to purchase shares of Common Stock of the Company equal to 3.0% of the aggregate number of shares sold in the February 2010 Offering (150,000 shares of Common Stock).  Rodman’s warrant has the same terms as the February 2010 Offering Warrants issued to the February 2010 Offering Purchasers except that the warrant is not exercisable until the 6-month anniversary of the closing and the exercise price is 125% of the per share purchase price of the shares issued in the February 2010 Offering ($5.00 per share).  In addition, subject to compliance with Financial Industry Regulatory Authority ("FINRA") Rule 5110(f)(2)(D), the Company reimbursed Rodman’s out-of-pocket accountable expenses actually incurred in the amount of $25,000.

       March 2010 Offering

On March 5, 2010, the Company consummated the offer and sale (the “March 2010 Offering”) of 4,146,922 shares (the “March 2010 Offering Shares”) of its common stock, par value $0.001 per share ("Common Stock"), for an aggregate purchase price of $17.5 million, or $4.22 per share (the "March 2010 Offering Purchase Price"), pursuant to a Securities Purchase Agreement, dated March 2, 2010, among the Company and certain purchasers signatory thereto (the “March 2010 Offering Purchasers”).  In addition, the Company issued to the March 2010 Offering Purchasers (1) warrants to purchase up to an additional 1,658,769 shares of Common Stock of the Company, in the aggregate, at an exercise price of  $4.50 (subject to customary adjustments), immediately exercisable following the closing for a period of 42 months (the “Series C Warrants”); and (2) warrants to purchase up to an  additional 1,658,769 shares of Common Stock of the Company, in the aggregate, at an exercise price $4.12 per share (subject to customary adjustments), exercisable immediately at the closing until December 5, 2010 (the “Series D Warrants” and together with the Series C Warrants, the “March 2010 Offering Warrants”).  If all the March 2010 Offering Warrants are exercised, the Company would receive additional gross proceeds of approximately $14.3 million. The March 2010 Offering Shares and the March 2010 Offering Warrant Shares were sold pursuant to a shelf registration statement on Form S-3 declared effective by the SEC on February 3, 2010 (File No. 333-163869), as amended by the prospectus supplement filed with the SEC on March 3, 2010 and delivered to the March 2010 Offering Purchasers.

       Rodman served as the Company’s exclusive placement agent in connection with the March 2010 Offering.  As consideration for its services as placement agent, Rodman received a cash fee equal to 6.0% of the gross proceeds of the March 2010 Offering ($1,050,000 million), as well as a 5-year warrant to purchase shares of Common Stock of the Company equal to 3.0% of the aggregate number of shares sold in the March 2010 Offering (124,408 shares of Common Stock).  Rodman’s warrant has the same terms as the March 2010 Offering Warrants issued to the March 2010 Offering Purchasers except that the warrant is not exercisable until the 6-month anniversary of the closing and the exercise price is 125% of the per share purchase price of the shares issued in the March 2010 Offering ($5.275 per share).  In addition, subject to compliance with FINRA Rule 5110(f)(2)(D), the Company reimbursed Rodman’s out-of-pocket accountable expenses actually incurred in the amount of $25,000.

       CAMAC will receive Consideration Shares equal to 62.74% of the Company’s issued and outstanding shares of common stock after giving effect to the Transaction and the February 2010 Offering and March 2010 Offering (together, the “Registered Direct Offerings” or the “Financing”).  Therefore, if the Transaction closes, then the Financing (including any future exercise of warrants) and any related Financing costs will have a dilutive impact on your shares of common stock, but such Financing will have no dilutive effect on the Consideration Shares.  For a discussion of the risk of dilution, please read “Risk Factors Associated With The Transaction – The issuance of the Consideration Shares to CAMAC and the issuance of securities in the Financing may dilute our earnings per share, could lower our stock price and adversely affect our ability to raise additional capital in a subsequent financing. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations” beginning on page 35 of this Proxy Statement.

        Net proceeds from the Financing are planned to be used by the Company for working capital purposes, and also may be used by the Company to fund the Company’s cash portion ($38.84 million, $32 million of which is due upon Closing) of the consideration for the acquisition of the Contract Rights with respect to the Oyo Field, which field began production in December 2009.  As of March 5, 2010, the Company had cash, cash equivalents and short-term investments of approximately $38.937 million (unaudited), which is sufficient to fund the $32 million Cash Consideration amount due upon Closing of the Transaction and fund all of the Company’s current committed operations through 2011.  The balance $6.84 million due to CAMAC post-Closing is anticipated to be paid from proceeds received by the Company under the PSC in connection with the Oyo Field.

In order to fully implement its business strategy, the Company may need to raise additional capital.  In the event the Company is unable to raise such capital on satisfactory terms or in a timely manner, the Company would be required to significantly revise its business plan.

Plan of Operation

       The following describes in general terms the Company’s plan of operation and development strategy for the twelve-month period ending December 31, 2010 (the “Next Year”). During the Next Year, the Company plans to focus its efforts toward consummating the Oyo Field PSC interest acquisition and to continue operations under its 100% owned and operated Zijinshan PSC. The Zijinshan operations will include the possible drilling of two additional wells and continuing geological modeling and mapping. The Company also plans to continue putting into commercial use the new EORP technology to produce incremental oil in oilfields located in the Heilongjiang, Liaoning, Shandong, Henan and Xinjiang Provinces in China through the operations of Dong Fang.  The Company will also assess the applicability of the new EORP technology to the Company’s August 2006 Contract for Cooperation and Joint Development with Chifeng pursuant to which drilling operations were suspended in 2007 pending receipt of a production license from the Chinese government. The Company’s revised strategy with regards to Chifeng is to seek to enhance all the relevant parties’ economic positions and use these benefits to acquire the necessary production licenses in order to carry out the plans under that agreement. As of December 31, 2009, there was no certainty that any of these strategies will ultimately be successful in resulting in a production license for the Chifeng area, but the Company intends to continue in these efforts.

        In addition to these opportunities, the Company is continuing to seek to identify other opportunities in the energy sectors in China and the Pacific Rim, and elsewhere around the world that will enhance its production and cash flow, particularly with respect to oil and gas exploration, development, production, refining and distribution. Since we are a development stage company, we are limited in our ability to grow by the availability of capital for our businesses and each project. The Company’s ability to successfully consummate any of its projects, including the projects described above, is contingent upon the making of any required deposits, obtaining the necessary governmental approvals and executing binding agreements to obtain the rights we seek within limited timeframes.

       Additionally, assuming the consummation of the Transaction contemplated by the Purchase and Sale Agreement with respect to the Oyo Field PSC, the Company plans to focus significant efforts on developing corporate infrastructure, accounting controls, policies and procedures, and establishing foreign and domestic human and operational resources necessary to integrate, support and maximize its contract rights acquired from CAMAC, and to realize and maximize value under the related Oyo Field PSC in coordination with the Oyo Field’s operating contractor, Nigerian Agip Exploration Ltd (“NAE”), a subsidiary of Italy's ENI SpA (one of the world’s largest international energy companies).

       The Company has assembled a management team with experience in the fields of international business development, petroleum and geologic engineering, geology, petroleum field development and production, operations, sales, government relations and finance. Members of the Company’s management team  previously held management and executive positions at Texaco Inc. and other international energy companies and have managed  energy projects in China and elsewhere.  They will seek to utilize their contacts in Asia to provide us with access to a variety of energy projects. Among the strategies that we plan to use are:

•	Focusing on projects that play to the expertise of our management team;
•	Leveraging our productive asset base and capabilities to develop value;
•	Actively managing our assets and ongoing operations while attempting to limit capital exposure;
•	Enlisting external resources and talent as necessary to operate/manage our properties during peak operations; and
•	Implementing an exit strategy with respect to each project with a view to maximizing asset values and returns

Results of Operations

       As a development stage company, we have had only minimal revenues from operations. We may experience fluctuations in operating results in future periods due to a variety of factors, including our ability to obtain additional financing in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements, and strategic alliances, and general economic conditions specific to our industry.

       As a result of limited capital resources and minimal revenues from operations from the date of IMPCO’s inception on August 25, 2005, the Company has relied on the issuance of equity securities as a means of compensating employees and non-employees for services. The Company enters into equity compensation agreements with non-employees if it is in the best interest of the Company and in accordance with applicable federal and state securities laws. In order to conserve its limited operating capital resources, the Company anticipates continuing to compensate employees and non-employees partially with equity compensation for services during the Next Year.  This policy may have a material effect on the Company’s results of operations during the Next Year.

Revenues

       We have generated $66,802 in total revenues from operations since IMPCO’s inception on August 25, 2005 through December 31, 2009.  Revenues commenced in the year ended December 31, 2009, and all revenues were in China. We expect to generate additional revenues from operations in 2010, as the Company transitions from a development stage company to an active growth stage company.

Costs and Operating Expenses

	Years ended December 31,
	2009	2008	2007

Salaries and cash bonus	$2,140,166	$1,672,694	$898,875
Consulting and PSC management fees	2,606,728	669,441	803,485
Stock-based compensation	2,432,006	1,355,590	195,442
Exploratory	1,705,217	249,440	-
Legal fees	321,851	361,096	300,228
Travel, meals and entertainment	314,130	332,565	194,071
Payroll taxes	239,947	74,029	38,010
Rent	233,042	110,013	78,183
Auditing	182,668	169,368	135,305
Impairment of assets	219,388	273,618	-
All other	1,260,638	515,966	338,648
Total Costs and Operating Expenses	$11,655,781	$5,783,820	$2,982,247

        For the fiscal year 2009, total pre-tax costs and operating expenses were $11,655,781 as compared to $5,783,820 in 2008 and $2,982,247  in 2007.  Over this three year period, the Company’s expenses have increased as the commencement of physical operations has occurred in the Zijinshan PSC area and in EORP activity. The Company has only generated  nominal  revenues to date and as such is still a development stage company. The major components of expense differences are as follows:

Year 2009 versus Year 2008

•
Salaries and cash bonus:  The increase of $467,472 ($2,140,166 versus $1,672,694) resulted from an increase in the number of employees and increased compensation associated with expanded activity in China.

•
Consulting and PSC management fees:  The increase of $1,937,287 ($2,606,728 versus $669,441) was due to an increase of $886,965 in consulting fees payable as vested equity compensation and  an increase of $1,050,322  in cash consulting fees. The increase in consulting payable as equity was principally due to public relations work and an accrual of $462,000 for a milestone payment obligation  related to start-up of EORP activities.   The increase in cash consulting was principally due to $500,000 in milestone payments paid or accrued related to the start-up of EORP activities and increased  PSC and other management  consulting fees relative to Zijinshan  and other operations in China.

•	Stock-based compensation: The increase of $1,076,416 ($2,432,006 versus $1,355,590) reflects a larger value of restricted stock and stock option awards subject to amortization in 2009 versus 2008.

•	Exploratory: The increase of $1,455,777 ($1,705,217 versus $249,440) reflects increased seismic and drilling activity for Zijinshan in 2009.

•	Legal fees: The decrease of $39,245 ($321,851 versus $361,096) was principally due to decreased legal expense related to transactions and proposed transactions in China.

•	Travel, meals, and entertainment: Expenses decreased by $18,435 ($314,130 versus $332,565), reflecting travel in connection with China activities and reviews of other oil and gas opportunities.

•	Payroll taxes: The increase of $165,918 ($239,947 versus $74,029) was principally due to increased U.S. payroll and increased expatriate payroll in China.

•	Rent: The increase of $123,029 ($233,042 versus $110,013) was principally due to increased expense in China.

•	Auditing: The increase of $13,300 ($182,668 versus $169,368) was due to increased auditor involvement from expanded operations.

•
Impairment of assets:  The decrease of $54,230 ($219,388 versus $273,618) reflects the net effect of two nonrecurring items occurring in different years:  the 2009 write-off of Chifeng property, plant and equipment versus the 2008 write-down of the notes receivable from the noncontrolling interest investor in a China subsidiary company.

•
All other: The increase of $744,672 ($1,260,638 versus $515,966) was principally due to 2009 start-up expenses of EORP operations that have not yet generated significant revenues, increased corporate promotional activity, 2009 write-off of deferred expenses on terminated transactions, and increased China employee housing allowances.

Year 2008 versus Year 2007

•	Salaries and bonus: The increase of $773,819 ($1,672,694 versus $898,875) resulted principally from an increase in the number of employees.

•
Consulting and PSC management fees: The decrease of $134,044 ($669,441 versus $803,485) was principally due to a decrease of $197,312 in non-cash fees paid as equity, mainly from increased activity involving potential oil and gas opportunities, an increase of $124,776 in cash consulting fees related to Sarbanes-Oxley compliance work, and a decrease of $46,212 in other cash consulting fees due to nonrecurring 2007 financing and merger-related negotiation assistance.

•	Stock-based compensation: The increase of $1,160,148 ($1,355,590 versus $195,442) reflects a larger value of restricted stock and stock option awards subject to amortization in 2008 versus 2007.

•	Exploratory: The increase of $249,440 ($249,440 versus zero) reflects initial activity in 2008.

•
Legal fees: The increase of $60,868 ($361,096 versus $300,228) was due to the legal requirements to prepare SEC filings, assistance in compliance with Sarbanes-Oxley requirements and the general increase in the Company’s activities.

•	Travel, meals and entertainment: The increase of $138,494 ($332,565 versus $194,071) was due to increases in travel to review potential oil and gas opportunities and related financing activities.

•	Payroll taxes: The increase of $36,019 ($74,029 versus $38,010) was due to increased number of employees.

•	Rent: The increase of $31,830 ($110,013 versus $78,183) was due to increased rental expense principally in China.

•	Auditing: The increase of $34,063 ($169,368 versus $135,305) was due to the increased requirements for SEC filings subsequent to the Merger in May 2007.

•	Impairment of assets: The increase of $273,618 ($273,618 versus zero) was due to the 2008 write-down of notes receivable from the noncontrolling interest investor in a China subsidiary company.

•	All other: The increase of $177,318 ($515,966 versus $338,648) reflects the increase in activity of the Company in 2008 versus 2007.

Liquidity and Capital Resources

       The Company has sufficient funds to fund all of its current committed operations for the next two years.  The following table provides summarized statements of net cash flows for the years ended December 31, 2009 and 2008:

Cash Flows	Years Ended December 31,
	2009	2008
Net Cash Used in Operating Activities	$(7,111,002)	$(3,208,017)
Net Cash Provided by Investing Activities	191,553	11,511,505
Net Cash Provided by (Used in) Financing Activities	13,944	(2,513)
Effect of Exchange Rate Changes on Cash	(8,041)	5,713
Net (decrease) increase in Cash and Cash Equivalents	(6,913,546)	8,306,688
Cash and Cash Equivalents – Beginning of Period	10,515,657	2,208,969
Cash and Cash Equivalents – End of Period	3,602,111	10,515,657

       As of December 31, 2009, the Company had net working capital of $3,909,991 and cash, cash equivalents and short-term investments of $5,337,507.   For the year ended December 31, 2009, the Company incurred a net loss attributable to common stockholders of $11,489,378.

       As a result of our operating losses from our inception through December 31, 2009, we generated a cash flow deficit of $13,204,001 from operating activities. Cash flows used in investing activities were $2,936,985 during the period from inception through December 31, 2009.  We met our cash requirements during this period through net proceeds of $19,671,092 from the private placement of restricted equity securities.

       Net cash used in operating activities was $7,111,002 in 2009 compared to $3,208,017 in 2008.  The increase in 2009 versus 2008 was due to increases in expenses, principally for exploratory expenses incurred on the Zijinshan Block, consulting and Zijinshan PSC management fees, and milestone payments related to start-up of EORP activity.

       Net cash provided by investing activities was $191,553 in 2009, as compared to $11,511,505 in 2008.  The net change was principally due to $475,397 in net purchases of available for sale short-term securities in 2009 versus net sales of $9,940,000 of such securities in 2008.  Also affecting the decrease in cash flows were lower net cash refunds of prior deposits from Chevron and BHP in 2009 versus 2008, for amounts the Company had previously paid to  them in connection with transactions that were later terminated.

       Net cash provided by or used in financing activities was not significant in 2009 and 2008 on a total basis or on an individual item basis.

       Our available working capital and capital requirements will depend upon numerous factors, including progress of our exploration and development programs, progress of our EORP efforts, market developments, the status of our competitors and completion of  the CAMAC Transaction.

       Our continued operations will depend on whether we are able to raise additional funds through various potential sources, such as equity and debt financing and strategic alliances. Such additional funds may not become available on acceptable terms, if at all, and any additional funding obtained may not be sufficient to meet our needs in the long-term. Through December 31, 2009 virtually all of our financing had been raised through private placements of equity instruments.  The Company at December 31, 2009 had no credit lines for financing and no short-term or long-term debt.

        In February 2010 the Company raised $20 million of equity financing through a registered direct offering.  Proceeds from this offering are planned to be used for working capital purposes, and also may be used by the Company to fund the acquisition from CAMAC of the Contract Rights with respect to the Oyo Field.  The Company does expect to raise additional funds to complete the Transaction.

       Whether or not the CAMAC Transaction is completed,  the Company expects to have sufficient cash flow to fund its current operational and development plans over the next two years.  To the extent the Company acquires additional energy- related investments and rights, consistent with its business plan, the Company may need to raise additional funds for such projects.

Long-Lived Assets

The Company’s long-lived assets (other than financial instruments) by geographic area were as follows.

As of December 31,	2009	2008

Property, plant and equipment, net
United States	$118,627	$94,352
China	332,076	474,951
Total	$450,703	$569,303

Obligations under Material Contracts

The following table summarizes the Company’s significant contractual obligations at December 31, 2009.  See also Part I Item 2.  Properties for further information regarding  the Company’s operating leases payment obligations shown in the table below.

	Payments Due By Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations	$297,106	$210,748	$86,358	$-	$-

Critical Accounting Policies and Estimates

       The discussion and analysis of our plan and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect our reported results of operations and the amount of reported assets, liabilities and proved oil and gas reserves. Some accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. Actual results and timing may differ from the estimates and assumptions used in the preparation of our consolidated financial statements. Described below are the most significant policies we apply, or intend to apply, in preparing our consolidated financial statements, some of which are subject to alternative treatments under accounting principles generally accepted in the United States of America. We also describe the most significant estimates and assumptions we make in applying these policies.

Oil and Gas Activities

       Accounting for oil and gas activities is subject to special, unique rules. Two generally accepted methods of accounting for oil and gas activities are available — successful efforts and full cost. The most significant differences between these two methods are the treatment of exploration costs and the manner in which the carrying value of oil and gas properties are amortized and evaluated for impairment. The successful efforts method requires exploration costs to be expensed as they are incurred while the full cost method provides for the capitalization of these costs. Both methods generally provide for the periodic amortization of capitalized costs based on proved reserve quantities. Impairment of oil and gas properties under the successful efforts method is based on an evaluation of the carrying value of individual oil and gas properties against their estimated fair value, while impairment under the full cost method requires an evaluation of the carrying value of oil and gas properties included in a cost center against the net present value of future cash flows from the related proved reserves, using period-end prices and costs and a 10% discount rate.

       The Company at present reports no proved oil and gas reserves as we are a development stage company.  Management, in making investment decisions regarding the acquisition and development of oil and gas properties, performs economic and technical evaluations including assessment of commerciality based upon estimates and assumptions that it believes are reasonable.  In order to recognize new proved reserves, the positive technical assessment of producibility, our financial capability for development, and management commitment for capital expenditures must be demonstrated to ensure that the reserves will be developed and are producible under existing economic and operating conditions.

Successful Efforts Method

       We use the successful efforts method of accounting for our oil and gas activities. Under this method, costs of drilling successful wells are capitalized. Costs of drilling exploratory wells not placed into production are charged to expense. Geological and geophysical costs are charged to expense as incurred.

Depreciation, Depletion and Amortization

The quantities of estimated proved oil and gas reserves are expected to be a significant component of our calculation of future depreciation and depletion expense related to oil and gas properties and equipment, and revisions in such estimates may alter the rate of future expense. Holding all other factors constant, if reserves are revised upward, earnings would increase due to lower depletion expense. Likewise, if reserves are revised downward, earnings would decrease due to higher depletion expense.

Future Development and Abandonment Costs

        Future development costs include costs incurred to obtain access to proved reserves such as drilling costs and the installation of production equipment. Future abandonment costs include costs to dismantle and relocate or dispose of our production platforms, gathering systems and related structures and restoration costs of land and seabed. Our operators develop estimates of these costs for each of our properties based upon their geographic location, type of production structure, well depth, currently available procedures and ongoing consultations with construction and engineering consultants. Because these costs typically extend many years into the future, estimating these future costs is difficult and requires management to make judgments that are subject to future revisions based upon numerous factors, including changing technology and the political and regulatory environment. We review our assumptions and estimates of future development and future abandonment costs on an annual basis.

        Liabilities for future abandonment costs are recorded at the discounted fair value of the asset retirement obligation in the period in which it is incurred, and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Holding all other factors constant, if our estimate of future abandonment and development costs is revised upward, earnings would decrease due to higher depreciation, depletion and amortization (“DD&A”) expense. Likewise, if these estimates are revised downward, earnings would increase due to lower DD&A expense.

Consolidation

       The financial statements include Pacific Asia Petroleum, Inc. (successor company to IMPCO) and its majority owned direct and indirect subsidiaries in the respective periods.  Periods prior to the Merger date of May 7, 2007 included in the 2007 and prior year financial statements include only the results of IMPCO and IMPCO’s subsidiaries.

Allocation of Purchase Price in Business Combinations

       As part of our business strategy, we actively pursue the acquisition of oil and gas properties. The purchase price in an acquisition is allocated to the assets acquired and liabilities assumed based on their relative fair values as of the acquisition date, which may occur many months after the announcement date. Therefore, while the consideration to be paid may be fixed, the fair value of the assets acquired and liabilities assumed is subject to change during the period between the announcement date and the acquisition date. Our most significant estimates in our allocation typically relate to the value assigned to future recoverable oil and gas reserves and unproved properties. As the allocation of the purchase price is subject to significant estimates and subjective judgments, the accuracy of this assessment is inherently uncertain.

Revenue Recognition

        Revenues are recognized only when the earnings process is complete and an exchange transaction has taken place. An exchange transaction may be a physical sale, the providing of services, or an exchange of rights and privileges.  The recognition criteria are satisfied when there exists a signed contract with defined pricing, delivery and acceptance (as defined in the contract) of the product or service have occurred, there is no significant uncertainty of collectibility, and the amount is not subject to refund.

Short-Term Investments

       Debt and equity securities are classified into one of three categories: held-to-maturity, available-for-sale, or trading.  Securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity.  Trading securities are defined as those bought and held principally for the purpose of selling them in the near term.  All other securities are classified as available-for-sale.  Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.  The Company’s short-term investments are classified as available-for-sale.

Foreign Currency Translation

        The Company uses both the U.S. dollar and local currency as functional currencies based upon the principal currency of operation of each subsidiary. The functional currency for operations in China (other than Hong Kong) is the local currency. The Company at present expects that the future revenues from its operations in China will be in local currency.  Balance sheet translation effects from translating local functional currency into U.S. dollars (the reporting currency) are recorded directly to other comprehensive income.

Stock-based Compensation

       The Company values its stock options awarded on or after January 1, 2006 at the fair value at grant date using the Black-Scholes option pricing model.  Compensation expense for stock options and restricted stock awards is recorded over the vesting periods on a straight line basis for each award group. Compensation paid in stock fully vested at award date is valued at fair value at that date and charged to expense at that time. The Company made no stock-based compensation grants before 2006.

Recently Issued Accounting Standards Not Yet Adopted

        Information on accounting standards not yet adopted is contained in Note 4 to the consolidated financial statements in this Form 10-K.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements other than the operating leases disclosed below.

Inflation

It is the opinion of the Company that inflation has not had a material effect on its operations.

RECENT SALES OF UNREGISTERED SECURITIES

The Company did not sell any unregistered securities during the quarter ending December 31, 2009 that were not otherwise reported on a Current Report on Form 8-K during the quarter or in the Annual Report on Form 10-K for the year ended December 31, 2009.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company may be exposed to certain market risks related to changes in foreign currency exchange and interest rates.

Foreign Currency Exchange Risk

In addition to the U.S. dollar, the Company conducts its business in RMB and therefore is subject to foreign currency exchange risk on cash flows related to expenses and investing transactions.

In July 2005, the Chinese government began to permit the RMB to float against the U.S. dollar. All of our costs to operate our Chinese office and operations are paid in RMB. Our exploration costs in China may be incurred under contracts denominated in RMB or U.S. dollars.  To date the Company has not engaged in hedging activities to hedge our foreign currency exposure. In the future, the Company may enter into hedging instruments to manage its foreign currency exchange risk or continue to be subject to exchange rate risk.

The Company currently holds notes carried at $33,015 as of December 31, 2009 after impairment adjustment. The notes are denominated and receivable in RMB and are held by Inner Mongolia Production Company (HK) Limited, which recognizes appreciation and depreciation of the RMB note.   A 20% appreciation of the RMB would result in a gain of approximately $7,000.  A 20% decline of the RMB would result in a loss of approximately $7,000.

Interest Rate Risk

See Note 6 to the financial statements in Part II, Item 8. “Financial Statements and Supplementary Data” for information regarding our financial instruments.  At December 31, 2009 the Company had  investments in fixed rate financial instruments subject to interest rate risk affecting fair value. However, those instruments were bank certificates of deposit with remaining terms of less than one year or break clauses permitting withdrawal in less than one year, with the exception of $25,141 of principal with a remaining term of 15 months. Therefore, the effect of an increase or decrease in interest rates on the fair value of those financial instruments would not be material.

FINANCIAL STATEMENTS

Please see the Company’s audited financial statements for the year ended December 31, 2009, included in the Company’s annual report on Form 10-K, filed with the SEC on March 2, 2010.   These financial statements are attached hereto at Annex F.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 8, 2010, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of the Company’s directors; (iii) each executive officer identified in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial ownership (1)		Percent of Class

Common Stock	Frank C. Ingriselli 250 East Hartsdale Ave. Hartsdale, NY 10530	3,652,717	(2)	6.78%

Common Stock	Richard Grigg 250 East Hartsdale Ave. Hartsdale, NY 10530	1,056,701	(3)	1.97%

Common Stock	Stephen F. Groth 250 East Hartsdale Ave. Hartsdale, NY 10530	1,040,492	(4)	1.94%

Common Stock	Elizabeth P. Smith 250 East Hartsdale Ave. Hartsdale, NY 10530	275,496		*

Common Stock	Robert C. Stempel 250 East Hartsdale Ave. Hartsdale, NY 10530	116,549		*

Common Stock	James F. Link, Jr. 250 East Hartsdale Ave. Hartsdale, NY 10530	126,549		*

Common Stock	William E. Dozier 250 East Hartsdale Ave. Hartsdale, NY 10530	89,704		*

Common Stock	All Directors and Executive Officers as a Group (7 persons)	6,358,208	(5)	11.72%
———————
*  Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or convertible securities that are currently exercisable, or exercisable within 60 days of March 8, 2010, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Includes:  (i) 3,109,049 shares of the Company’s Common Stock held directly by Mr. Ingriselli; (ii) options to purchase shares of the Company's Common Stock pursuant to an option grant exercisable for an aggregate of 340,000 shares of Common Stock of the Company that vests with respect to 136,000 shares on September 29, 2007, and 68,000 shares on September 29 of each year thereafter; (iii) options to purchase shares of Common Stock pursuant to an option grant exercisable for an aggregate of 80,000 shares of Common Stock of the Company that vests with respect to 13,336 shares on December 17, 2007, and 16,666 shares on December 17 of each year thereafter; (iv) options to purchase shares of Common Stock pursuant to an option grant exercisable for an aggregate of 350,000 shares of Common Stock of the Company that vests with respect to 175,000 shares on December 9, 2009, 70,0000 shares on December 9 of each of December 9, 2010 and December 9, 2011, and 35,000 shares on December 9, 2012; and (v) 50,000 shares of the Company’s Common Stock owned by Mr. Ingriselli’s son.

(3)
Includes:  (i) 929,701 shares of the Company’s Common Stock held directly by Mr. Grigg and by KKSH Holdings Ltd., a company registered in the British Virgin Islands in which Mr. Grigg holds a minority interest and on whose board of directors Mr. Grigg sits; (ii) options to purchase shares of Common Stock of the Company that vests with respect to 5,000 shares on December 17, 2008, 2,000 shares on December 17, 2009 and 2010, and 1,000 shares on December 17, 2011; and (iii) options to purchase shares of the Company's Common Stock pursuant to an option grant exercisable for an aggregate of 240,000 shares of Common Stock of the Company that vests with respect to 120,000 shares on December 9, 2009, 48,000 shares on each of December 9, 2010 and December 9, 2011, and 24,000 shares on December 9, 2012.

(4)
Includes:  (i) 396,872 shares of the Company’s Common Stock held directly by Mr. Groth; (ii) options to purchase shares of the Company's Common Stock pursuant to an option grant exercisable for an aggregate of 156,400 shares of Common Stock of the Company that vests with respect to 62,560 shares on September 29, 2007, and 31,280 shares on September 29 of each year thereafter; (iii) options to purchase shares of Common Stock of the Company that vests with respect to 3,334 shares on December 17, 2007, 16,666 shares on December 17, 2008, 8,000 shares on December 17, 2009, 8,000 shares on December 17, 2010, and 4,000 shares on December 17, 2011; (iv) options to purchase shares of the Company's Common Stock pursuant to an option grant exercisable for an aggregate of 165,000 shares of Common Stock of the Company that vests with respect to 82,500 shares on December 9, 2009, 33,000 shares on each of December 9, 2010 and December 9, 2011, and 16,500 shares on December 9, 2012; and (v) 408,000 shares of the Company’s Common Stock owned by Mr. Groth’s spouse.

(5)
Includes all shares of the Company’s Common Stock, immediately exercisable warrants to purchase Company Common Stock, and options to purchase Company Common Stock exercisable within sixty (60) days of March 8, 2010, beneficially owned or held by (i) Messrs. Ingriselli who served as Chief Executive Officer of the Company during the last completed fiscal year, (ii) Messrs. Dozier, Stempel, and Link, and Ms. Smith, who currently serve as directors of the Company, and (iii) Messrs. Grigg and Groth, who currently serve as executive officers of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 and rules promulgated thereunder, the Company’s directors, executive officers, and any person holding beneficially more than 10% of the Company’s common stock are required to report their ownership of the Company’s securities and any changes in that ownership to the Securities and Exchange Commission and to file copies of the reports with the Company.  Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failures to file by these dates during the last fiscal year.

Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that all of its directors, executive officers and persons owning more than 10% of the Company’s common stock complied during the year ended December 31, 2009 with the reporting requirements of Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into the following transactions with related parties:

•
Financial Advisory Agreement – The Company was a party to an Advisory Agreement, effective December 1, 2006 (“Advisory Agreement”), and terminated effective June 10, 2009, with Cagan McAfee Capital Partners, LLC (“CMCP”), pursuant to which CMCP provided certain financial advisory and management consulting services to the Company in exchange for a monthly advisory fee of $9,500 payable to CMCP. Laird Q. Cagan, the Managing Director and 50% owner of CMCP, served as a member of the Company’s Board of Directors from May 2007 to May 2009 and is a holder of more than 5 percent of the beneficial ownership of the Company.

•
Public Relations Agreement – In March 2005, the Company engaged Liviakis Financial Communications, Inc. as its public relations firm pursuant to a Consulting Agreement, as amended on April 22, 2009, that expires on May 7, 2011 (“Consulting Agreement”), and John Liviakis, a former holder of more than 5 percent of the beneficial ownership of the Company, is the sole shareholder, President and Chief Executive Officer of Liviakis Financial Communications, Inc. Pursuant to the Consulting Agreement, as amended, and as sole compensation thereunder, Liviakis Financial Communications, Inc. and an employee thereof were issued an aggregate of 2,119,000 shares of the Company’s Common Stock.

•
SG&E Share Exchange – On March 2, 2009, the Company entered into a Subscription Agreement for Shares (“Subscription Agreement”) with Richard Grigg, the Company’s Senior Vice President and Managing Director, pursuant to which Mr. Grigg purchased 970,000 shares of the Company’s Common Stock (the “Company Shares”) in exchange for 3,825,000 shares of Ordinary Fully Paid Shares (the “SG&E Shares”) of Sino Gas & Energy Holdings Limited, a privately-held company incorporated in Western Australia (“SG&E”) engaged in the exploration and development of coal bed methane and unconventional gas projects in China. The SG&E Shares represent approximately a 3.5% ownership interest in SG&E, and represented full consideration for the issuance of the Company Share to Mr. Grigg as determined by the Board of Directors as being a fair and equivalent exchange of economic interests and payment of fair market value for the Company Shares based on a number of factors. Mr. Grigg was formerly an employee and founding member of SG&E before joining the Company in October 2007. Given that the Company is considering a number of possible transactions that may involve SG&E as a partner or party, which transactions Mr. Grigg may be instrumental in negotiating and overseeing, the Company believed that it was in the best interests of the Company and its stockholders to exchange Mr. Grigg’s SG&E Shares for the Company Shares in order to eliminate potential conflicts of interest on the part of Mr. Grigg and to further align Mr. Grigg’s interests with those of the Company.

•
Consulting Agreement with KKSH – On January 27, 2009, the Company revised the terms of its employment relationship with Richard Grigg, the Company’s Senior Vice President and Managing Director, by entering into two separate agreements pursuant to which Richard Grigg currently performs services to the Company:  (i) an Amended and Restated Employment Agreement, dated January 27, 2009 (the “Amended Employment Agreement”), entered into directly with Richard Grigg that governs the employment of Mr. Grigg in the capacity of Managing Director of the Company and covers services provided by Mr. Grigg to the Company within the PRC; and (ii) a Contract of Engagement, dated January 27, 2009 (“Contract of Engagement”), entered into with KKSH Holdings Ltd. (“KKSH”), a company registered in the British Virgin Islands in which Mr. Grigg holds a minority interest and on whose board of directors Mr. Grigg sits, which agreement governs the provision of services related to the development and management of business opportunities for the Company outside of the PRC by Mr. Grigg through KKSH. The basic fee for the services provided under the Contract of Engagement is 919,000 RMB (approximately $135,000) per year, to be prorated and paid monthly and subject to annual review and increase upon mutual agreement by the Company and KKSH. Pursuant to the Contract of Engagement, the Company shall also provide Mr. Grigg with medical benefits and life insurance coverage, and pay KKSH an annual performance-based bonus award targeted at between 54% and 72% of the basic fee, awardable in the discretion of the Company’s Board of Directors. In addition, in the event the Company terminates the Contract of Engagement without Cause (as defined in the Contract of Engagement), the Company must pay to KKSH a lump sum amount equal to 215% of the then-current annual basic fee.

•
Consulting Agreement with Jamie Tseng – The Company was a party to a consulting agreement, dated November 8, 2005, with Jamie Tseng, the Company’s Executive Vice President (“Tseng Consulting Agreement”), which was assigned on September 1, 2006 by Mr. Tseng to Golden Ring International Consultants Limited, a British Virgin Islands registered company wholly-owned and controlled by Mr. Tseng, and which was later superseded in its entirety effective January 1, 2009 by that certain Employment Agreement, dated April 22, 2009 and effective January 1, 2009, entered into by and between the Company and Mr. Tseng. Pursuant to the Tseng Consulting Agreement, Mr. Tseng served in the role of Executive Vice President to the Company from November 2005 to December 31, 2008, for a monthly fee of $11,667, plus reasonable expenses incurred in carrying out the services required thereunder.  Effective January 15, 2010, Mr. Tseng retired from the Company and no longer serves as an officer, employee or consultant to the Company.

•	Indemnification Agreements – The Company has entered into a stockholder-approved Indemnification Agreement with all of its current officers and directors.

•
Chemical Sales Agent Arrangement – During the third quarter of 2009, the Company conducted the business of its Chinese joint venture company Dong Fang through an arrangement with Tongsheng, a subsidiary of the family owned business of Mr. Li Xiangdong (“LXD”). Upon the incorporation of Dong Fang in China on September 24, 2009, LXD became a 24.5% interest owner of Dong Fang. This arrangement with Tongsheng was necessary because, pending the incorporation of Dong Fang, the Company was not licensed in China to purchase, blend or sell chemicals.  Under the arrangement with Tongsheng, Tongsheng manufactured specialty blends of chemicals using technology developed by LXD and sold the finished product to customers of the Company. The patent rights and related technology for the specialty chemicals and processes were contributed to Dong Fang by LXD following the formation of Dong Fang. Tongsheng collected and remitted to the Company revenues collected in advance of delivery of product to the customer and billed the Company for the related costs. Beginning in the fourth quarter of 2009, Dong Fang commenced dealing directly with its customers.  For details regarding Dong Fang and the EORP venture, see “Principal Business Strategy - Enhanced Oil Recovery and Production (“EORP”).”

On August 15, 2007, the Company adopted a Code of Ethics and Business Conduct (the “Code”) applicable to the Company’s Chief Executive Officer, Chief Financial Officer and all other employees, the text of which has been posted on the Company’s website (www.papetroleum.com). Among other provisions, the Code provides that all officers, directors and employees shall avoid all conflicts of interest or improper or unlawful conduct and even the appearance thereof, and, further, that only the Board of Directors of the Company may waive a conflict of interest or any other non-compliance with the Code. Although the Company has not adopted a formal policy that covers the review and approval of related party transactions by the Board of Directors, in accordance with the Code and Section 144 of the Delaware General Corporation Law, it is the practice of the Board of Directors to review each contract or transaction between the Company and its directors, officers or employees, including the material facts as to the relationship or interest and as to the contract or transaction, determine in good faith whether such contract or transaction is fair as to the Company, and to approve or ratify such contract or transaction if the Board of Directors determines the contract or transaction to be fair as to the Company and in good faith authorizes the contract or transaction by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum.

Other than the SG&E Agreement, the Contract of Engagement, the amendment to the Consulting Agreement entered into with Liviakis Financial Communications, Inc., and the Company’s form of Indemnification Agreement, which were each approved by the Company’s Board of Directors, none of the Advisory Agreement entered into with CMCP, the original Consulting Agreement entered into with Liviakis Financial Communications, Inc., the Chadbourn Agreement, or the Tseng Consulting Agreement have been directly approved by the Company’s Board of Directors, although the Company’s Board of Directors did approve the mergers of ADS and IMPCO into the Company in May 2007 pursuant to which these agreements were assumed by the Company from ADS and IMPCO. In addition, while the Chemical Sales Agent Arrangement was not directly approved by the Company’s Board of Directors, the Company’s Board of Directors did approve the acquisition of the EORP technology, the formation of Dong Fang, and transactions related thereto and in furtherance thereof.  Additionally, the Board of Managers of ADS approved each of the Advisory Agreement entered into with CMCP, the original Consulting Agreement entered into with Liviakis Financial Communications, Inc., and the Chadbourn Agreement prior to the consummation of the merger of ADS into the Company in May 2007, and the Managers of IMPCO approved the Tseng Consulting Agreement prior to the consummation of the merger of IMPCO into the Company in May 2007.

Director Independence

The Board of Directors has determined that of its five members, William E. Dozier, James F. Link, Jr., Elizabeth P. Smith and Robert C. Stempel are “independent” within the meaning of Section 803A of the NYSE Amex Company Guide.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF PROPOSALS 1 AND 2.

PROPOSAL 3

AMENDMENT TO CERTIFICATE OF INCORPORATION

Subject to the closing of the Transaction, the Board of Directors has approved an amendment to our Amended and Restated Certificate of Incorporation to change the Company’s name to “CAMAC Energy Inc.”  The name change is intended to more accurately reflect the scope our business operations following consummation of the Transaction.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION AT THE CLOSING OF THE TRANSACTION

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board of Directors may write to it at the following address:

Board of Directors
Pacific Asia Petroleum, Inc.
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530

These communications will be reviewed by one or more employees of the Company designated by the Board of Directors, who will determine whether they should be presented to the Board of Directors. The purpose of this screening is to allow the Board of Directors to avoid having to consider irrelevant or inappropriate communications.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the approval and adoption of the Transaction. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

March ___, 2010	By Order of the Board of Directors

Frank C. Ingriselli
Chief Executive Officer, President and Secretary

PACIFIC ASIA PETROLEUM, INC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS –__________, 2010
CONTROL ID:
PROXY ID:
PASSWORD:

The undersigned stockholder of PACIFIC ASIA PETROLEUM, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated _____________, 2010, and hereby constitutes and appoints Frank C. Ingriselli, Corporate Secretary, and Clark R. Moore, Assistant Corporate Secretary, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on ______________, 2010, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by fax, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/PFAP
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF PACIFIC ASIA PETROLEUM, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	Approve and adopt the Purchase Agreement and the Transaction.	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

Proposal 2	Approve issuance of the Consideration Shares:	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

CONTROL ID:
PROXY ID:
PASSWORD:
Proposal 3	Approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name to “CAMAC Energy Inc., as at the closing of the Transaction.	à	FOR	AGAINST	ABSTAIN
			☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE TRANSACTION (PROPOSAL 1), AND FOR ISSUANCE OF THE CONSIDERATION SHARES (PROPOSAL 2), AND FOR THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME (PROPOSAL 3).

MARK HERE FOR ADDRESS CHANGE ☐
New Address (if applicable):
________________________
________________________
________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Dated: _______________________, 2010

I (we) acknowledge receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated ____________, 2010 and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.
(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

ANNEX A
EXECUTION COPY

PURCHASE AND SALE AGREEMENT

BY AND AMONG

PACIFIC ASIA PETROLEUM, INC.

CAMAC ENERGY HOLDINGS LIMITED

CAMAC INTERNATIONAL (NIGERIA) LIMITED

AND

ALLIED ENERGY PLC

Dated: November 18, 2009

Section 5.16	Environmental Matters.	A-23
Section 5.17	Taxes.	A-24
Section 5.18	Title.	A-25
Section 5.19	Accounts Receivable	A-25
Section 5.20	SEC Reports.	A-25
Section 5.21	Investment Company	A-26

ARTICLE VI COVENANTS OF THE CAMAC PARTIES		A-26
Section 6.1	General Conduct of Business.	A-26
Section 6.2	Notice of CAMAC Material Adverse Effect.	A-27
Section 6.3	Consultation; Compliance.	A-27
Section 6.4	PAPI Consent Required.	A-27
Section 6.5	Related Tax.	A-28
Section 6.6	Access to Information.	A-28
Section 6.7	Exclusivity; No Other Negotiations.	A-28
Section 6.8	Fulfillment of Conditions.	A-29
Section 6.9	Regulatory and Other Authorizations; Notices and Consents.	A-29
Section 6.10	Proxy Statement.	A-30
Section 6.11	Certain PSC and Oyo Field Covenants.	A-20

ARTICLE VII COVENANTS OF THE PAPI PARTIES		A-30
Section 7.1	Conduct of Business.	A-33
Section 7.2	Proxy Statement Filing and Special Meeting.	A-34
Section 7.3	SEC Filings.	A-34
Section 7.4	Notice of PAPI Material Adverse Effect.	A-34
Section 7.5	CAMAC Consent Required.	A-34
Section 7.6	Fulfillment of Conditions.	A-35
Section 7.7	Regulatory and Other Authorizations; Notices and Consents.	A-35
Section 7.8	Exclusivity; No Other Negotiations.	A-35
Section 7.9	Related Tax.	A-36
Section 7.10	Valid Issuance of PAPI Shares.	A-36
Section 7.11	Oyo Agreements.	A-36
Section 7.12	PAPI Newco.	A-36

ARTICLE VIII ADDITIONAL AGREEMENTS AND COVENANTS		A-37
Section 8.1	Disclosure Schedules.	A-37
Section 8.2	Confidentiality.	A-37
Section 8.3	Public Announcements.	A-38
Section 8.4	Board Composition.	A-38
Section 8.5	Voting Agreement.	A-38
Section 8.6	ROFR Agreement.	A-39
Section 8.7	Fees and Expenses.	A-39
Section 8.8	Certain Disclaimers.	A-39
Section 8.9	Further Assurances	A-40

ARTICLE IX CONDITIONS TO CLOSING		A-40
Section 9.1	Joint Conditions Precedent	A-40
Section 9.2	CAMAC Parties Conditions Precedent	A-41
Section 9.3	PAPI Conditions Precedent.	A-43

ARTICLE X INDEMNIFICATION		A-44
Section 10.1	Survival.	A-44

ANNEX

ANNEX A	Definitions	A-56

SCHEDULES

SCHEDULE A	Description of the Oyo Field	A-65
SCHEDULE B	CAMAC Disclosure Schedule	A-66
SCHEDULE C	PAPI Disclosure Schedule	A-69

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of November 18, 2009 (this “Agreement”), by and among PACIFIC ASIA PETROLEUM, INC., a corporation incorporated in the State of Delaware, USA (“PAPI” and together with the new entity to be formed by PAPI pursuant to Section 7.12 hereof (“PAPI Newco”), the “PAPI Parties”); CAMAC ENERGY HOLDINGS LIMITED, a Cayman Islands company (“CEHL”); CAMAC INTERNATIONAL (NIGERIA) LIMITED, a company incorporated in the Federal Republic of Nigeria (“CINL”) and a wholly-owned subsidiary of CEHL; and ALLIED ENERGY PLC (formerly, Allied Energy Resources Nigeria Limited, a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEHL (“Allied,” and together with CEHL, and CINL, the “CAMAC Parties”).  Each of the Parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”  Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Annex A hereto.

BACKGROUND

A.           PAPI and its subsidiary companies are engaged in the business of oil and gas development, production and distribution.

B.           On June 3, 1992, Allied was awarded Oil Prospecting License 210 (“OPL 210”) by the Federal Republic of Nigeria, 2.5% of the interest in which Allied subsequently assigned to CINL, on September 30, 1992 pursuant to an assignment agreement by and between Allied and CINL (the “Allied Assignment”).

C.           On August 28, 2002, Allied and CINL were granted Oil Mining Lease 120 and Oil Mining Lease 121 (the “OMLs”) by the Federal Republic of Nigeria, with respect to OPL 210, for a term of 20 years commencing on February 27, 2001.  Pursuant to a Deed of Assignment, dated July 22, 2005, Allied and CINL assigned to the Nigerian AGIP Exploration Limited (the “NAE”), a 40% participating interest in the OMLs, with the remaining 60% participating interest in the OMLs being retained by Allied and CINL (the “NAE Assignment”).

D.           On July 22, 2005, Allied, CINL and the NAE entered into a Production Sharing Contract (the “PSC”) setting out the terms of agreement in relation to petroleum operations in the area covered by the OMLs.

E.           PAPI desires to acquire from Allied and CINL, through PAPI Newco, all of the CAMAC Parties’ interest in the PSC with respect to that certain oilfield asset known as the Oyo Field (as such term is defined herein), that is the subject of Oil Mining Lease 120 (“OML 120”), as well as the joint and several obligations of CINL and Allied to the NAE under the PSC in connection with the Oyo Field (such interest in the PSC with respect to the Oyo Field, subject to the rights and obligations set forth in the PSC and the Oyo Field Supplemental Agreement (as defined herein), is referred to herein as the “Contract Rights”), for stock consideration consisting of shares of PAPI’s common stock, par value $0.001 per share (the “Common Stock”), representing 62.74% of the issued and outstanding Common Stock of the Company, and cash in the amount of USD $38.84 million.  Allied and CINL shall retain all right, title and interest in and to the PSC with respect to the OMLs, other than with respect to the Oyo Field, that is subject to OML 120.

F.           Concurrently with the Closing (as described below), the Parties hereto will enter into, or cause their affiliates to enter into, certain other agreements contemplated by this Agreement (together, the “Transaction Documents”), including but not limited to the Novation Agreement by and among Allied, CINL, PAPI Newco and NAE (the “Novation Agreement”); the right of first refusal agreement between the CAMAC Parties and the PAPI Parties (the “ROFR Agreement”); the technical services agreement between PAPI Newco and Allied (the “Technical Services Agreement”); the cost allocation and management  agreement between PAPI Newco and Allied (the “Oyo Field Supplemental Agreement”); and the registration rights agreement with respect to the Consideration Shares between PAPI and the CAMAC Parties (the “Registration Rights Agreement”).

G.           As a condition precedent to the Closing, PAPI will consummate an equity financing with certain qualified investors, on terms reasonably acceptable to the CAMAC Parties and the PAPI Parties, resulting in gross proceeds of at least Forty-Five Million Dollars ($45,000,000) (the “Financing”).

H.           The boards of directors of each of PAPI, CINL, Allied and PAPI Newco have considered and have declared advisable this Agreement and the other transactions contemplated hereby (together, the “Transactions”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

Transfer of Contract Rights; Related Transactions

Section 1.1     Oyo Field

.  The Parties agree and acknowledge that the description set forth in Schedule A attached hereto is the “Oyo Field” for purposes of this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby and the CAMAC Parties further acknowledge and agree that the Oyo Field is an oil field subject to the provisions of the Oyo Related Agreements.

Section 1.2      Transfer of Contract Rights

.  Subject to the terms and conditions contained herein, each of the PAPI Parties agrees to acquire, and the CAMAC Parties agree to transfer, all of the rights, title and interest of the CAMAC Parties’ in and to the Contract Rights.  The transfer of the Contract Rights related to the PSC shall be made by novation of all of Allied’s and CINL’s right, title and interest in and to the PSC with respect to the Oyo Field, together with all of Allied’s and CINL’s liabilities and obligations to the NAE under the PSC in relation to the Oyo Field.  Such novation shall be subject to the terms of a Novation Agreement in form and substance satisfactory to the Parties, which shall be effective on the effective date set forth in the Novation Agreement (the “Novation Date”).

Section 1.3      Complete Transfer.

  Each of the CAMAC Parties expressly agrees that the transfer of the Contract Rights pursuant to the Novation Agreement and this Agreement, constitutes a complete transfer of all of the Contract Rights, free and clear of (a) all Liens on the Contract Rights or the Oyo Field, and (b) any material adverse contractual obligations other than the Oyo Related Agreements, and the CAMAC Parties reserve no rights to market or otherwise transfer any interest in and to the Contract Rights.  For the avoidance of doubt, upon the consummation of the Transactions neither PAPI nor PAPI Newco shall have any obligation to any of the CAMAC Parties to support, maintain, offer, or do any other act relating to the OMLs or the PSC other than as set forth herein or in the Transaction Documents.

Section 1.4       Release and Discharge.

  At the Novation Date, except as otherwise provided for herein, or in the Transaction Documents, the CAMAC Parties and PAPI Newco hereby release and discharge from further obligations to each other with respect to the Contract Rights (other than as shareholders of PAPI) and their respective rights against each other with respect to the Contract Rights are cancelled; provided that such release and discharge shall not affect any rights, liabilities or obligations of any of them with respect to claims, causes of actions,  payments or other obligations due and payable or due to be performed on or prior to the Novation Date or related to the facts or events occurring prior to the Novation Date.

Section 1.5       No Assumption of Liabilities.

  Except as otherwise provided for herein, in the Novation Agreement or in any of the other Transaction Documents, this Agreement does not transfer, the PAPI Parties do not assume, and the PAPI Parties expressly disclaim any and all liabilities, costs, debts, claims and obligations of the CAMAC Parties relating to the Contract Rights or otherwise.  Except as otherwise provided for herein or the Transaction Documents, neither PAPI nor PAPI Newco shall have any obligation with respect to the CAMAC Parties arising prior to the Closing Date.

ARTICLE II

Consideration

Section 2.1      Consideration Shares.

  At the Closing, PAPI shall issue to CEHL or its designee(s), shares of Common Stock equal to 62.74% of the issued and outstanding Common Stock after giving effect to the Transactions and the Financing, excluding shares issued in the Excluded Transaction (as defined below) (the “Consideration Shares”). The Parties agree and acknowledge that any issuances of Equity Interests by PAPI prior to the Closing (or  pursuant to any existing agreement or arrangement, or any agreement or arrangement entered into after the date of this Agreement but before Closing,  to issue Equity Interests before or after the Closing) shall not reduce the 62.74% post-Closing Equity Interest in PAPI to be issued to CEHL or its designee(s) at Closing, except with respect to: (i) the reservation or issuance of up to one million (1,000,000) shares of the Common Stock in connection with awards granted under PAPI’s employee stock incentive plan after the date of this Agreement and prior to Closing; or (ii) the issuance of shares of Common Stock in connection with the exercise of existing awards granted under PAPI’s employee stock incentive plan prior to the date of this Agreement (the “Excluded Transactions”).

Other than the Excluded Transactions, the Parties further agree that no other existing agreements or arrangements, or any agreement or arrangement entered into after the date of this Agreement but before Closing, for the issuance of any Equity Interests in PAPI before or after Closing shall reduce the CAMAC Parties’ 62.74% Equity Interest in PAPI, and PAPI shall issue such additional shares Common Stock to the CAMAC Parties at the Closing (or within five (5) business days of issuance if any such shares of PAPI Common Stock are issues following the Closing ) as is required to preserve CAMAC’s 62.74% post-Closing Equity Interest in PAPI.

Section 2.2       Cash Consideration.

  At the Closing PAPI shall pay to CEHL, cash in the amount of thirty eight million eight hundred forty thousand dollars ($38,840,000) in immediately available funds to an account designated by CEHL at least two (2) business days prior to Closing (the “Cash Consideration”).

ARTICLE III

The Closing

Section 3.1       Closing.

  The Closing (the “Closing”) of the Transactions, shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP in Houston, TX, commencing at 9:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to actions that the respective Parties will take at Closing), or on such other date and at such other time as the Parties may mutually determine (the “Closing Date”).

Section 3.2        Deliveries of the Parties.

  At the Closing, (i) the CAMAC Parties shall deliver or cause to be delivered to the PAPI Parties, the certificates, opinions, instruments, agreements and documents required by Article IX hereof and (ii) the PAPI Parties shall deliver or cause to be delivered to the CAMAC Parties, the Cash Consideration, the Consideration Shares and the certificates, opinions, instruments, agreements and documents required by Article IX hereof.

ARTICLE IV

Representations and Warranties of the CAMAC Parties

Subject to the exceptions set forth in the schedule of exceptions, which shall state the specific subsection of this Article IV to which each disclosure or exception is made by the CAMAC Parties and attached hereto as Schedule B, each of the CAMAC Parties jointly and severally represents and warrants to the PAPI Parties as of the date hereof and as of the Closing as follows:

Section 4.1        Organization and Standing.

Each of the CAMAC Parties is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization.  Each of the CAMAC Parties is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by it or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to result in a CAMAC Material Adverse Effect.  Each of the CAMAC Parties has all requisite power and authority to own, lease and operate the Oyo Field and to carry on its business as now being conducted pursuant to the Oyo Related Agreements.  The CAMAC Parties have made available to PAPI true and complete copies of the CAMAC Constituent Instruments.

Section 4.2    Power and Authority.

 Each of the CAMAC Parties has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the Transactions contemplated hereby and thereby.  The execution and delivery by the CAMAC Parties of this Agreement and the Transaction Documents and the consummation by them of the Transactions have been duly authorized and approved by the boards of directors or other governing body of each of the CAMAC Parties (if an entity), such authorization and approval remains in effect and has not been rescinded or qualified in any respect, and no other  proceedings on the part of any such entities are necessary to authorize this Agreement, the Transaction Documents or the consummation of the Transactions contemplated hereby and thereby.  Each of this Agreement and the Transaction Documents to which any CAMAC Party is a party has been duly executed and delivered by such party and constitutes the valid and binding obligation of each of the CAMAC Parties, enforceable against the CAMAC Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.3     No Conflicts.

The execution and delivery of this Agreement or any of the Transaction Documents contemplated hereby by each of the CAMAC Parties and the consummation of the Transactions and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the Contract Rights under any provision of: (i) any CAMAC Constituent Instrument; (ii) any material contract  to which any of the CAMAC Parties is a party or to or by which it (or any of its assets and properties) is subject or bound; (iii) any applicable Law or Legal requirement of and Governmental Authority; or (iv) any Material Permit of any of the CAMAC Parties; (b) result in any material Judgment applicable to any of the Contract Rights or (c) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any of the Oyo Related Agreements.

Section 4.4      Representations Related to the Oyo Field and Oyo Related Agreements.

(a)     Oyo Related Agreements.

Each of the OMLs, the Allied Assignment, the NAE Assignment and the PSC (the “Oyo Related Agreements”) are valid, binding and in full force and effect in all material respects and enforceable by and against the CAMAC Parties, as applicable, in accordance with its terms.  None of the CAMAC Parties is in violation of, or in Default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of, or Default under), any of the Oyo Related Agreements to which any CAMAC Party is a party, except for violations or Defaults that would not, individually or in the aggregate, reasonably be expected to result in a CAMAC Material Adverse Effect; and, except as set forth on Schedule 4.4, to the CAMAC Parties’ Knowledge, no other Person has violated or breached, or committed any Default under, any Oyo Related Agreement, except for violations, breaches and Defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a CAMAC Material Adverse Effect. No party to an Oyo Related Agreement has terminated or, the CAMAC Parties’ Knowledge, threatened termination of any such agreement with any of the CAMAC Parties. To the CAMAC Parties’ Knowledge, no other party to any of the Oyo Related Agreements is in material Default thereunder and none of the CAMAC Parties has received any written notice regarding any actual or possible violation or breach of, or Default under, any Oyo Related Agreement, except in each such case for Defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a CAMAC Material Adverse Effect.  No event or claim of force majeure has occurred under any of the Oyo Related Agreements.  There have been no written claims by any Governmental Authority to terminate the Oyo Related Agreements. To the CAMAC Parties’ Knowledge, the Oyo Related Agreements do not infringe upon the rights of any third party.

(b)      Completeness of Oyo Related Agreements.

The OMLs contain the entirety of the obligation of the CAMAC Parties to the Government of Nigeria with respect to the Oyo Field and the interests thereon that are subject to the PSC.  No CAMAC Party is a party to any Contract relating to or affecting the Oyo Field or Contract Rights other than the Oyo Related Agreements.

(c)       No Claims.

There are no claims, actions, suits, audits, demands, arbitrations, mediations, formal investigations or proceedings pending, or, to the CAMAC Parties’ Knowledge, threatened, before any Governmental Authority, mediator or arbitrator with respect to the Oyo Field or the Oyo Related Agreements.

(d)       Funding and Other Obligations.

   No work program or operations or funding commitment exists or has been proposed by the CAMAC Parties or any other party to any of the Oyo Related Agreements under such agreements, except as has been disclosed to the PAPI Parties in writing or as set forth in the PSC.  Upon the consummation of the Transactions, neither PAPI nor PAPI Newco will be subject to any obligation to pay any other party any net profits interests, production payments, royalties or other fixed or contingent amounts based upon the sale, license, distribution or other use or exploitation of the Oyo Field, except as set forth in the PSC or applicable Law.  There are no bonds, letters of credit, guarantees, deposits or other security furnished by the CAMAC Parties or any Affiliate of CAMAC Parties relating to the Oyo Field or the Oyo Related Agreements that will require expenditures in excess of $100,000, other than the Oyo Debt.  The interests of the CAMAC Parties in the PSC and the OMLs are not subject to any preferential rights to purchase, rights of first opportunity or similar rights, or any required third party consents to assignment that may be applicable to the Transactions other than as may be specified in the Oyo Related Agreements.

(e)       No Limitations on Transfer.

PAPI Newco shall not be subject to any limitations, obligations or restrictions with regard to the sale, license, distribution or other transfer or exploitation of the Contract Rights, except as set forth in the Oyo Related Agreements, applicable stock exchange rules or applicable Law.

(f)        The transfer of the Contract Rights pursuant to the Novation Agreement constitutes a complete transfer of all of the CAMAC Parties’ rights, title and interest in and to the Oyo Field, and the CAMAC Parties reserve no rights to market or otherwise transfer any interest in the Oyo Field.  For the avoidance of doubt, neither PAPI nor PAPI Newco shall have any obligation to any of the CAMAC Parties to support, maintain, offer, or do any other act relating to the OMLs or the PSC other than as set forth in the Transaction Documents, and the PAPI Parties may dispose of the Contract Rights, at their sole discretion, subject only to any approval rights maintained by NAE, the Nigerian government, applicable stock exchange rules, and applicable shareholder and board approval requirements.

Section 4.5         Litigation.

  As of the date of this Agreement, there is no private or governmental action, suit, inquiry, notice of violation, claim, arbitration, audit, proceeding or investigation (“Action”) pending or threatened in writing against any of the CAMAC Parties or, to the CAMAC Parties’ Knowledge, any of the other parties to the Oyo Related Agreements, before or by any Governmental Authority which (a) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Oyo Related Agreements (b) could, if there were an unfavorable decision, individually or in the aggregate, have or would reasonably be expected to result in a CAMAC Material Adverse Effect.  As of the date of this Agreement, there is no judgment imposed upon any of the CAMAC Parties or, to the CAMAC Parties’ Knowledge, any of the parties to the Oyo Related Agreements, that would prevent, enjoin, alter or materially delay any of the Transactions contemplated by this Agreement, or that would reasonably be expected to have a CAMAC Material Adverse Effect.

Section 4.6       Consents and Approvals.

    Except as disclosed on Schedule 4.6, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with any Governmental Authority (“Consent”) to which any of the Oyo Related Agreements or the Oyo Field are subject is required to be obtained or made by any of the CAMAC Parties, in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, except for (a) such Consents as may be required under applicable state securities laws and the securities laws of any foreign country; and (b) such other Consents which, if not obtained or made, would not have a CAMAC Material Adverse Effect.

Section 4.7         Licenses, Permits, Etc.

The CAMAC Parties possesses or will possess prior to the Closing all licenses, franchises, permits and other governmental authorizations held by them that are material in connection with business related to the Oyo Related Agreements and the Oyo Field (the “Material Permits”).  As of the date of this Agreement, all such Material Permits are in full force and effect.

Section 4.8         Material Contracts and Commitments.

Other than the Oyo Related Agreements and the Transaction Documents, there are no material contracts, agreements or other instruments to which any CAMAC Party or any affiliate of a CAMAC Party is a party that will be binding on PAPI and PAPI Newco after the consummation of the Transactions.

Section 4.9         Taxes.

Each of the CAMAC Parties have timely, or have caused to be timely filed on their behalf, all Tax Returns required by any law or regulation to be filed by or with respect to it in connection with the Contract Rights, the Oyo Related Agreements or the Oyo Field, either separately or as a member of group of corporations, pursuant to applicable

Legal Requirements. All such Tax Returns filed by (or that include on a consolidated basis) any of the CAMAC Parties were (and, as to a Tax Return not filed as of the date hereof, will be) in all respects true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax returns, individually or in the aggregate, have not and would not reasonably be expected to have a CAMAC Material Adverse Effect.  There are no unpaid Taxes in respect to the Contract Rights, the Oyo Related Agreements or the Oyo Field claimed to be due by any Governmental Authority in charge of taxation of any jurisdiction, nor any claim for additional Taxes in respect to the Contract Rights, the Oyo Related Agreements or the Oyo Field for any period for which Tax Returns have been filed, except to the extent any failure to file or any inaccuracies in any filed Tax returns, individually or in the aggregate, have not and would not reasonably be expected to have a CAMAC Material Adverse Effect.  Any deficiencies proposed as a result of any governmental audits or such Tax Returns have been paid or settled, and there are no present disputes as to Taxes in respect to the Contract Rights, the Oyo Related Agreements or the Oyo Field payable by any of the CAMAC Parties.  There are no tax liens against any of the Contract Rights and, to the CAMAC Parties’ Knowledge, there is no basis for any such lien.

Section 4.10        Brokers; Schedule of Fees and Expenses.

No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of the CAMAC Parties.

Section 4.11        Foreign Corrupt Practices.

Neither the CAMAC Parties, nor to the CAMAC Parties’ Knowledge, any of their respective Representatives, has, in the course of its actions for, or on behalf of, the CAMAC Parties, directly or indirectly, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any Governmental Authority or any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of CAMAC Parties to any foreign or domestic government official or employee, except, in the case of clauses (a) and (b) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a CAMAC Material Adverse Effect.

Section 4.12        Money Laundering Laws.

To the CAMAC Parties’ Knowledge, none of the CAMAC Parties has violated any money laundering statute or any rules and regulations relating to money laundering statutes (collectively, the “Money Laundering Laws”) and no proceeding involving any CAMAC Parties with respect to the Money Laundering Laws is pending or, to the Knowledge of the officers of the CAMAC Parties, is threatened.

Section 4.13        OFAC.

None of the CAMAC Parties, any director or officer of the CAMAC Parties, or, to the CAMAC Parties’ Knowledge, any agent, employee, affiliate or Person acting on behalf of the CAMAC Parties is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Asset Control of the U.S. Treasury Department (“OFAC”);

and the CAMAC Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

Section 4.14         Environmental Matters.

  Except as set forth on Schedule 4.14, with respect to the Oyo Field:

(a)           The CAMAC Parties and all associated operations are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with Environmental Laws in all material respects;

(b)           The CAMAC Parties have all Environmental Authorizations required for their operations as presently conducted, all such Environmental Authorizations are in the name of the proper entity and in full force and effect, and the CAMAC Parties are in compliance in all material respects with such Environmental Authorizations;

(c)           The CAMAC Parties are not subject to any pending or, to the CAMAC Parties’ Knowledge, threatened Action pursuant to Environmental Laws, nor has any CAMAC Party received any written notice of violation, noncompliance, or enforcement or any written notice of investigation or remediation from any Governmental Authority pursuant to Environmental Laws;

(d)           There has been no Release of Hazardous Materials at, on, under or from the assets or in connection with the operations of the Acquired Entities in violation of any Environmental Laws or in a manner that could give rise to any Environmental Liabilities or any other remedial or corrective action obligations pursuant to Environmental Laws;

(e)           To the CAMAC Parties’ Knowledge, there has been no exposure of any Person or property to any Hazardous Materials that could reasonably be expected to form the basis for any Environmental Liabilities or any Action for other Damages or compensation; and

(f)           The CAMAC Parties have made available for inspection by the PAPI Parties complete and correct copies of all environmental assessment and audit reports and studies and all correspondence addressing environmental obligations that are in the possession or control of the CAMAC Parties.

(g)           Notwithstanding any other provision of this Agreement, the representations and warranties made in this Section 4.14 are the sole and exclusive representations and warranties made in this Agreement by the CAMAC Parties with respect to environmental matters.

Section 4.15          Bankruptcy.

  The CAMAC Parties do not contemplate filing for relief under the provision of any applicable bankruptcy code.  The Contract Rights are not the proceeds of, nor are they intended for, or being transferred in, the furtherance of any concealment of assets or any effort by conspiracy or otherwise to defeat, defraud or otherwise evade, any party or the court in any bankruptcy proceeding, a receiver, a custodian, a trustee, a marshall, or any other officer of the court or government or regulatory official of any kind.

ARTICLE V

Representations and Warranties of PAPI

Subject to the exceptions set forth in the schedule of exceptions, which shall state the specific subsection of this Article V to which each disclosure or exception is made by the PAPI Parties with respect to themselves and their respective Subsidiaries, and attached hereto as Schedule C (the “PAPI Disclosure Schedule”), each of the PAPI Parties jointly and severally represents and warrants to the CAMAC Parties as of the date hereof and as of the Closing Date as follows:

Section 5.1       Organization and Standing.

Each of the PAPI Parties and their respective Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation.  Each of the PAPI Parties and their respective Subsidiaries is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by it or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to result in a PAPI Material Adverse Effect.  Each of the PAPI Parties and their respective Subsidiaries has all requisite power and authority to own, lease and operate its tangible assets and properties and to carry on its business as now being conducted.  The PAPI Parties have delivered to the CAMAC Parties true and complete copies of the PAPI Constituent Instruments.

Section 5.2       Organizational Documents.

The PAPI Parties have made available to the CAMAC Parties true, complete and correct copies of the PAPI Constituent Instruments, in each case as amended or restated to date and presently in effect.  Except as set forth on Schedule 5.2, neither PAPI nor any of its Subsidiaries is in violation of any of the provisions of its PAPI Constituent Instruments.  The minute books and stock records of PAPI heretofore made available to the CAMAC Parties correctly and completely reflect in all material respects all actions taken at all meetings of, or by written consents of, directors, managers and holders of equity interests of PAPI (including any analogous governing bodies thereof or committees of governing bodies thereof).

Section 5.3        Power and Authority.

Each of the PAPI Parties and their respective Subsidiaries (and their respective nominees) has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the Transactions contemplated hereby and thereby.  The execution and delivery by the PAPI Parties of this Agreement and the consummation by them of the Transactions have been duly authorized and approved by the boards of directors or other governing body of each of the PAPI Parties and their respective Subsidiaries (if an entity), such authorization and approval remains in effect and has not been rescinded or qualified in any way, and no other proceedings on the part of any such entities are necessary to authorize this Agreement and the Transactions.  Each of this Agreement and the Transaction Documents to which any PAPI Party is a party has been duly executed and delivered by such party and constitutes the valid, binding, and enforceable obligation of each of them, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.4         No Conflicts.

Neither the execution nor delivery by the PAPI Parties of this Agreement nor compliance by any of them with the terms and provisions hereof will conflict with, or result in a breach of (a) the terms, conditions or provisions of, or constitute a Default under, or result in any violation of, any PAPI Constituent Instrument or any Material Contract to which any PAPI Party or their respective Subsidiaries is a party, which would prevent any of the transactions contemplated under this Agreement or any of the Transaction Documents contemplated hereby and thereby, or (b) any regulation, law, judgment, order or the like to which any such PAPI Party or their respective Subsidiaries is subject, the Default or violation of which would prevent any of the transactions contemplated under this Agreement or any of the Transaction Documents contemplated hereby and thereby.

Section 5.5          Material Contracts.

  Except as set forth in the SEC Reports and on Schedule 5.5, none of the PAPI Parties or their respective Subsidiaries is a party to any of the following (each such Contract, a “Material Contract”):

(a)           any Contract involving payments by or to a PAPI Party or any of their respective Subsidiaries in excess of $100,000;

(b)           any Contract that constitutes a purchase order or other Contract relating to the sale, purchase, lease or provision by a PAPI Party or any of their respective Subsidiaries of goods or services in excess of $100,000 in any 12 month period;

(c)           any Contract pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party;

(d)           any Contract under which a PAPI Party or any of their respective Subsidiaries has agreed to indemnify any third Person in any manner, other than such Contracts that were made in the ordinary course of business consistent with past practice, or to share the Tax liability of any third Person;

(e)           any Contract pursuant to which a PAPI Party or any of their respective Subsidiaries is required to make on or after the date of the Latest Balance Sheet a capital expenditure, capital addition or betterment in excess of $100,000 in the aggregate;

(f)           any power of attorney (other than powers of attorney given in the ordinary course of business with respect to routine export, Tax or securities matters);

(g)           any Contract in respect of Intellectual Property involving a license granted, title conveyed or royalty payment to or by a PAPI Party or any of their respective Subsidiaries;

(h)           any bond, indenture, note, loan or credit agreement or other Contract relating to indebtedness for borrowed money, any Contract creating a capital lease obligation, any Contract for the sale of accounts receivable, any Contract relating to the direct or indirect guarantee or assumption of the obligations of any other Person or any Contract requiring a PAPI Party or any of their respective Subsidiaries to maintain the financial position of any other Person;

(i)           any outstanding loan or advance by a PAPI Party or any of their respective Subsidiaries to, or investment by such Person in, any Person, or any Contract or commitment relating to the making of any such loan, advance or investment (excluding trade receivables and advances to employees for normally incurred business expenses each arising in the ordinary course of business consistent with past practice);

(j)           any Contract involving interest rate swaps, cap or collar agreements, commodity or financial future or option contracts or similar derivative or hedging Contracts;

(k)           any Contract providing for the deferred payment of any purchase price (other than trade payables incurred in the ordinary course of business consistent with past practice) including any “earn out” or other contingent fee arrangement;

(l)           any Contract creating a Lien, other than any Permitted Lien, on any of the PAPI Parties or any of their respective Subsidiaries that will not be discharged at or prior to the Closing;

(m)           any Contract purporting to limit or restrict the freedom of a PAPI Party or any of their respective Subsidiaries or, to the PAPI Parties’ Knowledge, any of their respective officers, directors or key employees (A) to engage in any line of business, (B) to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any asset, (C) to compete with any Person or (D) to engage in any business or activity in any geographic region;

(n)           any (A) distributorship agreement or (B) Contract that grants any Person the exclusive right to sell products or provide services within any geographical region other than a Contract that (1) is terminable by any party thereto giving notice of termination to the other party thereto not more than 30 days in advance of the proposed termination date and (2) even if so terminable, contains no post-termination obligations (other than payment obligations for pre-termination sales or services), termination penalties, buy-back obligations or similar obligations;

(o)           any Contract under which a PAPI Party or any of their respective Subsidiaries is the lessor of, or makes available for use by any third Person, any tangible personal property owned by a PAPI Party or any of their respective Subsidiaries, in each case for an annual rent in excess of $100,000;

(p)           any Contract constituting a partnership, joint venture or other similar Contract;

(q)           any Contract that contains restrictions with respect to the payment of any dividends in respect of a PAPI Party or any of their respective Subsidiaries or the purchase, redemption or other acquisition of any such Equity Interests;

(r)           any Contract relating to the acquisition or divestiture by a PAPI Party or any of their respective Subsidiaries of Equity Interests, assets or business of any Person, which provides for consideration or payments in excess of $100,000 and is not made in the ordinary course of business;

(s)           any Contract between a PAPI Party or any of their respective Subsidiaries, on the one hand, and the present or former officers, directors, stockholders, other equity holders of a PAPI or other Affiliates of a PAPI Party or any of their respective Subsidiaries on the other hand;

(t)           any Contract containing provisions applicable upon a change of control of a PAPI Party or any of their respective Subsidiaries;

(u)           any Contract granting to any Person a right of first refusal, first offer or other right to purchase any of the assets of a PAPI Party or any of their respective Subsidiaries;

(v)           any Contract requiring a PAPI Party or any of their respective Subsidiaries to make a payment as a result of the consummation of the Transactions contemplated hereby; and

(w)           any other agreement which is material to the PAPI Parties or any of their respective Subsidiaries taken as a whole.

True and complete copies (including all amendments) of each Material Contract have been made available to the CAMAC Parties.  Each Material Contract is the legal, valid obligation of each PAPI Party or any of their respective Subsidiaries, as the case may be, and to the PAPI Parties’ Knowledge, any other Person party thereto, binding and enforceable against each such PAPI Party or any of their respective Subsidiaries, as the case may be and, to the PAPI Parties’ Knowledge, any other Person party thereto, in accordance with its terms subject to, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies (whether enforcement is sought in a proceeding in equity or at law); (ii) no Material Contract has been terminated, and neither a PAPI Party or any of their respective Subsidiaries, nor, to the PAPI Parties’ Knowledge, any other Person is in material breach or Default thereunder, and to the PAPI Parties’ Knowledge no event has occurred that with notice or lapse of time, or both, would constitute a material breach or Default, or permit termination, modification in any manner materially adverse to a PAPI Party or any of their respective Subsidiaries, as the case may be, or acceleration thereunder; (iii) no party has asserted or has any right to offset, discount or otherwise abate any amount owing under any Material Contract; and (iv) there are no material waivers regarding any Material Contract that have not been disclosed in writing to the CAMAC Parties.

Section 5.6        Capitalization.

  Schedule 5.6 sets forth a correct and complete description of the following: (i) all of the authorized Equity Interests of the PAPI Parties and each of its Subsidiaries and (ii) the amount of outstanding Equity Interests of the PAPI Parties and each of its Subsidiaries.  Except as described in Schedule 5.6 no Equity Interests of any PAPI Party or any of its Subsidiaries are issued or outstanding or reserved for any purpose.

All of the outstanding Equity Interests of the PAPI Parties and their respective Subsidiaries are duly authorized, validly issued and fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized Equity Interests of a PAPI Party or any of their respective Subsidiaries is subject to) any preemptive or similar rights created by the PAPI Constituent Instruments or any Contract to which a PAPI Party or their respective Subsidiary is a party or bound.

There are no outstanding securities, options, warrants or other rights (including registration rights), agreements, arrangements or other Contracts to which a PAPI Party or any of their respective Subsidiaries is a party or is bound relating to the issued or unissued Equity Interests of a PAPI Party or any of their respective Subsidiaries or obligating a PAPI Party or any of their respective Subsidiaries to grant, issue, deliver or sell, or cause to be granted, issued, delivered or sold, any Equity Interests of a PAPI Party or any of their respective Subsidiaries, by sale, lease, license or otherwise.  Except as set forth on Schedule 5.6, there are no obligations, contingent or otherwise, of a PAPI Party or any of their respective Subsidiaries to (i) repurchase, redeem or otherwise acquire any Equity Interests of a PAPI Party or any of their respective Subsidiaries, (ii) dispose of any Equity Interests of a PAPI Party or any of their respective Subsidiaries or (iii) provide funds to, or make any investment in (in the form of a loan, capital contribution or purchase of Equity Interests or otherwise), or provide any guarantee with respect to the obligations of, any other Person.  No PAPI Party or any of their respective Subsidiaries directly or indirectly owns, has agreed to purchase or otherwise acquire or holds any interest convertible into or exchangeable or exercisable for, Equity Interests of any Person.  There are no agreements, arrangements or other Contracts (contingent or otherwise) to which a PAPI Party or any of their respective Subsidiaries is a party or otherwise bound pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of a PAPI Party or any of their respective Subsidiaries.  Except as set forth on Schedule 5.6, are no voting trusts, proxies or other agreements or understandings with respect to the voting of any Equity Interests of a PAPI Party or any of their respective Subsidiaries.  There are no bonds, debentures, notes or other indebtedness of a PAPI Party or any of their respective Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Equity Interests of a PAPI Party or any of their respective Subsidiaries may vote.

(a)           Rights; Liens; Encumbrances

. Except as disclosed in Schedule 5.6 of the PAPI Disclosure Schedule, (i) none of the capital stock of the PAPI Parties or their Subsidiaries is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by any of them; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of any of the PAPI Parties or their Subsidiaries, or contracts, commitments, understandings or arrangements by which any of the PAPI Parties or their Subsidiaries is or may become bound to issue additional capital stock of any of the PAPI Parties or their Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of any of the PAPI Parties or their

Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of any of the PAPI Parties or their Subsidiaries or by which any of them is or may become bound which are required to be disclosed in any SEC Report (as defined below) but not so disclosed in the SEC Reports, (iv) there are no agreements or arrangements under which any of the PAPI Parties or their Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities or instruments of any of the PAPI Parties or their Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which any of them is or may become bound to redeem a security of any of the PAPI Parties or their Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or reservation of the Consideration Shares; (vii) PAPI does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; (viii) none of the PAPI Parties or their Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the their respective businesses and which, individually or in the aggregate, do not or would not have a PAPI Material Adverse Effect; and (ix) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with any of the PAPI Parties or their Subsidiaries.  PAPI has filed in its SEC Reports with the SEC true, correct and complete copies of its Certificate of Incorporation and its Bylaws, both as amended and as in effect on the date hereof, and the form of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

(b)           Effect of Consideration Shares

.  The Consideration Shares shall equal 62.74% of PAPI’s issued and outstanding Common Stock after giving effect to the consummation of the Transactions and the Financing, excluding shares issued in the Excluded Transaction.

Section 5.7             Shares Validly Issued.

When issued in compliance with the provisions of this Agreement, the Consideration Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Consideration Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws.

Section 5.8              Litigation.

As of the date of this Agreement, there is no private or governmental Action pending or threatened in writing against any of the PAPI Parties or their respective Subsidiaries, or, to the PAPI Parties’ Knowledge, any of their respective executive officers or directors (in their capacities as such) or any of their respective properties before or by any Governmental Authority.  As of the date of this Agreement, there is no Judgment imposed upon any of the PAPI Parties or their respective Subsidiaries or any of their respective properties, that would prevent, enjoin, alter or materially delay any of the Transactions contemplated by this Agreement.  Neither the PAPI Parties, nor any director or executive officer of any of them (in his or her capacity as such), is or has been the subject of any Action involving a material claim or material violation of or material liability under the securities laws of any Governmental Authority or a material claim of breach of fiduciary duty.

Section 5.9              Consents and Approvals.

Except as disclosed on Schedule 5.9 of the PAPI Disclosure Schedule, no Consent to which any of the PAPI Parties or any of their respective Subsidiaries are subject is required to be obtained or made by or with respect to any of the PAPI Parties or any of their respective Subsidiaries, in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, except for (a) such Consents as may be required under applicable state securities laws and the securities laws of any foreign country; and (b) such other Consents which, if not obtained or made, would not have a PAPI Material Adverse Effect and would not prevent or materially alter or delay any of the Transactions.

Section 5.10             Brokers; Schedule of Fees and Expenses.

  There are no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of PAPI Parties.

Section 5.11              Financial Statements; Undisclosed Liabilities.

(a)           The SEC Reports contain true and complete copies of the combined financial statements of PAPI consisting of (i) audited combined balance sheets of PAPI as of December 31, 2007 and 2008, and the related audited combined statements of income and stockholder’s equity and cash flows for the years then ended (including the notes or other supplementary information thereto) (collectively, the “Year-End Financial Statements”) and (ii) an unaudited balance sheet of PAPI as of September 30, 2009 (the “Latest Balance Sheet”), and the related unaudited combined statements of income and stockholders’ equity and cash flows for the nine-month period then ended (the “Interim Financial Statements,” and, collectively with the Year-End Financial Statements, the “Financial Statements”).

(b)           Each of the Financial Statements (including the notes or other supplementary information thereto) (i) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and (ii) present fairly, in all material respects, the financial position of PAPI as of the respective dates thereof and the results of each such entity’s operations and cash flows for the periods indicated, subject, however, in the case of the Interim Financial Statements, to normal year-end audit adjustments and to the absence of notes and other textual disclosure required by GAAP.  The books and records of PAPI have been and are being maintained in all material respects in accordance with applicable legal and accounting requirements to permit preparation of the financial statements in accordance with GAAP and to maintain asset accountability.

(c)           No PAPI Party has any liability (and, to the PAPI Parties’ Knowledge,  there is no reasonable basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against a PAPI Party or any of their respective Subsidiaries giving rise to any liability), other than (i) liabilities reserved or disclosed on the face of the Latest Balance Sheet, (ii) liabilities which have arisen after the date of Latest Balance Sheet in the ordinary course of business of the PAPI (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Laws), (iii) liabilities which have been discharged or paid in full after the date of the Latest Balance Sheet in the ordinary course of business of PAPI (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Laws) or (iv) liabilities that are obligations to perform pursuant to the terms of any Contract binding on the PAPI Parties or any of their respective Subsidiaries.

Section 5.12           Absence of Certain Changes or Events.

  Except as set forth in the SEC Reports or on Schedule 5.12, since December 31, 2008, PAPI has conducted its businesses only in the ordinary course and in a manner consistent with past practice and there has not been:

(a)           any PAPI Material Adverse Effect;

(b)           any damage, destruction or loss (whether or not covered by insurance) with respect to a PAPI Party or any of their respective Subsidiaries, having a replacement cost of more than $50,000 for any single loss or $200,000 for all such losses;

(c)           except as required by changes in GAAP or any Law regarding Taxes, any material change by a PAPI Party or any of their respective Subsidiaries in their accounting or Tax reporting methods, principles or practices;

(d)           any declaration, setting aside or payment of any dividends on or dividends in respect of any Equity Interests of a PAPI Party;

(e)           any (A) issuance of any Equity Interests in a PAPI Party or any of their respective Subsidiaries, (B) redemption, purchase or other acquisition by a PAPI Party or any of their respective Subsidiaries of any Equity Interests of a PAPI Party or any of their respective Subsidiaries or (C) any split, combination or reclassification of any Equity Interests of a PAPI Party or any of their respective Subsidiaries;

(f)           any entry into, or amendment of, any employment, consulting, severance, change in control or indemnification agreement or any agreement with respect to any retention bonus with any employee of a PAPI Party or any of their respective Subsidiaries or any other Person, or any incurrence of, entry into or amendment of any collective bargaining agreement or obligation to any labor organization;

(g)           any increase or acceleration of the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, option (including the granting of equity options, equity appreciation rights, performance awards or restricted equity awards), equity purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to partners, members, directors, officers, employees or contractors of a PAPI Party or any of their respective Subsidiaries, except for (A) increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice;

(h)           any making by a PAPI Party or any of their respective Subsidiaries of any material election relating to Taxes, the rescission by a PAPI Party or any of their respective Subsidiaries of any material election relating to Taxes or the settlement or compromise of any material claim relating to Taxes;

(i)           any entry by a PAPI Party or any of their respective Subsidiaries into any commitment, arrangement or transaction with any director, officer, member, partner or holder of any Equity Interest in a PAPI Party or any of their respective Subsidiaries;

(j)           any revaluation by a PAPI Party or any of their respective Subsidiaries of any of its assets or properties, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices;

(k)           any material acquisition of any assets, business or Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice);

(l)           any sale, transfer, lease, exchange or other disposition of any material assets or properties owned or leased by a PAPI Party or any of their respective Subsidiaries (other than in the ordinary course of business consistent with past practice);

(m)           any pending order for, any capital expenditures, or capital additions or betterments made by or on behalf of a PAPI Party or any of their respective Subsidiaries in excess of $100,000 in the aggregate;

(n)           any waiver, release, discharge, transfer or cancellation by a PAPI Party or any of their respective Subsidiaries of any debt or claim or the amendment, cancellation, termination, relinquishment, waiver or release of any Contract or right, other than such actions in the ordinary course of business consistent with past practice and, in the aggregate, not material to a PAPI Party and their respective Subsidiaries;

(o)           any commencement or settlement of any material legal actions, suits or other legal proceedings;

(p)           the creation of any Lien, other than Permitted Liens, on any assets or properties owned or leased by a PAPI Party or any of their respective Subsidiaries;

(q)           any discharge or satisfaction of any Lien, or payment of any obligation or liability (fixed or contingent), except as is in the ordinary course of business consistent with past practice and not material to a PAPI Party or any of their respective Subsidiaries;

(r)           any entry by a PAPI Party or any of their respective Subsidiaries into any commitment, arrangement or transaction material to the PAPI Parties and their respective Subsidiaries, taken as a whole;

(s)           any material increase (including by way of guaranteeing or assuming the obligations of third Persons to repay indebtedness for borrowed money) in the PAPI Parties indebtedness for borrowed money;

(t)           any failure by the PAPI Parties or any of their respective Subsidiaries to pay trade accounts payable or any other liability of a PAPI Party or any of their respective Subsidiaries when due (other than trade accounts payable that are subject to dispute in the ordinary course of business and are, individually and in the aggregate, not material to the PAPI Parties and their respective Subsidiaries);

(u)           any loan to or from any PAPI Party to or from any partner, member, director, officer, employee or contractor of such PAPI Party; or

(v)           any Contract to do any of the foregoing, except as expressly permitted by this Agreement.

Section 5.13           Foreign Corrupt Practices.

Neither the PAPI Parties and their respective Subsidiaries, nor to the PAPI Parties’ Knowledge, any of their respective Representatives, has, in the course of its actions for, or on behalf of, the PAPI Parties or their respective Subsidiaries, directly or indirectly, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any Governmental Authority or any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the FCPA; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of PAPI Parties or any of their respective Subsidiaries to any foreign or domestic government official or employee, except, in the case of clauses (a) and (b) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a PAPI Material Adverse Effect.

Section 5.14           Money Laundering Laws.

To the PAPI Parties’ Knowledge, none of the PAPI Parties or their respective Subsidiaries has violated any Money Laundering Laws, and no proceeding involving any PAPI Parties or any of their respective Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the officers of the PAPI Parties, is threatened.

Section 5.15           OFAC.

None of the PAPI Parties or their respective Subsidiaries, any director or officer of the PAPI Parties, or, to the PAPI Parties’ Knowledge, any agent, employee, affiliate or Person acting on behalf of the PAPI Parties is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC; and none of the PAPI Parties nor any of their respective Subsidiaries have, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

Section 5.16           Environmental Matters.

  Except as set forth on Schedule 5.16:

(a)           The PAPI Parties and their respective Subsidiaries and all associated operations are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with Environmental Laws in all material respects;

(b)           The PAPI Parties and their respective Subsidiaries all Environmental Authorizations required for their operations as presently conducted, all such Environmental Authorizations are in the name of the proper entity and in full force and effect, and the PAPI Parties are in compliance in all material respects with such Environmental Authorizations;

(c)           The PAPI Parties and their respective Subsidiaries are not subject to any pending or, to the PAPI Parties’ Knowledge, threatened Action pursuant to Environmental Laws, nor has any PAPI Party received any written notice of violation, noncompliance, or enforcement or any written notice of investigation or remediation from any Governmental Authority pursuant to Environmental Laws;

(d)           There has been no Release of Hazardous Materials at, on, under or from the assets or in connection with the operations of the PAPI Parties in violation of any Environmental Laws or in a manner that could give rise to any Environmental Liabilities or any other remedial or corrective action obligations pursuant to Environmental Laws;

(e)           To the PAPI Parties’ Knowledge and their respective Subsidiaries, there has been no exposure of any Person or property to any Hazardous Materials in connection with the Acquired Assets or the operations of the PAPI Parties that could reasonably be expected to form the basis for any Environmental Liabilities or any Action for other Damages or compensation; and

(f)           The PAPI Parties and their respective Subsidiaries have made available for inspection complete and correct copies of all environmental assessment and audit reports and studies and all correspondence addressing environmental obligations relating to the PAPI Parties  that are in the possession or control of the PAPI Parties.

(g)           Notwithstanding any other provision of this Agreement, the representations and warranties made in this Section 5.16 are the sole and exclusive representations and warranties made in this Agreement by the PAPI Parties with respect to environmental matters.

Section 5.17           Taxes.

Each of the PAPI Parties and their Subsidiaries have timely, or have caused to be timely filed on their behalf, all Tax Returns required by any law or regulation to be filed by or with respect to it, either separately or as a member of group of corporations, pursuant to applicable Legal Requirements. All Tax Returns filed by (or that include on a consolidated basis) any of the PAPI Parties and their Subsidiaries were (and, as to a Tax Return not filed as of the date hereof, will be) in all respects true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax returns, individually or in the aggregate, have not and would not reasonably be expected to have a PAPI Material Adverse Effect. There are no unpaid Taxes claimed to be due by any Governmental Authority in charge of taxation of any jurisdiction, nor any claim for additional Taxes for any period for which Tax Returns have been filed, except to the extent any failure to file or any inaccuracies in any filed Tax returns, individually or in the aggregate, have not and would not reasonably be expected to have a PAPI Material Adverse Effect.  Each of the PAPI Parties and their Subsidiaries has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Any deficiencies proposed as a result of any governmental audits or such Tax Returns have been paid or settled, and there are no present disputes as to such Taxes payable by any of the PAPI Parties or their Subsidiaries. There are no tax liens against any property for assets of the PAPI Parties or their Subsidiaries and, to the PAPI Parties’ Knowledge, there is no basis for any such lien.

Section 5.18             Title.

Each of PAPI and its Subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in Schedule 5.18 of the PAPI Disclosure Schedule, or (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by any of them.  Any real property (including mineral, mining or similar rights) and facilities held under lease by PAPI or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by any of them.

Section 5.19           Accounts Receivable

.Except as set forth on Schedule 5.19, all accounts receivable reflected on the Latest Balance Sheet or accrued after the date thereof and existing as of the Closing are due and valid claims against account debtors for goods or services delivered or rendered, collectible and subject to no defenses, offsets or counterclaims, except to the extent reserved against on the Latest Balance Sheet, as would be adjusted for operations and transactions during the period after the date of the Latest Balance Sheet through the Closing Date in accordance with the past custom and practice of the PAPI.  PAPI good and valid title to such accounts receivable free and clear of all Liens except Permitted Liens. No PAPI Party has any obligation pursuant to any rule or regulation of any Governmental Authority (whether in bankruptcy or insolvency proceedings or otherwise) to repay, return, refund or forfeit any accounts receivable previously collected.  All accounts receivable of PAPI reflected on the Latest Balance Sheet or accrued after the date thereof arose in the ordinary course of business.  None of the obligors of such receivables have refused or given written notice that it refuses to pay the full amount thereof and none of the obligors of such accounts receivable is an affiliate of any PAPI Party or, to the PAPI Parties’ Knowledge, is involved in a bankruptcy or insolvency proceeding.  Except as set forth in Schedule 5.19, no accounts receivable are subject to prior assignment or Lien. Except as reflected on the Latest Balance Sheet as would be adjusted for operations and transactions during the period after the date of the Latest Balance Sheet through the Closing Date in accordance with the past custom and practice of PAPI, no PAPI Party has incurred any liabilities to customers for discounts, returns, promotional allowances or otherwise.

Section 5.20            SEC Reports.

The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials including all exhibits and schedules thereto, being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement, and any other materials prepared by the Company and delivered to the CAMAC Parties in writing, the “Disclosure Materials”).  The Company has delivered to the CAMAC Parties or their representatives, true, correct and complete copies of the SEC Reports not available on the EDGAR system.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, none of the SEC Reports or the other Disclosure Materials, when filed or prepared, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.21          Investment Company.

None of the PAPI Parties, nor any of their subsidiaries, is, and after giving effect to this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby, none of them will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the SEC thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

ARTICLE VI

Covenants of the CAMAC Parties

Section 6.1           General Conduct of Business.

  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, each of the CAMAC Parties agree, unless consented to in writing by the PAPI Parties, it will (x) operate its business with respect to the Contract Rights and the Oyo Related Agreements in the usual and ordinary course consistent with past practices and (y) with respect to the Contract Rights and the Oyo Related Agreements, preserve substantially intact its business organization, maintain its rights and franchises and maintain its relationships and goodwill with its suppliers, customers, distributors, licensors, licensees and other Persons doing business with it.  Without limiting the generality of the foregoing, except as otherwise consented to in writing by the PAPI Parties, from the date of this Agreement until the earlier of the Closing or the termination of this Agreement, the CAMAC Parties will not, and will prevent their respective Subsidiaries from doing any of the following:

(a)           sell, transfer, lease, exchange or otherwise dispose of, whether by merging, consolidating or in any other manner, or grant any Lien with respect to the Contract Rights or the Oyo Field;

(b)           incur, create, assume, guarantee or otherwise become liable for any obligation for borrowed money, purchase money indebtedness or any obligation of any other Person, that is secured by the Contract Rights or the Oyo Field;

(c)           take or cause to be taken any action (including inaction) that could reasonably be expected to delay or adversely affect the consummation of the transactions contemplated hereby or that could reasonably be expected to result in any of the representations and warranties contained in Article IV becoming untrue or inaccurate in any material respect; or

(d)           agree in writing or otherwise to do any of the foregoing.

Section 6.2             Notice of CAMAC Material Adverse Effect.

Each of the CAMAC Parties agree to promptly notify the PAPI Parties of any material event or occurrence not in the ordinary course of its business that would have or reasonably be expected to have a CAMAC Material Adverse Effect, including but not limited to: (i) any written notice of Default or termination received or given by any of the CAMAC Parties with respect to any of the Oyo Related

Agreements, Oyo Debt Documents or the Oyo Field; (ii) any written notice of any pending or threatened claim, demand, action, suit, inquiry or proceeding relating to any of the Oyo Related Agreements, Oyo Debt Documents or the Oyo Field; (iii) any material damage, destruction or loss to all or any part of the Oyo Field or any assets used in connection with the Oyo Field or any of the Oyo Related Agreements or (iv) any event or condition occurring or arising on or after the date hereof that (A) would render unenforceable, the PAPI Parties’ rights under this Agreement, or, after giving effect to this Agreement, under any of the Oyo Related Agreements or (B) would require any amendment or supplement to the Proxy Statement (as defined below).

Section 6.3            Consultation; Compliance.

The CAMAC Parties agree to (i) consult with the PAPI Parties before voting on material decisions under any of the Oyo Related Agreements; (ii) continue to pay all amounts due and owing under each of the Oyo Related Agreements; and (iii) comply in all material respects with all covenants, agreements and other provisions of each of the Oyo Related Agreements required to be complied with by the CAMAC Parties.

Section 6.4            PAPI Consent Required.

Without limiting the generality of the forgoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as listed on Schedule 6.4 of the CAMAC Disclosure Schedule or as otherwise expressly permitted by or provided for in this Agreement, none of the CAMAC Parties shall do, allow, cause or permit any of the following actions to occur with respect to any of the Contract Rights without the prior written consent of the PAPI Parties, which shall not be unreasonably delayed or withheld:

(a)           Material Contracts.  Except as set forth in Schedule 6.4(a), enter into any new material contract relating to the PSC or the Oyo Field, or violate, amend or otherwise materially modify or waive any of the terms of any existing Oyo Related Agreement or waive or fail to enforce any material right thereunder, other than (x) in the ordinary course of business consistent with past practice or (y) upon prior consultation with, and prior written consent of the PAPI Parties;

(b)           Dispositions.  Sell, lease, license or otherwise dispose of or encumber all or part of the Contract Rights, except in the ordinary course of business consistent with past practice;

(c)           Litigation.  Compromise or settle any material litigation or arbitration proceedings related to the PSC or the Oyo Field; or

(d)           Capital Commitments.  Enter into any capital commitment in excess of $100,000 relating to the Oyo Field.

Section 6.5             Related Tax.

From the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, each of the CAMAC Parties, consistent with past practice, shall (i) duly and timely file all Tax Returns and other documents, with respect to the Oyo Related Agreements or the Oyo Field, required to be filed by it with applicable Governmental Authorities, the failure to file of which could have a CAMAC Material Adverse Effect, subject to extensions permitted by law and properly granted by the appropriate authority; and (ii) pay all Taxes shown as due  on such Tax Returns

(subject to good faith disputes over such Taxes). The CAMAC Parties shall be jointly and severally responsible for any and all sales or other transaction taxes, duties and other similar charges payable in connection with the sale and transfer of the interest in the Contract Rights.

Section 6.6            Access to Information.

Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which any CAMAC Party is subject, between the date of this Agreement and the Closing Date, subject to the PAPI Parties’ undertaking to use commercially reasonable efforts to keep confidential and protect the Intellectual Property of CAMAC Parties against any disclosure, the CAMAC Parties will permit the PAPI Parties and its Representatives reasonable access at dates and times agreed upon by the applicable CAMAC Party and the PAPI Parties, to all of their books and records and other data with respect to the Oyo Related Agreements and the Oyo Field, including, but not limited to, exploration operations, oil screening assessments and drilling and reconnaissance programs, which the PAPI Parties determine are necessary for the preparation and amendment of the Proxy Statement and such other filings or submissions required by SEC rules and regulations as are necessary to consummate the Transactions and as are necessary to respond to requests of the SEC’s staff, the PAPI Parties’ accountants and relevant Governmental Authorities.

Notwithstanding anything to the contrary contained herein, the failure to use commercially reasonable efforts to protect against any disclosure of any Intellectual Property of the CAMAC Parties by any PAPI Party or its Representatives in violation of this Section, shall constitute a breach of a covenant in a material respect pursuant to Section 11.1(c) hereof; provided, however, that the PAPI Parties may make a disclosure otherwise prohibited by this Section if required by applicable Law or regulation or regulatory, administrative or legal process (including, without limitation, by oral questions, interrogatories, requests for information, subpoena of documents, civil investigative demand or similar process) or the rules and regulations of the SEC or any stock exchange having jurisdiction over the PAPI Parties.  In the event that any PAPI Party or any of its Representatives is requested or required to disclose any Intellectual Property of the CAMAC Parties as provided in the proviso in the immediately preceding sentence, such PAPI Party shall provide the CAMAC Parties with prompt written notice of any such request or requirement so that the CAMAC Parties may seek a protective order or other appropriate remedy.  If any or all seismic data or other information obtained by any of the CAMAC Parties in connection with the Oyo Field or the Oyo Related Agreements from a third party is subject to restrictions on disclosure, the CAMAC Parties shall use commercially reasonable efforts to enter into an agreement with such third party allowing disclosure of such data to the PAPI Parties.

Section 6.7            Exclusivity; No Other Negotiations.

(a)           None of the CAMAC Parties shall take (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any of the CAMAC Parties to take) directly or indirectly, any action to initiate, assist, solicit, negotiate, or encourage any offer, inquiry or proposal from any Person other than the PAPI Parties: (i) relating to the acquisition of the Oyo Field, or any interest thereon, or any interest in and to the Contract Rights (including any acquisition structured as a merger, consolidation, share exchange or other business combination) (an “Acquisition Proposal”); (ii) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Acquisition Proposal with any of the CAMAC Parties; (iii) to participate in discussions or negotiations with or to furnish or cause to be furnished any information with respect to the CAMAC Parties  or afford access to such assets and properties or books and records of any of the CAMAC Parties to any Person who any of the CAMAC Parties (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Acquisition Proposal relating to any of the CAMAC Parties; (iv) to participate in any discussions or negotiations regarding, furnish any material non-public information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, or (v) to take any other action that is inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby.

(b)           The CAMAC Parties will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the actions set forth in Section 6.7(a) above, if applicable. The CAMAC Parties will promptly (i) notify the PAPI Parties if any of the CAMAC Parties receives any proposal or inquiry or request for information in connection with an Acquisition Proposal, and (ii) notify the PAPI Parties of the significant terms and conditions of any such Acquisition Proposal including the identity of the Party making an Acquisition Proposal.

(c)           Notwithstanding the other provisions of this Section 6.7, from and after, March 31, 2010,  the CAMAC Parties may engage in the activities described in Section 6.7(a) with respect to an Acquisition Proposal; provided, that any definitive agreement entered into by a CAMAC Party relating to an Acquisition Proposal must provide that the closing of any Acquisition Proposal be conditioned on the prior termination of this Agreement in accordance with its terms and include a provision which provides that such agreement will automatically terminate upon the Closing of the Transactions.  The CAMAC Parties will promptly notify the PAPI Parties of the entry into any such definitive agreement.

Section 6.8             Fulfillment of Conditions.

  The CAMAC Parties shall use their commercially reasonable efforts to fulfill the conditions specified in Article IX hereof, to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) good faith negotiation, the execution and delivery of documents necessary or desirable to consummate the Transactions contemplated hereby, (b) participate in meetings at mutually agreed to times and places, in connection with the Financing, and (c) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their commercially reasonable efforts to conduct their business in such manner that on the Closing Date the representations and warranties of the each of the CAMAC Parties contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

Section 6.9            Regulatory and Other Authorizations; Notices and Consents.

  The CAMAC Parties shall use their commercially reasonable efforts to obtain all material Consents that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate with the PAPI Parties in promptly seeking to obtain all such Consents.  Each of the CAMAC Parties shall give promptly such notices to third parties and use its or their commercially reasonable efforts to obtain such Consents as are required to consummate the Transactions (and in such regard use commercially reasonable efforts to cause the relevant Government Authorities to permit the PAPI Parties and/or its counsel to participate in the conversation and correspondence with such Government Authorities together with the PAPI Parties’ counsel); provided, however, that the PAPI Parties shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which could reasonably be expected to result in a PAPI Material Adverse Effect.

Section 6.10           Proxy Statement.

  Each of the CAMAC Parties shall direct that its counsel and auditors cooperate with the PAPI Parties’ counsel in the preparation of the Proxy Statement.  None of the information supplied or to be supplied by or on behalf of the CAMAC Parties for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The CAMAC Parties shall promptly notify the PAPI Parties if any information is discovered or any event occurs with respect to any of the CAMAC Parties, or any change occurs with respect to information provided by the CAMAC Parties and included in the Proxy Statement, which information is required to be described in an amendment of, or a supplement to, the Proxy Statement to avoid a misstatement of a material fact or render the filed disclosures to be misleading.

Section 6.11           Certain PSC and Oyo Field Covenants.

  Each of the CAMAC Parties hereby agrees that: (a) it shall not engage in any conduct or activity that could result in the revocation, suspension or termination of any of the Oyo Related Agreements; and (b) it shall take all such actions as are reasonably necessary and appropriate to (1) comply with applicable obligations under the Oyo Related Agreements and (2) maintain the effectiveness and validity of the Oyo Related Agreements during the terms thereof.  In the event that the PSC is terminated by any party after the Closing Date, Allied shall be obligated to fulfill the obligations of NAE under the PSC and shall obtain such instruments, assignments, certificates, notices, statements, consents, agreements, deeds, papers and documents, as necessary to give PAPI Newco the same rights and obligations with respect to the Oyo Field as previously afforded under the Contract Rights.

ARTICLE VII

Covenants of the PAPI Parties

Section 7.1            Conduct of Business.

PAPI hereby covenant and agree that, until the earlier of the Closing or the termination of this Agreement, unless consented to in writing by the CAMAC Parties, it will (x) operate its business in the usual and ordinary course consistent with past practices and (y) preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and consultants and maintain its relationships and goodwill with its suppliers, customers, distributors, licensors, licensees and other Persons doing business with it.  Without limiting the generality of the foregoing, except as otherwise consented to in writing by the CAMAC Parties, from the date of this Agreement until the earlier of the Closing or the termination of this Agreement, the PAPI Parties will not, and will prevent their respective Subsidiaries from doing any of the following:

(a)           (i) increase the compensation payable to or to become payable to or grant any bonuses (except with respect to such annual compensation increases and bonuses that are consistent with past practices) to any present or former director, officer, employee or consultant of a PAPI Party of any of their respective Subsidiaries; (ii) grant any severance or termination pay (unless required pursuant to any existing agreement); (iii) enter into or amend any employment, consulting, severance or termination agreement or other similar Contract with any present or former partner, member, director, officer, employee or consultant of a PAPI Party of any of their respective Subsidiaries; (iv) establish, adopt, enter into or amend any employee benefit plan or arrangement in any material respect; (v) amend, or take any other actions to increase the amount of, or accelerate the payment or vesting of, any benefit or amount under any benefit plan or any of the Contracts described in Section 7.1; or (vi) make any loan to any present or former partner, member, director, officer, employee or consultant of a PAPI Party of any of their respective Subsidiaries; except in each case (A) as required by any Contract, Plan or other legal obligation of a PAPI Party of any of their respective Subsidiaries existing on the date of this Agreement or (B) as required by applicable Law;

(b)           declare, set aside or pay any dividend on, or make any other distributions in respect of, any outstanding Equity Interests of a PAPI Party of any of their respective Subsidiaries;

(c)           (i) directly or indirectly redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding Equity Interests of a PAPI Party of any of their respective Subsidiaries; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of the Equity Interests of a PAPI Party of any of their respective Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, such Equity Interests, except, in each case, as may be required by applicable Laws;

(d)           other than in connection with the Financing and the Excluded Transactions, offer, issue, deliver, grant or sell, or authorize or propose the offering, issuance, delivery, grant or sale (including the grant of any Liens or limitations in voting rights) of, (i) any Equity Interests of a PAPI Party of any of their respective Subsidiaries or (ii) any securities convertible into or exchangeable for, or any rights, warrants or options to acquire any such Equity Interests, except, in each case, as may be required by applicable Laws;

(e)           (i) merge, consolidate, combine or amalgamate with any Person or completely or partially dissolve or liquidate; (ii) acquire or agree to acquire, by merging or consolidating with, purchasing Equity Interests of, or purchasing all or a portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice); or (iii) make any loans, advances or capital contributions to, or investments in, any Person except for loans, advances and capital contributions (A) to any wholly owned Subsidiary of a PAPI Party or (B) pursuant to and in accordance with the terms of any legal obligation existing as of the date of this Agreement, except, in each case, as may be required by applicable Laws;

(f)          sell, transfer, lease, exchange or otherwise dispose of, whether by merging, consolidating or in any other manner, or grant any Lien with respect to any properties or assets of a PAPI Party of any of their respective Subsidiaries, except for sales of (i) inventories and assets in the ordinary course of business consistent with past practice and (ii) worn out or obsolete property in the ordinary course of business consistent with past practice, except, in each case, as may be required by applicable Laws;

(g)          (i) transfer, assign, pledge, convey or grant any ownership interest or any exclusive license or rights to any Intellectual Property; (ii) grant any material nonexclusive licenses to any Intellectual Property except those in the ordinary course of business consistent with past practice; (iii) take any Action that would, or fail to take any Action the failure of which would, directly or indirectly, cause any of the Intellectual Property to enter the public domain or otherwise adversely affect the Intellectual Property, or its validity or enforceability; (iv) license to any Person, or otherwise extend, amend or modify any Person’s rights to, any of the Intellectual Property, other than in the ordinary course of business consistent with past practice, except, in each case, as may be required by applicable Laws;

(h)          adopt or propose any amendments to any PAPI Constituent Instrument;

(i)           (i) change any PAPI Party’s methods of accounting in effect at December 31, 2008, except to the extent required to comply with GAAP; (ii) make or rescind any election relating to Taxes; (iii) settle or compromise any claim, Action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; or (iv) change any of the PAPI Party’s methods of reporting income or deductions for income tax purposes from those employed in the preparation of the income tax returns for the taxable year ending December 31, 2008, except, in each case, as may be required by applicable Laws;

(j)           incur, create, assume, guarantee or otherwise become liable for any obligation for borrowed money, purchase money indebtedness or any obligation of any other Person, whether or not evidenced by a note, bond, debenture, guarantee, indemnity or similar Contract, except for (i) trade payables incurred in the ordinary course of business consistent with past practice; and (ii) indebtedness with any wholly owned Subsidiary of any PAPI Party;

(k)          make or commit to make any capital expenditures, or capital additions or betterments in excess of $100,000 in the aggregate, except for capital expenditures that have been approved by the management of the PAPI Parties prior to the date hereof and are set forth on Schedule 7.1(k);

(l)           pay, discharge, settle or satisfy any claims prior to the same being due in excess of $100,000 in the aggregate, other than pursuant to mandatory terms of any Contract as in effect on the date hereof;

(m)         (i) enter into, renew, modify, amend or terminate any Material Contract, or waive, delay the exercise of, release or assign any material rights or claims thereunder except in the ordinary course of business consistent with past practice or (ii) enter into or amend in any material manner any Contract with any former or present director, officer, employee or consultant of a PAPI Party of any of their respective Subsidiaries or with any affiliate of any of the foregoing Persons;

(n)           take or cause to be taken any action (including inaction) that could reasonably be expected to delay or adversely affect the consummation of the transactions contemplated hereby or that could reasonably be expected to result in any of the representations and warranties contained in Article V becoming untrue or inaccurate in any material respect;

(o)           enter into any new line of business; or

(p)           agree in writing or otherwise to do any of the foregoing.

Section 7.2             Proxy Statement Filing and Special Meeting.

PAPI shall cause a meeting of its stockholders (the “Stockholders’ Meeting”) to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption and approval of, among others, this Agreement and the Transactions contemplated hereby and thereby.  The board of directors of PAPI shall recommend to its stockholders that they vote in favor of the adoption of such matters thereto.  In connection with the Stockholders’ Meeting, this Agreement and the consummation of the Transactions contemplated hereby, and in favor of the PAPI Parties (a) will use commercially reasonable efforts to file with the SEC as promptly as practicable the preliminary and definitive proxy statements pursuant to Section 14(a), Regulation 14A, and Schedule 14A under the Exchange Act (the definitive proxy statement is referred to herein as the “Proxy Statement”) and all other proxy materials for such meeting, (b) upon receipt of approval from the SEC, PAPI will mail to its stockholders the Proxy Statement and other proxy materials, (c) will use commercially reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions contemplated hereby, and (d) will otherwise comply with all Legal Requirements applicable to the Stockholders’ Meeting.  At the time the Proxy Statement is mailed to Shareholders, the Proxy Statement will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (other than with respect to information provided by the CAMAC Parties to PAPI specifically for inclusion in the Proxy Statement). The PAPI Parties shall promptly notify the CAMAC Parties if any information is discovered or any event occurs with respect to any of the PAPI Parties, or any change occurs with respect to information included in the Proxy Statement, other than information provided by the CAMAC Parties to PAPI specifically for inclusion in the Proxy Statement, which information is required to be described in an amendment of, or a supplement to, the Proxy Statement to avoid a misstatement of a material fact or render the filed disclosures to be misleading.  THE CAMAC PARTIES SHALL HAVE NO LIABILITY TO ANY PAPI PARTY OR ANY SHAREHOLDER OF PAPI UNDER THIS AGREEMENT, THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934, OR ANY OTHER STATUTE OR LAW FOR ANY MISSTATEMENTS OR OMISSIONS IN THE PROXY STATEMENT, EXCEPT WITH RESPECT TO INFORMATION REGARDING THE CAMAC PARTIES’ BOARD REPRESENTATIVES (INCLUDING BIOGRAPHICAL INFORMATION) PROVIDED BY THE CAMAC PARTIES TO PAPI FOR INCLUSION THEREIN.

Section 7.3            SEC Filings.

The PAPI Parties will timely provide to the CAMAC Parties all correspondence received from and to be sent to the SEC and will not file any amendment to the filings with the SEC without providing the CAMAC Parties the opportunity to review and comment on any responses to the SEC.  In addition, the PAPI Parties will use commercially reasonable efforts to cause the SEC to permit the CAMAC Parties and/or their counsel to participate in the SEC conversations on issues related to the PAPI Parties’ SEC filings together with the PAPI Parties counsel.

Section 7.4            Notice of PAPI Material Adverse Effect.

From the date hereof through the Closing Date, the PAPI Parties shall give the CAMAC Parties prompt written notice of any event or development that occurs that (a) is of a nature that, individually or in the aggregate, would have or reasonably be expected to have a PAPI Material Adverse Effect, or (b) would require any amendment or supplement to the Proxy Statement.

Section 7.5            CAMAC Consent Required.

Without limiting the generality of the forgoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as listed on Schedule 7.5 of the PAPI Disclosure Schedule or as otherwise expressly permitted by or provided for in this Agreement, none of the PAPI Parties shall do, allow, cause or permit any of the following actions to occur without the prior written consent of the CAMAC Parties, which consent shall not be unreasonably delayed or withheld:

(a)           Charter Documents.  Except as set forth on Schedule 7.5(a) of the PAPI Disclosure Schedule, none of the PAPI Parties nor any of its Subsidiaries shall adopt or propose any change in any of their respective Constituent Instruments except for such amendments required by any Legal Requirement or the rules and regulations of the SEC or NYSE Amex LLC or as are contemplated by this Agreement.

(b)           SEC Reports.  The PAPI Parties shall not fail to timely file or furnish to or with the SEC all SEC Reports, except those filings by affiliates of the PAPI Parties required under Section 13(d) or 16(a) of the Exchange Act which do not have a PAPI Material Adverse Effect.

(c)           Dividends; Changes in Capital Stock.  The PAPI Parties shall not declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock nor shall any of the PAPI Parties enter into any agreement or arrangement to do any of the foregoing.

(d)           Taxes.  None of the PAPI Parties nor any of its Subsidiaries shall make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes.

(e)           Litigation. Compromise or settle any material litigation or arbitration proceedings.

(f)           Material Contracts.  Enter into any new material contract imposing a payment obligation of the PAPI Parties or any of their respective Subsidiaries in excess of $100,000, other than (x) in the ordinary course of business consistent with past practice or (y) upon prior consultation with, and prior written consent  of the CAMAC Parties.

Section 7.6           Fulfillment of Conditions.

  From the date hereof to the Closing Date, the PAPI Parties shall use its commercially reasonable efforts to fulfill the conditions specified in Article IX, to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the Transactions, (b) engaging in a road show, at mutually agreed to times and places, in connection with the Financing and to seek the approval of the Transactions, and (c) taking or refraining from such actions as may be necessary to fulfill such conditions (including using its commercially reasonable efforts to conduct the business of the PAPI Parties and their respective Subsidiaries in such manner that on the Closing Date the representations and warranties of the PAPI Parties contained herein shall be accurate as though then made).

Section 7.7           Regulatory and Other Authorizations; Notices and Consents.

 The PAPI Parties shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents to which they are a party.  The PAPI Parties shall cooperate and use commercially reasonable efforts to assist the CAMAC Parties in giving such notices and obtaining such Consents set forth in Section 6.9 of this Agreement (and in such regard use commercially reasonable efforts to cause the relevant Government Authorities to permit the CAMAC Parties and/or its counsel to participate in the conversation and correspondence with such Government Authorities together with the PAPI Parties’ counsel); provided, however, that the PAPI Parties shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which could reasonably be expected to result in a PAPI Material Adverse Effect.

Section 7.8            Exclusivity; No Other Negotiations.

(a)           The PAPI Parties shall not take (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the PAPI Parties to take) directly or indirectly, any action to initiate, assist, solicit, negotiate, or encourage any offer, inquiry or proposal from any Person: (i) relating to the acquisition by the PAPI Parties of that Person (regardless of the structure of any such acquisitions) or any affiliate of that Person, or (ii) take any other action that is inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby.

(b)           The PAPI Parties will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the actions set forth in Section 7.8(a) above, if applicable.  The PAPI Parties will promptly (i) notify the CAMAC Parties if any of them receives any such proposal or inquiry or request for information in connection with such proposal and (ii) notify the CAMAC Parties of the significant terms and conditions of any such proposal including the identity of the party making the proposal.

(c)           Notwithstanding the other provisions of this Section 7.8, from and after March 31, 2010, the PAPI Parties may engage in the activities described in Section 7.8(a); provided, that any definitive agreement entered into by a the PAPI Parties Party relating to such activities must provide that the closing of any transaction of the type described in Section 7.8(a) be conditioned on the prior termination of this Agreement in accordance with its terms.  The PAPI Parties will promptly notify the CAMAC Parties of the entry into any such definitive agreement and will promptly provide to the CAMAC Parties a true copy of such agreement.

Section 7.9             Related Tax.

From the date hereof through the Closing Date, the PAPI Parties, consistent with past practice, shall (i) duly and timely file all Tax Returns and other documents required to be filed by it with applicable Governmental Authorities, the failure to file of which could have a PAPI Material Adverse Effect, subject to extensions permitted by law and properly granted by the appropriate authority; provided, that the PAPI Parties notify the CAMAC Parties that the PAPI Parties are availing themselves of such extensions, and (ii) pay all Taxes shown as due on such Tax Returns (subject to good faith disputes over such Taxes).

Section 7.10           Valid Issuance of PAPI Shares.

At the Closing, the Consideration Shares to be issued to CEHL or its designees) hereunder will be duly authorized, validly issued, fully paid and nonassessable and, when issued and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued and will constitute a valid, binding and enforceable obligation of PAPI in accordance with their terms and will have been issued in compliance with all applicable federal and state securities laws.

Section 7.11           Oyo Agreements.

The PAPI Parties shall not engage in any conduct or activity that could result in the revocation, suspension or termination of any of the Oyo Related Agreements.

Section 7.12            PAPI Newco.

PAPI shall form a wholly-owned subsidiary under the laws of the Federal Republic of Nigeria prior to the Closing.  Such subsidiary, which shall be entitled “CAMAC Energy Nigeria Limited” or a similar name, shall be the PAPI entity to which the Contract Rights shall be novated pursuant to this Agreement and is referred to herein as “PAPI Newco”.  Upon formation, PAPI Newco shall execute and deliver to the CAMAC Parties a letter agreement, in form and content reasonably satisfactory to the CAMAC Parties, whereby it will agree to the terms of this Agreement as if it were an original signatory hereof and shall be deemed to be a “PAPI Party,” as such term is defined herein.  If this Agreement is terminated pursuant to Article XI hereof, then unless otherwise agreed to by the Parties, the PAPI Parties shall within thirty (30) days (i) dissolve, or cause to be dissolved, PAPI Newco or (ii) change, or cause to be changed, the name of PAPI Newco to remove any and all references to any of the CAMAC Parties from the name of PAPI Newco.  This Section 7.12 shall survive any termination of this Agreement pursuant to Article XI hereof.

ARTICLE VIII

Additional Agreements and Covenants

Section 8.1               Disclosure Schedules.

Each of Parties shall, as of the Closing Date, have the obligation to supplement or amend their respective Disclosure Schedules being delivered concurrently with the execution of this Agreement and annexes and exhibits hereto with respect to any matter hereafter arising or discovered which resulted in, or could reasonably be expected to result in a PAPI Material Adverse Effect or CAMAC Material Adverse Effect, as the case may be.  The obligations of the Parties to amend or supplement their respective Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the representations and warranties of the Parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement.

Section 8.2                Confidentiality.

  Between the date hereof and the Closing Date, each of the CAMAC Parties and the PAPI Parties shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system, all documents and information concerning the other Party furnished to it by such other Party or its Representatives in connection with the Transactions, except to the extent that such information can be shown to have been (a) publicly available without the receiving Party’s breach of any obligation owed to the disclosing Party, (b) known to the receiving Party prior to the disclosing Party’s disclosure of such information; (c) known to the receiving Party from a source other than the disclosing Party other than by the breach of an obligation of confidentiality owed to disclosing Party; or (d) is independently developed by the receiving Party without reliance on the disclosing Party’s information. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party in connection with the Transactions, if it exercises the same care as it takes to preserve confidentiality for its own similar information.  For the avoidance of doubt, any disclosure of information required to be included by PAPI in its filings with the SEC as required by the applicable laws will not be violation of this Section 8.2.  Notwithstanding the foregoing, PAPI’s disclosure to financial institutions and accredited investors in connection with the Financing, subject to nondisclosure agreements among PAPI and such parties, shall not constitute a violation of this Section 8.2.

Section 8.3               Public Announcements.

  From the date of this Agreement until the Closing or termination of this Agreement, the Parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the Transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of the PAPI Parties (in the case of the CAMAC Parties) or the CAMAC Parties (in the case of the PAPI Parties), except as required by Law or by the rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system. Each Party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any Party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other Parties and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any Party to its counsel, accountants and other professional advisors.

Section 8.4             Board Composition.

  For a period commencing on the Closing Date and ending not sooner than the date that is one (1) year following the Closing Date, the Board of PAPI will consist of seven (7) persons.  For a period commencing from the Closing Date until the next annual  or special meeting of the PAPI stockholders, or until each director’s successor is elected and takes office, the Combined Board shall consist of: (i) four (4) persons nominated by CEHL (at least two (2) of which shall be an “Independent Director” as such term is defined in §804 of the NYSE Amex Company Guide (the “CAMAC Directors”); and (ii) three (3) current PAPI directors (at least two (2) of which shall be independent directors (the “PAPI Directors”).

Section 8.5             Voting Agreement.

  CEHL agrees that for a period commencing on the Closing Date and ending not sooner than the date that is one (1) year following the Closing Date (the “Voting Period”), it shall vote all the Consideration Shares then owned by it as follows:

(a)           At any annual or special meeting called, or in connection with any other action (including the execution of written consents) taken for the purpose of electing directors to the board of directors of PAPI, CEHL agrees to vote all of the Consideration Shares controlled by it (the “Voting Shares”) in favor of the persons nominated by the PAPI Representative. Notwithstanding the foregoing, any persons nominated by the PAPI Representatives to serve as the PAPI Directors, other than persons identified in Section 8.4 hereof, must be reasonably acceptable to a majority of the board of directors or a majority of the members of the nominating and corporate governance committee, if such committee exists.

(b)           The PAPI Representatives shall have the right to request the resignation or removal of any PAPI Director.  In such event, CEHL agrees to vote all of its Voting Shares in a manner that would cause the removal of such PAPI Director, whether at any annual or special meeting called, or, in connection with any other action (including the execution of written consents) taken for the purpose of removing such director.  In the event of the resignation, death, removal or disqualification of a PAPI Director, the PAPI Representatives shall promptly nominate a new director and, after written notice of the nomination has been given by PAPI Representatives, CEHL hereby agrees to vote all its Voting Shares to elect such nominee to the board of directors.

(c)           CEHL shall appear in person (through a representative) or by proxy at any annual or special meeting of PAPI’s shareholders for the purpose of obtaining a quorum and shall vote all Voting Shares owned by CEHL, either in person or by proxy, at any annual or special meeting of shareholders of PAPI called for the purpose of voting on the election of directors or by written consent of shareholders with respect to the election of directors, in favor of the election of the PAPI Directors.  In addition, CEHL shall appear in person or proxy at any annual or special meeting of shareholders of PAPI for the purpose of obtaining a quorum and shall vote, or shall execute and deliver a written consent with respect to, all Voting Shares owned by CEHL entitled to vote upon any other matter submitted to a vote of shareholders of PAPI in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement.

(d)           CEHL hereby agrees that all transfers of PAPI capital stock made by it shall be made subject to the provisions of this Section 8.5, except as set forth below, and any transferee will agree in writing to be bound by the terms and provisions of this Section as a condition precedent to any such transfer.  Each certificate representing the Consideration Shares shall be endorsed with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING REQUIREMENTS AND OTHER RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE AND CERTAIN OTHER PARTIES.  TRANSFER OF THE SECURITIES IS SUBJECT TO THE RESTRICTIONS CONTAINED IN SUCH AGREEMENT.

Notwithstanding the foregoing, the provisions of this Section 8.5 shall not apply to any transfers made in connection with an underwritten secondary offering of shares owned by CEHL or a sale of shares made in the open market pursuant to Rule 144.

Section 8.6            ROFR Agreement.

  Each of the CAMAC Parties agrees that, effective as of the Closing, until the fifth (5th) anniversary thereof,  PAPI shall have a right of first refusal with respect to any and all upstream oil and gas assets, licenses or rights currently held or arising and inuring to any of the CAMAC Parties, which it offers for sale, transfer, license or other disposition, other than such sales that occur in the ordinary course of business (the “ROFR”), pursuant to the terms and conditions set forth in the ROFR Agreement in form and substance reasonably satisfactory to the Parties.

Section 8.7             Fees and Expenses.

  Except as expressly provided in Article XI, in the event there is no Closing of the Transactions contemplated by this Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses.

Section 8.8             Certain Disclaimers.

  EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, THE CAMAC PARTIES AND THE PAPI PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER AND DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE OTHER PARTIES ..  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER THE CAMAC PARTIES NOR THE PAPI PARTIEES MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO (I) THE AMOUNTS OF OR VALUES WITH RESPECT TO ANY HYDROCARBON RESERVES ATTRIBUTABLE TO THE ASSETS OR (II) THE ACCURACY OR CONTENT OF THE RECORDS AND DATA.

 EXCEPT AS CONTAINED IN ARTICLE IV OR ARTICLE V, THE CAMAC PARTIES AND PAPI PARTIES, RESPECTIVELY, EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) THE ASSETS (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE COMPANIES, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS, RESERVES, OR FUTURE REVENUES GENERATED BY THE ASSETS, (V) THE PRODUCTION OF HYDROCARBONS (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, AND (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO THE PAPI PARTIES OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT THE PAPI PARTIES SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS AND THAT THE PAPI PARTIES HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AND EVALUATIONS, AS THE PAPI PARTIES DEEMS APPROPRIATE.

Section 8.9           Further Assurances

. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may be commercially reasonable, to the extent permitted by law, to fulfill its obligations under this Agreement and to effectuate and consummate the Transactions.

ARTICLE IX

Conditions to Closing

Section 9.1             Joint Conditions Precedent

  The obligations of the Parties to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions by the Parties, any one or more of which may be waived by the Parties in writing:

(a)           Novation Agreement.  Execution and delivery of the Novation Agreement (which shall include a waiver pursuant to which NAE waives the enforcement of Section 8.11(e) of the Production Sharing Contract and agrees that, notwithstanding anything to the contrary contained in the Production Sharing Contract, the profit sharing allocation set forth in therein shall remain the same after the Closing Date);

(b)           Financing.  PAPI shall consummate the Financing prior to or concurrently with the Closing. The proceeds of from the Financing shall be used to pay the Cash Consideration and provide working capital for PAPI.

(c)           Deliveries.  The deliveries required to be made by the PAPI Parties and the CAMAC Parties in Article III shall have been made by them.

(d)           Approval by the PAPI Stockholders. The Transactions shall have been approved by the PAPI majority holders (including any approvals required to change the name from Pacific Asia Petroleum Inc. to CAMAC Energy Inc.), voting as a group, in accordance with Section 253 of the Delaware General Corporation Law (the “DGCL”) and other applicable laws, and this Agreement and the Transactions shall have been approved by holders of a majority of the PAPI Newco shareholders in accordance with the PAPI Newco constituent documents.

Section 9.2             CAMAC Parties Conditions Precedent

  The obligations of the CAMAC Parties to enter into and complete the Closing are subject, at the option of the CAMAC Parties, to the fulfillment on or prior to the Closing Date of the following conditions by the PAPI Parties, any one or more of which may be waived by the CAMAC Parties in writing.

(a)           Payment of Consideration.  PAPI shall have paid the Cash Consideration and issued the Consideration Shares.

(b)           Governmental and Third Party Approvals.  Each of PAPI Parties shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement and the Transactions contemplated hereby, including such approvals, waivers and consents as may be required from the Federal Republic of Nigeria (and any other Nigerian governmental agency), NAE, the SEC, and any other foreign or domestic Persons and governmental entities.

(c)           Representations and Covenants.  The representations and warranties of the PAPI Parties contained in this Agreement shall be true on and as of the Closing Date except where the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be expected to have a PAPI Material Adverse Effect and each of the PAPI Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date, and the PAPI Parties shall have delivered to the CAMAC Parties a certificate, dated the Closing Date, to the foregoing effect.

(d)           Litigation.  There is no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Authority prohibiting or making illegal the consummation of the Transaction, and no action, suit or proceeding shall have been threatened or instituted before any court or governmental or regulatory body or instituted by any Governmental Authorities to restrain, modify or prevent the carrying out of the Transactions, or to seek damages or a discovery order in connection with such Transactions, which has or may have, in the reasonable opinion of the CAMAC Parties, a PAPI Material Adverse Effect.

(e)           No PAPI Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 30, 2009, which has had or is reasonably likely to cause a PAPI Material Adverse Effect.

(f)           Resignations.  Effective as of the Closing, the directors of PAPI who are not continuing directors and the officers of PAPI shall have resigned and the copies of such resignation letters of such directors shall have been delivered to the CAMAC Parties, and such resigning directors shall have no claim for employment compensation in any form from PAPI except for any reimbursement of outstanding expenses existing as of the date of such resignation.

(g)           SEC Reports.  The PAPI Parties shall have filed all reports and other documents required to be filed by the PAPI Parties under the U.S. federal securities laws through the Closing Date.

(h)           NYSE Amex Listing.  The PAPI Parties shall have maintained its status as a Company whose Common Stock is quoted on the NYSE Amex and no reason shall exist as to why such status shall not continue immediately following the Closing.

(i)           Secretary’s Certificate.  The CAMAC Parties shall have received a certificate from the PAPI Parties, signed by its Secretary certifying that the attached copies of the PAPI Constituent Instruments and resolutions of the PAPI board of directors approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(j)           Opinions.  The CAMAC Parties shall have received the opinions of PAPI’s legal counsel in Delaware and PAPI Newco’s legal counsel in Nigeria, which such opinions shall be in the form reasonably acceptable to the CAMAC Parties.

(k)           Certificate of Good Standing.  The CAMAC Parties shall have received a certificate of good standing under the applicable Law of each of the PAPI Parties.

(l)           Injunctions or Restraints on Conduct of Business.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting any the PAPI Party’s conduct or operation of the business of the PAPI Parties following the Closing Date shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, domestic or foreign, seeking the foregoing be pending.

(m)           SEC Actions.  No formal or informal SEC investigation or proceeding shall have been initiated by the SEC against any of the PAPI Parties or any of their officers or directors.

(n)           Registration Rights Agreement.  Execution and delivery of the Registration Rights Agreement, substantially in form and substance reasonably satisfactory to the Parties.

Section 9.3            PAPI Conditions Precedent.

  The obligations of PAPI to enter into and complete the Closing are subject, at the option of PAPI, to the fulfillment on or prior to the Closing Date of the following conditions by each of the CAMAC Parties, any one or more of which may be waived by PAPI in writing:

(a)           Representations and Covenants.  The representations and warranties of the CAMAC Parties contained in this Agreement shall be true on and as of the Closing Date except where the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be expected to have a CAMAC Material Adverse Effect, and each of the CAMAC Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date, and the CAMAC Parties shall have delivered to PAPI a certificate, dated the Closing Date, to the foregoing effect.

(b)           Litigation.  There is no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Authority prohibiting or making illegal the consummation of the Transactions, and no action, suit or proceeding shall have been threatened or instituted before any court or governmental or regulatory body or instituted by any Governmental Authorities to restrain, modify or prevent the carrying out of the Transactions, or to seek damages or a discovery order in connection with such Transactions, which has or may have, in the reasonable opinion of the PAPI Parties, a CAMAC Material Adverse Effect.

(c)           No CAMAC Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 30, 2009, which has had or is reasonably likely to cause a CAMAC Material Adverse Effect.

(d)           Opinions.  PAPI shall have received the opinion of the CAMAC Parties’ legal counsel in Nigeria and the Cayman Islands, and each such opinion shall be in the form reasonably acceptable to the PAPI Parties.

(e)           Officer’s Certificate.  PAPI shall have received a certificate from each of CAMAC Parties signed by an authorized officer or representative of such Party, respectively, certifying that the attached copies of each such Party’s constituent instruments and resolutions or other authorizing documents approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect

(f)           Certificate of Good Standing.  PAPI shall have received a certificate of good standing or equivalent under the applicable Law of each of the CAMAC Parties.

(g)           Injunctions or Restraints on Conduct of Business.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting any CAMAC Parties’ conduct or operation of the business of any of the CAMAC Parties with respect to the Oyo Related Agreements and the Oyo Field following the Closing Date shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, domestic or foreign, seeking the foregoing be pending.

(h)           Transaction Documents.  The Parties shall have executed and delivered all of the Transaction Documents and all other agreements and instruments reasonably necessary to consummate the Transactions.

(i)           OYO Debt.  The CAMAC Parties shall delivered one or more debt/lien release instruments with respect to all debt secured by the Contract Rights and the Oyo Field in form and substance reasonably satisfactory to the Parties.

(j)            Actions.  No formal or informal Government Authority investigation or proceeding, including by the SEC, shall have been initiated or sent by any Government Authority against any of the CAMAC Parties or any of their officers or directors with respect to the Oyo Related Agreements and the Oyo Field.

(k)           Technical Services Agreement.  Execution and delivery of the Technical Services Agreement, substantially in form and substance reasonably satisfactory to the Parties.

(l)           ROFR Agreement.  Execution and delivery of the ROFR Agreement in form and substance reasonably satisfactory to the Parties.

(m)           Oyo Field Supplemental Agreement.  Execution and delivery of the Oyo Field Supplemental Agreement in form and substance reasonably satisfactory to the Parties.

(n)           Formation of PAPI Newco.  PAPI shall have formed PAPI Newco and PAPI Newco shall have executed and delivered to the CAMAC Parties the letter agreement pursuant to Section 7.12 hereof.

ARTICLE X

Indemnification

Section 10.1           Survival.

  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of twelve (12) months and shall thereafter be of no further force and effect; provided, however, that all of the covenants and obligations of the Parties contained in this Agreement, including the covenants and obligations with respect to the Oyo Related Agreements and the Oyo Field, shall survive the Closing unless they expire sooner in accordance with their terms.  The term during which any representation, warranty, or covenant survives hereunder is referred to as the “Survival Period.” Except as expressly provided in this paragraph, no claim for indemnification hereunder may be made after the expiration of the Survival Period.

Section 10.2           Indemnification by the CAMAC Parties.

(a)           The CAMAC Parties shall, subject to the terms hereof, jointly and severally indemnify, defend and hold harmless the PAPI Parties (which term, for the purposes of this Article X shall include any of the PAPI Parties’ successors) and permitted assigns (the “PAPI Indemnified Parties”) from and against any liabilities, loss, claims, damages, fines, penalties, expenses (including costs of investigation and defense and reasonable attorneys’ fees and court costs) (collectively, “Damages”) arising from: (i) any debts, claims, liabilities, or obligations of the CAMAC Parties not expressly assumed by PAPI Parties pursuant to this Agreement (including the liabilities retained by the CAMAC Parties pursuant to Section 1.4); (ii) any breach of any representation or warranty made by the CAMAC Parties in Article IV hereof or in any certificate delivered by the CAMAC Parties pursuant to this Agreement; (iii) any breach by any CAMAC Party of its covenants or obligations in this Agreement to be performed or complied with by such CAMAC Party at or prior to the Closing; or (iv) any breach by any CAMAC Party of its representations or warranties, covenants or obligations in this Agreement or in any certificate delivered by the CAMAC Parties pursuant to this Agreement.

(b)           Pursuant to the provisions of this Article X, if any claim for indemnification is to be brought against the CAMAC Parties on behalf of or by right of any PAPI Party, such claim shall be determined and approved by a committee of directors comprised of (i) all Independent Directors, and (ii) the directors nominated by the PAPI Representatives, each as elected pursuant to Section 8.5(a) (the “Independent Committee”).  Any settlement of any claim described in the immediately preceding sentence shall be determined and approved by the Independent Committee.  Any determination or approval of the Independent Committee made pursuant to the provisions of this Article X shall be by majority vote.

(c)           The amount of any and all indemnifiable Damages suffered by the PAPI Indemnified Parties and agreed to be paid by the CAMAC Parties shall be paid in cash, or, at the option of the PAPI Parties, may be paid in the return of a specified number of Consideration Shares.  If the PAPI Parties opt to receive shares in lieu of receiving cash for any indemnifiable Damages, then the PAPI Parties shall notify the CAMAC Parties in writing of their intent to exercise such option.  The number of shares to be returned to the PAPI Indemnified Parties shall have a fair market value equal to the aggregate amount of the indemnifiable Damages agreed to be paid by the CAMAC Parties.  The fair market value of such shares shall be determined by calculating the average closing price of PAPI’s Common Stock over a period of 30 days, counting back from the first business day immediately prior to the official determination of Damages hereunder.

Section 10.3           Indemnification by PAPI.

(a)           Each of the PAPI Parties shall, subject to the terms hereof, jointly and severally indemnify, defend and hold harmless the CAMAC Parties and their respective successors and permitted assigns (the “CAMAC Indemnified Parties”) from and against any Damages arising from: (i) any breach of any representation or warranty made by the PAPI Parties in Article V hereof or in any certificate delivered by the PAPI Parties pursuant to this Agreement; or (ii) any breach by any PAPI Party, of its covenants or obligations in this Agreement to be performed or complied with by such PAPI Party at or prior to the Closing.

(b)           The amount of any and all Damages suffered by the CAMAC Indemnified Parties shall be paid in cash, or, at the option of the CAMAC Parties, may be paid in newly issued shares of PAPI’s Common Stock.  If the CAMAC Parties opt to receive newly issued shares in lieu of receiving cash for any indemnifiable Damages, the number of shares to be issued to the CAMAC Indemnified Parties shall have a fair market value equal to the aggregate amount of the indemnifiable Damages agreed to be paid by the PAPI Parties.  The fair market value of such shares shall be determined by calculating the average closing price of PAPI’s

Common Stock over a period of 30 days, counting back from the first business day immediately prior to the official determination of Damages hereunder.

Section 10.4          Limitations on Indemnity.

(a)           Notwithstanding any other provision in this Agreement to the contrary, the PAPI Indemnified Parties shall not be entitled to indemnification pursuant to Section 10.2, unless and until the aggregate amount of Damages to the PAPI Indemnified Parties with respect to such matters under Section 10.2 exceeds $5,000,000 (the “Deductible”), and then only to the extent such Damages exceed the Deductible; provided that the aggregate amount of Damages payable by the CAMAC Parties to the PAPI Indemnified Parties hereunder shall not exceed $25,000,000 (the “Cap”) unless the Damages arise from or otherwise relate to the breach of Sections 4.4 and 4.6 made by the CAMAC Parties.

(b)           Notwithstanding any other provision in this Agreement to the contrary, the CAMAC Parties shall not be liable to, or indemnify the PAPI Indemnified Parties for any Damages or indemnify the PAPI Indemnified Parties for any Damages “that are punitive (except to the extent constituting third party punitive claims), special, consequential, incidental, exemplary, lost profits or other wise not actual damages.”  The PAPI Indemnified Parties shall not use “multiple of profits” or “multiple of cash flow” or any similar valuation methodology in calculating the amount of any Damages.  This Article X constitutes the PAPI Parties’ sole and exclusive remedy for any and all Damages or other claims relating to or arising from this Agreement and the transactions contemplated hereby.

(c)           Notwithstanding any other provision in this Agreement to the contrary, no CAMAC Party shall be entitled to indemnification pursuant to Section 10.3, unless and until the aggregate amount of Damages with respect to such matters under Section 10.3 exceeds the Deductible, and then only to the extent such Damages exceed the Deductible; provided that the aggregate amount of Damages payable by any PAPI Party to the CAMAC Parties hereunder shall not exceed the Cap unless the Damages arise from or otherwise relate to the breach of any of the Basic Representations made by the PAPI Parties.

(d)           Notwithstanding any other provision in this Agreement to the contrary, PAPI shall not be liable to, or indemnify any CAMAC Party for any Damages (i) resulting from any non-fulfillment or breach of any such representations, warranties, covenants, and obligations of which the CAMAC Parties had knowledge on or prior to the Closing Date; (ii) that are punitive (except to the extent constituting third party punitive claims), special, consequential, incidental, exemplary or otherwise not actual damages or (iii) that are in the nature of lost profits or any diminution in value of property or equity.  The CAMAC Parties shall not use “multiple of profits” or “multiple of cash flow” or any similar valuation methodology in calculating the amount of any Damages.  This Article X constitutes the CAMAC Parties’ sole and exclusive remedy for any and all Damages or other claims relating to or arising from this Agreement and the transactions contemplated hereby.

Section 10.5           Defense of Third Party Claims.

 If the Independent Committee determines to make a claim for indemnification on behalf of the PAPI Parties under Section 10.2 or any CAMAC Party makes a claim for indemnification under Section 10.3 (each as applicable an

“Indemnitee”), the Independent Committee or such CAMAC Party as applicable shall notify the indemnifying party (an “Indemnitor”) of the claim in writing promptly after receiving notice of any action, lawsuit, proceeding, investigation, demand or other claim against the Indemnitee (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof in reasonable detail (such written notice, an “Indemnification Notice”); provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee’s claim for indemnification at such Indemnitor’s expense, and at its option shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided, that the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided, however, that the fees and expenses of such separate counsel shall be borne by the Indemnitee and shall not be recoverable from such Indemnitor under this Article X.  If the Indemnitor shall control the defense of any such claim, the Indemnitor shall be entitled to settle such claims; provided, that the Indemnitor shall obtain the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim.  If the Indemnitor assumes such defense, the Indemnitor shall not be liable for any amount required to be paid by the Indemnitee that exceeds, where the Indemnitee has unreasonably withheld or delayed consent in connection with the proposed compromise or settlement of a third party claim, the amount for which that third party claim could have been settled pursuant to that proposed compromise or settlement.  In all cases, the Indemnitee shall provide its reasonable cooperation with the Indemnitor in defense of claims or litigation, including by making employees, information and documentation reasonably available.  If the Indemnitor shall not assume the defense of any such action, lawsuit, proceeding, investigation or other claim, the Indemnitee may defend against such matter as it deems appropriate; provided that the Indemnitee may not settle any such matter without the written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed) if the Indemnitee is seeking or will seek indemnification hereunder with respect to such matter.

Section 10.6           Determining Damages.

The amount of Damages subject to indemnification under Section 10.2 or Section 10.3 shall be calculated net of (i) any Tax Benefit inuring to the Indemnitee on account of such Damages, and (ii) any insurance proceeds or other amounts under indemnification agreements received or receivable by the Indemnitee on account of such Damages.  If the Indemnitee receives a Tax Benefit on account of such Damages after an indemnification payment is made to it, the Indemnitee shall promptly pay to the Person or Persons that made such indemnification payment the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized by the Indemnitee.  For purposes hereof, “Tax Benefit” shall mean any refund of Taxes to be paid or reduction in the amount of Taxes which otherwise would be paid by the Indemnitee, in each case computed at the highest marginal tax rates applicable to the recipient of such benefit.  To the extent Damages are recoverable by insurance, the Indemnitees shall take all commercially reasonable efforts to obtain maximum recovery from such insurance.  In the event that an insurance or other recovery is made by any Indemnitee with respect to Damages for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Person or Persons that provided such indemnity payments to such Indemnitee.  The Indemnitors shall be subrogated to all rights of the Indemnitees in respect of Damages indemnified by the Indemnitors. The Indemnitees shall take all commercially reasonable efforts to mitigate all Damages upon and after becoming aware of any event which could reasonably be expected to give rise to Damages.  For Tax purposes, the Parties agree to treat all payments made under this Article X as adjustments to the consideration received for the CAMAC Shares.

Section 10.7           Right of Setoff.

 To the extent that any Party is obligated to indemnify any other Party after Closing under the provisions of this Article X for Damages reduced to a monetary amount, such Party after Closing shall have the right to decrease any amount due and owing or to be due and owing under any agreement with the other Party, whether under this Agreement or any other agreement between such Parties on the one hand, and any of the other Party or any of their respective Affiliates, Subsidiaries or controlled persons or entities on the other.

Section 10.8           Limitation on Recourse; No Third Party Beneficiaries.

(a)           No claim shall be brought or maintained by any Party or its respective successors or permitted assigns against any officer, director, partner, member, agent, representative, Affiliate, equity holder, successor or permitted assign of any Party which is not otherwise expressly identified as a Party, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties, covenants or obligations of any Party set forth or contained in this Agreement or any exhibit or schedule hereto or any certificate delivered hereunder.

(b)           Except as set forth in Section 10.2(a) and 10.3(a), the provisions of this Article X are for the sole benefit of the Parties and nothing in this Article X, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Article X.

ARTICLE XI

Termination

Section 11.1           Methods of Termination.

  Unless waived by the Parties hereto in writing, the Transactions may be terminated and/or abandoned at any time but not later than the Closing:

(a)           by mutual written consent of the Parties;

(b)           by any Party, if the Closing has not occurred by the later of (i) March 31, 2010 or (ii) such other date that has been agreed by the Parties;

(c)           by any CAMAC Party, if there has been a breach by the PAPI Parties of any representation, warranty, covenant or agreement contained in this Agreement which has prevented the satisfaction of the conditions to the obligations of the CAMAC Parties at the Closing under Article IX and such violation or breach has not been waived by the CAMAC Parties or cured by the PAPI Parties within ten (10) business days after written notice thereof from the CAMAC Parties;

(d)           by the PAPI Parties, if there has been a breach by the CAMAC Parties of any representation, warranty, covenant or agreement contained in this Agreement which has prevented the satisfaction of the conditions to the obligations of the PAPI Parties at the Closing under Article IX and such violation or breach has not been waived by the PAPI Parties or cured by the CAMAC Parties within ten (10) business days after written notice thereof from the PAPI Parties;

(e)           by any CAMAC Party, if the PAPI board of directors (or any committee thereof) shall have failed to recommend or shall have withdrawn or modified in a manner adverse to the CAMAC Parties its approval or recommendation of this Agreement and the Transactions; or

(f)           by any PAPI Party, if (i) the CEHL board of directors (or any committee thereof) shall have failed to approve or shall have withdrawn its approval of this Agreement and the Transactions or (ii) the CEHL shareholders shall have failed to approve of this Agreement and the Transactions; or

(g)           by either PAPI or the CAMAC Parties, if, at the Stockholders’ Meeting (including any adjournments thereof), this Agreement and the Transactions shall fail to be approved and adopted by holders of a majority of the PAPI voting securities in accordance with Section 253 of the DGCL, and by the affirmative vote of holders of a majority of the PAPI Newco outstanding shares in accordance with PAPI Newco Constituent Instruments.

Section 11.2          Effect of Termination.

(a)           In the event of termination and abandonment by either PAPI or the CAMAC Parties, or both of them, pursuant to Section 11.1 hereof, written notice thereof shall forthwith be given to the other Party (as applicable), and except as set forth in this Section 11, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses.

(b)           If the Transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

(i)           each Party hereto will destroy all documents, work papers and other material (and all copies thereof) of the other Party relating to the Transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same;

(ii)           all confidential information received by either Party hereto with respect to the business of the other Party hereto shall be treated in accordance with Section 9.2 hereof, which shall survive such termination or abandonment.  The provisions of Article X and Article XI shall survive termination of this Agreement; and

(iii)           The PAPI Parties agree to comply with Section 7.12 of this Agreement following any termination of this Agreement. The provisions of Section 7.12 shall survive termination of this Agreement.

Section 11.3          Termination Recovery and Fee.

(a)           If the Agreement is properly terminated pursuant to Sections 11.1(c) or 11.1(e), then CAMAC will be entitled to damages in the amount of Five Hundred Thousand Dollars ($500,000) immediately upon termination of this Agreement as liquidated damages and not as a penalty amount, and in lieu of any other right or remedy that the PAPI Parties may have against the CAMAC Parties for such termination or breach.

(b)           If this Agreement is properly terminated pursuant to Sections 11.1(d) or 11.1(f), then PAPI will be entitled to damages in the amount of Five Hundred Thousand Dollars ($500,000) immediately upon termination of this Agreement as liquidated damages and not as a penalty amount, and in lieu of any other right or remedy that the PAPI Parties may have against the CAMAC Parties for such termination or breach

(c)           Except for the rights specified in Section 11.2 and the right to liquidated damages provided for in Section 11.3, no Person shall have any rights to any other remedy or damages, whether at law or equity, in contract, in tort or otherwise upon the termination of this Agreement.  Each of PAPI and the CAMAC Parties acknowledge that the covenants and agreements contained in this Article XI are an integral part of this Agreement.  If PAPI or the CAMAC Parties fail to pay the liquidated damages amounts provided for in Section 11.3 when due, PAPI or the CAMAC Parties, as the case may be, will reimburse the other party for all Expenses incurred by the other Party (including Expenses of counsel) in connection with the collection under and enforcement of this Article XI.

ARTICLE XII

Miscellaneous

Section 12.1           Notices.

  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the addresses set forth on the signature pages hereto (or at such other address for a Party as shall be specified in writing to all other Parties).

Section 12.2           Amendments; Waivers; No Additional Consideration.

  Except as otherwise provided in this Agreement, no provision of this Agreement may be waived or amended except in a written instrument signed by all of the Parties hereto.  No waiver of any Default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent Default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 12.3           Adjustments to Payment of Purchase Price.

  The Consideration Shares shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to PAPI’s securities, occurring on or after the date hereof and prior to the Closing Date.

Section 12.4            Interpretation.

  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 12.5            Severability.

  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party (it being understood that if any provision of Section 11.3 hereof is invalid, illegal or incapable of being enforced by any Law or public policy, it will be deemed to be a change to the economic and legal substance of the Transactions that is materially adverse to the Parties and will entitle either the PAPI Parties or the CAMAC Parties to terminate the Agreement without penalty and none of the Parties and their respective shareholders and Affiliates will have recourse against any other Parties).  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

Section 12.6           Counterparts; Facsimile Execution.

  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

Section 12.7           Entire Agreement; Third Party Beneficiaries.

  This Agreement, taken together with all Exhibits, Annexes and Schedules hereto (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any Person other than the Parties any rights or remedies.

Section 12.8           Governing Law.

  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 12.9           Dispute Resolution.

(a)           All disputes among the Parties arising out of or relating to this Agreement will be resolved by mandatory, binding arbitration in accordance with this Section 12.10.

(b)           Before any arbitration is commenced pursuant to this Section 12.10, the Parties must endeavor to reach an amicable settlement of the dispute through friendly negotiations.

(c)           If no mutually acceptable settlement of the dispute is made within the sixty (60) days from the commencement of the settlement negotiation or if any Party refuses to engage in any settlement negotiation, any Party may submit the dispute for arbitration.

(d)           Any arbitration commenced pursuant to this Section 12.10 will be conducted in New York under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the American Arbitration Association (“AAA”). The arbitration will be conducted by a panel of three arbitrators, one chosen by the PAPI Representatives, one chosen by the CAMAC Parties and the third chosen by agreement of the two selected arbitrators; failing agreement within thirty (30) days prior to commencement of the arbitration proceeding, the AAA will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the Parties. The arbitral tribunal will determine how the Parties will bear the costs of the arbitration. Notwithstanding the foregoing, each Party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other Party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a dispute between the Parties, the Parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

Section 12.10          Assignment.

  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 12.11           Publicity.

  The terms of this Agreement shall be considered confidential information of the Parties.  The Parties agree that the specific provisions hereof shall not be revealed or disclosed by it without the prior written consent of all the Parties hereto, except to the Representatives or to the extent such disclosure is required by applicable law or regulation.

Section 12.12            Governing Language.

  This Agreement shall be governed and interpreted in accordance with the English language.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PACIFIC ASIA PETROLEUM, INC.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Executive Officer

Address for Notice
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR CAMAC PARTIES FOLLOW]

Signature Page to Purchase and Sale Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CAMAC ENERGY HOLDINGS LIMITED

By:	/s/Kamoru Lawal
Name: Kamoru Lawal
Title: Director

Address for Notice

c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056

CAMAC INTERNATIONAL (NIGERIA) LIMITED

By:	/s/ Kase Lawal
Name: Kase Lawal
Title: Director

Address for Notice
c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056

[SIGNATURES FOR CAMAC PARTIES CONTINUE]

Signature Page to Purchase and Sale Agreement

ALLIED ENERGY PLC

By:	/s/Kase Lawal
Name: Kase Lawal
Title: Director

Address for Notice

c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056

Signature Page to Purchase and Sale Agreement

ANNEX A

Definitions

“Acquisition Proposal” has the meaning set forth in Section 6.7(a) of the Agreement.

“Action” has the meaning set forth in Section 4.5 of the Agreement.

“Affiliates” shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of a second Person shall be deemed to control that second Person. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

“Allied” has the meaning set forth in the preamble to the Agreement.

“Allied Assignment” has the meaning set forth in the background to the Agreement.

“Agreement” has the meaning set forth in the preamble to the Agreement.

“CAA” means the federal Clean Air Act, as amended.

“CAMAC Constituent Instruments” means the memorandum and articles of association of each of the CAMAC Parties together with any of their statutory registers and such constituent instruments of any of them as may exist, each as amended to the date of the Agreement.

“CAMAC Directors” has the meaning set forth in Section 8.4 of the Agreement.

“CAMAC Indemnified Parties” has the meaning set forth in Section 10.3(a) of the Agreement.

“CAMAC Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise) of the Contract Rights, the Oyo Related Agreements or the Oyo Field or would prevent or materially alter or delay any of the Transactions.  Notwithstanding the foregoing, the definition of CAMAC Material Adverse Effect shall not include events caused by (A) changes in Nigerian economic conditions, except to the extent that the same disproportionately impact any of the Contract Rights, the Oyo Related Agreements or the Oyo Field, as compared to similar assets of other similarly situated companies; (B) changes to the economic conditions (including changes in commodity prices) affecting the industries in which any of the Contract Rights are exercised, the Oyo Related Agreements are performed or in which the Oyo Field operates, except to the extent that the same disproportionately impact any of the Contract Rights, the Oyo Related Agreements or the Oyo Field; (C) changes related to or arising from the execution, announcement or performance of, or compliance with, this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, governmental authorities, customers, suppliers, distributors or employees; (D) changes in accounting requirements or principles or any change in applicable laws or the interpretation thereof; (E) the failure to meet any projections or budgets; or (F) matters listed in the Disclosure Schedules.

“CAMAC Party” or “CAMAC Parties” has the meaning set forth in the preamble to the Agreement.

“Cap” has the meaning set forth in Section 10.4(a) of the Agreement.

“Cash Consideration” has the meaning set forth in Section 2.2 of the Agreement.

“CEHL” has the meaning set forth in the preamble to the Agreement.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended.

“CINL” has the meaning set forth in the preamble to the Agreement.

“Closing” has the meaning set forth in Section 3.1 of the Agreement.

“Closing Date” has the meaning set forth in Section 3.1 of the Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Combined Board” means the board of directors of PAPI following the Closing.

“Common Stock” has the meaning set forth in the background of the Agreement.

“Consent” has the meaning set forth in Section 4.6 of the Agreement.

“Consideration Shares” has the meaning set forth in Section 2.1 of the Agreement.

“Contract” means any contract, agreement, option, right to acquire, preferential purchase right, preemptive right, warrant, indenture, debenture, note, bond, loan, loan agreement, collective bargaining agreement, lease, mortgage, franchise, license, purchase order, commitment, letter of credit, guaranty, surety or any other legally binding arrangement, whether oral or written.

“Contract Rights” has the meaning set forth in the background to the Agreement.

“Damages” has the meaning set forth in Section 10.2(a) of the Agreement.

“Deductible” has the meaning set forth in Section 10.4(a) of the Agreement.

“DGCL” has the meaning set forth Section 9.1(d).

“Disclosure Materials” shall have the meaning set forth in Section 5.20 of the Agreement.

“Disclosure Schedules” means the CAMAC Disclosure Schedule and the PAPI Disclosure Schedule.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental Authorization” means any license, permit, certificate, order, approval, consent, notice, registration, exemption, variance, filing or other form of permission required under any Environmental Law.

“Environmental Laws” means all Laws of any Governmental Authority currently in effect relating to pollution or protection of human health, safety, natural resources or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials. Environmental Laws include CERCLA, RCRA, SARA, CAA, OSHA, FWPCA, FIFRA, OPA and TSCA.

“Environmental Liabilities” means any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand, directive or request from a Governmental Authority, the cost of performing any investigatory or remedial action required under Environmental Laws in response to a Release of Hazardous Materials (including any work performed under any voluntary cleanup program), the amount of any administrative or civil penalty or criminal fine or supplemental environmental project, and any court costs and reasonable amounts for attorneys’ fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any Action or proceeding, regardless of whether such Action or proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon any owner or operator of the assets or the business of the Party, to the extent any of the foregoing arise out of:

(a)           failure of a Party or any of its respective Affiliates, any predecessor or the business conducted by the Party to comply at any time before the Closing Date with all Environmental Laws;

(b)           presence of any Hazardous Materials on, in, under, at or in any way affecting any property used in the business conducted by the Party at any time before the Closing Date;

(c)           a Release or threatened Release at any time before the Closing Date of any Hazardous Materials on, in, at, under or in any way affecting the business conducted by the Party or any property used therein or at, on, in, under or in any way affecting any adjacent site or facility;

(d)           a Release or threatened Release of any Hazardous Materials on, in, at, under or from any real property other than those described in (c), immediately above, and to which any Party or any of its respective Affiliates or any Predecessor transported or disposed, or arranged for the transportation or disposal of, Hazardous Materials generated at or arising from operation of the business conducted by the Party at any time before the Closing Date;

(e)           identification of any Party or any of its respective Affiliates or any Predecessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

(f)           presence at any time before the Closing Date of any above-ground and/or underground storage tanks, or any asbestos-containing material on, in, at or under any property used in connection with the business conducted by the Party; or

(g)           any and all Actions for injury or damage to persons or property arising out of exposure to Hazardous Materials originating in connection with the business conducted by the Party or any adjoining property, resulting from operation thereof, or located at the location where such business is conducted, where such exposure allegedly occurred prior to the Closing Date.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a limited liability company, partnership, association or other business entity (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Transactions” has the meaning set forth in Section 2.1 of the Agreement.

“Expenses” shall mean all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party on its behalf in connection with or related to the authorization, preparation, diligence, negotiation, execution, performance and enforcement of this Agreement and the Transaction Documents.

“FCPA” has the meaning set forth in Section 4.11 of the Agreement.

“FIFRA” means the Federal Insecticide, Fungicide & Rodenticide Act, as amended.

“Financial Statements” has the meaning set forth in Section 5.11(a) of the Agreement.

“Financing” has the meaning set forth in the background to the Agreement.

“FWPCA” means the Federal Water Pollution Control Act, as amended.

“Governmental Authority” means any national, federal, state, provincial, local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body of competent jurisdiction, or other governmental authority or instrumentality, domestic or foreign.

“Hazardous Materials” means any chemical, product, material, waste or substance that, whether by its nature or its use, is regulated or as to which liability might arise under any Environmental Law, including:

(a)           solid or hazardous wastes, as defined in RCRA or in any other Environmental Law;

(b)           hazardous substances, as defined in CERCLA or in any other Environmental Law;

(c)           toxic substances, as defined in TSCA or in any other Environmental Law;

(d)           pollutants or contaminants, as defined in the CAA or the FWPCA, or in any other Environmental Law;

(e)           insecticides, fungicides or rodenticides, as defined in FIFRA or in any other Environmental Law;

(f)           petroleum hydrocarbons including, without limitation, natural gas, crude oil or any components, fractions or derivatives thereof; and

(g)           gasoline or any other petroleum product or byproduct, polychlorinated biphenyls, asbestos, urea formaldehyde, naturally occurring radioactive materials, other radioactive materials or radon.

“Indemnitee” has the meaning set forth in Section 10.5 of the Agreement.

“Indemnitor” has the meaning set forth in Section 10.5 of the Agreement.

“Indemnification Notice” has the meaning set forth in Section 10.5 of the Agreement.

“Independent Committee” has the meaning set forth in Section 10.2(b) of the Agreement.

“Independent Director(s)” has the meaning set forth in Section 8.4 of the Agreement.

“Intellectual Property” means all United States and foreign (a) patents, patent applications, utility models or statutory invention registrations (whether or not filed), and invention disclosures; (b) trademarks, service marks, logos, designs, trade names, trade dress, domain names and corporate names and registrations and applications for registration thereof (whether or not filed) and the goodwill associated therewith; (c) copyrights, whether registered or unregistered, and registrations and applications for registration thereof (whether or not filed) and other works of authorship, whether or not published; and (d) trade secrets, proprietary information, confidential information, know-how, inventions, customer lists and information, supplier lists, manufacturer lists, manufacturing and production processes and techniques, blueprints, drawings, schematics, manuals, software, firmware and databases.

“Interim Financial Statements” is defined in Section 5.11(a).

“Judgment” means any judgment, order or decree.

“Knowledge”, (i) with respect to the CAMAC Parties shall mean the actual knowledge of Abiola Lawal, Gary Hirstein, Carolyn Anandu, and Segun Omidele, and (ii) with respect to the PAPI Parties shall mean the actual knowledge of Frank Ingriselli, Stephen F. Groth, Richard Grigg and the members of its Board of Directors.

“Latest Balance Sheet” is defined in Section 5.11(a).

“Law” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directional requirement of any Governmental Authority.

“Legal Requirement” means any federal, state, local, municipal, provincial, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authorities (or under the authority of any national securities exchange upon which PAPI Securities then listed or traded)

“Liens” means any liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances.

“Material Contract” has the meaning set forth in Section 5.5 of the Agreement.

“Material Permits” has the meaning set forth in Section 4.7 of the Agreement.

“Money Laundering Laws” has the meaning set forth in Section 4.12 of the Agreement.

“NAE” has the meaning set forth in the background to the Agreement.

“NAE Assignment” has the meaning set forth in the background to the Agreement.

“Novation Agreement” has the meaning set forth in background of the Agreement.

“Novation Date” has the meaning set forth in Section 1.1 of the Agreement.

“OFAC” has the meaning set forth in Section 4.13 of the Agreement.

“OMLs” has the meaning set forth in the background to the Agreement.

“OML 120” has the meaning set forth in the background to the Agreement.

“OPA” means the Oil Pollution Act of 1990, as amended.

“OPL 210” has the meaning set forth in the background to the Agreement.

”Oyo Field” has the meaning set forth in Section 1.1 of the Agreement.

“Oyo Field Supplemental Agreement” has the meaning set forth in the background to the Agreement.

“Oyo Related Agreements” has the meaning set forth in Section 4.4(b) of the Agreement.

“PAPI” has the meaning set forth in the preamble to the Agreement.

“PAPI Constituent Instruments” means the articles of incorporation and bylaws of PAPI, together with any memorandum and articles of association, statutory registers and such constituent instruments of any of its Subsidiaries as may exist, each as amended as of the date of the Agreement.

“PAPI Directors” has the meaning set forth in Section 8.4 of the Agreement.

“PAPI Disclosure Schedule” has the meaning set forth in Article V of the Agreement.

“PAPI Indemnified Parties” has the meaning set forth in Section 10.2(a) of the Agreement.

“PAPI Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of PAPI and its subsidiaries, taken as a whole. Notwithstanding the foregoing, the definition of PAPI Material Adverse Effect shall not include events caused by (A) changes in the PRC economic conditions (including changes in commodity prices), except to the extent that the same disproportionately impact the PAPI Parties as compared to other similarly situated companies; (B) changes to the economic conditions affecting the industries in which the PAPI Parties operate, except to the extent that the same disproportionately impact the PAPI Parties as compared to other companies in the industries in which the PAPI Parties operate; (C) changes related to or arising from the execution, announcement or performance of, or compliance with, this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, governmental authorities, customers, suppliers, distributors or employees; (D) changes in accounting requirements or principles or any change in applicable laws or the interpretation thereof; (E) the failure to meet any projections or budgets; or (F) matters listed in the Disclosure Schedules.

“PAPI Newco” has the meaning set forth in the preamble to the Agreement.

“PAPI Parties” has the meaning set forth in the preamble to the Agreement.

“PAPI Representatives” means each of Frank Ingriselli, and Stephen F. Groth.

“Party” or “Parties” has the meaning set forth in the preamble to the Agreement.

“Permits” mean all governmental franchises, licenses, permits, authorizations and approvals necessary to enable a Person to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

“Permitted Lien” shall mean (a) any restriction on transfer arising under applicable securities law; (b) any Liens for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP; (c) any statutory Liens arising in the ordinary course of business by operation of Law with respect to a liability that is not yet due and delinquent and which are not, individually or in the aggregate, significant; (d) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Oyo Field or Contract Rights which are not violated by the current use and operation of the Contract Rights; (e) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Oyo Field or Contract Rights which do not materially impair the occupancy or use of the Oyo Field or Contract Rights for the purposes for which it is currently used or proposed to be used in connection with the such relevant Person’s business; (f) Liens identified on title policies, title opinions or preliminary title reports or other documents or writings included in the public records; (g) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (h) Liens of lessors and licensors arising under lease agreements or license arrangements; and (i) those Liens set forth in the CAMAC Disclosure Schedule.

“Person” shall mean an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

“Proxy Statement” has the meaning set forth in Section 7.2 of the Agreement.

“PSC” has the meaning set forth in the background to the Agreement.

“RCRA” shall mean the Resource Conservation and Recovery Act, as amended.

“Registration Rights Agreement” has the meaning set forth in the background to the Agreement.

“Release” shall mean any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing into the indoor or outdoor environment.

“Representatives” of either Party shall mean such Party’s employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants and any other person acting on behalf of such Party.

“ROFR” has the meaning set forth in Section 8.6 of the Agreement.

“ROFR Agreement” has the meaning set forth in the background to the Agreement.

“SARA” shall mean the Superfund Amendments and Reauthorization Act of 1986, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” shall have the meaning set forth in Section 5.20 of the Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders’ Meeting” has the meaning set forth in Section 7.2 of the Agreement.

“Subsidiary” an entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities of other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such entity.

“Survival Period” means the applicable period of time that a representation, warranty, covenant or obligation survives the Closing pursuant to Section 10.1 of this Agreement.

“Tax” or “Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Authority, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Benefit” has the meaning set forth in Section 10.6 of the Agreement.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

“Technical Services Agreement” has the meaning set forth in the background to the Agreement.

“Transactions” has the meaning set forth in the background to the Agreement.

“Transaction Documents” shall have the meaning set forth in the background to the Agreement.

“TSCA” means the Toxic Substances Control Act, as amended.

“U.S. GAAP” means generally accepted accounting principles of the United States.

“Voting Period” has the meaning set forth in Section 8.5 of the Agreement.

“Voting Shares” has the meaning set forth in Section 8.5(a) of the Agreement.

“Year-End Financial Statements” is defined in Section 5.11(a).

SCHEDULE B

CAMAC DISCLOSURE SCHEDULE

Dated as of November 18, 2009

This is the CAMAC Disclosure Schedule referred to in Article IV of that certain Purchase and Sale Agreement, dated as of November 18, 2009 (the “Purchase Agreement”), by and among Pacific Asia Petroleum, Inc., a corporation incorporated in the State of Delaware, USA (“PAPI” and together with the new entity to be formed by PAPI pursuant to Section 7.12 hereof (“PAPI Newco”, the “PAPI Parties”); CAMAC Energy Holdings Limited, a Cayman Islands company (“CEHL”); CAMAC International (Nigeria) Limited, a company incorporated in the Federal Republic of Nigeria (“CINL”) and a wholly-owned subsidiary of CEHL; and Allied Energy Plc (formerly, Allied Energy Resources Nigeria Limited), a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEHL (“Allied,” and together with CEHL, and CINL, the “CAMAC Parties”).

This CAMAC Disclosure Schedule is qualified by reference to the specific provisions of the Purchase Agreement and is not intended to constitute, and shall not be deemed to constitute, representations or warranties of the CAMAC Parties, except as and to the extent set forth in the Purchase Agreement.  The disclosure of any matter herein is not intended to indicate and does not constitute an indication that such matter is required to be disclosed pursuant to the Purchase Agreement, and such disclosure does not constitute an admission that such information is material to the CAMAC Parties or any other party to the Purchase Agreement except to the extent required pursuant to the Purchase Agreement.

The numbering and headings of this CAMAC Disclosure Schedule refer to the section or subsection of the Purchase Agreement and are for convenience of reference only.   Copies of all agreements listed below have been made available to the PAPI Parties and their counsel.

Section 4.3:

Under the PSC, NAE waives its rights to its entitlement of Profit Oil as the First Party in favour of Allied (the “NAE Waiver”).  Absent the waiver referred to in Section 9.1(a) of the Purchase Agreement, if Allied sells, assigns or otherwise transfers all or part of its legal or beneficial interests and or obligations under the PSC to any third party (other than its Affiliates, subject to Article 17.1of the PSC) or if the owner of Allied disposes of control of Allied to any third party or parties, the NAE Waiver shall not inure or be extended to such third party or parties and NAE shall be entitled prospectively to its forty percent (40%) share of the Profit Oil as First Party, unless such transfer of legal and beneficial interests is made in favor of NNPC.

Section 4.4(a):

NAE has, from time to time, failed to deliver to the CAMAC Parties documents and information when required under the PSC.  NAE has not provided adequate documentation to support costs that NAE claims they have incurred in relation to, or pursuant to, the PSC and activities thereunder.  CAMAC believes that such matters constitute a breach of the PSC.

Section 4.4(b):

In addition to the Oyo Related Agreements, one or  more of the CAMAC Parties is a party to the following Contracts relating to or affecting the Oyo Field or Contract Rights:

1.	Cooperation Agreement by and between NAE and Allied, dated January 15, 2006
2.	Escrow Agreement by and among NAE, Allied and BNP Paribas S.A., dated August 4, 2005
3.	Secondment Agreement by and between NAE and Allied, dated January 15, 2006
4.	Service Agreement for the Provision of Project Management Services by and between NAE and Allied, dated January 26, 2009 (effective September 1, 2008)

In addition, Oceanic Consultants Nigeria Limited (“OCNL”), a Nigerian company, and Oceanic Consultants Inc. (“OCI”), a Texas corporation, both of which are companies affiliated with the CAMAC Parties, provide engineering consulting services as a contractor to Allied, as well as to third parties, in connection with the planning, procurement and operation functions that NAE has assigned to Allied with respect to seismic and other studies, drilling, geological/geophysical, operational and general services.  In relation to these functions, the following agreements have been entered into for the provision of services for compensation to be mutually agreed on a particular work order on a fixed sum or rate basis:

1.	Between OCNL and OCI, dated January 16, 2008
2.	Between OCNL and Allied, dated January 16, 2008
3.	Between OCI and Allied, dated January 16, 2008
4.	Additionally, OCNL and OCI are parties to the following agreements:
5.	Agreement for Engineering Services (Package 1) between OCI and William Jacob Management: this is an evergreen contract but currently there is no work being performed pursuant thereto.
6.	Agreement for Engineering Services (Packages 2 and 3) between OCI and Intec Engineering Partnership: this is an evergreen contract but currently there is no work being performed pursuant thereto.
7.	Agreement for Engineering and Drafting Services between OCI and Fairwinds International Inc.: this is an evergreen contract but currently there is no work being performed pursuant thereto.
8.	Agreement for Inspection Services (Packages 2 and 3) between OCI and Global SCS: this is an evergreen contract but currently there is no work being performed pursuant thereto.
9.	Agreement for Inspection Services (Packages 2 and 3) between OCI and MAC: this is an evergreen contract but currently there is no work being performed pursuant thereto.
10.	Agreements for the services of the following individuals working as contractors to OCI:

A.	Swift Technical (for the services of Natalia Milovankina
B.	Peter Cutt
C.	Nigel Buchan
D.	Loy Liang Zai

11.	Allied has entered into General Service Agreements with both OCNL and OCI. In addition to these General Service Agreements, OCNL and OCI are parties to the following agreements that relate to

Section 4.14:
The Environmental Impact Assessment (“EIA”) of the Oyo development may not have been filed in a timely manner, but the Department of Petroleum Resources has granted provisional approval for this EIA.

Section 6.4(a):
The CAMAC Parties have been and continue to be in discussions with various third parties concerning the possible sale to such third parties of the crude oil to which the CAMAC Parties are entitled to lift under the PSC.  The CAMAC Parties expect to finalize such crude sale agreement prior to the Closing.

SCHEDULE C

PAPI DISCLOSURE SCHEDULE

Dated as of November 18, 2009

This is the PAPI Disclosure Schedule referred to in Article V of that certain Purchase and Sale Agreement, dated as of November 18, 2009 (the “Purchase Agreement”), by and among Pacific Asia Petroleum, Inc., a corporation incorporated in the State of Delaware, USA (“PAPI” and together with the new entity to be formed by PAPI pursuant to Section 7.12 of the Purchase Agreement (“PAPI Newco”), the “PAPI Parties”); CAMAC Energy Holdings Limited (“CEHL”); CAMAC International (Nigeria) Limited, a company incorporated in the Federal Republic of Nigeria (“CINL”) and a wholly-owned subsidiary of CEHL; and Allied Energy Plc (formerly, Allied Energy Resources Nigeria Limited), a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEHL (“Allied,” and together with CEHL, and CINL, the “CAMAC Parties”).

This PAPI Disclosure Schedule is qualified by reference to the specific provisions of the Purchase Agreement and is not intended to constitute, and shall not be deemed to constitute, representations or warranties of the PAPI Parties, except as and to the extent set forth in the Purchase Agreement.  The disclosure of any matter herein is not intended to indicate and does not constitute an indication that such matter is required to be disclosed pursuant to the Purchase Agreement, and such disclosure does not constitute an admission that such information is material to the PAPI Parties or any other party to the Purchase Agreement except to the extent required pursuant to the Purchase Agreement.

The numbering and headings of this PAPI Disclosure Schedule refer to the section or subsection of the Purchase Agreement and are for convenience of reference only.  Copies of all agreements listed below have been made available to the CAMAC Parties and their counsel.

Section 5.5     Material Contracts.

(1)
Work Program entered pursuant to Production Sharing Contract for Exploitation of Coalbed Methane Resources in Zinjinshan Area, Shanix Province, The People’s Republic of China, dated October 26, 2007, by and between PAPL and China United Coalbed Methane Corp Ltd.

(2)	Advisor Agreement, dated August 4, 2008, as amended effective July 30, 2009, by and between PAPI and Somerley Limited.

(3)	Engagement Letter, dated August 30, 2009, by and between Worldwide Capital Group and PAPI (the “WCG Engagement Letter”).

(4)
Letter of Understanding, dated May 13, 2009, by and among Mr. Li Xiangdong (“LXD”), PAPI, Pacific Asia Petroleum Energy Limited (“PAPE”), and Mr. Ho Chi Kong (“HCK”), as amended June 25, 2009 (the “EORP LOU”).

(5)	Consulting Engagement Agreement, dated June 7, 2009, by and among LXD, PAPL and Inner Mongolia Production Company (HK) Limited (“IMPCO HK”).

(6)	Assignment Agreement of Application Right For Patent, by and between LXD and PAPL, dated June 7, 2009.

(7)	Interest Assignment Agreement, dated June 7, 2009, by and between IMPCO HK, PAPL and LXD.

(8)	Offer Letter, dated November 13, 2009, by and between Clark Moore and PAPI.

Section 5.6    Capitalization.

(1)	Pacific Asia Petroleum, Inc. (“PAPI”):

a.	Common Stock

PAPI is authorized to issue up to 300,000,000 shares of Common Stock, par value $0.001 per share. As of November 18, 2009, 43,866,267 shares of Common Stock are currently issued and outstanding. PAPI has authorized and reserved 4,000,000 shares of Common Stock for issuance under the PAPI 2007 Stock Plan, and 6,000,000 shares of Common Stock for issuance under the PAPI 2009 Equity Incentive Plan.  As of November 18, 2009, an aggregate of 1,347,000 shares of Common Stock were issuable upon exercise of outstanding stock options under the 2007 Stock Plan, an aggregate of 30,000 shares of Common Stock were issuable upon exercise of outstanding stock options under the 2009 Equity Incentive Plan, and an aggregate of 755,200 shares of Common Stock were issuable upon exercise of outstanding stock options issued outside of a PAPI incentive stock plan.

b.	Preferred Stock

            PAPI is authorized to issue up to 50,000,000 shares of Preferred Stock in one or more classes or series within a class as may be determined by the PAPI board of directors, of which 30,000,000 shares have been designated “Series A Convertible Preferred Stock.” No shares of Preferred Stock are currently outstanding.

c.	Warrants

As of November 18, 2009, PAPI had warrants outstanding to purchase (i) an aggregate of 1,060,888 shares of Common Stock at a price per share of $1.25; (ii) an aggregate of 200,000 shares of Common Stock at a price per share of $1.375; and (iii) an aggregate of 200,000 shares of Common Stock at a price per share of $1.50.
Pursuant to the WCG Engagement Letter, WCG shall be entitled to receive warrants exercisable for Common Stock of PAPI upon consummation of certain debt and equity fundraisings of PAPI.  See WCG Engagement Letter.

d.	EORP-Related Obligations

Pursuant to the EORP LOU, upon acknowledgement from the Chinese Government that the CJVC (as defined in the EORP LOU) is the registered owner of the LXD patents, PAPI shall issue to HCK up to 100,000 shares of Common Stock of PAPI and options to purchase up to 400,000 additional shares of Common Stock of PAPI at an exercise price coinciding with PAPI’s share price on the day of the issue of the options. PAPI has agreed to issue 300,000 more shares to HCK upon the signing of certain contracts by the CJVC with respect to the Fulaerjiqu Oilfield (as set forth in the EORP LOU).   The options will not vest immediately, and vesting will be contingent upon the achievement of certain milestones related to the entry by the CJVC into certain EORP-related development contracts pertaining to oilfield projects in the Fulaerjiqu Oilfield.

PAPI has agreed to loan up to $5 million to PAPE, which may then invest up to RMB 30,000,000 (approximately $ 4.4 million) with portion of this being a requirement to invest RMB 22,650,000 as PAPE’s share of the registered capital of the CJVC when and to the extent required under applicable law, to be used by the CJVC to carry out work projects, fund operations, and to make aggregate payments of up to $1.5 million in cash to LXD and HCK.   See EORP LOU.

(2)	Inner Mongolia Production Company (HK) Ltd. (“IMPCO HK”):

IMPCO HK is a wholly-owned subsidiary of PAPI.

(3)	Inner Mongolia Sunrise Petroleum JV Company (“IMPCO Sunrise”):

In March 2006, PAPI formed IMPCO Sunrise, a Chinese joint venture company which is owned 97% by IMPCO HK and 3% by Beijing Jinrun Hongda Technology Co., Ltd. (“BJHTC”), an unaffiliated Chinese corporation.  PAPI formed IMPCO Sunrise as an indirect subsidiary to engage in Chinese energy ventures.  Under Chinese law, a foreign-controlled Chinese joint venture company must have a Chinese partner. BJHTC is IMPCO HK’s Chinese partner in IMPCO Sunrise. IMPCO Sunrise is governed and managed by a Board of Directors comprised of three members, two of whom are appointed by IMPCO HK and one by BJHTC.

IMPCO HK has advanced a total of $407,507 to BJHTC, which then invested that amount in IMPCO Sunrise and issued notes to IMPCO HK for that amount.  BJHTC is obligated to apply any remittances received from IMPCO Sunrise directly to IMPCO HK. IMPCO Sunrise is authorized to pay these remittances directly to IMPCO HK on BJHTC’s behalf, until the debt is satisfied.

(4)	Pacific Asia Petroleum Ltd. (“PAPL”):

PAPL is a wholly-owned subsidiary of PAPI.

(5)	Pacific Asia Petroleum (HK) Ltd. (“PAPL HK”):

PAPL HK is a wholly-owned subsidiary of PAPL.

(6)	Pacific Asia Petroleum Energy Ltd. (“PAPE”):

PAPE is 70% owned by PAPI and 30% beneficially owned by HCK.
PAPI has agreed to loan up to $5 million to PAPE, which may then invest up to RMB 30,000,000 (approximately $ 4.4 million) with portion of this being a requirement to invest RMB 22,650,000 as PAPE’s share of the registered capital of the CJVC when and to the extent required under applicable law, to be used by the CJVC to carry out work projects, fund operations, and to make aggregate payments of up to $1.5 million in cash to LXD and HCK.     See EORP LOU.

(7)	Beijing Dong Fang Ya Zhou Petroleum Technology Services Company Limited (“CJCV”):

CJVC is a Chinese joint venture company formed on September 24, 2009, 75.5% owned by PAPE and 24.5% owned by LXD.
Pursuant to the EORP LOU, LXD has a “Share Sale Right” for a period of 24 months from the date of incorporation of the CJVC to require PAPE to purchase 50% of the shares owned by LXD in the CJVC.  See EORP LOU.

Section 5.9    Consents and Approvals.

The Transactions must be approved by (i) the PAPI Board of Directors, and (ii) the PAPI majority holders, voting as a group, in accordance with Section 253 of the Delaware General Corporation Law (the “DGCL”) and other applicable laws.
The Agreement and the Transactions must be approved by (i) the PAPI Newco Board of Directors, and (ii) the holders of a majority of the PAPI Newco shareholders in accordance with the PAPI Newco constituent documents.

Section 5.12   Absence of Certain Changes or Events.

See agreements disclosed under Section 5.5 above that were entered into since December 31, 2008.

ANNEX B

AMENDMENT NO. 1 TO

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT, dated as of March 4, 2010 (this “Amendment”), by and among PACIFIC ASIA PETROLEUM, INC., a corporation incorporated in the State of Delaware, USA (“PAPI”); CAMAC PETROLEUM LIMITED, a company incorporated in the Federal Republic of Nigeria, and a wholly owned subsidiary of PAPI (“Newco,” and together with  PAPI, the “PAPI Parties”); CAMAC ENERGY HOLDINGS LIMITED, a Cayman Islands company (“CEHL”); CAMAC INTERNATIONAL (NIGERIA) LIMITED, a company incorporated in the Federal Republic of Nigeria (“CINL”) and a wholly-owned subsidiary of CEHL; and ALLIED ENERGY PLC (formerly, Allied Energy Resources Nigeria Limited, a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEHL (“Allied,” and together with CEHL, and CINL, the “CAMAC Parties”), amends that certain Purchase and Sale Agreement, dated November 18, 2009, entered into by and among the Parties (the “Purchase Agreement”).  Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WITNESSETH

A.           On November 18, 2009, the Parties entered into the Purchase Agreement, which agreement set forth the terms and conditions pursuant to which PAPI will acquire from Allied and CINL, through Newco, all of the CAMAC Parties’ interest in the PSC with respect to that certain oilfield asset known as the Oyo Field for stock consideration consisting of shares of PAPI’s Common Stock representing 62.74% of the issued and outstanding Common Stock of PAPI, and cash in the amount of USD $38.84 million (the “Cash Consideration”), subject to certain conditions to closing set forth in the Purchase Agreement.

B.           On December 28, 2009, Newco was formed in the Federal Republic of Nigeria as a wholly-owned subsidiary of PAPI, and pursuant to Sections 7.12 and 9.3(n) of the Purchase Agreement, Newco is required to execute and deliver to the CAMAC Parties an agreement whereby it will agree to the terms of the Purchase Agreement as if it were an original signatory thereto and shall be deemed a “PAPI Party” as such term is defined therein, and Newco, PAPI and the CAMAC Parties desire to enter into this Amendment in satisfaction of such requirement under Sections 7.12 and 9.3(n) of the Purchase Agreement.

C.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm the Parties’ mutual agreement that the condition to Closing set forth under the Purchase Agreement requiring PAPI to consummate the Financing prior to or concurrently with the Closing is removed.

D.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm the Parties’ mutual agreement that the amount of Cash Consideration due and payable by PAPI to CEHL at Closing shall be $32,000,000, with the balance $6,840,000 (“Post-Closing Cash Consideration”) to be due and payable to CEHL (without interest) from initial cash received by Newco as payment for its allocation of Cost Oil and Profit Oil (each as defined in the PSC) post-Closing with respect to any Petroleum Operations (as defined in the PSC) conducted on the Oyo Field (“Initial Post-Closing Newco Receipts”), 100% of which Initial Post-Closing Newco Receipts shall be paid to CEHL until the full Post-Closing Cash Consideration is paid to CEHL, provided that if Post-Closing Consideration paid by PAPI to CEHL from Initial Post-Closing Newco Receipts, if any, does not equal the full Post-Closing Cash Consideration due and payable to CEHL by the date that is six months following the Closing Date, PAPI shall pay the balance due of the Post-Closing Cash Consideration to CEHL on such date.

 F.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm that any and all cash received by any of the CAMAC Parties as payment for its allocation of Cost Oil and Profit Oil prior to the Closing of the Purchase Agreement with respect to any Petroleum Operations conducted on the Oyo Field (“Pre-Closing CAMAC Receipts”) shall cause an equal reduction of the Post-Closing Cash Consideration due and payable by Newco to CEHL post-Closing from Initial Post-Closing Newco Receipts.

G.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm the Parties’ mutual understanding and agreement that the Closing shall occur on or before April 7, 2010, subject to satisfaction of the conditions to Closing under the Purchase Agreement, and that Sections 6.7(c), 7.8(c), and 11.1(b) of the Purchase Agreement shall be revised accordingly.

H.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm the Parties’ mutual understanding and agreement that Royalty Oil and Tax Oil (each as defined in the PSC) shall, at all times be allocated to Allied in accordance with the terms and conditions of Sections 8.1(a), 8.1(c) and 8.3 of the PSC, which shall remain unaffected by the Purchase Agreement, including this Amendment, and Allied Energy shall retain its rights and obligations under such Articles.

I.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm the Parties’ mutual understanding and agreement that Cost Oil that is allocated to Allied as payment for outstanding invoices to NAE, acting as the Operating Contractor under the PSC, for services performed (including reimbursable expenses relating thereto), training expenses, and other support provided by Allied, including work subcontracted to Oceanic Consultants Nigeria Limited and Oceanic Consultants Inc. (all such invoices to be hereinafter referred to as the “Allied Invoices”) shall, at all times be allocated to Allied.

J.           The PAPI Parties and the CAMAC Parties also desire to enter into this Amendment to confirm the Parties’ mutual understanding and agreement that the TSA Accruals (as defined in that certain Technical Services Agreement, to be entered into by and between Newco and Allied on or about Closing (the “TSA”)) shall be paid by Newco to Allied from Initial Post-Closing Newco Receipts following payment in full of the Post-Closing Cash Consideration due and payable therefrom, provided that if TSA Accruals paid by Newco to Allied from Initial Post-Closing Newco Receipts, if any, do not equal the full TSA Accruals due and payable to Allied by the date that is six months following the Closing Date, Newco shall pay the balance due of the TSA Accruals to Allied on such date.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Parties agree as follows:

Section 1.   Newco Signatory to Purchase Agreement.  Newco agrees to the terms of the Purchase Agreement, as amended hereby and from time to time, as if it were an original signatory thereto and agrees to be deemed a “PAPI Party” as such term is defined therein, and PAPI and the CAMAC Parties agree to the addition of Newco as a party to the Purchase Agreement as an original signatory thereto as a “PAPI Party” thereunder, in satisfaction of the requirements set forth under Sections 7.12 and 9.3(n) of the Purchase Agreement.

Section 2.   Removal of Financing Closing Condition.  The PAPI Parties and the CAMAC Parties agree and acknowledge that the condition to Closing set forth under the Purchase Agreement requiring PAPI to consummate the Financing prior to or concurrently with the Closing is hereby removed.

Section 3.   Cash Consideration.

(a)           The Parties hereby acknowledge and agree that the amount of Cash Consideration due and payable by PAPI to CEHL at Closing shall be $32,000,000, with the Post-Closing Cash Consideration balance of $6,840,000 to be due and payable to CEHL (without interest) from Initial Post-Closing Newco Receipts, 100% of which Initial Post-Closing Newco Receipts shall be paid to CEHL until the full Post-Closing Cash Consideration is paid, provided that if Post-Closing Consideration paid by PAPI to CEHL from Initial Post-Closing Newco Receipts, if any, does not equal the full Post-Closing Cash Consideration due and payable to CEHL by the date that is six months following the Closing Date, PAPI shall pay the balance due of the Post-Closing Cash Consideration to CEHL on such date.

(b)           The Parties hereby acknowledge and agree that any and all Pre-Closing CAMAC Receipts received by any of the CAMAC Parties shall cause an equal reduction of the Post-Closing Cash Consideration due and payable by Newco to CEHL post-Closing from Initial Post-Closing Newco Receipts.

Section 4.   Royalty Oil and Tax Oil.  The Parties hereby acknowledge and agree that Royalty Oil and Tax Oil (each as defined in the PSC) shall, at all times be allocated to Allied in accordance with the terms and conditions of Sections 8.1(a), 8.1(c) and 8.3 of the PSC, which shall remain unaffected by the Purchase Agreement, including this Amendment, and Allied Energy shall retain its rights and obligations under such Sections.

Section 5.   Cost Oil for Allied Services.  The Parties hereby acknowledge and agree that Cost Oil that is allocated to Allied as payment for the Allied Invoices shall, at all times, be allocated and distributed to Allied, and the PAPI Parties shall have no right with respect to, or interest in (pecuniary or otherwise), such Cost Oil.

Section 6.    Closing Date.  The Parties hereby acknowledge and agree that the Closing shall occur on or before April 7, 2010, subject to satisfaction of the conditions to Closing under the Purchase Agreement, and that the references to “March 31, 2010” in each of Section 6.7(c), Section 7.8(c), and Section 11.1(b) of the Purchase Agreement shall be replaced with “April 7, 2010.”

        Section 7   TSA Accruals. The Parties hereby acknowledge and agree that the TSA Accruals shall be paid by Newco to Allied from Initial Post-Closing Newco Receipts following payment in full of the Post-Closing Cash Consideration due and payable therefrom, provided that if TSA Accruals paid by Newco to Allied from Initial Post-Closing Newco Receipts, if any, do not equal the full TSA Accruals due and payable to Allied by the date that is six months following the Closing Date, Newco shall pay the balance due of the TSA Accruals to Allied on such date.

Section 8.   Entire Agreement; Continued Validity.  Except as expressly set forth in this Amendment, all other provisions of the Purchase Agreement shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

PACIFIC ASIA PETROLEUM, INC.

By: /c/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Executive Officer

CAMAC PETROLEUM LIMITED

By: /c/ Frank C. Ingriselli
Frank C. Ingriselli
Authorized Signatory

CAMAC ENERGY HOLDINGS LIMITED

By: /c/ Kamoru Lawal
Name:  Kamoru Lawal
Title:  Director

CAMAC INTERNATIONAL (NIGERIA) LIMITED

By: /c/ Mickey Lawal
Name: Mickey Lawal
Title:  Director

ALLIED ENERGY PLC

By: /c/ Mickey Lawal
Name:  Mickey Lawal
Title:  Director

ANNEX C
REPORT OF SOMERLEY LIMITED

STRICTLY PRIVATE AND CONFIDENTIAL

VALUATION REPORT

THE OIL MINING LEASE 120, OFFSHORE NIGERIA

17 JUL 2009

STRICTLY CONFIDENTIAL

DISCLAIMER

This valuation report (“Report”) is prepared by Somerley Limited (“Somerley”) for Pacific Asia Petroleum Inc. (“PAPI”) with the understanding that it is solely for the internal purposes of PAPI in relation to its potential acquisition of a 57.5% participating interest in the Oil Mining Lease 120 (the “OML 120”) from Allied Energy Plc (“Allied”), formerly known as Allied Energy Resources Nigeria Limited. Allied is wholly owned by CAMAC International Limited (“CAMAC”).

Save as disclosed in this Report, Somerley has relied on information that is publicly available and/or information provided by PAPI and CAMAC in preparing this Report. This information has not been independently verified by Somerley. In addition, Somerley is not, and does not hold itself to be, adviser as to accounting, taxation, legal or regulatory matters in any jurisdiction; PAPI shall be responsible for obtaining all such advice as it thinks appropriate or necessary on such matters. Somerley and its affiliates, directors, officers, employees, agents and consultants make no representation or warranty (whether express or implied) as to the accuracy or completeness of the contents of this Report, and take no responsibility for any loss or damage suffered as a result of any omission, inadequacy, or inaccuracy therein. The reproduction or distribution of the contents herein in whole or in part is prohibited without the prior approval of Somerley in writing.

PAPI and each recipient should conduct their own independent investigation and assessment of the contents of this Report and make such additional enquiries, as they deem necessary or appropriate.

Statements or assumptions in this Report as to future matters are subject to uncertainty and may prove to be incorrect. Somerley and its directors and employees make no representation or warranty as to the accuracy of such statements or assumptions. Recipients acknowledge that circumstances may change and the contents of this Report may become outdated as a result. This Report is not to be construed as an offer or a solicitation of an offer to buy or sell any securities.

STRICTLY CONFIDENTIAL

GLOSSARY
Allied	Allied Energy Plc
CAMAC	CAMAC International Limited
CAMAC Nigeria	CAMAC International (Nigeria) Limited, a subsidiary of
CAMAC
Capex	Capital expenditure
Cost Oil	Cost oil as defined in the PSC dated July 22, 2005
DCF	Discounted cash flow
FPSO	Floating Production Storage and Offloading vessel
NAE	Nigerian Agip Exploration Limited
NSAI	Netherland, Sewell & Associates, Inc.
NSAI Report	Estimate of Reserves and Future Revenue to the Allied
Energy Corporation Interest in Certain Oil Properties
Located in the Oyo Field, Gulf of Guinea, Offshore Nigeria
as of May 20, 2008, issued by Netherland, Sewell &
Associates, Inc.
OML 120	Oil Mining Lease 120
OPL 210	Oil Prospecting Licence 210
Opex	Operating expenditure
Oyo Field	Oyo oilfield located within the OML 120 in the Gulf of
Guinea, offshore Nigeria
PAPI	Pacific Asia Petroleum Inc.
Profit Oil	Profit oil as defined in the PSC dated July 22, 2005
PSC	Production Sharing Contract dated July 22, 2005
Report	This valuation report
Royalty Oil	Royalty oil as defined in the PSC dated July 22, 2005
Somerley	Somerley Limited
Tax Oil	Tax oil as defined in the PSC dated July 22, 2005
1P Reserves	Proved reserves
2P Reserves	Proved and probable reserves
3P Reserves	Proved, probable and possible reserves

STRICTLY CONFIDENTIAL

TABLE OF CONTENTS
1	INTRODUCTION		B-6
2	ASSET OVERVIEW		B-7
	2.1	BACKGROUND	B-7
	2.2	PROJECT STATUS	B-7
	2.3	KEY TERMS OF THE PSC	B-9
	2.4	NSAI REPORT	B-10
3	DISCOUNTED CASH FLOW		B-12
	3.1	ASSUMPTIONS	B-12
	3.2	BASE CASE PROJECTIONS	B-14
	3.3	BASE CASE DCF VALUATION	B-14
	3.4	SENSITIVITY ANALYSIS	B-15
4	TRADING COMPARABLES		B-16
5	TRANSACTION COMPARABLES		B-17
6	CONCLUSION		B-18
APPENDIX I: BRENT OIL PRICE FORECAST			B-18

STRICTLY CONFIDENTIAL

TABLE  OF TABLES

TABLE 1:	SUMMARY OF NSAI’S ESTIMATED GROSS OIL RESERVES AND PRODUCTION SCHEDULE OF THE OML 120 (PROJECT LEVEL)	B-11
TABLE 2:	CAPEX AND OPEX ASSUMPTIONS IN THE NSAI REPORT	B-11
TABLE 3:	NET OIL RESERVES TO ALLIED PROJECTED BY NSAI	B-11
TABLE 4:	MAJOR ASSUMPTIONS IN OUR DCF MODEL	B-12
TABLE 5:	UPDATED CAPEX AND OPEX ASSUMPTIONS PROJECTED BY NAE	B-13
TABLE 6:	PROJECTED NET OIL RESERVES TO ALLIED (BASE CASE)	B-13
TABLE 7:	CASH FLOWS OF THE OML 120 FOR THE PERIOD 2009 TO 2018 (PROJECT LEVEL)	B-15
TABLE 8:	CASH FLOWS TO ALLIED FOR THE PERIOD 2009 TO 2018	B-15
TABLE 9:	TRADING COMPARABLES	B-16
TABLE 10:	RECENT SELECTED PRECEDENT TRANSACTIONS	B-17
TABLE 11:	ENTERPRISE VALUE OF ALLIED’S 57.5% PARTICIPATING INTEREST IN THE OML 120	B-18

TABLE  OF FIGURES

FIGURE 1:	THE CURRENT PARTICIPATING INTEREST IN THE OML 120	B-7
FIGURE 2:	LOCATION OF THE OML 120	B-8
FIGURE 3:	OIL PROCEEDS ALLOCATION FLOWCHART	B-10
FIGURE 4:	NSAI’S ESTIMATED GROSS 2P PRODUCTION AND PROJECTED NET OIL TO ALLIED (BASE CASE)	B-14

STRICTLY CONFIDENTIAL

1      INTRODUCTION

Somerley is engaged by PAPI to conduct an independent valuation of Allied’s 57.5% participating interest in the Oil Mining Lease 120 (the “OML 120”). Based on the OML 120 that was granted by the Nigerian Ministry of Petroleum Resources in 2001, Allied, CAMAC International ("Nigeria") Limited ("CAMAC Nigeria") and Nigerian Agip Exploration Limited (“NAE”) are entitled to the exclusive right to conduct petroleum operations in the Oyo oilfield that is located in the Gulf of Guinea, offshore Nigeria (the "Oyo Field").

Somerley understands this Report will be used by PAPI exclusively for its internal process. In preparing this Report, we have primarily relied upon the integrity of the information supplied by PAPI and CAMAC without verification by us as to its validity or accuracy. We have not conducted any site visit, nor interviewed with the management of CAMAC and Allied. In addition, we have not discussed with Netherland, Sewell & Associates, Inc. (“NSAI”) in relation to its reserve report of the OML 120 dated May 20, 2008 (“NSAI Report”).

In  preparing this Report, the following  valuation  methodologies are employed:-

●	Discounted cash flow;
●	Trading comparables; and
●	Transaction comparables.

STRICTLY CONFIDENTIAL

2      ASSET OVERVIEW

2.1     Background

Headquartered in Houston since 1986, CAMAC is a global energy services corporation. Its wholly owned subsidiary, Allied Energy Plc, is a company focuses on the upstream oil and gas exploration and production activities in Nigeria.

Allied was awarded a deep offshore Oil Prospecting Licence 210 (the “OPL 210”) on June 3, 1992 by the Ministry of Petroleum Resources of Nigeria and assigned on September 30, 1992 an undivided 2.5% participating interest in the OPL 210 to CAMAC International (Nigeria) Limited, a subsidiary of CAMAC.

After commercial quantities of oil were identified in the OPL 210, Allied had successfully converted the OPL 210 into two Oil Mining Leases (“OML”), i.e. the OML 120 and the OML 121 for a term of 20 years, commencing from February 27, 2001.

On July 22, 2005, a Production Sharing Contract (“PSC”) was signed among Allied, CAMAC Nigeria and Nigerian Agip Exploration Limited, a subsidiary of Eni S.p.A.. Pursuant to the PSC, NAE assumed the rights and obligations as the Operating Contractor to the petroleum operations in the Oyo Field and was assigned an undivided 40% participating interest in the OML 120.

Figure 1:  The current participating interest in  the OML  120

Source: PSC dated July 27, 2005 and Information provided by CAMAC.

2.2     Project  Status

The lease area of the OML 120 is located in the Gulf of Guinea, 60km offshore Nigeria with water depth ranging from 100 m to 800 m, covering an area of approximately 910 km2. The Oyo Field within the OML 120 has an average water depth of approximately 300 m. Four exploratory wells were drilled and all encountered oil and/or gas.

Based on the NSAI Report to Allied Energy Corporation, the Oyo Field within the OML 120 was estimated to have gross proved and probable reserves (“2P Reserves”) of 50.2 mmbbls based on 100% interest of the OML 120.

STRICTLY CONFIDENTIAL

Based on the production forecast of NSAI, the current development plan of the Oyo Field is for 10 years and consists of four wells: two producer wells, one gas injection well and one water injection well to maintain pressure. A Floating Production Storage and Offloading vessel (“FPSO”) constructed by Bumi Armada Berhad will be used at the field.

The original working  schedule provided by  CAMAC is  summarised below:

●	Oil drilling rig commenced operation: Jan 27, 2009
●	Subsea installation vessel mobilisation: July 10, 2009
●	FPSO sail-away: Sept 11, 2009
●	First oil: Jan 24, 2010

However, based on our understanding, the actual work program has been two to three months ahead of the above schedule. CAMAC targets to deploy the FPSO by mid of July 20091. The production of the Oyo Filed is now scheduled to be commenced on November 1, 2009.

Figure 2: Location of  the  OML 120

Some of  the nearby oilfields to  the Oyo Field include  (as  shown in the  above  map):

●	OPL 316 (“Abo Oilfield”, Allied has 15% interest) and OPL 211 operated by Eni S.p.A.;
●	OPL 118 (“Bonga Oilfield”) operated by Shell; and
●	OPL 209 (“Erha Oilfield”) operated by Exxon.
_____________________________
1  Source:  Business  Day  – The Voice of  Business on July  14, 2009.

STRICTLY CONFIDENTIAL

2.3    Key Terms  of the  PSC

Date of signing:	July 22, 2005

Signing Parties:	Allied, NAE and CAMAC Nigeria

Lease Term:	Twenty years, commencing on February 27, 2001 (starting from the date the OML 120 was granted).

Operating Contractor:	NAE, who is responsible for daily operation

Contractors:	Allied and NAE

(Note: CAMAC Nigeria is not a “Contractor” as per the PSC. Based on the PSC, the Contractors are obligated to invest Capex and Opex during both exploration and production periods.)

First Party:	Parties that are entitled to the allocation of Profit Oil based on participating interest in the PSC, i.e. CAMAC Nigeria, Allied and NAE.

According  to  Article  8.1(e)  of  the  PSC,  “NAE  waives  its  right  to  receive Profit  Oil  as  First  Party.  However,  if  Allied  sells,  assigns  or  otherwise transfers  all  or  part  of  its  legal  or  beneficial  interests  and/or  obligations  to  any  third  party  or  if  Allied  disposes  of  control  of  Allied  to  any  third  party,  the  waiver  shall  not  inure  or  be  extended  to  such  third  party  and  NAE  shall be entitled  to  its 40%  share of the Profit Oil  as  First Party.”

Currently,  the allocation  of  Profit Oil to the  First  Party  is  Allied  97.5% and  CAMAC  Nigeria  2.5%.  According  to  PAPI,  Allied  will  seek  a  waiver  from   NAE   in   order   to   maintain   the   current   profit   sharing   allocation  percentage   should  PAPI  takeover  Allied’s  participating  interest  in  the  OML  120.  Our valuation analysis is based on the assumption that this  waiver  will be obtained and thus the  profit sharing  ratio remains unchanged.

Oil Allocation:
Proceeds  from  available crude oil should be first used  to pay  royalty (“Royalty   Oil”),  recover  Opex  and  Capex  (“Cost   Oil”)  and  pay  tax  (“Tax   Oil”).   The   rest  of  the proceeds will  be distributed as  profit oil  (“Profit Oil”) to Contractors and  First Party (refer to  Figure 3).

Cost Recovery:	Each party can share Cost Oil based on the share of Opex and Capex actually incurred by such party in proportion to the sum of Opex and Capex.

Allied may elect to contribute  up  to  30%  of  the  Opex. NAE  has  also agreed to  pay, on behalf of  Allied, 30% of  the Opex  up  to  the  amount of  US$10  million as a  “free-carry” to  Allied. Cost  Oil  cannot  exceed  80% of  the available oil proceeds net of  Royalty Oil.

STRICTLY CONFIDENTIAL

The allocation of oil proceeds from the OML 120 is governed by the PSC as demonstrated in the flowchart below.

Figure 3: Oil proceeds allocation flowchart

*Petroleum profit tax of 50% plus education tax of 2%, chargeable on the total remainder oil after deduction of amortization and investment allowance.

**  Y-Factor: NAE  and  Allied  will  share the Profit Oil  to  Contractor based  on their contribution on  Capex and  Opex.

Source:  The  PSC dated July  22,  2005

2.4     NSAI Report

This section summarises the reserves and cost estimates of the OML 120 prepared by NSAI in May 2008.

STRICTLY CONFIDENTIAL

Table 1: Summary of NSAI’s estimated gross oil reserves and production schedule of the OML 120 (Project Level)

(mmbbl)	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	Total

Proved reserves (“1P Reserves”)	2.44	7.2	5.87	4.24	3.04	2.49	0.28	-	-	-	-	25.56

Proved and probable reserves (“2P Reserves”)	3.17	10.81	8.37	6.95	5.87	4.96	4.19	3.01	2.10	0.77	-	50.20

Proved, probable and possible reserves (“3P Reserves”)	4.67	18.42	25.82	24.91	19.56	15.19	11.31	9.11	6.81	3.64	1.14	140.58
Source:  the NSAI  Report  dated May 20,  2008.

In the NSAI Report, it estimates that the 1P Reserves and the 2P Reserves net to Allied are 9.37 mmbbls and 19.81 mmbbls respectively based on the following cost assumptions:

Table 2: Capex and Opex assumptions  in the  NSAI Report

(US$ m)	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Total

1P Reserves
Capex	43.24	87.30	-	-	-	-	-	8.73	-	-	-	139.27
Opex	2.20	13.45	19.34	19.14	18.89	18.69	18.61	4.95	-	-	-	115.27
2P Reserves
Capex	49.15	100.20	6.00	-	-	-	-	-	-	-	10.47	165.82
Opex	2.43	14.08	20.15	19.53	19.31	19.14	18.99	18.87	18.15	18.01	9.07	177.73

Source:  the NSAI  Report  dated May 20,  2008.

The  Table  below summarizes NSAI’s  projected net  oil reserves to Allied.

Table 3: Net oil reserves to Allied  projected by  NSAI

(mmbbl)	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Total

1P Reserves	0.73	2.26	2.29	1.77	1.23	0.99	0.09	-	-	-	9.37
2P Reserves	0.95	3.59	3.62	2.98	2.50	2.09	1.75	1.22	0.82	0.28	19.81

Source:  the NSAI  Report  dated May 20,  2008.

STRICTLY CONFIDENTIAL

3        DISCOUNTED CASH FLOW

3.1     Assumptions

We have prepared 10-year financial projections in our discounted cash flow (“DCF”) model based on the following assumptions.

Table 4: Major assumptions  in  our DCF  model

Parameter	Assumption
Oil price	In terms of oil price assumption from 2010 to 2012, we use the mean of selected market analysts’ forecast as per Appendix I. Our oil price assumptions are summarized below:

	•2009: US$60/bbl (referencing Brent oil spot price as of July 9, 2009)
	• 2010: US$70/bbl
	• 2011: US$80/bbl
	• 2012: US$85/bbl
	After 2012, we assume oil price will be flat at US$85/bbl.
Capex	Past cost of US$77 m
	Tangible capital cost of US$315 m from Jul 2005 to 2008.
	Tangible capital cost of US$406 m in 2009.
Opex	Opex is composed of leasing expense on FPSO and NAE allocated cost.
Amortization	Capex is amortized based on straight-line method over five years for tax purpose.

Fiscal Terms (Note 1)	Royalty	12%
	Petroleum profit tax	50%
	Education tax	2%
	Investment tax allowance	50%
	Maximum capital allowance	85%
Discount Rate	Base Case	12%
Assumed transaction	Assumed PAPI’s completion date of acquisition from Allied	30-Sept-09
completion date

Note 1:  Information  provided  by  PAPI and CAMAC,  and the PSC  dated July  22,  2005

Discount rate  assumption

In determining the discount rate, we refer to Dutton Associates’ research report on PAPI issued in February 2009, in which a 10% discount rate is applied in evaluating PAPI’s projects. For conservative purposes, we have included an extra 2% in our Base Case discount rate to reflect Nigeria’s country risk. Therefore, we adopt a discount rate of 12% in our Base Case.

Capex and Opex assumptions

Capital expenditure (“Capex”) and operating expenditure (“Opex”) estimations have been updated after the release of the NSAI Report. Based on the information provided by CAMAC, below are the most updated Capex and Opex forecast estimated by NAE, the Operating Contractor of the OML 120.

STRICTLY CONFIDENTIAL

Table 5: Updated Capex and Opex assumptions projected by  NAE

(US$ m)	Past	Pre-first	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Total
	cost	oil
1P Reserves
Capex	77.00	315.08	406.28	-	-	-	-	-	-	-	-	-	798.36
Opex	-	-	56.70	89.84	90.57	91.32	92.09	92.88	12.00	-	-	-	525.38
2P Reserves
Capex	77.00	315.08	406.28	-	-	-	-	-	-	-	-	-	798.36
Opex	-	-	56.70	89.84	90.57	91.32	92.09	92.88	93.67	75.88	76.51	43.50	802.94

Opex mainly consists of FPSO’s leasing fees and NAE’s allocated cost. We assume that the Operating Contractor, NAE, contributes all the Opex in the DCF model, though Allied may elect to contribute up to 30% of Opex according to the PSC.

Capex includes past cost and tangible capital cost. For the past cost of US$77 million, US$27 million was incurred by Allied and the rest was contributed by NAE. The tangible capital cost mainly consists of cost of exploration surveys, drilling cost of exploration and production wells, and construction cost. NAE is responsible for all of the tangible capital cost and Allied enjoys a ‘free-carry’ of US$10 million from NAE.

As noted above, the costs estimated by NAE are significantly higher than the base figures used in the NSAI Report (refer to Table 2).

Production schedule and reserves assumptions

Based on the information provided by CAMAC, the current scope of work program prepared by NAE is in line with what has been previous assumed in the NSAI Report. The core work program consists of two producer wells, one gas injection well and one water injection well. Therefore, the estimated gross reserves by NSAI (as show in Section 2.4, Table 1) are still applicable. In our DCF analysis, we forecast the net oil to Allied based on the NSAI’s gross production schedule.

Based on the assumptions as set out in Table 4, we have computed the net oil to Allied, CAMAC Nigeria and NAE as follows in accordance with the oil allocation mechanism in the PSC.

Table 6: Projected net  oil reserves  to  Allied  (Base Case)

(mmbbl)	Allied2	CAMAC Nigeria	NAE	Royalty Oil	Total

1P Reserves	2.16	0.04	20.29	3.07	25.56
2P Reserves	7.61	0.18	36.38	6.03	50.20

Source: Somerley

2 Consistent with the approach used in the NSAI Report, Allied’s 1P Reserves and 2P Reserves are the share of reserves attributable to Allied, comprised of Cost Oil and Profit Oil, after Royalty Oil. 1P Reserves and 2P Reserves have not been reduced for the effect of the tax, namely, profit tax and education tax.

STRICTLY CONFIDENTIAL

3.2     Base  Case  Projections

The following figures depict the NSAI’s estimated gross 2P production profile, annual oil production, net oil to Allied and cash flows to Allied under Base Case.

Figure 4:  NSAI’s  estimated gross 2P production  and projected net oil to Allied  (Base  Case)

Figure 5:  Cash flows to Allied  under Base Case
3.3     Base  Case  DCF Valuation

The tables below summarize the cash flows of the OML 120 (Project Level) from 2009 to 2018 and cash flows to Allied after commencement of operation under the Base Case.

STRICTLY CONFIDENTIAL

Table 7: Cash flows  of  the OML  120 for the period 2009 to 2018  (Project Level)

	Pre-first
(US$ m)	oil	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Gross Oil production (mmbbl)		3.2	10.8	8.4	7.0	5.9	5.0	4.2	3.0	2.1	0.8
Oil price (US$/bbl)		60.0	70.0	80.0	85.0	85.0	85.0	85.0	85.0	85.0	85.0
Total oil proceeds		190.3	756.4	669.6	590.8	498.8	421.5	356.4	255.8	178.7	65.3
Less:
Royalty		(22.8)	(90.8)	(80.4)	(70.9)	(59.9)	(50.6)	(42.8)	(30.7)	(21.4)	(7.8)
Capex	(392.1)	(406.3)	-	-	-	-	-	-	-	-	-
Opex		(56.7)	(89.8)	(90.6)	(91.3)	(92.1)	(92.9)	(93.7)	(75.9)	(76.5)	(43.5)
Tax		(8.6)	(44.9)	(106.1)	(139.9)	(97.3)	(144.6)	(114.4)	(77.6)	(42.0)	(7.2)
Total	(392.1)	(494.5)	(225.5)	(277.0)	(302.1)	(249.3)	(288.0)	(250.8)	(184.2)	(139.9)	(58.6)

Net cash available	(392.1)	(304.1)	530.8	392.6	288.8	249.5	133.4	105.6	71.6	38.7	6.7

Table 8: Cash flows  to  Allied for the period 2009 to  2018

(US$ m)	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Total
Cost Oil	12.6	11.2	6.9	4.9	1.3	-	-	-	-	-
Profit Oil - Contractor	0.2	2.3	1.7	0.9	0.6	0.8	0.6	0.4	0.2	0.0
Profit Oil - First Party	7.3	84.5	68.1	37.8	26.3	39.0	30.9	21.0	11.3	2.0
Net cash available to Allied	20.1	98.0	76.7	43.6	28.2	39.8	31.4	21.3	11.5	2.0
Add back: Tax Oil allocated to Allied	2.6	13.4	31.7	41.8	29.1	43.3	34.2	23.2	12.6	2.2
Total oil proceeds allocated to Allied	22.7	111.4	108.4	85.4	57.3	83.0	65.7	44.5	24.1	4.2
Divided by: Oil price (US$/bbl)	60.0	70.0	80.0	85.0	85.0	85.0	85.0	85.0	85.0	85.0
Net oil to Allied (mmbbl)	0.38	1.59	1.36	1.00	0.67	0.98	0.77	0.52	0.28	0.05	7.61

Based on the above assumptions in our DCF model, Allied’s 57.5% participating interest in the OML 120 is valued at around US$251 million to US$278 million as of September 30, 2009.

(US$ m)		Base Case

Discount rate	10%	12%	14%
Implied valuation	277.5	263.6	251.0

3.4     Sensitivity  Analysis

We have conducted the following sensitivity analyses in our DCF model based on discount rate of 12%.

		Implied Valuation
		(US$ m)

	Base Case	263.6
1	Oil price / production increases by 10%	298.7
2	Oil price / production decreases by 10%	228.8

STRICTLY CONFIDENTIAL

4      TRADING COMPARABLES

We have selected six companies which we believe are comparable listed companies based on their business nature and geographic focus. They are among the major oil field operators in Africa.

Comparable	Listing Location	Operating Countries

Tullow Oil plc	London Stock Exchange	Ghana, Uganda, Equatorial Guinea, Gabon,
Democratic Republic of Congo, Cote d’lvoire
Mauritania, Bangladesh, UK, etc.
Addax Petroleum Corp	Toronto Stock Exchange	Nigeria, Cameroon, Gabon, Iraq, etc.
Heritage Oil Limited	London Stock Exchange	Iraq, Mali, Tanzania, Uganda, Pakistan,
Russia, Malta, etc.
Maurel et Prom	Paris Stock Exchange	Gabon, Congo, Tanzania, Colombia, etc.
Afren plc	London Stock Exchange	Nigeria, Gabon, Congo, Ghan, Cote d’lvoire
Vaalco Energy, Inc.	New York Stock Exchange	Gabon, Angola, Texas, Gulf Coast

Table 9: Trading comparables

	Mkt Cap @ 30- EV @ 30-day		Total Cash	Total Debt	2	P	EV/2P
Company Name	day VWAP	VWAP	(2008)	(2008)	Reserves		Reserves	Note
	(US$ m)	(US$ m)	(US$ m)	(US$ m)	(mmboe)		(US$/boe)

Tullow Oil plc	12,324	12,953	505	1,134	314		41.25	<1>
Addax Petroleum Corp	6,236	7,615	76	1,455	537		14.19	<2>
Heritage Oil Limited	2,540	2,605	91	156	305		8.54	<3>
Maurel et Prom	2,091	2,376	269	553	119		19.96	<4>
Afren plc	593	881	118	405	80		11.02	<5>
Vaalco Energy, Inc.	246	126	125	5	7		17.88	<5>
					Mean		18.81
					Median		16.03
					High		41.25
					Low		8.54

(1)	Reserves source: Tullow's presentation dated March 11, 2009.
(2)	Reserves source: Addax’s 2008 annual report.
(3)	Reserves source: Heritage Oil's presentation dated June 2009.
(4)	Reserves source: Maurel et Prom's 2008 annual report.
(5)	Reserves source: Crude Valuations - Low cost oil and M&A in Africa issued by Renaissance Capital on November 17, 2008.
(6)	Market capitalization is based on 30-day VWAP as of July 7, 2009. Source: Bloomberg.
(7)	Exchange rates are as of July 7, 2009.

Valuation based on trading comparables
Trading	Allied’s 2P Reserves	EV/2P Reserves	Implied Valuation
Comparables	(mmbbl)	(US$/bbl)	(US$ m)
Mean	7.61	16 to 19	121.8 to 144.6

Based on the trading comparables approach, Allied’s 57.5% participating interest in the OML 120 is valued at a range of US$122 million to US$145 million.

STRICTLY CONFIDENTIAL

5      TRANSACTION COMPARABLES

We have also valued Allied’s 57.5% participating interest in the OML 120 based on the following selected merger and acquisitions transactions in the oil sector with certain transactions/assets in Africa.

Table 10:  Recent  selected  precedent transactions

					2P
Announced				EV	Reserves	EV/2P
Date	Buyer	Seller	Asset Location	(US$ m)	(mmboe)	(US$/boe)	Note
24-Jun-09	Sinopec International Petroleum	Addax Petroleum	Nigeria, Cameroon,	8,523	537	15.87	<1>
	Exploration and Production		Gabon, Iraq
	Corporation
8-Sep-08	Eni SpA	First Calgary Petroleums Ltd.	Algeria	863	190	4.54	<2>
6-Mar-08	Beach Petroleum Ltd.	Egypt Kuwait Holding	Egypt	110	8	13.75	<3>
8-Apr-08	GE Petrol	Devon Energy Corporation	Equatorial Guinea	2,200	208	10.56	<3>
30-May-08	Afren plc	Devon Energy Corporation	Cote d'lvoire	164	28	5.80	<4>
31-Jan-08	Korea National Oil Corporation	Tullow Oil plc	Congo	435	31	14.17	<3>
13-Nov-07	Oranje-Nassau Groep BV	Devon Energy Corporation	Gabon	206	10	20.15	<3>
27-Sep-07	Petroliam Nasional Berhad	Woodside Petroleum Ltd.	Mauritania	418	24	17.42	<3>
5-Sep-07	TransGlobe Energy Corporation	Tanganyika Oil Company Ltd.	Egypt	59	6	9.37	<3>
2-Aug-07	Logria Corp; National Petroleum	Rally Energy Corporation	Egypt	808	105	7.68
	Company SAE; and Citadel Capital
	Company						<3>
18-Apr-07	Dana Petroleum plc	Devon Energy Corporation	Egypt	375	30	12.50	<5>
19-Mar-07	Burren Energy Plc	Eni SpA	Congo	154	14	10.77	<3>
22-Feb-07	Eni SpA	Etablissements Maurel el Prom	Congo	1,434	126	11.38	<3>
					Mean	11.84
					Median	11.38
					High	20.15
					Low	4.54

(1)	Source: Addax's announcement on June 24, 2009.
(2)	Source: Eni's announcement on September 08, 2008.
(3)	Source: Crude Valuations - Low Cost Oil and M&A in Africa issued by Renaissance Capital on November 17, 2008.
(4)	Source: Afren's announcement on March 6, 2008.
(5)	Source: Dana Petroleum’s press release on April 18, 2007.

Valuation based on transaction comparables
Transaction	Allied’s 2P Reserves	EV/2P Reserves	Implied Valuation
Comparables	(mmbbl)	(US$/bbl)	(US$ m)
Mean	7.61	12 to 15	91.3 to 114.1

Based on the above transaction comparables approach, Allied’s 57.5% participating interest in the OML 120 is valued at a range of US$91 million to US$114 million.

STRICTLY CONFIDENTIAL

6        CONCLUSION

Based on the three valuation approaches we outlined in this Report, the implied enterprise value of Allied’s 57.5% participating interest in the OML 120 is summarized as follows:

Table 11: Enterprise value of  Allied’s 57.5%  participating  interest  in  the OML  120

Valuation Approach	Valuation Range
(US$ m)
DCF	251 to 278
Trading Comparables	122 to 145
Transaction Comparables	91 to 114

Prior to drawing our conclusion on the valuation on the OML 120, we would like to highlight our concern in relation to the risk inherent with oil development in Nigeria.

In June 2008, Shell’s Bonga Oilfield, which is quite near to the OML 120 (please refer to Section 2.2, Figure 2), was attacked by Nigerian militants, causing Shell to shut down the operation of the field. In June 2009, another Nigerian offshore oilfield of Shell, the Ofirma Field, and a flow station of Chevron were attacked by Nigerian Militants. Subsequently, Shell was forced to shut down some of its oil production in the region.

We will not be able to reflect such development risk in our valuation analysis. However, we would like to draw your attention to this kind of development risk and PAPI should seek to understand the legal implications of such potential force majeure events.

Based on the analysis outlined in this Report, it is our opinion that the enterprise value of Allied’s 57.5% participating interest in the OML 120 is in the range of US$114 million to US$251 million, representing an EV/2P Reserves of US$15/bbl to US$33/bbl.

			STRICTLY CONFIDENTIAL
APPENDIX I: BRENT OIL PRICE FORECAST
Brokers' forecast on Brent oil price	Date of report	2010	2011	2012	2013
ING Wholesale Banking	05-May-09	60.00	65.00	70.00	75.00
National Australia Bank Ltd	05-May-09	59.19	-	-	-
Fortis Bank	19-May-09	78.00	-	-	-
JPMorgan Chase & Co	20-May-09	65.50	-	-	-
Nomura International Hong Kong Ltd	08-Jun-09	60.00	-	-	105.00
Commerzbank AG	08-Jun-09	74.00	-	-
UniCredit Markets & Investment Banking	08-Jun-09	75.00	-	-	90.00
Landesbank Baden-Wuerttemberg	09-Jun-09	69.00	-	-	-
BNP Paribas	11-Jun-09	75.00	-	-	-
Standard Chartered Bank	24-Jun-09	77.00	-	-	-
Societe Generale	29-Jun-09	81.75	100.30	102.50	-
Barclays PLC	02-Jul-09	84.00	85.00	92.00	-
Deutsche Bank AG	06-Jul-09	55.00	80.00	85.00	-
National Australia Bank Ltd	07-Jul-09	67.75	-	-	-
	Mean	70.09	82.58	87.38	90.00
	Median	71.50	82.50	88.50	90.00
	Maximum	84.00	100.30	102.50	105.00
	Minimum	55.00	65.00	70.00	75.00
Source: Bloomberg, July 7, 2009

ANNEX D

UPDATE OF SOMERLEY REPORT AND UPDATED PRO FORMA CASH FLOW PROJECTIONS
MARCH 1, 2010

Pacific Asia Petroleum, Inc (the “Company”) has updated the Somerley Valuation report dated July 17, 2009 in order to reflect some corrected information and also reflect updated oil price assumptions, actual current production, possible additional drilling and current market data. We have updated the values for Company assuming oil prices based on using the latest projections made by the US Energy Information Administration (“EIA”) in their report dated February 2010 and by Goldman Sachs in their report dated December 2009. The Company has also updated the values for the companies used in the Company Comparables section for valuation, including the addition of several other companies that the Company believes reflect similar operations. The results are noted below.

Discounted Cash Flow (DCF) Analysis

When conducting an updated Cash Flow Analysis of Camac & Allied’s (the “Camac Group”) interest in the Oyo field which the Company is acquiring, we used updated pricing based on the recent reports from EIA and Goldman Sachs referenced above. Also, we assumed that only two producing wells would be in production in 2010 (which 2 wells have produced in the range between 12,000 and 20,000 barrels of oil per day (“BOPD”); and only added one additional production well that would begin production in 2011. With that additional third production well, the Company assumed that the total gross production from the 3 wells would be approximately 24,000 BOPD in 2011. Likewise, it was assumed that a total of approximately 50 million barrels of oil would be produced over the next 10 years with the addition of a 4th well. There is no assurance that this amount of oil will be produced or that any additional wells (including the 3rd production well) will be drilled, but it is the Company’s belief that such wells are economically justified. We have also looked at a range of values that would assume that 20% less gross barrels of oil are produced. Based on these new assumptions, cash flow analysis shows that discounting cash flows at 10% yields an NPV of between $326 million and $250 million.

Downside Cases

We have added several downside cases where we have made the following additional assumptions:

●
Increased Tax Rate: The tax rate increases from approximately 50% and escalates up to 85% (some advisors have indicated that the Company may face a higher tax rate). We have also included a drop in overall gross oil produced by 20%.

o	Under this downside case, cash flow analysis shows that discounting cash flows at 10% yields an NPV of $228 million.

●	No additional production wells are drilled and the current 2 production wells decline through the end of the production period. We have also included a drop in overall gross oil produced by 20%.

o	Under this downside case, cash flow analysis shows that discounting cash flows at 10% yields an NPV of $244 million.

Company Comparables

We have expanded the list of comparable oil and gas companies used by Somerley to include companies based in the United States that the Company believes are good comparables.

Descriptions

Trading Comparables

Updating and expanding the trading comparables used by Somerley, the Camac Group’s interest in the OML 120 is valued at a range of $193 MM to $217 MM USD when evaluated off of the EV/2P Reserves Median and Mean, respectively.

Projections:

The following is a summary of the latest pro-forma consolidated projections for Pacific Asia Petroleum, Inc. over the next 5 years that consolidates the projections for the Oyo oilfield and the Company’s Zijinshan coal bed methane project and the Company’s Enhanced Oil Recovery Production asset. For the Oyo projections, we use the base case discussed above with an average production rate of 15,000 BOPD in 2010 and based on the assumption that we drill a third well with production commencing from 3 wells in 2011 at 24,000 BOPD and that a total of 50 million barrels of oil are produced over the next 10 years with an additional 4th well drilled.

There is no assurance that in making the below projections that a third well, or any additional wells will be drilled in the Oyo Field; that the total oil produced during the next 10 years from the Oyo Field will reach 50 million barrels; that the production rates assumed in the Oyo Field will be achievable; that the EORP business will secure the necessary contracts to carry out its business plan and the production rates assumed will be achievable; or that the Zijinshan asset will discover a sufficient amount of gas to justify a commercial operation. Likewise, all of these assets will be subject to the fluctuating price for oil and gas. For more information on the risks to the Company’s business plan, please read the risk factors described in the Proxy Statement.

Consolidated Projection

ANNEX E

PRODUCTION SHARING CONTRACT

BY AND BETWEEN

ALLIED ENERGY RESOURCES NIGERIA LIMITED

CAMAC INTERNATIONAL (NIGERIA) LIMITED

and

NIGERIAN AGIP EXPLORATION LIMITED

COVERING OIL MINING LEASES 120 AND 121 DEEP

OFFSHORE NIGERIA

ANNEXES
Annex A	- Letter of Award of OPL 210
Annex Al	- Ministry’s consent to 2.5% interest assignment to CAMAC NIGERIA
Annex A2	- Deed of Assignment between ALLIED ENERGY and NAE
Annex A3	- Letter granting OML 120 and OML 121
Annex A4	- OML 120 Deed documents and Lease Area
Annex A5	- OML 121 Deed documents and Lease Area
Annex B	- Accounting Procedure
Annex C	- Allocation Procedure
Annex D	- Uniform Nomination, Ship Scheduling and Lifting Procedure.
Annex E	- Procurement and Project Implementation Procedures

THIS PRODUCTION SHARING CONTRACT (hereinafter referred to as “Contract”) is made this 22nd day of July 2005 BETWEEN ALLIED ENERGY RESOURCES NIGERIA LIMITED, a company incorporated under the laws of the Federal Republic of Nigeria and having its registered office at Plot 1649 Olosa Street, Camac House, Victoria Island, Lagos (hereinafter referred to as “ALLIED ENERGY”) which expression shall, where the context so admits, include their respective successors-in-title and assigns, CAMAC INTERNATIONAL (NIGERIA) LIMITED a company incorporated under the laws of the Federal Republic of Nigeria and having its registered office at Plot 1649 Olosa Street, Camac House, Victoria Island, Lagos (hereinafter referred to as “CAMAC NIGERIA”) which expression shall, where the context so admits, include their respective successors-in-title and assigns (ALLIED ENERGY and CAMAC NIGERIA hereinafter referred to as “ALLIED”) of the one part, and NIGERIAN AGIP EXPLORATION LIMITED, a company incorporated under the laws of the Federal Republic of Nigeria and having its registered office at Plot PC 23 Engineering Close, Victoria Island, Lagos (hereinafter referred to as “NAE”), which expression shall, where the context so admits, include its successors-in-title and assigns) of the other part.

ALLIED ENERGY, CAMAC NIGERIA and NAE are hereinafter sometimes referred to individually as “Party” and collectively as “Parties”.

(A)
WHEREAS the Minister by its letter dated June 3, 1992 (“Letter of Award”) attached hereto as Annex A, awarded ALLIED an Oil Prospecting License covering Block 210, Deep offshore the Federal Republic of Nigeria (hereinafter referred to as “OPL 210”);

(B)
WHEREAS ALLIED ENERGY assigned to CAMAC NIGERIA on September 30, 1992 an undivided two point five percent (2.5%) Participating Interest in the OPL 210, with effect from August 7, 1992 as per Ministry’s letter dated September 30, 1992, attached hereto as Annex Al;

(C)
WHEREAS the Ministry by its letter dated August 28, 2002, granted ALLIED, Oil Mining Leases 120 and 121 (“OMLs”) with respect to the OPL 210, for a term of twenty (20) years each, commencing from February 27, 2001, subject to the Petroleum Act CAP 350, Laws of the Federation of Nigeria 1990 and the regulations thereunder as amended, the said letter and OMLs are attached hereto as Annexes A3, A4 and A5 respectively;

(D)	WHEREAS ALLIED represents that the OMLs were granted without being subject to any special terms and conditions;

(E)	WHEREAS the said area of the OMLs shall constitute the Lease Area as described in Annexes A4 and A5;

(F)	WHEREAS ALLIED represents that they have the right, power and authority to enter into this Contract;

(G)
WHEREAS NAE represents that it together with its Affiliates has the technical competence and professional skills necessary to conduct Petroleum Operations and has the funds both local and foreign for carrying on the said operations and has agreed to conduct the said operations;

(H)
WHEREAS by the Deed of Assignment, NAE shall acquire a 40% undivided participating interest in the OMLs such that ALLIED ENERGY, CAMAC NIGERIA and NAE shall be joint-holders of the OMLs relating to the Lease Area, holding therefore fifty seven point five percent (57.5%), two point five percent (2.5), and forty percent (40%) respectively, such joint-holders hereinafter collectively referred to as “First Party”; and

(I)
WHEREAS ALLIED ENERGY and NAE have agreed to jointly fund the Petroleum Operations and to be entitled to allocation of any Available Crude Oil corresponding to the share of such funding provided by each of them, in the manner and to the extent defined herein and, ALLIED ENERGY and NAE, shall in such event and to the extent of their participation in the funding be referred to individually as “Contractor”;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein reserved and contained, it is hereby agreed as follows:

Article 1

DEFINITIONS

As used in this Contract, unless otherwise specified, the following terms shall have the respective meaning herein ascribed to them:

(a)	“Accounting Procedure” means the Rules and Procedures as set forth in Annex B and attached to and forming part of this Contract.

(b)
“Affiliate” means a company or other entity that controls or is controlled by a Party to this Contract, or which is controlled by a company or other entity which controls a Party to this Contract, it being understood that control shall mean ownership by one company or entity of at least fifty percent (50%) of:

(i)	the voting stock, if the company is a corporation issuing stock; or
(ii)	the controlling rights or interests, if the entity is not a corporation.

(c)	“Allocation Procedure” means the Rules and Procedures as set forth in Annex C and attached to and forming part of this Contract.

(d)
“Appraisal Well” means any well (other than an Exploration Well or a Development Well) whose purpose at the time of commencement of drilling such well is to appraise the extent or the volume of Hydrocarbon reserves contained in an existing Discovery.

(e)	“Available Crude Oil” means the Crude Oil won and saved from the Lease Area.

(f)	“Barrel” means a quantity or unit of Crude Oil, equal to forty-two (42) United States gallons at the temperature of sixty degrees (60°) Fahrenheit at normal atmospheric pressure.

(g)	“Budget” means the cost estimate of items included in a Work Programme.

(h)	“Business Day” means a day (other than Saturday and Sunday) on which the banks in Nigeria and/or the UK are customarily open for business.

(i)	“Calendar Year” means a period of twelve (12) months commencing from January 1 and ending the following December 31, according to the Gregorian Calendar.

(j)	“Capital Cost” means those expenditures incurred and obligations made in accordance with Article II.2 of the Accounting Procedure.

(k)
“Cash Calls” means the amount in all currencies which Operating Contractor estimates a Party must pay in any given month pursuant to Article 7.4 and in accordance with the provisions of the Accounting Procedure.

(l)	“Commercial Discovery” means a Discovery within the Lease Area which the Management Committee determines to be worth developing and exploiting in accordance with the provisions of this Contract.

(m)	“Commercial Quantity” shall have the same meaning as defined in the Petroleum Act CAP 350 Laws of the Federation of Nigeria 1990 as amended.

(n)	“Concession Rentals” means the rents payable on the OMLs under the Petroleum Act CAP 350 Laws of the Federation of Nigeria, as amended.

(o)	“Contract” shall have the meaning ascribed such term in the introductory paragraph of this Contract.

(p)	“Contract Year” means a period of twelve (12) consecutive months according to the Gregorian Calendar, from the Effective Date of this Contract or from the anniversary of the Effective Date.
(q)	“Contractor” shall have the meaning ascribed to such term in item (H) of the preamble to this Contract.

(r)	“Cost Oil” means the quantum of Available Crude Oil allocated to any entitled Contractor for recovery of Operating Costs after the allocation of Royalty Oil.

(s)	“Crude Oil” means the liquid petroleum which has been treated but not refined and includes condensates but excludes basic sediments and water.

(t)
“Deed of Assignment” means the instrument or instruments (substantially in the form of Annex A2 to this Contract) of even date herewith executed by NAE and ALLIED ENERGY pursuant to which ALLIED ENERGY assigns to NAE an undivided forty percent (40%) participating interest in the OMLs, together with all rights and obligations relating thereto, such assignment to be effective as of the Effective Date.

(u)	“Deep Offshore” means any water depth beyond 200 meters.

(v)
“Development Plan” means the programme of activities pertaining to the Lease Area presented by the Operating Contractor to the Management Committee and approved by the Management Committee outlining the plans for the development of an agreed quantity of Hydrocarbons. Such programme of activities shall include, but not be limited to: (a) reservoir, geological and geophysical studies and surveys; (b) drilling of production and injection wells; and (c) design, construction, installation, connection and initial testing of equipment, pipelines, systems, facilities, plants and related activities necessary to produce and operate said wells, to take, save, treat, handle, store, transport and deliver Hydrocarbons, and to undertake re-pressurising, recycling and other secondary or tertiary recovery projects.

(w)	“Discovery” means the discovery of an accumulation of Hydrocarbons whose existence until that moment was unproven by drilling.

(x)	“Effective Date” means the date as determined in accordance with Article 24.

(y)	“Escrow Agreement” means the agreement to be entered into among ALLIED ENERGY, NAE and the Bank governing the opening and operation of the Escrow Account in accordance with Article 8.3.

(z)	“Execution Date” means the date of execution of this Contract by the Parties being the day and year first above written.

(aa)	“Exploratory Well” means any well whose purpose at the time of commencement is to explore for an accumulation of Hydrocarbons whose existence at the time was unproven by drilling.

(bb)	“Foreign Currency” means currency other than that of Nigeria agreed upon by the Parties and acceptable to the Federal Government of Nigeria.

(cc)	“Government” means the Government of the Federal Republic of Nigeria.

(dd)
“Gross Negligence” means any act or failure to act of any Senior Supervisory Person (whether sole, joint or concurrent which was intended to cause, or which was in reckless disregard of or wanton indifference to, the harmful consequences such act or failure to act would have on (a) the safety of personnel or property or (b) Petroleum Operations.

(ee)	“Hydrocarbons” means all substances, including liquid and gaseous hydrocarbons, which may be found in and extracted, or otherwise obtained and saved from the OMLs.

(ff)	“Lease Area” means the area of the OMLs as described in Annexes A4 and A5.

(gg)	“Letter of Award” means the document attached hereto as Annex A.

(hh)	“Lifting Procedure” means the Rules and Procedures set forth in Annex D and attached to and forming part of this Contract.

(ii)	“Minister” means the Minister charged with the responsibility for Petroleum Resources in Nigeria.

(jj)	“Ministry” means the Ministry charged with the responsibility for Petroleum Resources in Nigeria.

(kk)	“Natural Gas” means all gaseous hydrocarbons produced in association with the Crude Oil or from reservoirs which produce mainly gaseous hydrocarbons.

(ll)	“Non-capital Cost” means those expenditures incurred and obligations made in accordance with Article II. 1 of the Accounting Procedure.

(mm)
“Oil Mining Lease” (“OML”) means a lease granted by the Minister under the Petroleum Act CAP 350, Laws of the Federation of Nigeria as amended, to a lessee to search for, win, work, carry away and dispose of petroleum.

(nn)	“Oil Prospecting License” (“OPL”) means a license granted by the Minister under the Petroleum Act CAP 350, Laws of the Federation of Nigeria as amended, to a licensee to prospect for petroleum.

(oo)	“Operating Contractor” means NAE, appointed as the Party which shall conduct Petroleum Operations pursuant to Article 6.

(pp)	“Operating Costs” means all expenditures incurred and obligations made in carrying out Petroleum Operations as determined in accordance with Article II of the Accounting Procedure.

(qq)	“Oyo Discovery” means the accumulation of Hydrocarbons in OYO field in OML 120.

(rr)
“Past Costs” means Operating Costs incurred in carrying out Petroleum Operations in OPL 210 and the OMLs from inception until the Execution Date, for an amount as is or shall be accepted by the Nigerian tax authorities to be deductible for PPT purposes under this Contract, and in any case not exceeding one hundred and twenty million US Dollars (USD 120,000,000).

(ss)	“Petroleum Operations” means all exploration, appraisal, development, production and abandonment operations on or with respect to the Lease Area.

(tt)	“Petroleum Profit Tax” or “PPT” means the tax pursuant to the Petroleum Profits Tax Act CAP 354 Laws of the Federation of Nigeria 1990 as amended.

(uu)	“Proceeds” means the amount in US Dollars determined by multiplying the Realizable Price by the number of Barrels of Available Crude Oil lifted by any Party.

(vv)	“Profit Oil” means the balance of Available Crude Oil after the allocation of Royalty Oil, Cost Oil and Tax Oil.

(ww)	“Realizable Price” means the price in US Dollars per Barrel determined pursuant to Article 9.

(xx)
“Royalty” means the amount payable pursuant to the Petroleum Act CAP 350 Laws of the Federation of Nigeria and Petroleum (Drilling and Production) Regulations Cap 350, Laws of the Federation of Nigeria 1990, as amended.

(yy)	“Royalty Oil” means the quantum of Available Crude Oil that will generate an amount of the Proceeds equal to the actual payment of Royalty and Concession Rentals.

(zz)
“Senior Supervisory Personnel” means, with respect to the Operating Contractor, any senior supervisory employee of the Operating Contractor or any of its Affiliates who functions in Petroleum Operations and who is in charge of on-site drilling, construction, production, installations or facilities and related operations, or any other field operations, or employee who functions at a management level equivalent to or superior to the described positions, any person to whom such person reports (such as an officer or director of the Operating Contractor or of any such Affiliate of the Operating Contractor).

(aaa)	“Tax Oil” means the quantum of Available Crude Oil which will generate an amount of the Proceeds equal to the actual amount of PPT.
(bbb)	“Work Programme” means the statement itemizing the Petroleum Operations to be carried out in the Lease Area for the applicable period as defined in Article 4.

(ccc)	“Year” means a period of twelve (12) consecutive months according to the Gregorian Calendar.

Reference to the singular includes a reference to the plural and vice versa. The headings used in this Contract are for convenience only and shall not be used to construe or interpret the Contract.

Article 2

SCOPE

2.1
This Contract is a Production Sharing Contract, governed and construed in accordance with the terms and provisions hereof and the applicable laws, including but not limited to Deep Offshore and Inland Basin PSC Decree 1999. The First Party, as holder of all rights in and to the Lease Area, hereby appoints and conveys to the Operating Contractor, the exclusive right to conduct Petroleum Operations in the Lease Area.

2.2	During the term of this Contract, the total Available Crude Oil shall be allocated to the Parties in accordance with the provisions of Article 8, the Accounting Procedure and the Allocation Procedure.

2.3
The Contractor shall provide funds, and bear the risk of Operating Costs required to carry out Petroleum Operations and shall therefore have an economic interest in the development of Crude Oil and Natural Gas.

The participating interest of ALLIED and NAE as Contractor under the PSC shall be construed from time to time on the basis of the share of Operating Costs actually incurred by each of ALLIED and NAE, in proportion to the total Operating Costs incurred by both ALLIED and NAE.

2.4
The Operating Contractor is engaged in Petroleum Operations pursuant to Petroleum Profits Tax Act Cap 354 Laws of the Federation of Nigeria 1990 (“PPT Act”) as amended and Deep Offshore and Inland Basin PSC Decree 1999 and accordingly, the Companies Income Tax Act 1979 Cap 60 Laws of the Federation of Nigeria 1990, as amended, shall have no application.

Article 3

TERM

3.1
This Contract shall come into force as from the Effective Date and shall, except as otherwise provided herein, remain in force and effect until the expiration of the twenty (20) Years period granted to ALLIED ENERGY pursuant to the OMLs Deed documents which copies are attached hereto as Annexes A4 and A5.

3.2
At the end of such twenty (20) Year period originally granted to ALLIED ENERGY, the First Party shall seek the maximum allowed renewal period for each of the OMLs subject to the performance of all the Operating Contractor’s obligations, to the satisfaction of the First Party during the expiring period of the OMLs. If such renewal is granted, this Contract may be extended for the duration of such renewal, as shall be agreed by the Parties.

Article 4

WORK PROGRAMME AND EXPENDITURE

4.1
Within two (2) months after the Effective Date and thereafter at least three (3) months prior to the beginning of each Year, the Operating Contractor shall prepare and submit for review and approval by the Management Committee, pursuant to Article 5, a Work Programme and Budget for the Lease Area setting forth the Petroleum Operations which Operating Contractor proposes to carry out during the ensuing Year, or in case of first Work Programme and Budget, during the remainder of the current Year. The Management Committee shall review and approve such Work Programme and Budget in accordance with Article 5 prior to submission of the Work Programme and Budget to the Ministry.

4.2
The minimum Work Programme to be executed by the Operating Contractor under this Contract shall be as follows: (i) spudding of the Oyo Appraisal Well with respect to OML 120 within 2005; (ii) provided that proper and adequate seismic data with respect to the Lease Area are available, (a) spudding of the Oyo deep well within 2006 (hereinafter referred to as “Deep Oyo”), and (b) drilling an Exploratory Well with respect to the OML 121 back to back to the Deep Oyo. The drilling under this Article 4.2(ii)(b) shall start promptly after the spudding of the Deep Oyo. In any case, the activities under Articles 4.2(ii)(a) and (b) shall start not later than the end of 2007.

Article 5

MANAGEMENT COMMITTEE

5.1
To provide for the orderly supervision, direction, and control of the specified matters pertaining to Petroleum Operations and Work Programme and Budget, a committee shall be established (the “Management Committee”) comprised of ten (10) representatives appointed by the Parties as follows: five (5) representatives appointed by NAE, and five (5) representatives appointed by ALLIED. Any action or decision taken by the Management Committee in accordance with the provisions of this Contract shall be binding upon the Parties.

5.2
Within seven (7) days from the Effective Date, each of the Parties shall appoint by notice in writing to the other Parties, the names of their representatives, and their respective alternates, to serve as members of the Management Committee.

The representatives of a Party, or in the absence of a representative the alternate representative, shall be authorized to represent such Party with respect to any matter which is within the powers of the Management Committee and is properly brought before the Management Committee. One of the representatives of ALLIED shall be appointed the Chairman of the Management Committee. One of the representatives of NAE shall be appointed the Deputy Chairman of the Management Committee. Each representative on the Management Committee shall have one vote. The quorum required for valid Management Committee meetings shall be constituted by a minimum of six (6) representatives, consisting of three (3) representatives of NAE and three (3) representatives of ALLIED. If there is no quorum, the Chairman shall call a second meeting of the Management Committee to be held within ten (10) days of the first meeting, giving at least five (5) days written notice of such meeting. If the Chairman fails to call the second meeting of the Management Committee, the Deputy Chairman shall call such second meeting to be held within three (3) days of the expiration of the ten (10) day term indicated in this Article 5.2. If no quorum is formed at the second meeting of the Management Committee (whether called by the Chairman or the Deputy Chairman), such representatives in attendance shall be deemed to constitute a quorum for the validity of such Management Committee meeting, provided that a minimum of two (2) representatives are attending the second meeting.

5.3	The Management Committee shall be entitled to take decisions on the following matters, which shall require the unanimous approval of the attending representatives:

(a)	the declaration of a Commercial Discovery;

(b)	termination of this Contract, except as otherwise provided for in Article 18;

(c)	unitisation of any part of the Lease Area;

(d)	any adoption or revision of a Development Plan;

(e)	approval of the annual Work Programme and Budget, and any revisions of such Work Programme and Budget exceeding ten percent (10%) of the total authorized amount; and

(f)
consideration and approval of the sale, disposal or exchange of information, relating to the Lease Area, to third parties other than routine exchange of seismic data and other such data commonly exchanged within the industry.

5.4
It is understood and agreed by the Parties that the Operating Contractor shall be entitled to and have full authority to take all decisions and to carry out any activity or work relating to the Petroleum Operations not included in Article 5.3, provided that any such decision, activity or work is consistent with the Work Programme and Budget approved under Article 5.3(e) and in accordance with Annex E.

5.5
Either the Chairman or the Deputy Chairman may convene a meeting of the Management Committee. Each meeting shall be convened by sending to each representative written notice of the date, time and venue of the meeting and an agenda, at least fifteen (15) days before the meeting in question. The relevant documentation shall be sent not later than seven (7) days before the meeting. The Management Committee may consider but shall not decide upon any item not included in the agenda except the case where such item is approved by the unanimous vote of all representatives.

5.6
All resolutions voted upon during the meeting of a Management Committee and the result of such votes shall be recorded by the Operating Contractor prior to the conclusion of the relevant meeting and shall be signed by all representatives present at such meeting as a true and accurate record of such votes. Copies of this record shall be provided to all representatives.

For each meeting of the Management Committee, the Operating Contractor is responsible for recording the minutes of the proceedings to be kept and circulated to the Parties as soon as possible and in no event later than ten (10) days after the meeting.

5.7
Meetings of the Management Committee shall be held in Lagos or in any another location mutually agreed by the Parties. Meetings of the Management Committee may be held by videoconference or teleconference.

Article 6

OPERATING CONTRACTOR

6.1	NAE is hereby designated as the Operating Contractor and agrees to act in this capacity in accordance with the terms and conditions of this Contract and the decisions of the Management Committee.

Article 7

RIGHTS AND OBLIGATIONS OF THE PARTIES

7.1	In accordance with this Contract, the Operating Contractor shall:

(a)
prepare Work Programmes and Budgets and carry out approved Work Programmes, in accordance with internationally acceptable petroleum industry practices and standards with the objective of avoiding waste and obtaining maximum ultimate recovery of Crude Oil at minimum costs;

(b)	ensure that all leased equipment paid for in Foreign Currency and brought into Nigeria for Petroleum Operations are treated in accordance with the terms of the applicable leases;

(c)	have free access to the Lease Area and to and from facilities therein located at all times during the term of this Contract;

(d)
make available to the First Party, upon reasonable request, copies of geological, geophysical, drilling, well production, operating, financial, and other data and reports as it may compile during the term hereof;

(e)	prepare estimated and final PPT returns and submit same to ALLIED and NAE, on a timely basis in accordance with the PPT Act and to Article 8;

(f)
prepare and carry out plans and programmes for industry training and education of Nigerians for all job classifications with respect to Petroleum Operations in accordance with the Petroleum Act Cap 350 Laws of the Federation of Nigeria 1990, as amended;

(g)
employ only such personnel as required to conduct the Petroleum Operations in a prudent and cost effective manner giving preference to Nigerian citizens, provided they meet the required professional skills;

(h)	give preference to such goods which are available in Nigeria or services that can be rendered by Nigerian nationals, provided they meet the specifications and the standards of the goods and services;

(i)
together with its sub-contractors, as the case may be, pay all customs duties and like charges as are imposed by law in Nigeria, subject to the provisions of this Contract, and shall not be treated differently from any other companies and their sub-contractors engaged in similar Petroleum Operations in Nigeria;

(j)
indemnify and hold the Parties harmless against all losses, damages, injuries, expenses, actions of whatever kind and nature including but not limited to legal fees and expenses suffered by any third party where such loss, damage, injury is as the result of Gross Negligence of the Operating Contractor or its sub-contractors except where such losses are shown to result from any action or failure to act on the part of the Parties;

(k)
indemnify and hold the Parties harmless against all losses, damages, injuries, expenses, actions of whatever kind and nature suffered by the Parties where such loss, damage or injury is as the result of Gross Negligence of the Operating Contractor or its sub-contractors except where such losses are shown to result from any action or failure to act on the part of the Parties provided, however, that for either Gross Negligence or negligence, the Operating Contractor shall not be liable to the Parties for any consequential losses or consequential damages including, but not limited to, lost production or lost profits;

(I)
in the event of any emergency requiring immediate operational action, take all actions it deems proper or advisable to protect the interests of the Parties and any costs so incurred shall be included in the Operating Costs. Prompt notification of any such action taken by the Operating Contractor and the estimated cost shall be given to the Parties within forty-eight (48) hours of when the Operating Contractor became aware of the event; and

(m)
subject to the provisions of this Contract, Operating Contractor agrees that one or more Affiliates of ALLIED ENERGY shall provide certain services to the Petroleum Operations provided that such services shall be rendered in compliance with international oil business best practice standards and at competitive terms and conditions obtainable in the international market and according to the Procurement and Project Implementation Procedure set in Annex E.

7.2	In accordance with this Contract, the First Party shall:

(a)
when requested by the Operating Contractor, assist and expedite the Operating Contractor’s execution of Petroleum Operations and Work Programmes including, but not limited to, assistance in supplying or otherwise making available all necessary visas, work permits, rights of way and easements as may be requested by the Operating Contractor (expenses incurred by the First Party at the Operating Contractor’s request in providing such assistance shall be reimbursed to the First Party by the Operating Contractor against the First Party’s invoice). The Operating Contractor shall include such reimbursements in its share of Operating Costs;

(b)
have title to all original data resulting from the Petroleum Operations including but not limited to geological, geophysical, engineering, well logs, completion, production, operations, status reports and any other data as the Operating Contractor may compile during the term hereof, provided however, that the Operating Contractor shall keep and use such original data during the term of this Contract and the First Party shall have access to such original data during the term of this Contract as provided for in Article 7.1(d);

(c)	not exercise all or any of its rights or authority over the Lease Area in derogation of the rights of the Operating Contractor; and

(d)
apply for the renewal of the OMLs when due and shall exercise all the rights and comply with all the obligations of the Licensee or Lessee under the Petroleum Act Cap 350 Laws of the Federation of Nigeria, 1990;

7.3          In accordance with this Contract, ALLIED ENERGY shall:

(a)
within ninety (90) days after the Execution Date, provide the Operating Contractor with all receipts and relevant documents relating to the Past Costs evidencing that they are allowable for deduction under the PPT; and

(b)
pay in a timely manner to the Government, according to the Escrow Account mechanism referred to under Article 8, in the name and on behalf of each Party all Royalties, Concession Rentals and PPT accruing out of Petroleum Operations, and attributable to ALLIED and NAE as Parties to this Contract according to applicable laws. ALLIED ENERGY shall indemnify and hold the Parties harmless against all losses, damages, expenses, actions of whatever kind and nature including but not limited to legal fees and expenses suffered by the Parties as a result of any failure to so timely pay.

7.4           In accordance with this Contract, the Contractor shall:

(a)	provide all funds required to carry out Petroleum Operations in accordance with approved Work Programmes and Budgets, subject to the following provisions:

(i)	for each Cash Call, ALLIED ENERGY’s share of funding shall be up to a maximum of thirty percent (30%);

In the event that ALLIED ENERGY’s share of funding of the total Cash Calls until the date of the approval of the first Development Plan by the Government is less than thirty percent (30%), then ALLIED ENERGY has an option to pay to NAE up to the amount corresponding to the difference to such thirty percent (30%) within thirty (30) days from the date of the approval of the first Development Plan by the Government.

(ii)
within the limit of Article 7.4(a)(i), NAE shall pay on behalf of ALLIED ENERGY thirty percent (30%) of any Cash Calls up to the amount of ten (10) million US Dollars. NAE shall start to make such payment from the first cash call following the approval of the first Development Plan by the Government. Such payment shall be considered as part of the Operating Costs incurred by ALLIED ENERGY;

(iii)
for each Cash Call, NAE shall fund for its own behalf the balance of the Cash Call not provided by ALLIED ENERGY pursuant to Article 7.4(a)(i) and by NAE on behalf of ALLIED ENERGY pursuant to Article 7.4(a)(ii) above, as the case may be; and

(iv)	subject to this Article 7.4(a), all Operating Costs shall be ascertained, computed and allowed and otherwise accounted for in accordance with the provisions of the Accounting Procedure and Article 8;

(b)	be deemed to have funded Past Costs as follows: NAE for an amount equal to the Past Costs, but not more than fifty million US Dollars (USD 50,000,000), and ALLIED ENERGY for the balance, if any;

(c)	have the right to recover all Operating Costs funded pursuant to this Article 7.4 in accordance with Articles 8 and 9 hereof; and

(d)
Subject to applicable law, each have the right to lift in accordance with Annex D and freely export and to retain abroad the proceeds from the sale of their respective share of Available Crude Oil allocated to it under this Contract.

7.5           The liability of the Parties either as the First Party or as the Contractor under this Contract shall be several.

Article 8

RECOVERY OF OPERATING COSTS AND CRUDE OIL ALLOCATION

8.1	The allocation of Available Crude Oil shall be in accordance with the Accounting Procedure, the Allocation Procedure and Articles 8 and 9 as follows:

(a)
Royalty Oil shall be allocated to ALLIED ENERGY on behalf of the Parties in such quantum as will generate an amount of the Proceeds equal to the actual Royalty payable during each month and the Concession Rental payable annually and ALLIED ENERGY shall deposit the US Dollar amounts corresponding to the Royalty and Concession Rental obligations to be met in the relevant month, into the Escrow Account in accordance with Article 8.3.

(b)
Cost Oil shall be allocated in such quantum as will generate an amount of Proceeds, sufficient for the recovery of Operating Costs. Cost Oil shall: (1) be limited so that the amount of Available Crude Oil after allocation of Royalty Oil and Cost Oil is sufficient to generate an amount of Proceeds equal to the PPT liability payable during the relevant period; and, in any case (2) not exceed eighty percent (80%) of the total Available Crude Oil net of Available Crude Oil allocated to Royalty Oil. Except as otherwise provided for under Article 8.3, Cost Oil shall be allocated to NAE and ALLIED ENERGY as Contractor under this Contract for the recovery of said Operating Costs, in the following manner:

(i)	on a fifty percent (50%) basis until ALLIED ENERGY will have fully recovered its amount of the expenditures covered by Article 7.4(a)(ii); then

(ii)
to each Party, in proportion to the ratio between the Operating Costs funded by that Party according to this Contract and not yet recovered at the relevant time and the total Operating Costs funded by all Parties according to this Contract and not yet recovered at the relevant time.

It is understood by the Parties that Past Costs shall be considered as recoverable from Cost Oil only after they have been approved as costs allowable for PPT purposes by the relevant Nigerian tax authorities (with a priority for the fifty million US Dollars (USD 50,000,000) deemed to be funded by NAE according to Article 7.4(b)). Upon such approval, Past Costs referred to in Article 7.4(b) shall be recovered as Operating Costs by the Parties according to Article 8.1(b)(ii).

Subject to the provisions of this Contract, all Operating Costs funded by each of NAE and ALLIED ENERGY in carrying out Petroleum Operations shall be recovered in US Dollars through Cost Oil allocation.

(c)
Tax Oil shall be allocated to ALLIED ENERGY, on behalf of the Parties, in such quantum as will generate an amount of Proceeds equal to the PPT liability payable during each month and ALLIED ENERGY shall deposit the US Dollar amounts corresponding to the PPT obligation to be met in the relevant month, into the Escrow Account in accordance with Article 8.3.

(d)	Profit oil shall be allocated to the First Party and the Contractor according to the following sliding scale:

Cumulative production Mbbls	Contractor	First Party

Up to 350	70%	30%
350 to 750	65%	35%
750 to 1000	52.5%	47.5%
1000 to 1500	45%	55%
1500 to 2000	35%	65%

On a month by month basis Contractor’s share of Profit Oil shall be allocated between NAE and ALLIED ENERGY in accordance with the same proportion of the actual accumulated Operating Costs (excluding Past Costs) funded by each of NAE and ALLIED ENERGY out of the total accumulated Operating Costs (excluding Past Costs) at the end of the preceding month.

(e)
NAE waives its rights to its entitlement of Profit Oil as the First Party in favor of ALLIED ENERGY. However, if ALLIED ENERGY sells, assigns or otherwise transfers all or part of its legal or beneficial interests and or obligations under this Contract to any third party (other than its Affiliates, subject to Article 17.1) or if the owner of ALLIED ENERGY disposes of control of ALLIED ENERGY to any third party or parties, the waiver reserved under this Article 8.1(e) shall not inure or be extended to such third party or parties and NAE shall be entitled prospectively to its forty percent (40%) share of the Profit Oil as First Party, unless such transfer of legal and beneficial interests is made in favour of NNPC pursuant to Annex A and the applicable laws.

(f)
In the event of a discovery of a field which cannot be economically developed at the above Profit Oil splits, the Parties shall meet to agree on the appropriate terms and conditions and Profit Oil splits which would provide for the development of such discovery to the economic benefit of the Parties. In such event, the waiver granted to ALLIED ENERGY under Article 8.1(e) shall not apply.

8.2
Each Party, shall take in kind, lift and dispose of its allocation of Available Crude Oil in accordance with the Lifting Procedure (Annex D). In the event of any reconciliation, the records of the Ministry of Petroleum Resources shall be the official records.

8.3
ALLIED ENERGY, on behalf of the Parties, shall pay to the appropriate Government agency the tax liabilities relating to Royalty, Concession Rentals, and PPT. To this purpose, ALLIED ENERGY shall deposit the US Dollar amounts corresponding to Royalty, Concession Rentals, and PPT obligations accruing out of Petroleum Operations and attributable to ALLIED and NAE as Parties to this Contract into the Escrow Account, according to the following mechanism.

8.3.1
As soon as practicable after the Execution Date, NAE and ALLIED ENERGY (for purposes of this Article 8.3, the “Escrow Parties”) shall establish an interest-bearing (the interest to be for the benefit of the Escrow Party having deposited the relevant amounts into the Escrow Account) US Dollar denominated account with a reputable international bank (the “Bank”) in the joint names of the Escrow Parties (the “Escrow Account”) and execute all necessary documents for this purpose. The Escrow Account arrangement with the Bank shall provide, inter alia, that the Bank shall make payments from the Escrow Account to the appropriate Government agency in satisfaction of Parties’ Concession Rentals, Royalty and PPT obligations according to the instructions given by ALLIED ENERGY and NAE. No other payments shall be allowed from the Escrow Account unless otherwise directed by authorized joint signatories of NAE and ALLIED ENERGY.

8.3.2
Should an Escrow Party fail to deposit the funds corresponding to its obligations under Article 8.1(a) and (c) in the Escrow Account within seven (7) Business Days prior to the date when any payment to the appropriate Government agency is due, or if the funds deposited by such Escrow Party in the Escrow Account are insufficient for the Bank to make timely payments of such obligations, such Escrow Party shall be deemed to be in default and shall be requested through a default notice issued by the other Escrow Party to remedy the default by depositing the due amount to the Escrow Account within two (2) Business Days from the day the default notice is received by the defaulting Escrow Party.

8.3.3
In the event that a defaulting Escrow Party does not rectify such failure within the term mentioned in Article 8.3.2, or only partially rectifies such failure, the non defaulting Escrow Party shall promptly satisfy the relevant Royalty, Concession Rentals and PPT obligations by making payment to Government of the relevant total or residual amounts due by the Parties. In such case, the non defaulting Escrow Party shall have the right (without prejudice to any other rights and remedies available to the non defaulting Escrow Party, whether legal or in equity or otherwise) to recover any amounts paid to Government due to the defaulting Escrow Party’s default by lifting the defaulting Escrow Party’s share of Cost Oil and Profit Oil up to the amount necessary to recover such payments. Such allocation of the defaulting Escrow Party’s Cost Oil and Profit Oil in favor of the non defaulting Escrow Party shall take priority over any other allocation of Available Crude Oil provided for under this Contract.

8.3.4.
Should an Escrow Party commit a default under Article 8.3.2 two times in any five-year period during the term of this Contract, in addition to the provisions of Article 8.3.3 above, the non defaulting Escrow Party shall replace the defaulting Escrow Party with respect to the defaulting Escrow Party’s rights and obligations under Articles 7.3(b), 8.1(a) and (c), 14.3 and 14.5, and Articles 8.3.2, 8.3.3 and this Article 8.3.4 shall apply to the Escrow Parties accordingly. In this event, the Escrow Account arrangement with the Bank shall be amended accordingly.

8.3.5
In case the Government or any appropriate Government agency or relevant Nigerian tax authorities should challenge and reject the entitlement of ALLIED ENERGY or NAE, as the case may be (the “Challenged Escrow Party”), to lift Tax Oil and/or Royalty Oil and its obligation to make the payment of the relevant tax liability on behalf of all Parties to this Contract, then the other Escrow Party shall replace the Challenged Escrow Party with respect to its rights and obligations under Articles 7.3(b), 8.1(a) and (c), 14.3 and 14.5, and Article 8.3 shall apply accordingly unless otherwise ruled by the challenging authority.

8.4
Either Party may at the request of the other, lift the other Party’s Available Crude Oil pursuant Article 8.2 and the lifting Party within sixty (60) days of such lifting shall transfer to the account of the non-lifting Party the Proceeds of the sale to which the non-lifting Party is entitled. Overdue payments shall bear interest at the rate of one (1) month LIBOR plus two percent (2%).

8.5
The Operating Contractor may purchase and/or act as a marketing agent of any portion of the First Party’s allocation of Available Crude Oil from the Lease Area under terms and conditions to be mutually agreed by the Parties.

8.6	The Parties shall meet on a monthly or quarterly basis to reconcile all Available Crude Oil produced, allocated and lifted during the period in accordance with Article III (7) of Annex D.

Article 9

VALUATION OF AVAILABLE CRUDE OIL

9.1           Available Crude Oil allocated to each Party shall be valued in accordance with the following procedures:

(a)	On the attainment of commercial production, the Parties shall engage the services of an independent laboratory of good repute to determine the assay of the new Crude Oil.

(b)
When a new Crude Oil stream is produced, a trial marketing period shall be designated which shall extend for the first six (6) months period during which such new stream is lifted or for the period of time required for the first ten (10) liftings, whichever is longer. During the trial marketing period ALLIED ENERGY and NAE shall:

(i)	collect samples of the new Crude Oil upon which the assays shall be performed as provided in Article 9.1 (a) above;

(ii)	determine the approximate quality of the new Crude Oil by estimating the yield values from refinery modeling;

(iii)
share in the marketing such that each of ALLIED ENERGY and NAE markets approximately an equal amount of the new Crude Oil and to the extent that one Party lifts any other Party’s allocation of Available Crude Oil, payments thereof, shall be made in accordance with Article 8.4;

(iv)
provide information to a third party who shall compile the information and maintain all individual Party information confidential with regards to the marketing of the new Crude Oil including documents which verify the sales price and terms of each lifting; and

(v)
apply the actual F.O.B. sales price to determine the value for each lifting which F.O.B. sales pricing for each lifting shall continue after the trial marketing period until ALLIED ENERGY and NAE agree to a valuation of the new Crude Oil but in no event longer than ninety (90) days after conclusion of the trial marketing period.

(c)
As soon as practicable but in any event not later than sixty (60) days after the end of the trial marketing period, ALLIED ENERGY and NAE shall meet to review the assay, yield, and actual sales data. Each of ALLIED ENERGY and NAE may present a proposal for the valuation of the new Crude Oil. A valuation formula for the Realizable Price shall be agreed to by ALLIED ENERGY and NAE not later than nine (9) months after the first lifting. Such valuation formula shall be in accordance with the Realizable Price provisions established by the Management Committee. It is the intent of the Parties that such prices shall reflect the true market value based on arm’s length transactions for the sale of the new Crude Oil. The valuation formula as determined hereinbefore (including the product yield values) shall be mutually agreed within thirty (30) days of the aforementioned meeting failing which, determination of such valuation shall be as provided in Article 9.2.

(d)	Upon the conclusion of the trial marketing period, the Parties shall be entitled to lift their allocation of Available Crude Oil pursuant to Article 8 and the Lifting Procedure (Annex D).

(e)
When a new Crude Oil stream is produced from the Lease Area and is commingled with an existing Crude Oil produced in Nigeria, which has an established Realizable Price basis, then such basis shall be applied to the extent practicable for determining the Realizable Price of the new Crude Oil. ALLIED ENERGY and NAE shall meet and mutually agree on any appropriate modifications to such established valuation basis, which may be required to reflect any change in the market value of the Crude Oils as a result of commingling.

9.2
If in the opinion of either of ALLIED ENERGY or NAE an agreed price valuation method fails to reflect the market value of a Crude Oil produced in the Lease Area, then such Party may propose to the other Party modifications to such valuation method once in every six (6) months but in no event more than twice in any Year. ALLIED ENERGY and NAE shall then meet within thirty (30) days of such proposal and mutually agree on any modifications to such valuation within thirty (30) days from such meeting, failing which, determination of such valuation shall be referred to a mutually agreed independent expert for his opinion.

9.3
Segregation of Crude Oils of different quality and/or grade shall be by agreement of ALLIED ENERGY and NAE taking into consideration among other things, the operational practicality of segregation and the cost benefit analysis thereof. If ALLIED ENERGY and NAE agree on such segregation the following provisions shall apply:

(a)	Any and all provisions of the Contract concerning valuation of Crude Oil shall separately apply to each segregated Crude Oil produced; and

(b)
Each grade or quality of Crude Oil produced and segregated in a given Year shall contribute its proportionate share to the total quantity designated in such Year as Royalty Oil, Tax Oil, Cost Oil and Profit Oil.

Article 10

PAYMENT

10.1
The method of payment of any sum due by one Party to another Party under this Contract shall be in accordance with the Accounting Procedure. Unless otherwise provided in this Contract, such payment shall be made within thirty (30) days following the end of the month in which the obligation to make such payments occurs. Overdue payments shall bear interest at the annual rate of one (1) month LIBOR plus two percent (2%).

Article 11

TITLE TO EQUIPMENT/ABANDONMENT

11.1
The Contractor shall purchase all equipment to be used in Petroleum Operations in the Lease Area pursuant to the Work Programme, according to the provisions of Article 7 and such equipment, upon full recovery of the relevant cost by Contractor, shall become the property of the First Party in proportion to their respective holding interests in the OMLs. The Operating Contractor shall have the right to use such equipment exclusively for Petroleum Operations in the Lease Area during the term of this Contract. Should the Operating Contractor desire to use such equipment outside the Lease Area, such use shall be subject to terms and conditions agreed by the Parties, provided that it is understood that Petroleum Operations hereunder shall take precedence over such use by the Operating Contractor.

11.2	The Operating Contractor’s right to use such purchased equipment shall cease with the termination or expiration (whichever is earlier) of this Contract.

11.3
Title to all lands purchased or otherwise acquired by the Contractor for the purposes of Petroleum Operations and all movable property utilized in the Lease Area and incorporated permanently in any premises, location and structures for the purpose of Petroleum Operations hereunder shall, upon full recovery of the relevant cost by Contractor, pass to the First Party in proportion to their respective holding interests in the OMLs unless otherwise agreed by the Parties.

11.4
During the term of this Contract, any agreed sales of equipment, land, fixed assets, materials and machinery acquired for the purpose of the Petroleum Operations hereunder shall be conducted by the Operating Contractor on the basis of the highest price obtainable and the proceeds of such sale shall be credited to the Petroleum Operations, as applicable.

11.5	Abandonment

11.5.1
The Operating Contractor shall include in each individual Development Plan an outline of the related abandonment program and cost estimate. Such program and estimate shall be reviewed and revised from time to time by the Operating Contractor and be submitted to the Management Committee for approval. Any approved abandonment plan shall be implemented in accordance with good oil field practice.

11.5.2	The calculation and recovery of estimated future abandonment costs shall be governed by the following provisions:

•
The estimates of: (i) the initial recoverable reserves, and (ii) total abandonment costs, shall be prepared by the Operating Contractor in current US Dollars and submitted for approval to the Management Committee as part of a Development Plan. Adequate provisions for successive revisions of such estimates shall also be included in any such Development Plan.

•
If in any given Year the Operating Contractor does not submit to the Management Committee a wholly revised total estimated abandonment cost, Operating Contractor shall update the value of the latest total estimated abandonment cost approved by the Management Committee in order to account for the US Dollar escalation of such approved estimated abandonment costs in the period between the Year in which such costs were estimated and the then current Year. For this purpose, and for each Year, the applicable annual US Dollar escalation index shall be based on the “Capital Equipment Price Index”, published by the International Monetary Fund in the International Financial Statistics. The annual index to be used in Year “n” shall be determined by difference between the annual index relating to the Year in which the latest approved estimate is determined and the same annual index relating the such Year “n”. In the event the above International Monetary Fund ceases, for any reason whatsoever, to publish the capital Equipment Price index set out in the preceding paragraph of this Clause, Management Committee shall determine either an alternative independent internationally recognised source, or an alternative representative index.

•
The Operating Contractor shall, commencing from the Quarter in which production of Hydrocarbons first occurs, and for every Quarter in which Hydrocarbons are produced, charge as Operating Costs, in accordance with the provision of the Accounting Procedure, a portion (ARN) of the estimated future cost of abandonment to be incurred, calculated as set out below:

CP	x CAE = TRA

RR

TRA – RAC = ARN

where:

CP:	is the actual cumulative production generated from the Lease Area as of the end of the Quarter in question;

RR:	is the total initial recoverable reserves, and any successive reappraisal of such initial recoverable reserves, expressed in the same unit of measure of CP.

CAE:	is the total abandonment cost estimated by the Operating Contractor and approved by the Management Committee, escalated where appropriate pursuant to this Article and expressed in US Dollars.

TRA:
is the portion, expressed in US Dollars, of the total estimated abandonment cost which has been charged as Operating Cost and has become cost recoverable in the period from starting of first production up to the end of the Quarter in question.

RAC:	is the amount of TRA calculated as of the end of the Quarter preceding the one in question.

ARN:	is the amount expressed in US Dollars to be charged as Operating Cost and set aside as abandonment costs in the then current Quarter.

11.5.3
Subject to the provision under Article 11.5.2, the Operating Contractor shall set aside the amount of abandonment costs expressed in U.S. Dollars into an interest-bearing escrow account jointly established by the Parties at a first class commercial bank. The bank so designated shall have a long term rating of not less than “AA” by Standard and Poor’s Corporation or “Aa2” by Moody’s Investor Service or a comparable rating by another mutually agreed rating service. Preference shall be given to banks in Nigeria possessing the required rating.

11.5.4
The abandonment fund shall be used solely for the purposes of paying for abandonment operations. No Party shall mortgage, pledge, encumber or otherwise use such abandonment fund for any purpose whatsoever except as expressly provided herein. The abandonment fund may be invested only in investments approved by both Parties.

Article 12

EMPLOYMENT AND TRAINING OF PERSONNEL

12.1
Each Calendar Year, the Operating Contractor shall prepare a detailed program for recruitment and training for the following Calendar Year in respect of the Nigerian personnel of the Operating Contractor in accordance with the Petroleum Act CAP 350 Laws of the Federation 1990.

12.2	Qualified Nigerians shall be employed in all non-specialized positions.

12.3	(a)
Qualified Nigerians shall also be employed in specialized positions such as those in exploration, drilling, engineering, production, environmental, safety, finance etc. The Operating Contractor shall have the right, subject to applicable laws, rules and regulations, to employ non-Nigerians in such specialized positions where qualified Nigerians are not available.

(b)	The Operating Contractor shall ensure that:

(i)
ten (10) Years from the Effective Date of this Contract the number of citizens of Nigeria employed by the Operating Contractor in connection with the Petroleum Operations in managerial, professional and supervisory positions shall reach at least seventy five percent (75%) of the total number of persons employed by the Operating Contractor in those positions. The Operating Contractor shall further ensure that at the 15th and 20th Year after the Effective Date of this Contract, the minimum level of the total number of Nigerian citizens engaged in Petroleum Operations in managerial, supervisory and other professional positions shall reach eighty percent (80%) and eighty five percent (85%) respectively; and

(ii)	all skilled, semi-skilled and unskilled workers employed by the Operating Contractor (other than those employed in managerial, professional and supervisory positions) are citizens of Nigeria.

12.4
No Nigerian employed under this Contract shall be disengaged without the prior written approval by the Ministry of Petroleum Resources or other designated Government agency, as may be required by applicable laws and regulations. Request for such approval shall be made through the Operating Contractor (and/or the First Party as the case may be).

12.5
The provision of secondees by ALLIED to Operating Contractor shall be in accordance with and governed by a written agreement between ALLIED and Operating Contractor (“Secondment Agreement”). As of the Execution Date, ALLIED and the Operating Contractor shall use all reasonable efforts to negotiate, in good faith, the Secondment Agreement, with the intent to enter into such Secondment Agreement within thirty (30) days of the Effective Date.

Article 13

BOOKS AND ACCOUNTS, AUDIT AND OVERHEAD CHARGES

13.1
Books and Accounts

The Operating Contractor shall be responsible for keeping complete books of accounts consistent with international petroleum industry and accounting practices and procedures. The statutory books and accounts of this Contract shall be kept in Naira and U.S. Dollars. All other books of accounts as the Operating Contractor may consider necessary shall be kept in columnar form in both Naira and U.S. Dollars.

13.2	All statutory books of account shall be kept at the registered address of the Operating Contractor in Nigeria.

13.3	Audits

(a)
Books of Accounts

The First Party shall have the right to inspect and audit the accounting records relating to this Contract for any Calendar Year by giving thirty (30) days written notice to the Operating Contractor and the Operating Contractor shall facilitate the work of such inspection and auditing; provided however that such inspection and auditing shall be carried out within one (1) Calendar Year following the end of the Calendar Year in question, and if not, the books and accounts relating to such Calendar Year shall be deemed to be accepted by the Parties as satisfactory. Any exception must be made in writing within ninety (90) days following the end of such audit and failure to give such written notice within such time shall establish the correctness of the books and accounts.

(b)
The First Party may undertake the inspection and audit in Article 13.3(a) above either through its own personnel or through a internationally recognized independent public accounting firm registered in Nigeria appointed for the purpose by the First Party; provided, however, that the transportation and per diem costs of the First Party’s own personnel and the costs of the internationally recognized independent public accounting firm shall be borne by the First Party. Only the former costs shall be considered as general administrative costs and shall be cost recoverable.

(c)
Materials

The Operating Contractor shall maintain physical and accounting controls of materials in stock in accordance with general practice in the international petroleum industry. The Operating Contractor shall make a total inventory at least once in a Calendar Year and shall give the First Party a four (4) week written notice prior to such inventory. The First Party and or its external auditors shall be entitled to observe such inventory. The First Party may however carry out partial or total check of such inventories at its own expense, whenever it considers necessary, provided such exercise does not unreasonably disrupt Petroleum Operations.

13.4	Home Office Overhead Charges The Operating Contractor shall include the following percentages on total annual Capital Costs as overhead charges in calculating total Operating Costs:

-	First	-	$200 million	1% of Capital Costs
-	Next	-	$200 million	0.75% of Capital Costs
-	Next	-	$100 million	0.5% of Capital Costs
-	Above	-	$500 million	0%

Article 14

ROYALTY AND TAXES

14.1
Royalty

Royalty computation shall be as provided in the Deep Offshore and Inland Basin Production Sharing Contract Act 1999 as amended and in the Petroleum Act, Cap 350, Laws of the Federation of Nigeria, 1990, as amended, and other prevailing fiscal laws and regulations.

14.2	Petroleum Profits Tax (PPT)

The PPT rate and computation shall be as provided in the Deep Offshore and Inland Basin Production Sharing Contract Act 1999 as amended and in the Petroleum Profit Tax Act Cap 354, Laws of the Federation of Nigeria, 1990, as amended, and other prevailing fiscal laws and regulations.

14.3	ALLIED ENERGY or NAE, as the case may be, shall pay all Royalty, Concession Rentals and PPT on behalf of the Parties in accordance with Article 8 of this Contract.

14.4
The Realizable Price established in accordance with Article 9 of this Contract shall be used in determining the amount payable on Royalty and PPT in respect of Crude Oil produced and lifted pursuant to this Contract. The parameters for new Crude Oil streams produced from the Lease Area shall also be determined in accordance with the provisions of Article 9 of this Contract.

14.5
ALLIED ENERGY shall make available to NAE and CAMAC NIGERIA, or NAE to ALLIED ENERGY and CAMAC NIGERIA, as the case may be: the receipts issued by the Federal Inland Revenue Service bearing the name of the Party for the payment made for PPT in accordance with each Party’s Tax Oil allocation as provided in the Accounting Procedure Schedule B-l; any acknowledgement letter and/or receipt issued by any competent Nigerian Authority as confirmation of Royalty and Concession Rentals payments. ALLIED ENERGY shall provide to NAE and CAMAC NIGERIA, or NAE to ALLIED ENERGY and CAMAC NIGERIA, as the case may be, a copy of the payment advice within thirty (30) days of issuance.

14.6
Investment Tax Allowance (ITA)

The ITA rate and computation shall be as provided in the Deep Offshore and Inland Basin Production Sharing Contract Act 1999 as amended, and in the Petroleum Profit Tax Act Cap 354, Laws of the Federation of Nigeria, 1990, as amended, and other prevailing fiscal laws and regulations.

Article 15

INSURANCE

15.1
All property acquired under the provisions of this Contract shall be adequately insured with an insurance company of good reputation by the Operating Contractor, in the names of the Parties. The premium for such policies shall be included in Operating Costs.

15.2
In case of loss or damage to property, indemnifications paid by the insurance companies shall be entirely received by the Operating Contractor for Petroleum Operations. The Operating Contractor shall determine whether the lost or damaged property should be repaired, replaced or abandoned. If the decision is to repair or replace, the Operating Contractor shall immediately replace or repair such lost or damaged property. Any excess cost of repair or replacement above the amount reimbursed by the insurance companies shall be regarded as Operating Costs. If the decision is to neither repair nor replace then the proceeds of any coverage shall be credited to Operating Costs. In the event that the loss or damage is attributable to the Operating Contractor’s Gross Negligence the excess cost of replacement or repair shall not be reimbursed as Operating Costs.

15.3
The Operating Contractor shall take out and maintain an insurance policy covering any and all damages caused to third parties as a direct or indirect result of the Operating Contractor’s Petroleum Operations.

15.4
All insurance policies under this Article 16 shall be based on good international petroleum industry practice, and shall be taken out in the Nigerian insurance market except for those concerning risks for which the Operating Contractor cannot obtain coverage in Nigeria which shall be taken out abroad, to the extent required by law.

15.5
In entering into contracts with any sub-contractor for the performance of Petroleum Operations, the Operating Contractor shall require such sub-contractor to take out adequate insurance in accordance with Articles 15.1 and 15.3 above and to properly indemnify the Parties for any damage done and to properly indemnify and hold the Parties harmless against claims from third parties.

15.6	The Operating Contractor shall maintain other insurance policies required under Nigerian law.

Article 16

CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

16.1
The Operating Contractor and the First Party shall keep information furnished to each other in connection with Petroleum Operations and all plans, maps, drawings, designs, data, scientific, technical and financial reports and other data and information of any kind or nature relating to Petroleum Operations including any discovery of petroleum as strictly confidential, and shall ensure that their entire or partial contents shall under no circumstances be disclosed in any announcement to the public or to any third party without the prior written consent of the other Party.

The provisions of this Article 16 shall not apply to disclosure to:

(a)
Sub-contractors, Affiliates, assignees, auditors, financial consultants or legal advisers, provided that such disclosures are required for the effective performances of the aforementioned recipients’ duties related to Petroleum Operations;

(b)
Comply with statutory obligation or the requirements of any governmental agency or the rules of a stock exchange on which a Party’s stock is publicly traded in which case the disclosing Party will notify the other Party of any information so disclosed prior to such disclosure.

(c)
Financial institutions involved in the provision of finance for the Petroleum Operations hereunder provided, in all such cases, that the recipients of such data and information agree in writing to keep such data and information strictly confidential.

(d)	A third party for the purpose of negotiating an assignment of interest hereunder provided such third party executes an undertaking to keep the information disclosed confidential.

16.2	The Parties shall ensure that their employees, agents, representatives, proxies and sub-contractors comply with the same obligation of confidentiality provided for in this Article 16.

16.3	The provisions of this Article 16 shall terminate five (5) Years after the expiration of this Contract.

16.4
The Parties shall ensure that their respective servants, employees, agents and subcontractors shall not make any reference in public or publish any notes in newspapers, periodicals or books nor divulge, by any other means whatsoever, any information on the activities under the Petroleum Operations, or any reports, data or any facts and documents that may come to their knowledge by virtue of this Contract, without the prior written consent of the other Party.

16.5	The Operating Contractor shall submit to the First Party all statutory reports and information for submission to Government and other statutory bodies.

Article 17

ASSIGNMENT

17.1
No Party may sell, assign, transfer, convey or otherwise dispose of part or all of its rights and/or obligations under this Contract to other parties, including Affiliates, without a prior written consent of the other Parties, such consent not to be unreasonably withheld.

17.2
In case of any assignment or transfer, the assignor and the assignee shall remain jointly liable to the other Party or Parties for the obligations and liabilities arising under the OMLs and this Contract.

17.3
Any request for consent to assign or dispose as stipulated in Article 17.1, made by a Party shall include the deed of assignment and other relevant information relating to financial and corporate standing of the assignee, and its capability to contribute to the Petroleum Operations under this Contract. Such assignment shall be subject to the terms and conditions of this Contract to which the assignee shall be bound.

17.4
In case any Party wishes to assign, transfer or convey or otherwise dispose of part or all of its participating interest in the OMLs, such Party shall at the same time assign, transfer or convey to the same assignee a corresponding participating interest in this Contract. The assignee shall be bound by and benefit from the provisions of this Contract; however, in the case of an assignment, transfer, or conveyance from ALLIED ENERGY to a person that is not an Affiliate of ALLIED ENERGY, NAE’s waiver of its rights to its entitlement of Profit Oil as First Party in favor of ALLIED ENERGY under Article 8.1(e) shall expire, in which case, the Profit Oil to be allocated to the first party from the date the waiver expires shall be shared so that NAE shall receive its forty percent (40%) entitlement.

Article 18

TERMINATION

18.1	A Party shall be entitled to terminate this Contract if any of the following events occur:

(a)
any of the other Parties assigns its rights and interests to a third party (including Affiliates) under this Contract without a prior written notice and prior written consent as provided under Article 17.1;

(b)
an order is made by a court or an effective resolution is passed for the reorganization under any bankruptcy law, dissolution, liquidation, or winding up of any of the other Parties and such order or resolution is not rescinded within the term indicated in Article 18.2;

(c)	any of the other Parties dissolves, liquidates, is wound up or otherwise terminates its existence;

(d)	any of the other Parties becomes insolvent, bankrupt or makes an assignment for the benefit of creditors; or

(e)	a receiver is appointed for the whole or a substantial part of any of the other Parties’s assets and such receiver is not removed within the term indicated in Article 18.2.

18.2
In the events specified in Article 18.1, any of the non defaulting Parties shall give written notice thereof to the defaulting Party to remedy such default within a period not more than ninety (90) days of receipt of the default notice or such additional days as such non defaulting Party deems appropriate in the circumstances. If upon the expiration of the said period such default has not been remedied or removed, any of the non defaulting Parties may by written notice to the defaulting Party declare the Contract terminated.

18.3
Without prejudice to all other rights of the First Party herein contained, the Operating Contractor shall upon the termination of this Contract permit inspection, copying and auditing of its accounts and records for the Petroleum Operations.

18.4
Upon ninety (90) days written notice, the Operating Contractor shall have the right, at its sole discretion to relinquish its rights and to terminate this Contract without further obligations or liabilities, provided it has satisfied the minimum Work Programme as provided in Article 4.2. In such case NAE shall transfer to ALLIED ENERGY, which is under the obligation to take from NAE, the forty percent (40%) participating interest into the OMLs.

18.5
Subject to Article 19 and upon ninety (90) days written notice, ALLIED shall have the right, at its sole discretion, to terminate this Contract if the Operating Contractor fails to satisfy the minimum Work Programme according to Article 4.2 and to cure such default within the 90 days of receipt of the default notice, provided however, that if such failure can be cured or remedied but not within ninety (90) days despite the exercise of reasonable diligence, then there shall be no right to terminate so long as the Operating Contractor alleged to be in breach of Article 4.2 commences within said ninety (90) days actions reasonably necessary to cure or remedy such breach and diligently pursues such actions until the breach is cured or remedied, it being understood that in such instance the Parties shall endeavour to reach mutual agreement on the actions necessary to cure or remedy the breach. In any event, if termination occurs according to this Article 18.5, NAE shall transfer to ALLIED ENERGY, which is under the obligation to take from NAE, the forty percent (40%) participating interest into the OMLs.

18.6
Notwithstanding the provisions of this Article 18, a Party shall have the right to terminate this Contract upon thirty (30) days notice to other Parties, if the representations and warranties made by any of the other Parties under Article 22 are found to be materially untrue when made. Such termination shall be without further obligations or liabilities (other than with respect to antecedent breaches and defaults) with respect to the terminating Party, including the obligations of the Operating Contractor relating to the minimum Work Programme.

18.7	Notwithstanding termination of this Agreement, the Parties shall remain bound by the indemnity provisions of Articles 7.3(b), 22(e) and 22(f), as well as the provisions of Articles 20 and 23.

Article 19

FORCE MAJEURE

19.1
Any failure or delay on the part of any Party in the performance of its obligations or duties under this Contract shall be excused to the extent attributable to force majeure. A force majeure situation includes delays, defaults or inability to perform under this Contract due to any event beyond the reasonable control of any Party. Such event may be, but is not limited to, any act, event, happening, or occurrence due to natural causes; and acts or perils of navigation, fire, hostilities, war (declared or undeclared), blockage, labour disturbances, strikes, riots, insurrection, civil commotion, quarantine restrictions, epidemics, storms, floods, earthquakes, accidents, blowouts, lightning, and, acts of or orders of Government.

19.2
If Petroleum Operations are delayed, curtailed or prevented by force majeure, then the time for carrying out the obligation and duties thereby affected, and rights and obligations hereunder, shall be extended for a period equal to the period of such delay.

19.3
The Party who is unable to perform its obligations as a result of the force majeure shall promptly notify the other Parties thereof not later than forty-eight (48) hours after the establishment of the commencement of the force majeure, stating the cause, and the Parties shall do all that is reasonably within their powers to remove such cause.

Article 20

LAWS AND LANGUAGE

20.1	This Contract shall be governed by and construed in accordance with the Laws of the Federation of Nigeria.

20.2	All affairs related to this Contract shall be conducted in the English language.

Article 21

NATURAL GAS

21.1
If the Operating Contractor discovers Natural Gas in quantities that are sufficient to allow development, then the Operating Contractor may investigate and submit proposals for the commercial development of the Natural Gas for the consideration of the Parties, provided that any cost in respect of such proposals or investigations shall be included in Operating Costs. For the commercial development of the Natural Gas, the funding arrangements and the share of participation by the Parties in such development shall be the subject of another agreement, it being understood that: the Parties shall have the right to participate in such development project; and, for avoidance of doubt, NAE’s waiver of its rights to its entitlement to Profit Oil under Article 8.1(e) shall not apply.

21.2
Notwithstanding the provisions of Article 21 hereof, the Operating Contractor may utilize, at no cost any proportion of the produced Natural Gas required as fuel for production operations; gas recycling, gas injection, gas lift, or any other Crude Oil enhancing recovery schemes, stimulation of wells necessary for maximum Crude Oil recovery in the field discovered and developed by the Operating Contractor. The attainment of recovery of Crude Oil through an efficient, economic and technically acceptable method shall always be paramount in all decisions regarding associated Natural Gas.

Article 22

REPRESENTATIONS AND WARRANTIES

22.1	The Operating Contractor warrants as follows:

(a)
The Operating Contractor has the power and authority to enter into and perform this Contract and has taken all necessary action to execute, deliver and perform the Contract in accordance with the terms herein contained and has been granted all concessions, licenses, permits and authorization on Petroleum Operations.

(b)	The execution, delivery and performance of this Contract by the Operating Contractor will not contravene in any respect, any of the provisions of:

(i)	any law or regulations or order of any governmental authority, agency or court applicable to or by which the Operating Contractor may be bound;

(ii)	any mortgage, contract or other undertaking or instrument to which the Operating Contractor is a party or which is binding upon it or any of its respective revenues or assets.

(c)
Full disclosure has been made to the First Party prior to the Effective Date of all facts in relation to the Operating Contractor and its financial condition and affairs as are material and should be made known to the First Party.

(d)	That the Operating Contractor together with its Affiliates has the funds both in foreign and local currencies to carry out Petroleum Operations under this Contract.

(e)	The representations and warranties set out above shall remain for the duration of this Contract.

22.2	Each Party represents and warrants as follows:

(a)
It has the right, power and authority to enter into this Contract and perform this Contract and has taken all necessary action to execute, deliver and perform the Contract in accordance with the terms herein contained.

(b)	The execution, delivery and performance of this Contract by such Party will not contravene in any respect, any of the provisions of:

(i)	any law or regulations or order of any governmental authority, agency or court applicable to or by which such Party may be bound;

(ii)	any mortgage, contract or other undertaking or instrument to which such Party is a party or which is binding upon it or any of its revenues or assets.

(c)
Full disclosure has been made to the Operating Contractor prior to the Effective Date of all material facts in relation to the OMLs and the affairs of ALLIED as are material and should be made known to NAE.

(d)	The statements contained in the recital to this Contract in relation to the OMLs are true and accurate to all intents and purposes.

(e)
Each Party warrants that it and its Affiliates have not made, offered, or authorized and will not make, offer, or authorize, with respect to the matters which are the subject of this Contract, any payment, gift, promise or other advantage, whether directly or through any other person or entity, to or for the use or benefit of any public official (i.e. any person holding a legislative, administrative or judicial office, including any person employed by or acting on behalf of a public agency, a public enterprise or a public international organization) or any political party or political party official or candidate for office, where such payment, gift, promise or advantage would violate (i) the applicable laws of Nigeria; (ii) the laws of the country of incorporation of such Party or such Party’s ultimate parent company and of the principal place of business of such ultimate parent company; or (iii) the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on 17 December, 1997, which entered into force on 15 February, 1999, and the Convention’s Commentaries. Each Party shall defend, indemnify and hold the other Parties harmless from and against any and all claims, damages, losses, penalties, costs and expenses arising from or related to, any breach by such first Party of such warranty. Such indemnity obligation shall survive termination or expiration of this FA. Each Party shall in good time (i) respond in reasonable detail to any notice from any other Party reasonably connected with the above-stated warranty; and (ii) furnish applicable documentary support for such response upon request from and at the expense of such other Party.

(f)
The Parties represent that they are acquainted with the rules in force regulating the administrative responsibility of legal entities, and, more specifically, with the provisions of Italian Legislative Decree of 8 June 2001, No. 231. In this respect, the Parties represent that they have received from Eni S.p.A. the document “Principles of Model 231”.

The Parties represent that they have adopted and effectively implemented corporate procedures and behaviour and that they have given to their own employees and/or collaborators dispositions qualified to avoid the perpetration, or attempted perpetration, of the offences contemplated by Italian Legislative Decree of 8 June 2001, No. 231. The Parties agree to comply with any such procedures, behaviour and dispositions throughout the entire duration of this Contract.

The Parties agree that failure to comply, in whole or in part, with the procedures, behaviour and dispositions as aforesaid constitutes a material breach of this Contract. As a consequence, the non defaulting Parties reserve the right:

(i) to suspend the performance of this Contract, by registered letter to the other Parties with a detailed indication of any news, including any press releases, concerning the circumstances or the legal proceedings from which any Party’s failure as aforesaid may be reasonably inferred; and/or

(ii) to withdraw, even during performance thereof, or terminate this Contract, by registered letter with a detailed indication of the circumstances or the legal proceedings attesting the Party’s failure as aforesaid.

The implementation of the rights in Article 22.2(f)(i) and (ii) above shall be to the prejudice of the defaulting Party, which shall be charged with any extra costs and expenses deriving, directly or indirectly, or resulting from the failure as aforesaid. Nonetheless, the defaulting Party shall be responsible for any loss or damage arising out of, or resulting from its failure as aforesaid and shall guarantee and indemnify the other Parties from and against any action of third parties arising out of, or resulting from, such failure.

(g)	The representations and warranties set out above shall remain for the duration of this Contract.

Article 23

CONCILIATION AND ARBITRATION

23.1
Where an independent expert is used, each Party shall furnish the expert with all written information, which he may reasonably require for his opinion. The cost of the services of the expert, if appointed, shall be shared equally between ALLIED and NAE.

23.2
If a difference or dispute arises between the Parties, concerning the interpretation or performance of this Contract, and if the Parties fail to settle such difference or dispute by amicable agreement, then any Party may serve on the other a demand for arbitration.

23.3
Within thirty (30) days of such demand being served, each of ALLIED and NAE shall appoint an arbitrator and the two arbitrators thus appointed shall within a further thirty (30) days appoint a third arbitrator. If the arbitrators do not agree on the appointment of such third arbitrator, or if either ALLIED and NAE fails to appoint the arbitrator to be appointed by it, such arbitrator or third arbitrator shall be appointed by the President of the Court of Arbitration of the International Chamber of Commerce (ICC) in Paris on the application of any other Party (notice of the intention to apply having been duly given in writing by the applicant Party to the other Parties). The third arbitrator when appointed shall convene meetings of the arbitration panel and act as chairman. If an arbitrator refuses or neglects to act or is incapable of acting or dies, a new arbitrator shall be appointed in his place and the above provisions of appointing arbitrators shall govern the appointment of any such new arbitrator or arbitrators.

23.4
The arbitration award shall be binding upon the Parties. The Nigerian Arbitration and Conciliation Act Cap 19, laws of the Federation of Nigeria, 1990 shall apply to this Contract and the judgment upon the award rendered by the arbitrators may be entered in a court having jurisdiction thereof. Each Party shall pay its own attorney’s fees and costs.

23.5	The venue of the arbitration shall be Paris. The arbitration shall be conducted in the English language.

Article 24

EFFECTIVE DATE

24.1	This Contract shall come into force and effect on the Effective Date, meaning the first date following the date when the latest of the following conditions occurs:

24.1.1
the obtaining of written confirmation from the competent Nigerian Authorities, including but not limited to Department of Petroleum Resources that it shall waive the enforcement of the prohibition for ALLIED to enter into a joint venture with a foreign company currently engaged in petroleum operations in Nigeria stated in paragraph iii. d) of the Letter of Award; and

24.1.2	the obtaining of all required governmental or regulatory approvals, including but not limited to the specific approval of the Deed of Assignment and of this Contract; and

24.1.3	the Escrow Agreement and all relevant documents to such Escrow Agreement are executed.

24.2	Any of the conditions referred to in Article 24.1 may be waived by any of the Parties for the benefit of whom it is construed.

24.3	This Contract shall terminate if the Effective Date does not occur on or before November 30, 2005.

Article 25

ENTIRE AGREEMENT

25.1
This Contract (together with any documents referred to herein) constitutes the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Contract (and any such document); provided always that this Clause 25.1 shall not exclude or limit any liability or any right which any party may have in respect of pre-contractual statements made or given fraudulently or dishonestly or in circumstances where there has been willful concealment.

25.2	This Contract shall not be amended or modified in any respect except by mutual consent, in writing, of the Parties hereto.

Article 26

CHANGE IN LEGISLATION

26.1
The Parties agree that the commercial terms and conditions of this Contract are based on the existing fiscal terms in accordance with the provisions of the Deep Offshore and Inland Basin Production Sharing Contracts Act, 1999. In particular NAE’s waiver of its rights to its entitlement of Profit Oil as the First Party in favor of ALLIED ENERGY under Article 8.1(e) is given on the basis of the existing fiscal terms and the commercial terms agreed under this Contract. If such fiscal terms or commercial terms are changed, the Parties agree to review the terms and conditions of this Contract affected by such changes to align such terms and conditions with the fiscal terms.

26.2
The terms of this Contract have been negotiated and agreed having due regard to the terms of the Petroleum Profits Tax Act, as amended by the Deep Offshore and Inland Basin Production Sharing Contracts Act, 1999 and any duties and/or surcharges applicable to export of Crude Oil on the Effective Date.

26.3
If at any time or from time to time there should be a change in legislation or regulations which materially affects the commercial benefits afforded any Party under this Contract, the Parties shall consult with each other and shall agree to such amendments or modifications to this Contract as are necessary to restore as near as practicable such commercial benefits which existed under the Contract as of the Effective Date.

Article 27

NOTICES

27.1
Any notice required to be given by each Party to the other shall be in writing and shall be deemed to have been duly given and received if sent by fax, or registered post to, or hand delivered at the following registered offices:

ALLIED ENERGY:
THE MANAGING DIRECTOR
ALLIED ENERGY RESOURCES NIGERIA LIMITED
Camac House
Plot 1649
Olosa Street
Victoria Island, Lagos, Nigeria
Fax: 234 1 2622306

CAMAC NIGERIA:
THE MANAGING DIRECTOR
CAMAC INTERNATIONAL (NIGERIA) LIMITED
Camac House
Plot 1649
Olosa Street
Victoria Island, Lagos, Nigeria
Fax: 234 1 2622306

27.2
NAE:
THE MANAGING DIRECTOR
NIGERIAN AGIP EXPLORATION LIMITED
Plot PC 23 Engineering Close,
Victoria Island, Lagos
Fax: 234-(01)-2637301

Any notice duly given within the meaning of Article 27.1 shall be deemed to have been both given and received on receipt.

Each Party shall notify the other promptly of any change in the above address.

Article 28

LOCAL CONTENT POLICY

28.1
The Parties aspire to maximize local content in all areas of the Petroleum Operations. To this purpose, after the Effective Date the Parties shall enter into a specific agreement in line with the then existing rules on local content policy in the oil industry in Nigeria.

IN WITNESS WHEREOF, THE PARTIES herein have caused this agreement to be executed the day and year first above written.

ALLIED ENERGY RESOURCES NIGERIA LIMITED

By:
Name: KASE LAWAL
Designation: Attorney in fact

In the presence of:

Name:	J. ALEX LOFTUS
Signature:
Designation:	SVP

CAMAC INTERNATIONAL (NIGERIA) LIMITED

By:
Name: KASE LAWAL
Designation: Attorney in fact

In the presence of:

Name:	J. ALEX LOFTUS
Signature:
Designation:	SVP

NIGERIAN AGIP EXPLORATION LIMITED

By:
Name: U. VERGINE
Designation: CHAIRMAN

In the presence of:

Name:	FULVIO RESCIGNO
Signature:
Designation:	MANAGER NEGOTIATION

ANNEX A

TO THE PRODUCTION SHARING CONTRACT BETWEEN
ALLIED ENERGY, CAMAC NIGERIA, and NAE
and dated this 22nd day of July 2005

LETTER OF AWARD OF OPL210

MINISTRY OF PETROLEUM RESOURCES

PETROLEUM RESOURCES DEPARTMENT

44 ERIC MOORE ROAD, SURULERE, LAGOS.

P.M.B. No. 12650
Telegrams _______________	PI.BAL/3717/S.104/V.1/11
Telephone 837126	Ref No. _______________
Telex 27478 NNPC NG	Date 3rd June, 1992

The Chairman,
Allied Energy Resources Nigeria Ltd.,
Plot 174B Ozumba Mbadiwe Road,
Victoria Island,
Lagos.

Dear Sir,

ACREAGE ALLOCATION: DISCRETIONARY AWARD

Please be Informed that the Honourable Minister of Petroleum and Mineral Resources has approved the allocation of OPL 210 to Allied Energy Resources Nigeria Limited, subject to the following conditions:-

i.           That you pay the signature bonus and reserved value of U.S. $20 million.

ii.
That the allocated block would be operated on a ‘Sole Risk’ basis but with the understanding that the Government reserves the right to a participation interest at any time in the life of the lease when it so wishes.

iii.	That in addition to the terms of Petroleum (Drilling and Production) Regulations 1989, the following guidelines would govern the operations of the lease :-

(a)	Your company must be a fully registered Nigerian company.

(b)	Maximum foreign participation interest allowed in the block is 40% (i.e. 60/40 indigenous to foreign).

(c)	The Managing Director of your operating company, who could be an expatriate or Nigerian, must be an employee of the company.

(d)	Your company is not allowed to enter into any joint venture agreement with any foreign company which is currently engaged in exploration and, production activities in the country.

iv.	That you confirm acceptance of this offer within four (4) weeks of the date of this letter.

For further enquiries on the allocation, please contact the undersigned.

Yours faithfully,

Dr. A. J. Oyakan
Director of Petroleum Resources
for Honourable Minister of Pet & Mineral Resources.

ANNEX A1

TO THE PRODUCTION SHARING CONTRACT BETWEEN

ALLIED ENERGY, CAMAC NIGERIA, and NAE

and dated this 22nd day of July 2005

MINISTRY’S CONSENT TO 2.5% INTEREST ASSIGNMENT TO CAMAC NIGERIA

Office of the Minister
Ministry of Petroleum and
Mineral Resources
P. M. B. 12844
Federal Secretariat, Phase I
Ikoyi, Lagos
(01) 685592, 615724 Fax: 611893

September 30, 1992

Ref No BAL/3717/S, 104/V, 1/T/5

The Managing Director

Allied Energy Resources (Nig) Ltd

1748 Ozumba Mbadiwe Road

P O Box 73178

Victoria Island

Lagos

CONSENT TO THE ASSIGNMENT BY ALLIED ENERGY RESOURCES (NIG) LTD

TO CAMAC INTERNATIONAL (NIG) LTD OF UNDIVIDED INTEREST IN OPL 210

May I refer to your letter of July 28, 1992 seeking for my consent to the assignment of undivided interest in the subject of oil prospecting license.

2.           In exercise of the powers conferred on me by paragraph 14, Schedule I of the Petroleum Act of 1969, I hereby grant my consent to the assignment of 2.5% undivided participating interest in your OPL 210 to CAMAC INTERNATIONAL (NIG) LIMITED with effect from August 7, 1992.

3.           This consent is subject to the strict compliance with the agreement of July 23, 1992 between Allied Energy Resources (Nig) Limited and Camac International (Nig) Limited.

Che S P Okonqwu
Minister of Petroleum
and Mineral Resources

ANNEX A2

TO THE PRODUCTION SHARING CONTRACT BETWEEN
ALLIED ENERGY, CAMAC NIGERIA, and NAE
and dated this 22nd day of July 2005

DEED OF ASSIGNMENT BETWEEN ALLIED ENERGY AND NAE

DEED OF ASSIGNMENT

OMLs 120 and 121

THIS ASSIGNMENT is made this 22nd day of July 2005, between:

ALLIED ENERGY RESOURCES NIGERIA LIMITED, a company incorporated under the laws of the Federal Republic of Nigeria and having its registered office at Plot 1649 Olosa Street, Victoria Island, Nigeria (hereinafter called “ALLIED”), and

NIGERIAN AGIP EXPLORATION LIMITED, a company incorporated under the laws of the Federal Republic of Nigeria and having its registered office at Plot PC 23, Engineering Close, Victoria Island, Lagos, Nigeria (hereinafter called “NAE”), of the second part

WHEREAS

(a)	By a letter dated June 3, 1992, ALLIED was awarded a Deep offshore Oil Prospecting Licence 210 (“OPL 210”), in the Federal Republic of Nigeria by the Ministry of Petroleum Resources (“the Ministry”);

(b)
By separate assignments to which the Government consented, ALLIED assigned on July 28, 1992, an undivided two and one-half percent (2.5%) participating interest in OPL 210 to CAMAC INTERNATIONAL (NIGERIA) LIMITED (“CAMAC”) and on December 6, 1993, an undivided twenty percent (20%) participating interest in OPL 210 to each of BP EXPLORATION (NIGERIA) LIMITED (“BP”) and STATOIL (NIGERIA) LIMITED (“STATOIL”);

(c)	BP and STATOIL re-assigned their respective twenty percent (20%) interest in OPL 210 to ALLIED, as acknowledged by the Ministry’s letter dated July 16, 1998;

(d)
The Ministry by its letter dated August 28, 2002, granted ALLIED, Oil Mining Leases 120 and 121 (“OMLs”) with respect to OPL 210, for a term of twenty (20) years each, commencing from February 27, 2001;

(e)
By a Production Sharing Contract made between ALLIED, CAMAC and NAE and executed concurrently herewith, covering Deep offshore OMLs 120 and 121 (such Production Sharing Contract being hereinafter called the “PSC”, which expression shall include any amendments thereto), NAE assumed the rights and obligations of Operating Contractor pursuant to the PSC; and

(f)	ALLIED has agreed to assign and NAE has agreed to acquire from ALLIED an undivided forty percent (40%) participating interest in each of the OMLs.

ALLIED and NAE may hereinafter be referred to individually as “Party” and collectively as “Parties”.

NOW THIS DEED OF ASSIGNMENT WITNESSETH as follows:

1.
In consideration of NAE assuming all rights, obligations, burdens, privileges, benefits, duties, and interests of the Operating Contractor under the terms and conditions of the PSC, ALLIED hereby assigns and transfers to NAE an undivided forty percent (40%) participating interest in each of the OMLs, together with all rights and obligations relating thereto.

2.	NAE hereby accepts the assignments to it set forth in Clause 1 above and assumes and agrees to be bound by all the obligations and responsibilities of the Operating Contractor under the PSC.

3.	Subject to the approval of this Deed of Assignment, the respective participating interests of the parties in the OMLs shall correspond to:

-	fifty seven point five percent (57.5%) ALLIED;

-	forty percent (40%) NAE; and

-	two point five percent (2.5%) CAMAC.

4.
This Deed of Assignment shall be governed by and construed in accordance with the Laws of the Federal Republic of Nigeria and any disputes arising therefrom shall be determined in accordance with the Nigerian Arbitration and Conciliation Act Cap. 19, Laws of the Federal Republic of Nigeria, 1990. The venue of the arbitration shall be determined by the Parties, failing which the arbitrators may decide.

IN WITNESS WHEREOF ALLIED and NAE have executed this Deed of Assignment on the date first above written.

The common seal of the within-named ALLIED ENERGY RESOURCES NIGERIA, LIMITED was affixed in the presence of:

Signed by	In the presence of
Attorney in fact K. LAWAL

The common seal of the within-named NIGERIAN AGIP EXPLORATION LIMITED was affixed in the presence of:

Signed by	In the presence of
U. VERGINE CHAIRMAN

This Deed of Assignment is hereby consented to by the Honourable Minister of Petroleum Resources, this__________ day of ________________, 2005.

SIGNATURE:

NAME:

ANNEX A3

TO THE PRODUCTION SHARING CONTRACT BETWEEN
ALLIED ENERGY, CAMAC NIGERIA, and NAE
and dated this 22nd day of July 2005
LETTER GRANTING OML 120 AND OML 121

MINISTRY OF PETROLEUM RESOURCES

PETROLEUM RESOURCES DEPARTMENT

7, KOFO ABAYOMI STREET, VICTORIA ISLAND, LAGOS:

P.M.B. No. 12650
Telegrams PETRES
Telephone	Ref. No PI/LD/2
2614123, 3200440-9
Telex. 24748 NG	Date 28th August, 2002

The Managing Director,
Allied Energy Resources (Nig.) Ltd,
Plot 1649 Olosa Street,
P.O. Box 73178,
Victoria Island
Lagos.

Dear Sir,

RE: APPLICATION FOR THE
CONVERSION OF OPL 210 TO OMLs 120 & 121

Your application on the above subject refers.

2.	I am pleased to convery to you the approval of the President, Commander-in-Chief of the Federal Republic of Nigeria to convert OPL 210 to two (2) OMLs i.e. 120 and 121.

3.	Please find attached the Deed documents on OMLs 120 and 121 for your future use and record purposes.

Yours faithfully,

M.A. Ofurhie Director, Petroleum Resources

ANNEX A4

TO THE PRODUCTION SHARING CONTRACT BETWEEN
ALLIED ENERGY, CAMAC NIGERIA, and NAE
and dated this 22nd day of July 2005
OML 120 DEED DOCUMENTS AND LEASE AREA

OML 120

OML DEED DOCUMENT

ALLIED ENERGY RESOURCES (NIG) LIMITED

MINISTRY OF PETROLEUM	RESOURCES

FEDERAL REPUBLIC OF NIGERIA

Oil Mining Lease No. 120

THIS OIL MINING LEASE is granted to

ALLIED ENERGY RESOURCES(NIG) LIMITED
(Name of Company)

PLOT 1649 OLOSA STREET, VICTORIA ISLAND, LAGOS
(Address of Company)

for a term of XX TWENTY XX years commencing on the 27TH day of FEBRUARY XX 2001 to search for, win, work, carry away and dispose of all petroleum in under or throughout the lands described in the Schedule hereto and delineated in red in the plan attached.

2.           The lease is granted subject to the Petroleum Act 1969 and the regulations thereunder now in force or which may come into force during the continuance of this lease * (and also subject to the special terms and conditions in the Annex attached hereto).

In witness hereof the Minister of Petroleum *** Resources has hereunto set his hand and seal this 4th day of October 2001.

for and on behalf of the Minister of Petroleum Resources

* Delete if inapplicable.

Witnessed by

Signature and Name	E. B. AKAH (MRS)

Occupation and Address LEGAL ADVISER, DEPT. OF PETROLEUM RESOURCES

and the Attorney of the company has on their behalf hereunto set his hand and seal this 14TH day of JUNE, 2002.

Attorney

Witnessed by

Signature and Name	MICKEY A. LAWAL

Occupation and Address	MANAGING DIRECTOR, ALLIED ENERGY RESOURCES (NIG) LTD. PLOT 1649 OLOSA ST. VI LAGOS.

OML 120

All that parcel of land contained in the Submarine Area in the Continental Shelf and Territorial Waters of the Federal Republic of Nigeria, edged red on the plan prepared by J. O. Agbelese, Surveyor, attached to this Schedule for OML 120 and containing an approximate area of 912.769 square kilometers, the vertices and boundaries which are described as follows:

VERTICES

Vertex 120-1 (Datum Point) represents the intersection of Latitude 05° 31’ 48”. 162 North and Longitude 04° 25’ 00”.949 East and it coincides with vertex 209-2 of OPL 209.

Vertex 120-2 is the intersection of Latitude 05° 31’ 46”.647 North and Longitude 04° 34’ 59”.984 East and it coincides with vertex 316-49 of OPL 316.

Vertex 120-3 is the intersection of Latitude 05° 30’ 00”.000 North and Longitude 04° 34’ 59”.989 East and it coincides with vertex 110-35 of OML 110 (Formerly OPL 453).

Vertex 120-4 is the intersection of Latitude 05° 30’ 00”.003 North and Longitude 04° 39’ 59”.987 East and it coincides with vertex 110-34 of OML 110 (Formerly OPL 453).

Vertex 120-5 is the intersection of Latitude 05° 20’ 00”.000 North and Longitude 04° 40’ 00”.000 East and it coincides with vertex 108-29 of OML 108 (Formerly OPL 74).

Vertex 120-6 is the intersection of Latitude 05° 20’ 00”.000 North and Longitude 04° 45’ 00”.000 East and it coincides with vertex 108-28 of OML 108 (Formerly OPL 74).

Vertex 120-7 is the intersection of Latitude 05° 15’ 00”.000 North and Longitude 04° 45’ 00”.000 East and it coincides with vertex 108-27 of OML 108 (Formerly OPL 74).

Vertex 120-8 is the intersection of Latitude 05° 15’ 00”.000 North and Longitude 04° 24’ 57”.243 East and it coincides with vertex 121-1 of OML 121 (Part of former OPL 210).

BOUNDARY DESCRIPTIONS

From the Datum point 120-1 whose grid (UTM Zone 31) coordinates are 611386.112 meters East and 656958.569 meters North, the boundaries run in straight lines, the bearing and distances of which are as follows:

From	Bearing	Distances	To
Vertex	0	(m)	Vertex

120-1	90,00,00	18437.105	120-2
120-2	179,50,42	3275.614	120-3
120-3	89,50,37	9234.318	120-4
120-4	179,50,29	18429.522	120-5
120-5	89,50,28	9237.301	120-6
120-6	179,50,19	9215.077	120-7
120-7	269,51,18	37036.780	120-8
120-8	00,00,00	30962.969	120-1 (the starting point)

All bearings are referred to the Universal North (within Zone 31 on the UTM Projection System).

AREA OF OML 120

Area of the concession is calculated from these coordinates:

VERTEX	EASTINGS (m)	NORTHINGS (m)

120-1	656958.567	611386.112
120-2	675395.672	611386.109
120-3	675404.527	608110.507
120-4	684638.811	608135.708
120-5	684689.831	589706.257
120-6	693927.097	589731.865
120-7	693953.063	580516.825
120-8	656916.401	580423.172

Signed:

POINT #	GEOGRAPHIC LATITUDE	GEOGRAPHIC LONGITUDE	U.T.M. NORTHING	U.T.M. EASTING
120-1	5.3148162	4.2500949	611386.112	656958.569
120-2	5.3146647	4.3459984	611386.110	675395.672
120-3	3.0000000	4.3459989	331689.903	675970.724
120-4	5.3000003	4.3959987	608135.708	684638.811
120-5	5.2000000	4.4000000	589706.257	684689.831
120-6	5.2000000	4.4500000	589731.865	693927.097
120-7	5.1500000	4.4500000	580516.825	693953.063
120-8	5.1500000	4.2457243	580423.172	656916.401

BACK AND AREA COMPUTATION
BEARING	DISTANCE	NORTHING	EASTING	PILLAR
90.0000	18437.092	611386.112	656958.569	120-1
79.5042	3275.615	611386.110	675395.661	120-2
89.5037	9234.317	608110.507	675404.528	120-3
79.5029	18429.522	608135.708	684638.811	120-4
89.5028	9237.301	589706.257	684689.831	120-5
79.5019	9215.077	589731.865	693927.097	120-6
69.5120	37036.780	580516.825	693953.063	120-7
0.0441	30962.669	580423.472	656916.401	120-8
		611386.112	656958.569	120-1

Area of plot = 912763028.957 Sq. M.

SPHERIOD = CLARKE 1880 (RGS). PROJECTION = UTM ZONE 31: CM = 3° E

Vertex No.	Northings	Eastings	Latitude	Longitude
210A-1	611386.118	656958.583	05° 31’ 48.162”	04° 25’ 00.949”
210A-2	611386.118	675395.661	05° 31’ 46.647”	04° 34’ 59.984”
210A-3	608110.519	675404.538	05° 30’ 00.000”	04° 34’ 59.989”
210A-4	608135.698	684638.801	05° 30’ 00.003”	04° 39’ 59.987”
210A-5	589706.271	684689.788	05° 20’ 00.000”	04° 40’ 00.000”
210A-6	589731.867	693927.091	05° 20’ 00.000”	04° 45’ 00.000”
210A-7	580516.828	693953.068	05° 15’ 00.000”	04° 45’ 00.000”
210A-8	580516.828	656958.583	05° 15’ 00.000”	04° 24’ 77.243”

ANNEX A5

TO THE PRODUCTION SHARING CONTRACT BETWEEN
ALLIED ENERGY, CAMAC NIGERIA, and NAE
and dated this 22nd day of July 2005
OML 121 DEED DOCUMENTS AND LEASE AREA

OML 121

OML DEED DOCUMENT

ALLIED ENERGY RESOURCES (NIG) LIMITED

MINISTRY OF PETROLEUM	RESOURCES

FEDERAL REPUBLIC OF NIGERIA

Oil Mining Lease No. 121

THIS OIL MINING LEASE is granted to

ALLIED ENERGY RESOURCES(NIG) LIMITED
(Name of Company)

PLOT 1649 OLOSA STREET, VICTORIA ISLAND, LAGOS
(Address of Company)

for a term of XX TWENTY XX years commencing on the 27TH day of FEBRUARY XX 2001 to search for, win, work, carry away and dispose of all petroleum in under or throughout the lands described in the Schedule hereto and delineated in red in the plan attached.

2.           The lease is granted subject to the Petroleum Act 1969 and the regulations thereunder now in force or which may come into force during the continuance of this lease * (and also subject to the special terms and conditions in the Annex attached hereto).

In witness hereof the Minister of Petroleum *** Resources has hereunto set his hand and seal this 4th day of October 2001.

for and on behalf of the Minister of Petroleum Resources

* Delete if inapplicable.

Witnessed by

Signature and Name	E. B. AKAH (MRS)

Occupation and address LEGAL ADVISER, DEPT. OF PETROLEUM RESOURCES and the Attorney of the company has on their behalf hereunto set his hand and seal this 14TH day of JUNE, 2002.

Attorney

Witnessed by

Signature and Name	MICKEY A. LAWAL

Occupation and Address	MANAGING DIRECTOR, ALLIED ENERGY RESOURCES (NIG) LTD. PLOT 1649 OLOSA ST. VI LAGOS.

OML 121

All that parcel of land contained in the Submarine Area on the Continental Shelf and Territorial Waters of the Federal Republic of Nigeria, edged red on plan prepared by J. O. Agbelese, Surveyor, attached to this Schedule for OML 121 and containing an approximate area of 883.328 square kilometers, the vertices and boundaries of which are described as follows:

VERTICES

Vertex 121-1 (the Datum Point) is the intersection of Latitude 05° 15’ 00”.000 North and Longitude 04° 24’ 57”.243 East and it coincides with vertex 120-8 of OML 120 (part of former OPL 210).

Vertex 121-2 is the intersection of Latitude 05° 15’ 00”.000 North and Longitude 04° 50’ 00”.000 East and it coincides with vertex 108-40 of OML 108 (formerly OPL 74).

Vertex 121-3 is the intersection of Latitude 05° 04’ 36”.361 North and Longitude 04° 49’ 58”.209 East and it coincides with vertex 211-2 of OPL 211.

Vertex 121-4 is the intersection of Latitude 05° 04’ 40”.138 North and Longitude 04° 24’ 57”.238 East and it is the intersection of the line joining vertices 211-1 to 211-2 of OPL 211.

BOUNDARY DESCRIPTIONS

From the Datum point 121-1 whose grid (UTM Zone 31) coordinates are 656916.401 meters East and 580423.172 meters North, the boundaries run in straight lines, the bearing and distances of which are as follows:

From Vertex	Bearing 0	Distances (m)	To Vertex
121-1	89,51,05	46275.729	121-2
121-2	179,59,60	19157.143	121-3
121-3	269,59,60	46233.388	121-4
121-4	359,52,23	19037.115	121-1 (the starting point)

All bearings are referred to the Universal North (within Zone 31 on the UTM Projection System).

AREA OF OML 121

Area of the concession is calculated from these listed coordinates:

VERTEX	EASTINGS (m)	NORTHINGS (m)

121-1	656916.401	580423.172
121-2	703191.974	580543.269
121-3	703191.986	561386.126
121-4	656958.598	561386.104

Signed:

	GEOGRAPHIC	GEOGRAPHIC	U.T.M.	U.T.M.
NT #	LATITUDE	LONGITUDE	NORTHING	EASTING
121-1	5.1500000	4.2457243	580423.172	656916.401
121-2	5.1500000	4.5000000	580543.269	703191.974
121-3	5.0436361	4.4958209	561386.126	703191.986
121-4	5.0440138	4.2457238	561386.104	656958.598

BACK AND AREA COMPUTATION
BEARING	DISTANCE	NORTHING	EASTING	PILLAR
89.5105	46275.729	580423.172	656916.401	121-1
179.5960	19157.143	580543.269	703191.974	121-2
269.5960	46233.388	561386.126	703191.986	121-3
359.5223	19037.115	561386.104	656958.598	121-4
		580423.172	656916.401	121-1

Area of plot = 883327961.482 Sg. M.

SPHERIOD = CLARKE 1880 (RGS). PROJECTION = UTM ZONE 31: CM = 3° E

Vertex No.	Northings	Eastings	Latitude	Longitude

210B-1	580516.828	656958.583	05° 15’ 00.000”	04° 24’ 77.243”
210B-2	580543.268	703191.972	05° 15’ 00.000”	04° 50’ 00.000”
210B-3	561386.118	703191.972	05° 04’ 36.361”	04° 49’ 58.209”
210B-4	561386.118	656958.583	05° 04’ 40.138”	04° 24’ 57.238”

ANNEX B

TO THE PRODUCTION SHARING CONTRACT BETWEEN
ALLIED ENERGY, CAMAC NIGERIA, and NAE
and dated this 22nd day of July 2005
ACCOUNTING PROCEDURE

Article I

General Provisions

1.           Definitions

This Accounting Procedure attached to and forming a part of the Contract is to be followed and observed in the performance of the Parties’ obligations thereunder. The defined terms appearing herein shall have the same meaning as are ascribed to them in the Contract.

2.           Accounts and Statements

The Operating Contractor’s accounting records and books shall be kept as provided under Article 13.1 of the Contract in accordance with generally accepted and recognized accounting standards, consistent with modern petroleum industry practices and procedures. All original books of accounts together with original supporting documentation shall be kept and maintained in Nigeria in compliance with all Nigerian laws and regulations.

3.           Others

In the event of a conflict of the terms of this procedure and the Contract the terms of the Contract shall apply.

Article II

Operating Costs

Operating Costs shall be defined as all costs, expenses paid and obligations incurred by the Operating Contractor in carrying out Petroleum Operations and shall consist of (1) Non-capital costs, and (2) Capital costs.

1.           Non-capital Costs

Non-capital costs mean those costs incurred that are chargeable to the current year’s operations. Non-capital costs include, but are not limited to the following:

(a)
General office expenses - office, services and general administration services pertaining to Petroleum Operations including but not limited to, services of legal, financial, purchasing, insurance, accounting, computer, and personnel department, communications, transportation, rental of specialized equipment, scholarships, charitable contributions and educational awards.

(b)
Labour and related costs - salaries and wages, including bonuses, of employees of the Operating Contractor who are directly engaged in the conduct of Petroleum Operations, whether temporarily or permanently assigned, irrespective of the location of such employee including but not limited to, the costs of employee benefits, customary allowance and personal expenses incurred under the Operating Contractor’s practice and policy, and amounts imposed by applicable Governmental authorities which are applicable to such employees.

These costs and expenses shall include:

(i)	Cost of established plans for employee group life insurance, hospitalization, pension, retirement, savings and other benefit plan;

(ii)	Cost of holidays, vacations, sickness and disability benefits;

(iii)	Cost of living, housing and other customary allowances;

(iv)	Reasonable personal expenses that are reimbursable under the Operating Contractor’s standard personnel policies;

(v)	Obligations imposed by Governmental authorities;

(vi)	Cost of transportation of employees, other than as provided in paragraph (c) below, as required in the conduct of Petroleum Operations; and

(vii)	Charges in respect of employees temporarily engaged in Petroleum Operations, which shall be calculated to reflect the actual costs thereto during the period or periods of such engagement.

(c)
Employee relocation costs - costs for relocation, transportation and transfer of employees of the Operating Contractor engaged in Petroleum Operations including but not limited to the cost of freight and passenger service of such employees’ families and their personal and household effects together with meals, hotel and other expenditures transfer incurred with respect to:

(i)	employees of the Operating Contractor within Nigeria including expatriate employees, engaged in Petroleum Operations;

(ii)	transfer to Nigeria for engagement in Petroleum Operations;

(iii)
relocation costs and other expenses incurred in the final repatriation or transfer of the Operating Contractor’s expatriate employees and families in the case of such employees’ retirement, or separation from the Operating Contractor, or in case of such employees’ relocation to the Operating Contractor’s point of origin. Provided that relocation costs incurred in moving an expatriate employee and his family beyond point of origin, established at the time of his transfer to Nigeria, will not be recoverable as Operating Costs; and

(iv)	Nigerian employees on training assignments outside the Lease Area.

(d)
Services provided by third parties - cost of professional, technical, consultation, utilities and other services procured from third party sources pursuant to any contract or other arrangements between such third parties and the Operating Contractor for the purpose of Petroleum Operations.

(e)
Legal expenses - All costs or expenses of handling, investigating, asserting, defending, and settling litigation or claims arising out of or relating to Petroleum Operations or necessary to protect or recover property used in Petroleum Operations including, but not limited to, legal fees, court costs, arbitration costs, cost of investigation or procuring evidence and amount paid in settlement or satisfaction of any such litigation, arbitration or claims in accordance with the provisions of this Contract.

(f)
Services provided by Affiliates of the Operating Contractor- professional, administrative, scientific, and technical services for the direct benefit of Petroleum Operations, including, but not limited to, services provided by the exploration, production, legal, financial, purchasing, insurance, accounting and computer services department of such Affiliates. Charges for providing these services shall reflect the actual cost only, and must be consistent with international market prices and shall not include any element of profit. Such charges shall not include interest on loans and commissions on bank overdrafts.

(g)	Head Office overhead charge - parent company overhead in the amount specified in Article 13.4 of the Contract.

(h)	Interest - Interest on loans used to finance Petroleum Operations, and not higher than the prevailing commercial rates, not exceeding in any case monthly LIBOR plus five percent (5%).

(i)
Insurance premiums and settlements - premiums paid for insurance normally required to be carried for the Petroleum Operations together with all expenditures incurred and paid in settlement of any and all losses, claims, damages, judgments, and other expenses, including fees and deductibles relating to the Operating Contractor’s performance under the Contract.

(j)
Duties and taxes - all duties and taxes, fees and any Government assessments, including but not limited to, gas flare charges, licence fees, custom duties, and any other than Royalties, PPT and Concession Rental.

(k)
Intangible drilling costs - expenditure for labour, fuel, repairs, maintenance, hauling, and supplies and materials (not including, casing and other well fixtures) which are for or incidental to drilling, cleaning, deepening or completion wells or the preparation thereof incurred in respect of :

(i)
determination of well locations, geological, geophysical, topographical and geographical surveys for site evaluation preparatory to drilling including the determination of near surface and near sea bed hazards;

(ii)	cleaning, draining and leveling land, road-building and the laying of foundations;

(iii)	drilling, shooting, testing and cleaning wells; and

(iv)	erection of rigs and tankage assembly and installation of pipelines and other plants and equipment required in the preparation or drilling of wells producing Crude Oil.

(I)	Any geological and geophysical surveys - labour, materials and services used in aerial, geological, topographical, geophysical and seismic surveys incurred in connection with exploration.

(m)
Operating expenses - labour, materials and services used in day to day oil well operations, oil field production facilities operations, secondary recovery operations, storage, transportation, delivering and marketing operations; and other operating activities, including repairs, well workovers, maintenance and related leasing or rental of all materials, equipment and supplies.

(n)
Exploration, appraisal and development drilling - all expenditures incurred in connection with exploration drilling, and the drilling of the first two appraisal wells in a particular field, and drilling of development wells which are dry and other related expenditures, including costs incurred in respect of casing, well cement, well fixtures.

(o)
Abandonment - a provision for all expenditures relevant to plugging of wells, the removal and disposal of equipment and facilities including well heads, processing and storage facilities, platforms, pipelines, transport and export facilities, roads, buildings, wharves, plants, machinery, fixture, the restoration of sites and structures including the payment of damages to property lessors.

2.           Capital Costs

Capital Costs means, without limitations, expenditures, which are subject to a Capital Allowance under the PPT Act. Such expenditures normally have a useful life beyond the year incurred and include but not limited to the following:

(a)
Plant expenditures - expenditures in connection with the design, construction, and installation of plant facilities (including machinery, fixtures, and appurtenances) associated with the production, treating, and processing of Crude Oil (except such costs properly allocable to intangible drilling costs) including offshore platforms, secondary or enhanced recovery systems, gas injection, water disposal, expenditures for equipment, machinery and fixtures purchased to conduct Petroleum Operations such as office furniture and fixtures, office equipment, barges, floating crafts, automotive equipment, petroleum operational aircraft, construction equipment, miscellaneous equipment.

(b)
Pipeline and storage expenditure - expenditures in connection with the design, installation, construction of pipeline, transportation, storage and terminal facilities associated with Petroleum Operations including tanks, metering and export lines.

(c)
Building expenditure - expenditures incurred in connection with the construction of building, structures or works of a permanent nature including workshops, warehouses, offices, roads, wharves, furniture and fixtures related to employee housing and recreational facilities and other tangible property incidental to construction.

(d)
Drilling expenditures - expenditures for tangible goods in connection with drilling wells such as casing, tubing, surface and sub-surface production equipment, flowlines, instruments and costs incurred in connection with acquisition of rights over the Lease Area pursuant to paragraph 1(d)(i) of the Second Schedule of the PPT Act.

(e)	Pre-Production expenditures - all costs (including those otherwise falling within Non-Capital Costs described in paragraph 1 of this Article II) incurred before the first PPT accounting period

(f)	Material inventory - cost of materials purchased and maintained as inventory items solely for Petroleum Operations subject to the following provisions:

(i)
The Operating Contractor shall supply or purchase any materials required for the Petroleum Operations, including those required in the foreseeable future. Inventory stock levels shall take account of the time necessary to provide the replacement, emergency needs and similar considerations.

(ii)
Materials purchased by the Operating Contractor for use in the Petroleum Operations shall be valued so as to include invoice price (less prepayment discounts, cash discounts, and other discounts if any) plus freight and forwarding charges between point of supply and point of destination but not included in the invoice price, inspection costs, insurance, custom fees and taxes, on imported materials required for this Contract.

(iii)	Materials not available in Nigeria supplied by the Operating Contractor or from its Affiliates’ stocks shall be valued at the current competitive cost in the international market.

(iv)
The Operating Contractor shall maintain physical and accounting controls of materials in stock in accordance with general practice in the international petroleum industry. The Operating Contractor shall make a total inventory at least once a Year to be observed by the First Party and its external auditors. The First Party may however carry out partial or total inventories at its own expenses, whenever it considers necessary, provided such exercise does not unreasonably disrupt Petroleum Operations.

Article III

Computation of Royalty, Concession Rentals and PPT

1.
The Operating Contractor shall compute the amount of Royalty and Concession Rentals payable by ALLIED ENERGY on behalf of the Parties, pursuant to Article 14 of the Contract. Such amounts shall be computed as provided under the Deep Offshore and Inland Basin Production Sharing Contracts Act, 1999 as amended and the provisions of this Contract for purpose of Article IV hereof. The Operating Contractor shall compute the Royalty payment for remittance to Government in a given month based on the prevailing fiscal value of the Crude Oil produced during the second preceding month. Annual Concession Rental payments shall be taken into account when such payments are remitted. ALLIED ENERGY shall remit all required payments of Royalty and Concession Rentals to the Government. The Royalty rates will be as provided in the Deep Offshore and Inland Basin Production Sharing Contracts Act 1999, as amended, and the prevailing fiscal laws and the regulations.

2.	(a)
The Operating Contractor shall compute the PPT payable by ALLIED ENERGY or NAE as the case may be pursuant to Article 7.3(b) of the Contract in accordance with the provisions of the PPT Act Cap 354 Laws of the Federation of Nigeria 1990, as amended, as well as any prevailing Government fiscal incentives including, but not limited to, any credit which offsets PPT liability.

(b)	The PPT shall be in accordance with the PPT Act Cap 354 Laws of the Federation of Nigeria 1990, as amended.

(c)
Subject to Article 8.3 of the Contract, ALLIED ENERGY or NAE as the case may be shall make all required PPT payments to Federal Inland Revenue Service. The Operating Contractor shall prepare all returns required under the PPT Act and timely submit them to ALLIED or NAE as the case may be for onward filing with the Federal Inland Revenue Service. The monthly PPT payable shall be determined from such PPT returns. The U.S. Dollar shall be used as the currency for calculating cost recovery and taxes.

Article IV

Accounting Analyses

1.
A monthly accounting analysis in the form of Schedule B-l attached to this Accounting Procedure shall be prepared by the Operating Contractor in US Dollar and furnished to the Parties within sixty (60) days of the end of the period covered by such analysis, for consideration and approval.

2.
The Realizable Price and the quantities actually lifted by the Parties shall be used to compute the Proceeds as reflected in Section A of each Schedule B-l and the allocation of such Proceeds in the categories described under Article 8.1 of the Contract shall be reflected in Section B thereof.

3.	The allocation of the quantity of Available Crude Oil to each Party pursuant to Article 8 of the Contract shall be according to and governed by provisions of the Allocation Procedure.

4.	The priority of allocation of the total Proceeds for each period shall be as follows: (a) Royalty Oil, (b) Cost Oil, (c) Tax Oil, (d) Profit Oil.

5.	The amount chargeable to and recoverable from Royalty Oil, Tax Oil and Cost Oil to be entered in Section B of the Schedule B-l shall be determined as follows:

(a)
Royalty Oil - The sum of royalties payable during such month, and, where applicable, the annual amount of Concession Rentals as provided under Article III.l of this Annex B for purposes of Royalty Oil.

(b)	Cost Oil - The Operating Costs applicable to such month for purposes of Cost Oil as follows:

(i)	Non-Capital Costs shall be the amount recorded in the books and accounts of the Operating Contractor for such month in accordance with this Accounting Procedure;

(ii)
Capital Costs recorded in the books and accounts of the Operating Contractor shall be recoverable in full and chargeable in equal installments over five (5) Year period or the remaining life of the Contract, whichever is less. Amortization of such costs shall be in accordance with the method prescribed under the Schedule of the PPT Act, or over the remaining life of the Contract, which ever is less;

(iii)	Qualifying Pre-Production Costs for the Lease Area shall be in accordance with the PPT Act as amended.

(c)	Tax Oil - The sum of the PPT payable for such month as provided under Article III.2 of this Annex B for the purposes of Tax Oil.

(d)	Any carryover from previous months as provided under paragraph 6 of this Article IV.

6.
Any amounts chargeable and recoverable in excess of the allocation of Proceeds for the month to Royalty Oil, Tax Oil and Cost Oil shall be carried forward to subsequent months. Carryovers shall be determined as follows:

(a)	A Royalty Oil value carryover results when the Proceeds for such month are insufficient for recovery of the Royalty Oil due for the month.

(b)
A Cost Oil value carryover results when the Proceeds remaining after allocating a portion of the Proceeds to Royalty Oil is insufficient for recovery of Cost Oil due for the month, including the costs described in Article 8.1(b) of the Contract.

(c)	A Tax Oil value carryover results when the Proceeds remaining after allocating a portion of the Proceeds to Royalty Oil and Cost Oil are insufficient for recovery of the Tax Oil due for the month.

7.
Profit Oil results where Proceeds remain after allocations to Royalty Oil, Cost Oil and Tax Oil pursuant to paragraph 5 of this Article IV. Profit Oil shall be allocated to the Parties according to the following percentages:

Cumulative Production (MMB) from Lease Area	PROFIT OIL PERCENTAGES
	First Party	Contractor
0 - 350	30	70
351 - 750	35	65
751 - 1000	47.5	52.5
1001 -1500	55	45
1501 - 2000	65	35
Greater than 2000	Negotiable

In the event of a discovery of a field which cannot be economically developed at the above Profits Oil splits, the Parties shall meet to agree on the appropriate terms and conditions and Profit Oil splits which would provide for the development of such discovery to the economic benefit of the Parties.

A computation of Profit Oil shares in the form of Schedule B-2 attached to this Accounting Procedure shall be submitted monthly in conjunction with Schedule B-1.

Article V

Cash Calls, Payments and Billing

1.
To finance Petroleum Operations pursuant to the Work Programmes and Budgets, and consistent with the progress of Petroleum Operations, according to the provision of Article 7.4 of the Contract, the Operating Contractor shall issue, when it deems appropriate, but in any case not more than once per calendar month, Cash Call notices to the Parties at least fifteen (15) days prior to the date on which the Parties have to make available to the Operating Contractor the required funds (“Due Date”). Cash Call notices may be delivered to the Parties by the Operating Contractor through registered mail or courier services or hand delivery.

2.
The Due Date shall be set by the Operating Contractor and indicated in the Cash Call notice. Such date shall be no sooner than the first day of the calendar month for which funds are requested. Cash Calls shall reflect the total cash requirements of the Operating Contractor for the conduct of Petroleum Operations for the applicable calendar month, and the Parties shall pay their respective share of same in US Dollars, or, to the extent determined by the Operating Contractor, in Naira to meet liabilities incurred in Naira. Cash Calls shall be made and paid net of any bank charge, cost or commission.

3.
Cash Call notices shall be detailed according to the main cost headings in the approved Work Programmes and Budgets. Cash Call notices shall indicate the cash estimate for the two (2) calendar months following the month for which funds are being called.

4.	Payment of Cash Call shall be made in full by the Parties on or before the Due Date to the bank account indicated by the Operating Contractor on the Cash Call notices.

5.
In the event that payment of any Cash Call is not paid by ALLIED ENERGY on or before the Due Date according to Article 7.4(a)(i), then ALLIED ENERGY is deemed to have waived its right to contribute to funding for such Cash Call and other rights attached to such funding (including but not limited to the right to Cost Oil and Profit Oil).

6.
The Operating Contractor shall submit monthly billing statements to all Parties within thirty (30) days from the end of each calendar month, in accordance with the Contract, for costs and expenditure incurred during the previous month. Such billing statements shall be expressed in US Dollars.

7.
Statements and billings submitted by the Operating contractor shall be so detailed as to permit cross-reference to the approved Work Programmes and Budgets. The monthly billings shall indicate, for each of the Parties:

(A)
the accumulated Cash Call advances received by the Operating Contractor from the beginning of the Calendar Year and from inception to date, including the advances received in the reporting calendar month;

(B)
its share of the costs accumulated from the beginning of the Calendar Year, and from inception to date, accounted for on Accrual Basis; however, for purposes of settlement between the Operating Contractor and the Parties, the billings shall be on a Cash Basis after adjusting for accrual and other unpaid liabilities;

(C)
its share of the variation from the beginning of the Calendar Year and from inception to date, of fixed assets and material acquired and held as Contract property and of abandonment costs charged under Article 11. Acquisition of Contract property and fixed assets shall be charged to the Petroleum Operations on the basis of the actual cost of either purchase or construction at the place of use, net of rebates and discounts received, if any;

(D)	its share of the variation from the beginning of the Calendar Year, and from inception to date, of the payable and receivable accounts within the account and records relating to this Contract; and

(E)	the surplus or shortage of the advances contributed by such Party to the Petroleum Operations from inception to date.

8.
The Operating Contractor may not commingle with its own funds the monies which it receives from or on behalf of ALLIED ENERGY to finance Petroleum Operations. Unless otherwise required in connection with the obtaining of financing for Petroleum Operations, all such monies received from ALLIED ENERGY shall be deposited in a dedicated bank account.

Article VI

Other Provisions

1.
The Operating Contractor shall open and keep bank accounts in Nigeria in Naira and US Dollars where all funds remitted from abroad shall be deposited for the purpose of meeting local expenditures. For purposes of keeping the books of accounts, any Foreign Currency remitted by the Operating Contractor into Nigeria shall be converted into Naira at the monthly exchange rates advised by the Central Bank of Nigeria.

2.
The Operating Contractor shall prepare financial accounting and budget statements in accordance with the Operating Contractor’s prescribed reporting format.

The Operating Contractor shall report on the cumulative production in the Lease Area in the Form on Schedule B-3 Attached.

Schedule B - 1
Monthly Accounting Analysis
Month of_______, _______

Section A - Lifting Summary

Proceeds Received By:
Lifting Date	Crude Type	RP US $ Bbl	Volume Bbl	Proceeds US $	Contractor	First Party

Totals

Section B - Allocation of Proceeds - Expressed in U.S. Dollars

CATEGORY

Royalty Oil
Cost Oil
Tax Oil
Contractor Profit Oil
First Party Profit Oil
Totals

Schedule B - 2
Profit Oil Shares
Month of_______, _______

Section A - Total Production for the month

Production Field	Total Net Barrels

Section B - Total Profit Oil for the month

Category	U.S. Dollar

Proceeds
Royalty Oil
Cost Oil
Tax Oil
Profit Oil

Section C - Calculation of Profit Oil Share

RANGE FOR CUMM. PROD. IN MMB FROM	PROFIT OIL SHARING RATIO		CUMULATIVE PRODUCTION ACHIEVED	APPLICABLE PROFIT RATIO		AVAILABLE	FIRST PARTY SHARE	CONTR. SHARE
	FIRST			FIRST
LEASE AREA	PARTY	CONTR.		PARTY	CONTR.	PROFIT OIL	U.S. Dollar	U.S. Dollar

0 - 350
351 - 750
751 - 1000
1000 - 1500
1500 - 2000

Schedule B - 3
Cumulative Production Analysis

Section A - Monthly Production

Crude Type	Planned Production for Month Bbls	Planned Cumulative For Quarter Bbls	Actual Production for Month Bbls	Actual Cumulative for Quarter Bbls

Totals

Section B - Cumulative Production

Crude Type	Cumulative Production for Quarter Bbls	Previous Quarter Cumulative Production B/F Bbls	Cumulative Production To Date Bbls

Totals

Section C - Cumulative Production/Liftings/Storages

Crude Type	Cumulative Production	Cumulative Liftings	In Storage

Totals

ANNEX C

TO THE PRODUCTION SHARING CONTRACT BETWEEN
ALLIED ENERGY, CAMAC NIGERIA, and NAE
and dated this 22nd day of July 2005
ALLOCATION PROCEDURE

Article I

Application

1.
This Allocation Procedure (Procedure) sets out the methods for the allocation of Available Crude Oil from the Lease Area and the Parties shall allocate all lifting of Available Crude Oil in accordance with this Procedure and the Contract.

2.
In the event that the production of Available Crude Oil is segregated into two or more types or grades, the provisions of this Procedure shall apply separately to each such type or grade. To the extent that distribution on such a basis is impracticable, a separate method for the allocation of such Available Crude Oil shall be agreed upon by the Parties.

3.	In the event of a conflict between the terms of this Procedure and the Contract, the terms of the Contract shall prevail.

4.	The procedures set forth herein may be amended from time to time by mutual agreement of the Parties.

Article II

Definitions

1.	The words and expressions defined in the Contract when used herein, shall have the meaning ascribed to them in the Contract. In addition, the following words shall have the meaning set forth below:

(a)	“Current Quarter” means the calendar quarter within which the relevant schedules are prepared and submitted;

(b)	“Forecast Quarter” means the first calendar quarter succeeding the Current Quarter;

(c)	“Lifting Allocation” means the quantity of Available Crude Oil, which each Party has the right to take in kind, lift and dispose of in accordance with Article 8 of the Contract;

(d)
“Primary Nominations” means written statement issued by each Party to the other at least thirty (30) days prior to the commencement of each quarter declaring the volume by grade of its estimated Lifting Allocation which the Party desires to lift during the Forecast Quarter;

(e)	“Proceeds” means the amount in US Dollars determined by multiplying the Realizable Price by the number of Barrels of Available Crude Oil lifted by any Party; and

(f)
“Proceeds Imbalance” means the difference between each Party’s Proceeds to which it is entitled and the Proceeds which each Party has received, as reflected in each quarter’s Schedule C-2 of this Procedure.

Article III

Lifting Allocation

1.
On or before September 30 of every Calendar Year, the Operating Contractor shall advise the Parties of its forecast of the Available Crude Oil to be produced by grades during each month of the first six (6) months of the next ensuing Calendar Year.

2.
On or before March 31 of every Calendar Year, the Operating Contractor shall advise the Parties of its forecast of Available Crude Oil to be produced by grades during each month of the six (6) months commencing July 1 of the Calendar Year.

3.
Thirty-five (35) days before commencement of production from the Lease Area and thereafter thirty-five (35) days prior to the beginning of the Forecast Quarter, the Operating Contractor shall notify the Parties of the estimated Lifting Allocation which can be produced and made available for disposal during the Forecast Quarter. Such estimated Lifting Allocation shall take into account any Proceeds Imbalance for the quarter first preceding the Current Quarter and any estimated Proceeds Imbalance for the Current Quarter computed in accordance with paragraph 3 of Article IV of this Annex C. Such notice shall be in the form of schedule C-l attached hereto indicating the estimated quantities of Royalty Oil, Tax Oil, Cost Oil and Profit Oil, each Party’s estimated Lifting Allocation and the estimated Realizable Price used to prepare such estimated Lifting Allocations.

4.
Thirty (30) days before the commencement of production from the Lease Area and thereafter not later than thirty (30) days before the beginning of the Forecast Quarter, each Party shall notify the Operating Contractor and each other of its Primary Nomination of Available Crude Oil which it intends to lift during the Forecast Quarter which shall not exceed its estimated Lifting Allocation. Such notice shall include the information described in Article V. 1 of Annex D - Uniform Nomination, Ship Scheduling and Lifting Procedure.

5.
The estimated Realizable Price to be used by the Operating Contractor to prepare Schedule C-l (Estimated Quarterly Lifting Allocation) shall be the Realizable Price of the first month of the Current Quarter.

6.
Each Party shall be obliged to lift its own Lifting Allocation in accordance with Uniform Nomination, Ship Scheduling and Lifting Procedures (Annex D). In the event that one Party lifts any other Parties’s Lifting Allocation, pursuant to Article 8.4 of the Contract, the lifting Party shall pay to the non-lifting Parties the applicable Proceeds pursuant to Article 8.4 of the Contract. In such case, the non-lifting Parties shall be treated for all other purposes under this Contract as though it had made such lifting itself.

Article IV

Adjustments of Lifting Allocations

1.
On or before thirty-five (35) days prior to the last day of the Current Quarter, the Lifting Allocation for the first preceding quarter thereto shall be computed and the Proceeds Imbalance determined and agreed to by all Parties in the Schedule C-2 attached hereto indicating liftings made by the Parties and the Proceeds therefrom. Section A of such Schedule C-2 shall be based on the actual Section B of such Schedule C-2 that shall be prepared from the Schedule B-l (of the Accounting Procedure) for the months in the quarter.

2.
On or before thirty-five (35) days prior to the last day of the Current Quarter, the Proceeds Imbalance for the Current Quarter shall be estimated, taking into account the actual Proceeds Imbalance computed for the first preceding quarter under paragraph 1 of this Article IV.

3.
The Proceeds Imbalance for the first preceding quarter computed under paragraph 1 above and the estimated Proceeds Imbalance for the Current Quarter computed under paragraph 2 above shall be taken into account by the Parties by debiting or crediting such Proceeds Imbalances to each Party’s share of the estimated Lifting Allocation reflected in Schedule C-l for the Forecast Quarter filed by dividing the respective Proceeds Imbalance by the Realizable Price applicable for the period in question.

4.
Notwithstanding the reports required to be kept by the Operating Contractor pursuant to Article IV in Annex D, the Operating Contractor shall keep complete records of all liftings. At the end of each quarter, the Parties will meet to reconcile the Lifting Allocations and the actual liftings with a view to making adjustments as appropriate. If any disagreement arises with respect to such reconciliation, the area of disagreement shall be mutually resolved by the Parties, in accordance with the official records of the Ministry.

5.	All Lifting Allocations and actual liftings shall be audited at the end of each Calendar Year by a mutually acceptable independent auditor.

Schedule C - I
Estimated Quarterly Lifting Allocation,
_________ Quarter (____-__________), ______________

Section A - Estimated Total Proceeds

Crude Type	Estimated Lifting Volume Bbls	Estimated RP U.S. Dollar/Bbls	Estimated Proceeds U.S. Dollar

Totals

Section B - Allocation of Estimated Proceeds - Expressed in U.S. Dollars

	Prior Month	Estimated Quarter	Recoverable	Allocation of Estimated Proceeds To:
Category	Carry Over	Charges	This Quarter	FIRST PARTY	CONTR.

Royalty Oil
Cost Oil
Tax Oil
Contractor Profit Oil
First Party Profit Oil
Totals

Prior Quarter’s Proceeds Imbalance
Current Quarters Estimated Proceeds Imbalance (Over)/Under
Estimated Proceeds Allocation For Quarter

Section C - Estimated lifting Allocation

	Contractor Allocation		First party Allocation
Crude Type	Proceeds	Bbls	Proceeds	Bbls

Schedule C - 2
Actual Quarterly Lifting Allocation
_________Quarter (_________-______ ), __________

Section A - Lifting Summary

Proceeds Received By
Crude Type	Volume Bbls	Proceeds US $	RP US $/Bbl	Contractor	First Party

Totals

Section B - Allocation of Proceeds - Expressed in U.S. Dollar

		Contractor		First Party
Category	Sum of Monthly Proceeds	Allocation of Proceeds	Lifting Proceeds Received	Allocation of Proceeds	Lifting Proceeds Received

Royalty Oil
Cost Oil
Tax Oil
Contractor Profit Oil
First Party Profit Oil
Totals

Proceeds Imbalance	Quarter (Over)/Under
Prior Quarter (Over)/Under
Total (Over)/Under

ANNEX D

TO THE PRODUCTION SHARING CONTRACT BETWEEN
ALLIED ENERGY, CAMAC NIGERIA, and NAE
and dated this 22nd day of July 2005
UNIFORM NOMINATION, SHIP SCHEDULING AND LIFTING
PROCEDURE

Article I

Application

1.	This Annex D sets out the procedure for the nomination, ship scheduling and lifting of Available Crude Oil from the Lease Area.

2.	Pursuant to Article 8.2 of the Contract the Parties have the right to nominate, lift and separately dispose of their agreed allocation of Available Crude Oil produced and saved from the Lease Area.

3.	The procedure set out herein may be amended from time to time by the mutual agreement of the Parties.

In the event of a conflict between the terms of this Annex D and the Contract, the terms of the Contract shall apply.

Article II

Definition and Terminology

1.	Words and expressions in this Annex shall have the meanings ascribed to them in the Contract. In addition, the following words shall have the following meanings:

(a)
“Available Production” means the quantity of Crude Oil which can be efficiently and economically produced and saved from the producing wells subject to any limitations imposed by any government authority or other technical limitation resulting from operations.

(b)
“Technical Allowable Production” means the quantity of Crude Oil from time to time determined by the Ministry as being the quantity that may be produced from the Lease Area on a well by well basis for a particular period.

(c)
“Commercial Production Quota” means the quantity of Crude Oil from time to time fixed or advised by the appropriate government authority as the permissible quantity that may be produced from the Lease Area on a crude stream basis for a particular month/quarter.

(d)	“Actual Production” means the quantity of Crude Oil which is produced from the Lease Area on a monthly/quarterly basis.

(e)	“Available Monthly Scheduling Quantities” means each Party’s allocation of the Available Production for the calendar month plus Opening Stock.

(f)	“Combined Lifting Schedule” means the lifting programmes of the Parties for a given calendar month/quarter as prepared by the Operating Contractor and agreed to by the Parties.

(g)
“Opening Stock” means the quantity of Crude Oil that each Party may carry forward to the succeeding month, recognizing the difficulty in lifting precisely the Available Monthly Scheduling Quantity. This quantity, which excludes unpumpable dead-stock, should not be such as to cause a production shut-in through reaching maximum stock levels in which event, the provisions of Article V will apply. The quantity also includes credits/debits accruing after reconciliation with Available Crude Oil.

Article III

Production/Notice of Availability

1.	The Operating Contractor shall endeavour to produce the aggregate volume of Crude Oil nominated by the Parties as provided in this Contract.

2.
In the event that Available Crude Oil is segregated into two or more grades the provisions of this Annex D shall apply separately to each such grade. To the extent that distributions on such a basis is impracticable, separate arrangement for sharing of such Available Crude Oil shall be agreed upon by the Parties.

3.
On or before September 30 of every Calendar Year, the Operating Contractor shall advise the Parties of its forecast of the Available Production to be produced by grades during each month of the first six (6) months of the next ensuing Calendar Year.

4.
On or before March 31 of every Calendar Year, the Operating Contractor shall advise the Parties of its forecast of the Available Production to be produced by grades during each month of six months commencing July 1 of the Calendar Year.

5.
Where for operational reasons the Operating Contractor cannot exactly produce at the anticipated Commercial Production Quota, the Operating Contractor shall notify the Parties promptly of any required changes exceeding two (2%) percent of the quantities originally notified. In any event, when Actual Production for the month/quarter is known each Party’s allocation will be re-calculated and the differences between Actual Production and Commercial Production Quota will be credited/debited to each Party, and shall form the Party’s entitlement for the following month or quarter except in the case of production shut-ins where the provisions of Article VI of this Annex D will apply.

6.
Thirty (30) days before the commencement of production from the Lease Area and thereafter not later than thirty (30) days before the beginning of each month, each Party shall notify the other of its primary nomination of Available Crude Oil which it intends to lift during the ensuing month, which shall not exceed its monthly allocation of Commercial Production Quota plus Opening Stock.

7.
At the end of each month or quarter, as may be agreed, the Parties will meet to reconcile Available Monthly Scheduling Quantities with actual Available Crude Oil lifted and adjustments made where necessary. All entitlements shall be audited at the end of each Calendar Year by a mutually acceptable independent auditor.

8.	The Operating Contractor shall keep complete records of all liftings and provide same to the Parties in accordance with Articles III & IV of this Annex D.

Article IV

The Operating Contractor’s Reports

1.
The Operating Contractor shall, not more than fifteen (15) calendar days after the end of each calendar month and quarter, prepare and furnish to the Parties, a written statement showing in respect of the month and quarter respectively:

(a)	Production Quota stating each Party’s allocation of Commercial Production Quota;

(b)	Lifting against Available Crude Oil;

(c)	Each Party’s allocation of Available Crude Oil;

(d)	Quantity of Crude Oil in stock for each Party at the end of the said calendar month or quarter;

(e)	Any production losses attributable to Crude Oil used in Petroleum Operations; and

(f)	Cumulative Production.

2.
In the event that the Parties disagrees with any of the Operating Contractor’s reports, the area of the disagreement shall be mutually resolved by the Parties to the satisfaction of the Ministry. The Operating Contractor shall thereafter prepare a revised report to reflect the changes agreed.

3.	The Operating Contractor shall endeavour to send consistent statistical data to the different reporting bodies and should adhere to agreed formats of reporting.

Article V

Scheduling Details

1.
Scheduling Notification - At least thirty (30) days prior to the beginning of a calendar month, each Party shall notify the Operating Contractor of its proposed tanker schedule for that calendar month specifying the following:

(a)	A loading date range of ten (10) days for each tanker lifting;

(b)	The desired parcel size for each lifting in Barrels, subject always to change within a range of plus or minus five percent (5%) by the Party so nominating;

(c)
The tanker’s name or To Be Named (TBN) for each tanker lifting. Tanker nomination made as TBN shall be replaced at least seven (7) working days prior to the accepted date range, unless a shorter time is acceptable to the Operating Contractor; and

(d)	Documentation instructions shall be given for each lifting not later than seven (7) working days prior to the first day of the accepted date range for the tanker in question.

2.
Tanker Substitution - Any Party may substitute another tanker to lift its nominated volume of Crude Oil, provided such substituted tanker has the same arrival date range as the originally scheduled tanker and all other provisions of Annex C and D are complied with, and revised documentation instruction reflecting the name of the substitute tanker is given to the Operating Contractor no less than three (3) working days prior to arrival, unless otherwise agreed by the Operating Contractor.

3.
Overlapping Date Ranges - In the event the Combined Lifting Schedule contains overlapping accepted date ranges, the tanker which gives its Notice of Readiness (NOR) and has provided all documentation and obtained clearances first within such accepted date ranges shall be loaded first, unless urgent operational requirements dictate otherwise in which case, demurrage shall be borne by Petroleum Operations and charged to Operating Costs.

4.
Confirmation of Lifting Schedules - On or before the 10th of every month, the Operating Contractor shall either confirm the feasibility of the proposed monthly lifting schedules or, alternatively, advise necessary modifications to such schedules. Such confirmation which shall be in the form of Combined Lifting Schedule, should include a loading date range of two (2) days for each lifting, the first day being the earliest date of arrival and the second day being the latest date of arrival.

Accounting Analyses

5.
Operational Delays - The Parties recognize that occasionally environmental and technical problems in the Lease Area may cause delays and/or disruptions in the Combined Lifting Schedule. The affected Party shall promptly notify the Operating Contractor of such delays and/or disruptions; and the projected termination of each of such delays and/or disruptions and advise the Operating Contractor of the revised Combined Lifting Schedule. In the event that such notification does not allow for a revised Combined Lifting Schedule on the part of the Operating Contractor, then any resultant costs will be charged to Operating Costs.

6.	Estimated Delayed Arrival of a Tanker

a.
Whenever it becomes apparent that a tanker will not be available as scheduled or will be delayed, the Party utilizing such tanker shall notify the Operating Contractor of the circumstances and expected duration of the delays. Upon assessing the impact that the delay will have upon the Combined Lifting Schedule and Production during the current and/or next month, the Operating Contractor shall make appropriate revision(s) to the Combined Lifting Schedule to avoid disruption in production and the Party(ies) affected by the revision shall be absolved of any liability including but not limited to the impending demurrage claims resulting from such revision(s) to the Combined Lifting Schedule.

b.
In the event that any Party fails to lift its Nominated Share of Production in any month/quarter, that Party shall have the right during the following month/quarter to lift the unlifted quantities, provided such inability to lift does not result in tank top situation or curtailment of production. In the event that production is curtailed as a result of the defaulting party’s inability to lift its Nominated Share of Production, the defaulting party shall be advised in writing of the estimated quantity of curtailed production and it shall be deducted from the defaulting party’s entitlement in the following month/quarter.

7.
Tanker Standards – All tankers nominated for lifting by any Party shall conform to international regulations and standards concerning size, equipment, safety, maintenance and the like adopted by the Operating Contractor for the terminal in question and by the appropriate government authority. Failure of a tanker to meet such standards shall not excuse the nominating Party from the applicable consequences provided in the Contract. The Operating Contractor shall keep the Parties advised as to the current regulations and standards in use at the terminals operated by the Operating Contractor.

8.	Destination of Crude Oil - The Operating Contractor shall at all times disclose the destination of the Crude Oil lifted under this Contract as described in the documentation instructions.

Article VI

Production Decreases/Increases Subsequent to Nomination

1.	Production decreases occurring after lifting nominations have been scheduled and not resulting from the fault of any Party shall be shared by the Parties in proportion to their respective nominations.

2.	Production increases occurring after lifting nominations have been confirmed by the Operating Contractor shall be shared by the respective Parties, in proportion to their respective agreed allocation.

3.
To the extent that field operations permit, a Party shall have the right to request the Operating Contractor to adjust its nomination during a month following confirmation of the Combined Lifting Schedule provided that the nominations, entitlements and lifting of the other Parties are not affected thereby without their express written consent. Adjusted nominations shall always be within the limits of the Party’s allocated portion of the Commercial Production Quota, plus Opening Stock.

4.
Any production decrease caused by or resulting directly from the actions of one Party shall not affect the availability or entitlement of the other Parties. The Operating Contractor will, to the greatest extent possible, endeavour not to affect the lifting of the other Parties.

5.	For the avoidance of doubt, each Party’s agreed allocations shall be based on Actual Production.

Article VII

Delivery Terms and Conditions

1.
Tanker Notification: The Parties shall report, or cause the tankers nominated for lifting pursuant to this Annex D to report, by radio/telex to the Operating Contractor, each tanker’s scheduled arrival date and hour as follows:

(a)	Seven (7) days before estimated arrival, or upon clearing at last port if there is less than seven (7) days steaming time before estimated arrival;

(b)	Seventy-two (72) hours before estimated arrival;

(c)	Forty-eight (48) hours before estimated arrival;

(d)	Twenty-four (24) hours before estimated arrival; and

(e)
When the estimated arrival time made pursuant to (b), (c), or (d) above is revised by more than twelve (12) hours from that most recently notified or, thereafter, if revised by more than one-half (1/2) hour.

Parties shall also cause such tanker so nominated, or their agent, to report by radio/telex to the Nigerian Government Port Head Official at the Port at least seventy-two (72) hours before each tanker’s scheduled arrival date giving the tanker’s name, call sign, ETA at the port(s), cargo tonnage to be loaded, number of crew, health status, whether or not a doctor is on board and request for “Free Pratique”.

2.
Notice of Readiness: Upon arrival at the designated safe anchorage at the port or upon the time of boarding of the mooring master, whichever is earlier, the master of the tanker shall give the Operating Contractor a Notice of Readiness (NOR) by radio or by letter, as appropriate, confirming that the tanker is ready to load cargo, berth or no berth. Laytime, as herein provided, shall commence upon the expiration of six (6) running hours after receipt by the loading terminal of such notice, or upon the tanker’s completion of mooring at the sea loading terminal, whichever first occurs. However, where delay is caused to the tanker getting into berth after giving NOR for any reason over which neither the Party nor the loading terminal has control, such delay shall not count as used laytime. In addition time used by tanker while proceeding to berth or awaiting entry and “Free Pratique” by Customs after the expiration of six (6) running hours free time, shall not count as used laytime.

3.
Early Tanker Arrival: Notwithstanding the provisions Article VII.2 above, if the tanker arrives and tenders NOR to load prior to its agreed date range, the Operating Contractor shall endeavour to load the tanker on arrival or as soon thereafter as possible and laytime shall only commence when loading commences. If, however, the Operating Contractor is unable to accept a tanker for loading prior to the agreed date range, laytime shall commence at 0600 hours local time on the first day of the agreed date range or when the loading commences, whichever comes first.

4.
Late Tanker Arrival: If a tanker arrives and tenders NOR to load after its accepted date range and other tankers (having arrived during their accepted date range), are either loading or waiting to load, the loading tanker shall be governed by the earliest availability of crude and loading slot, and laytime shall commence only when loading commences.

5.
Laytime: The Operating Contractor shall be allowed laytime in running hours equal to one-half of the voyage laytime permitted under worldscale, or such other freight scale that is issued in replacement thereof, for loading a full cargo and pro rata thereof for a part cargo, with minimum of eighteen (18) hours. Sundays and holidays included, any delay due to the fault of the tanker or its facilities to load cargo within the time allowed shall not count as used laytime. If rules of the owner of the vessel or regulations of Government or appropriate Government agencies prohibit loading of the cargo at any time, the time so lost shall not count as used laytime. Time consumed loading or discharging ballast or discharging slops shall not count as used laytime. Laytime shall continue until hoses have disconnected.

Laytime allowed for loading a full cargo is “36 running hours” with a provision for pro-rating the laytime in the case of vessels loading part cargo. When a vessel is loading one parcel only and operations commence ahead of the acceptance date, there is no demurrage involved unless the vessel completes cargo after the permissible laytime, commencing 0001 hours of the first day of the acceptance date range. When more than one parcel and more than one acceptance date is awarded, the demurrage will not count unless the total loading is completed after the expiry of the permissible laytime for the last parcel, counting 0001 hours of the first day on the last acceptance date.

6.
Demurrage: If the Operating Contractor is unable to load within the time allowed, the Operating Contractor shall apply demurrage per running hour (pro rata for a part thereof) for laytime exceeding the allowed laytime as specified herein. The rate of demurrage will be calculated by multiplying the time by the Average Freight Rate Assessment (AFRA) as determined by the London Tanker Brokers Panel. In the event that such determination is no longer available, a freight rate-assessment shall be mutually agreed by the Parties, which rate shall be appropriate in relation to the size of the tanker and in demurrage rate according to tanker size as specified in the Worldwide Tanker Normal Freight Scale or such other foreign scale that is issued in replacement thereof. If however, demurrage is incurred by reason of fire, storm, explosion, or by strike, picketing, lockout, stoppage or restraint or labour difficulties, or disturbances or by breakdown of machinery or equipment in or about the loading terminal, the rate of demurrage as calculated in accordance with the above shall be governed by force majeure and shall not attract any demurrage. Demurrage claims must be notified in writing together with supporting documents within ninety (90) days from Bill of Lading date.

7.
Changes of  Berth: The Operating Contractor shall have the right to shift any vessel from one berth to another. Charges of running lines on arrival at and leaving and berth, wharfage and dockage charges at that berth, and any other extra port charges or port expenses incurred by reason of such shifting at the Operating Contractor’s request shall be borne by the Operating Contractor and shall count as used laytime. If, however, it is necessary to shift the vessel from the berth because of the breakdown of machinery or other deficiency of the vessel or its crew, the resulting expenses shall be borne by the Party whose Crude Oil is being lifted. The time consumed in such circumstances, shall not count as used laytime. However, the vessel shall lose its regular turn in berth. When the vessel is ready to recommence loading, it shall so advise the Operating Contractor and wait its turn for reberthing and such time after notice is given shall not count as used laytime.

8.
Tanker Departure: The tanker shall vacate the berth as soon as loading is complete. The Party that scheduled such tanker shall indemnify the Operating Contractor for any direct loss or damage incurred as a result of the tanker’s failure to vacate the berth promptly including such loss or damage as may be incurred due to resulting delay in the docking of the tanker awaiting the next turn to load at such berth.

9.
Loading Hoses: Hoses for loading shall be furnished by the Operating Contractor and shall be connected and disconnected by the tanker’s crew under the supervision of a suitable qualified ship’s officer acting on the advice of the Operating Contractor’s mooring master.

10.
Partial Cargo: Should the Operating Contractor supply less than full cargo, for any reasons the tanker shall not be required to proceed to sea until all of her tanks are filled with a combination of cargo and ballast as will place her in a seaworthy condition.

Article VIII

Crude Oil Quantity And Measurement

1.
Certification: The quantity and origin of each shipment of Crude Oil shall be determined by the appropriate Government authority at the loading terminal and set forth in standard certificates of quantity, quality and origin. Each Party shall have the right to designate a representative at its own expense, who shall have the right to witness the determination of quantity, quality and origin. All reasonable facilities shall be supplied by the Operating Contractor, as necessary, to such Party’s representatives at the port to enable such representatives to witness the measurements taken at the loading terminal and the taking of the sample to be used by and supplied to the representative of the Party.

2.
Acceptance of Certificate: If the Party in question does not appoint a representative, or if such representative appointed as aforesaid agrees with the Certificate of Quantity, Quality and Origin of a shipment of Crude Oil (in which event he shall so indicate by signing the Certificates of Quantity, Quality and Origin), such determinations shall be final and binding on the Parties.

3.
Refusal of Certificate: If the determination of Quantity, Quality and Origin by the appropriate Government authority has not been approved by such a representative in accordance with Article VIII.2 above and dispute arises concerning the Quality, Quantity and Origin of Crude Oil, recourse shall be made to mutually agreed independent expert to resolve the dispute on the basis of his expertise. Claims about Quality, Quantity of Crude Oil delivered, shall be notified in writing with all supporting documents, within forty-five (45) days from Bill of Lading date, otherwise the claim shall be considered closed. The expert shall be selected on the basis of his special knowledge of the subject matter in this regard and shall be appointed by mutual agreement of the Parties. Such expert shall file his conclusions within thirty (30) days after his date of appointment. Any conclusions of such expert shall be binding on the Parties. Pending the determination of the dispute, the tanker may sail, unless the Parties agree otherwise.

4.
Quantity Determination: The quantity of Crude Oil lifted shall be determined at the time of loading on the basis of gauging the terminal tanks before and after the lifting of such Crude Oil, or otherwise by meter reading installed on the loading line from the tanks, as approved by appropriate Government authority. The quantity in barrels of Crude Oil determined pursuant to the foregoing procedure should be corrected to a temperature of sixty-degrees Fahrenheit (60°F) in accordance with the most currently published ASTM-IP Petroleum Measurement Tables. A copy of the conversion calculation, if any shall be submitted to the lifting Party through it’s representative. In addition, the bottom, sediment and water (“BS&W”) content, determined in accordance with Article VIII.5 hereof, shall be deducted from the quantity loaded, for purposes of preparing the Bill of Lading for such shipment and for purposes of substantiating claims about Quantity and Quality. Any substantiated loss of Crude Oil occurring in transit between the point of such determination and delivery shall be borne by the lifting Party provided such losses do not result due to differences in method of determining BS&W between the loading and discharge terminals. For differences occurring where same method of determination at both points are used, provisions of Article VIII.3 above shall apply. The retained sample(s) shall be used in determining such loss claims.

5.
Quality Determination: The determination of API Gravity and BS&W content shall be made of each shipment of Crude Oil. BS&W content and API Gravity shall be determined according to standard international practices acceptable to the relevant Government authorities.

6.
Samples: A sample of each shipment of Crude Oil shall be taken. The sample shall be sealed and retained by the Operating Contractor for a minimum of ninety (90) days. The lifting Party or its representative shall have the right to receive one (1) gallon sealed sample of the Crude Oil loaded which shall be placed on board the tanker, if so requested.

ANNEX E

TO THE PRODUCTION SHARING CONTRACT BETWEEN
ALLIED ENERGY, CAMAC NIGERIA, and NAE
and dated this 22nd day of July 2005

PROCUREMENT AND PROJECT IMPLEMENTATION
PROCEDURES

Article I

Application

1.1
These Procurement and Project Implementation Procedures (“Procedures”) shall be followed and observed in the performance of any Party’s obligations under the Contract. Words and expressions defined under the Contract, when used herein, shall have the meanings ascribed to them in the Contract. In the event of a conflict between the terms of these Procedures and the Contract, the terms of the Contract shall prevail.

1.2
These Procedures shall be applicable to all contracts and purchase orders whose values exceed the respective limits set forth in Article 1.3 below and which, pursuant thereto, require the prior concurrence of the Parties. These Procedures may be amended from time to time by the Parties.

1.3
The Operating Contractor shall have the authority, subject to any limitations or restrictions established by the Management Committee, to enter into any contract or place any purchase order in its own name for the performance of services or the procurement of facilities, equipment, materials or supplies, provided that:

(a)	Prior approval of the Parties shall be obtained for all contracts or purchase orders where the cost exceeds two million US Dollars (USD 2,000,000) or its equivalent in Naira;

(b)
The amount set forth in Article 1.3(a) above will be reviewed by the Management Committee whenever it becomes apparent to any Party that such limits create unreasonable constraints on the Petroleum Operations. In the event of a significant change in the exchange rate of Naira to US Dollar compared to that, which existed on the Effective Date, the Management Committee shall review the limits set forth in Article 1.3(a) above;

(c)
Such contracts shall be entered into, and such purchase orders shall be placed with third parties, which in the Operating Contractor’s opinion are technically and financially able to properly perform their obligations;

(d)	Procedures customary in the oil industry for securing competitive prices shall prevail; and

(e)	The Operating Contractor shall give preferences to contractors that are companies organized under the laws of Nigeria to the maximum extent possible provided they meet the required standards;

(f)	The Operating Contractor shall give preferences to such goods which are manufactured or produced in Nigeria or services rendered by Nigerians provided they meet specifications and standards.

Article II

Project Implementation Procedure

2.1
The Operating Contractor realizing the need for a project or contract to which these Procedures apply pursuant to Article 1.3 above, shall introduce it as part of the proposed Work Programme and Budgets to be developed and submitted by the Operating Contractor to the Management Committee pursuant to Article 5 of the Contract.

(a)
The Operating Contractor shall provide adequate information with respect to the project including, without limitation, the following:

(i)           A clear definition of the necessity and objectives of the project;
(ii)           Scope of the project; and
(iii)          Cost estimate thereof.

(b)	The Operating Contractor shall transmit the project proposal along with all related documentation to the Parties for consideration.

(c)
The Parties may make recommendations in writing to the Operating Contractor regarding the selection, scope and timing of the project. The Management Committee shall consider the proposal and the recommendations of the Parties and shall determine the matter in accordance with Article 5 of the Contract. If the Parties do not submit any recommendations in writing to the Operating Contractor within thirty (30) working days of the submittal of the project, the project as proposed by the Operating Contractor shall be so noted in the minutes of the next meeting.

2.2
The project as approved pursuant to Article 2.1 above shall form part of the Work Programme and Budget of the Petroleum Operations. Such approval shall also constitute authorizations by the Management Committee to the Operating Contractor to initiate contracts and purchase orders relevant to the project proposal, subject to the provisions of Article 1.3 above.

2.3
The resources for the project design, supervision, and management shall first be drawn from the Operating Contractor’s available in-house expertise. If the Management Committee approves, such may be performed by the Operating Contractor’s Affiliate under the approved budget for the project. Competent Nigerian Engineering/Design companies shall be given priority over others by the Management Committee for such projects.

2.4	After approval of the project/budget, the Operating Contractor shall prepare and transmit to the Parties complete details of the project including, without limitation, the following:

(a)	Project definition;

(b)	Project Specification;

(c)	Flow diagrams;

(d)
Projects implementation schedule showing all phases of the project including, without limitation, engineering design, material/equipment procurement, inspection, transportation, fabrication/ construction, installation, testing and commissioning;

(e)	Major equipment specifications;

(f)	Cost estimate of the project; and

(g)	An activity status report.

Article III

Contract Tender Procedure

3.1	The following tender procedure shall apply to work/services/supply not directly undertaken by the Operating Contractor or by the Operating Contractor’s Affiliates:

(a)	The Operating Contractor shall maintain a list of approved contractors for the purpose of contracts for the Petroleum Operations, (the “Approved Contractors’ List”).

(b)
Contractors included in the Approved Contractors’ List shall be both local and/or overseas contractors or entities. Where regulations require, they shall be registered with the Petroleum Resources Department of the Ministry of Petroleum and Mineral Resources.

(c)
When a contract is to be bid, the Operating Contractor shall present a list of proposed bidders to the Parties for concurrence not less than fifteen (15) working days before the issuance of invitations to bid to prospective contractors. The Parties may propose additional names to be included in the list of proposed bidders or the deletion of any one thereof. Contract specifications shall be in English and in a recognized format used in the international petroleum industry.

(d)
If the Parties have not responded within thirty (30) working days from the date of the official receipt following the-presentation of the list of proposed bidders as aforesaid, the list shall be deemed to have been approved.

3.2
The Operating Contractor shall within its limits in Article 1.3(a) above establish a Tender Committee who shall be responsible for pre-qualifying bidders, sending out bid invitations, receiving and evaluating bids and determining successful bidders to whom contracts shall be awarded.

3.3
Analysis and recommendations of bids received and opened by, the Tender Committee shall be sent by the Operating Contractor to the Management Committee for approval before a contract is signed within thirty (30) working days from the date of the official receipt. Approval of the Operating Contractor’s recommendations shall be deemed to have been given if the Parties have not responded within the said period.

3.4
In all cases in which an offshore contractor or its Nigerian Affiliate is invited to bid, the Operating Contractor shall make full disclosure to the Parties of its relationship, if any, with such contractors.

3.5	These Procedures may be waived and the Operating Contractor may negotiate directly with the contractor and promptly inform the Parties of the outcome of such negotiations in the following cases:

(a)	emergency situations; and

(b)	in work requiring specialized skills, or when special circumstances warrant, upon the approval of the Parties.

Article IV

General Conditions of Contracts

4.1	The payment terms shall provide, without limitation, that:

(a)
A minimum of ten percent (10%) of contract price shall be held as a retention fee until after the end of a guarantee period agreed with the contractor which shall vary between six (6) months and twelve (12) months, depending on the project, with the exception of drilling and seismic data acquisition, well surveys and other such services provided that, a contractor may be given the option to provide other guarantee equivalent to the ten percent (10%) retention such as letter of credit or performance bond; and

(b)	Provision shall be made for appropriate withholding tax as may be applicable.

4.2	The language of all contracts shall be English.

4.3    (a)   The governing law of all agreements signed with subcontractors shall be, to the extent feasible, Nigerian law for work to be conducted in Nigeria, and for work outside Nigeria.
(b)	Nigerian law shall apply to contractors performing in Nigeria and, as far as practicable, they shall use Nigerian resources both human and material.

4.4	Each contract shall provide for early termination where necessary and the Operating Contractor shall use all reasonable endeavours to obtain a termination provision with minimal penalty.

4.5	Operating Contractor shall provide, in the case of a foreign contractor, that the local part of the work, in all cases, shall be performed by contractor’s local subsidiary.

Article V

Materials and Equipment Procurement

5.1	The Operating Contractor may, through own in-house or parent company procure materials and equipment subject to conditions set forth in this Article 5.

5.2	The provisions of this Article 5 shall not apply to lump sum or turnkey contracts/projects.

5.3
In ordering the equipment/materials, the Operating Contractor shall obtain from vendors/manufactures such rebates/discounts and such warranties/guarantees that such discounts, guarantees and all other grants and responsibilities shall be for the benefit of the Petroleum Operations.

5.4	The Operating Contractor shall:

(a)
By means of established policies and procedure ensure that its procurement efforts provide the best total value, with proper consideration of quality, services, price delivery and Operating Costs to the benefit of the Petroleum Operations;

(b)	Maintain appropriate records, which shall be kept up to date, clearly documenting procurement activities;

(c)	Provide quarterly and annual inventory of materials in stock;

(d)	Provide a quarterly listing of excess materials in its stock list to the Parties; and

(e)	Check the excess materials listings from other companies, to identify materials available in the country prior to initiating any foreign purchase order.

5.5
The Operating Contractor shall initiate and maintain policies and practices, which provide a competitive environment/climate amongst local and/or overseas suppliers. Competitive quotation processes shall be employed for all local procurement where the estimated value exceeds the equivalent of fifty thousand US Dollars (USD 50,000).

(a)	Fabrication, wherever practicable shall be done locally. To this effect, the Petroleum Operations recognize and shall accommodate local offers at a premium not exceeding ten percent (10%).

(b)
Subject to Article 3.1(a), the Operating Contractor shall give preferences to Nigerian indigenous contractors in the award of contracts. Contracts within the agreed financial limit of the Operating Contractor shall be awarded to only competent Nigerian indigenous contractors possessing the required skill/capability for the execution of such contracts, the Operating Contractor shall notify the Parties accordingly.

5.6
Analysis and recommendation of competitive quotation of a value exceeding the limits established in Article 1.3 above shall be transmitted to the Management Committee for approval before a purchase order is issued to the selected vendor/manufacturer. Approval shall be deemed to have been given if a response has not been received from the Parties within thirty (30) working days of receipt by the Parties of the said analysis and recommendations.

5.7	Pre-inspection of rig, equipment/stock materials of reasonable value shall be jointly carried out at the factory site and quay before shipment at the request of any Party.

Article VI

Project Monitoring

6.1	The Operating Contractor shall provide a project report to the Parties.

6.2	For major projects exceeding five million US Dollars (USD 5,000,000) or equivalent, the Operating Contractor shall provide to the Parties a detailed quarterly report which shall include:

(a)	Approved budget total for each project;

(b)	Expenditure on each project;

(c)	Variance and explanations;

(d)	Bar chart of schedule showing work progress and work already completed and schedule of mile-stones and significant events; and

(e)	Summary of progress during the reporting period, summary of existing problems, if any, and proposed remedial action, anticipated problems, and percentage of completion.

Provided that the Parties shall have the right to send its own representatives to assess the project based on the report.

6.3
In the case of an increase in cost in excess of ten percent (10%) on the project, the Operating Contractor shall promptly notify the Parties and, unless already approved pursuant to Article 5.3(e) of the Contract, obtain necessary budget approval.

6.4
Not later than six (6) months following the physical completion of any major project whose cost exceeds five million US Dollars (USD 5,000,000) or equivalent, the Operating Contractor shall prepare and deliver to the Parties a project completion report which shall include the following:

(a)	Cost performance of the project in accordance with the work breakdown at the commencement of the project;

(b)	Significant variation in any item or sub-item;

(c)	Summary of problems and expected events encountered during the project; and

(d)	List of excess materials.

ANNEX F

AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2009

The following index lists the financial statements and supplementary data of Pacific Asia Petroleum, Inc. that are included in this report.

Page
Report of Independent Registered Public Accounting Firm	F1

Financial Statements:

Consolidated Balance Sheets December 31, 2009 and 2008	F-2

Consolidated Statements of Operations For the years ended December 31, 2009, 2008 and 2007, and for the period from inception (August 25, 2005) through December 31, 2009	F-3

Consolidated Statements of Comprehensive Income For the years ended December 31, 2009, 2008 and 2007, and for the period from inception (August 25,2005) through December 31, 2009	F-4

Consolidated Statement of Stockholders’ Equity (Deficiency) For the period from inception (August 25, 2005) through December 31, 2009	F-5

Consolidated Statements of Cash Flows For the years ended December 31, 2009, 2008 and 2007, and for the period from inception (August 25, 2005) through December 31, 2009	F-6

Notes to Consolidated Financial Statements	F-7 -- F-23

Schedules not disclosed above or elsewhere in this report have been omitted since they are either not required, are not applicable or the required information is shown in the financial statements or the related notes.

RBSM LLP

CERTIFIED PUBLIC ACCOUNTANTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Pacific Asia Petroleum, Inc.
Hartsdale, NY

              We have audited the accompanying consolidated balance sheets of Pacific Asia Petroleum, Inc. and its subsidiaries (the “Company”) (a development stage company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009 and the period August 25, 2005 (date of inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Asia Petroleum, Inc. and its subsidiaries (a development stage company) as of December 31, 2009 and 2008 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009 and the period August 25, 2005 (date of inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated expressed an unqualified opinion on the Company’s internal control over financial reporting.

 /s/ RBSM LLP

New York, New York
March 2, 2010

AUDITED FINANCIAL STATEMENTS	Pacific Asia Petroleum, Inc. and Subsidiaries
	(A Development Stage Company)
Consolidated Balance Sheets

As of December 31,	2009	2008

Assets
Current assets
Cash and cash equivalents	$3,602,110	$10,515,657
Short-term investments	1,735,397	1,260,000
Accounts receivable (2009 - related parties: $55,441)	68,771	-
Income tax refunds receivable	-	8,500
Prepaid expenses	427,101	90,657
Inventories (2009 - unfinished: $51,097; finished: $22,297)	73,394	-
Deposits	35,262	37,556
Advances	5,121	383
Total current assets	5,947,156	11,912,753

Non-current assets
Property, plant and equipment - at cost (net of accumulated depreciation and amortization:
$2009 - 181,765; 2008 - $88,577)	450,703	569,303
Intangible assets	384	384
Investment in long-term certificate of deposit	25,141	-
Long-term advances	33,015	386,415
Investment in nonsubsidiary - at fair value	478,255	-
Deposits on prospective property acquisitions	-	1,150,000
Deferred charges	501,039	100,234

Total Assets	$7,435,693	$14,119,089

Liabilities and Equity
Current liabilities
Accounts payable (2009 - related parties: $75,748)	$172,140	$25,446
Income taxes payable	12,801	5,148
Accrued contracting and development fees (2009 - related parties: $662,000)	920,486	294,020
Accrued bonuses and vacations	367,957	158,473
Accrued and other liabilities	563,781	205,764
Total current liabilities	2,037,165	688,851

Equity
Stockholders' equity - Pacific Asia Petroleum, Inc. and Subsidiaries:
Common stock
Authorized - 300,000,000 shares at $.001 par value; Issued and outstanding -
43,037,596 as of December 31, 2009; 40,061,785 as of December 31, 2008	43,038	40,062
Preferred stock
Authorized - 50,000,000 shares at $.001 par value;
Issued - 23,708,952 as of December 31, 2009 and December 31, 2008
Outstanding - none as of December 31, 2009 and December 31, 2008	-	-
Paid-in capital	26,034,871	21,741,965
Deficit accumulated during the development stage	(20,457,442)	(8,968,064)
Other comprehensive income	91,572	229,860
Total stockholders' equity - Pacific Asia Petroleum, Inc. and Subsidiaries	5,712,039	13,043,823
Noncontrolling interests (deficit) equity	(313,511)	386,415
Total equity	5,398,528	13,430,238

Total Liabilities and Equity	$7,435,693	$14,119,089

The accompanying notes to the consolidated financial statements are an integral part of this statement.

AUDITED FINANCIAL STATEMENTS	Pacific Asia Petroleum, Inc. and Subsidiaries
(A Development Stage Company)
Consolidated Statements of Operations
For the years ended December 31, 2009, 2008, and 2007 and for the period from inception (August 25, 2005) through December 31, 2009

				For the period
				from inception
				(August 25, 2005)
				through
	2009	2008	2007	December 31, 2009
Revenues
Sales and services	$66,802	$-	$-	$66,802

Costs and Operating Expenses
Depreciation	132,052	66,769	18,850	219,411
All other	11,523,729	5,717,051	2,963,397	21,440,794
Total costs and operating expenses	11,655,781	5,783,820	2,982,247	21,660,205

Operating Loss	(11,588,979)	(5,783,820)	(2,982,247)	(21,593,403)

Other Income (Expense)
Interest Income	37,885	323,762	618,089	1,079,142
Interest Expense	(939)	-	-	(939)
Other Income	217	14,695	12,937	27,849
Other Expense	(11)	(172)	(714)	(897)
Total Other Income	37,152	338,285	630,312	1,105,155

Net loss before income taxes and
noncontrolling interests	(11,551,827)	(5,445,535)	(2,351,935)	(20,488,248)
Income tax expense	(39,575)	(13,082)	(38,826)	(91,483)

Net loss	(11,591,402)	(5,458,617)	(2,390,761)	(20,579,731)
Less: Net loss - noncontrolling interests	102,024	11,968	7,077	122,289

Net Loss - Pacific Asia Petroleum, Inc. and Subsidiaries	$(11,489,378)	$(5,446,649)	$(2,383,684)	$(20,457,442)

Net loss per common share - Pacific Asia
Petroleum Inc. common shareholders -
basic and diluted	$(0.28)	$(0.14)	$(0.08)

Weighted average number of common
shares outstanding, basic and diluted	41,647,002	39,992,512	31,564,121

The accompanying notes to the consolidated financial statements are an integral part of this statement.

AUDITED FINANCIAL STATEMENTS	Pacific Asia Petroleum, Inc. and Subsidiaries (A Development Stage Company)
Consolidated Statements of Comprehensive Income
For the years ended December 31, 2009, 2008 and 2007, and for the period from inception (August 25, 2005) through December 31, 2009

				For the period
				from inception
				(August 25, 2005)
				through
	2009	2008	2007	12/31/2009

Net loss	$(11,591,402)	$(5,458,617)	$(2,390,761)	$(20,579,731)
Other comprehensive income (loss) -
pre-tax and net of tax:
Currency translation adjustment	(63,643)	101,799	108,833	166,217
Unrealized gain (loss) on
investments in securities	(74,645)	-	-	(74,645)
Total other comprehensive income (loss)	(138,288)	101,799	108,833	91,572

Comprehensive income (loss)	(11,729,690)	(5,356,818)	(2,281,928)	(20,488,159)
Less: Comprehensive (income) loss -
Noncontrolling interests' share:
Net loss plus pre-tax and net of
tax other comprehensive income/loss	102,175	8,679	3,116	115,190

Comprehensive income (loss) -
Pacific Asia Petroleum, Inc. and
Subsidiaries	$(11,627,515)	$(5,348,139)	$(2,278,812)	$(20,372,969)

The accompanying notes to the consolidated financial statements are an integral part of this statement.

AUDITED FINANCIAL STATEMENTS	Pacific Asia Petroleum, Inc. and Subsidiaries
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity (Deficiency)	For the period from inception (August 25, 2005) through December 31, 2009

	Pacific Asia Petroleum, Inc. Stockholders
	No. of Common Shares $.001 par value	Common Stock	Subscriptions Receivable	No. of Preferred Shares $.001 par value	Preferred Stock	Paid-in Capital	Deficit Accumulated During the Development Stage	Other Comprehensive Income (Loss)	Noncontrolling Interests	Total Equity (Deficiency)
Balance - August 25, 2005	-	$-	$-	-	$-	$-	$-	$-	$-	$-
Issued for cash	1,852,320	1,852	-	-	-	10,148	-	-	-	12,000
Subscriptions	3,451,680	3,452	(28,000)	-	-	24,548	-	-	-	-
Net loss	-	-	-	-	-	-	(51,344)	-	-	(51,344)
Balance - December 31, 2005	5,304,000	5,304	(28,000)	-	-	34,696	(51,344)	-	-	(39,344)
Subscriptions paid	-	-	28,000	-	-	-	-	-	-	28,000
Issued for fees and services	-	-	-	1,829,421	1,829	195,776	-	-	-	197,605
Issued for cash	-	-	-	8,161,802	8,162	4,215,262	-	-	-	4,223,424
Subsidiary paid-in capital additions	-	-	-	-	-	-	-	-	359,410	359,410
Amortization of options fair value	-	-	-	-	-	29,065	-	-	-	29,065
Currency translation	-	-	-	-	-	-	-	19,228	-	19,228
Net loss	-	-	-	-	-	-	(1,086,387)	-	(1,220)	(1,087,607)
Balance - December 31, 2006	5,304,000	5,304	-	9,991,223	9,991	4,474,799	(1,137,731)	19,228	358,190	3,729,781
Issued for services - pre-merger	600,032	600	-	117,729	118	334,594	-	-	-	335,312
Shares retained by Pacific Asia Petroleum original stockholders in merger - 5/7/07	468,125	468	-	-	-	83,323	-	-	-	83,791
Shares issued to ADS members in merger - 5/7/07	9,850,000	9,850	-	13,600,000	13,600	15,453,957	-	-	-	15,477,407
Post-merger acquisition costs and adjustments	-	-	-	-	-	(291,093)	-	-	-	(291,093)
Automatic conversion of Preferred Shares - 6/5/07	23,708,952	23,709	-	(23,708,952)	(23,709)	-	-	-	-	-
Issued for services, compensation cost of stock options
and restricted stock	-	-	-	-	-	195,442	-	-	-	195,442
Subsidiary paid-in capital additions	-	-	-	-	-	-	-	-	40,020	40,020
Currency translation	-	-	-	-	-	-	-	108,833	3,961	112,794
Net loss	-	-	-	-	-	-	(2,383,684)	-	(7,077)	(2,390,761)
Balance - December 31, 2007	39,931,109	39,931	-	-	-	20,251,022	(3,521,415)	128,061	395,094	17,292,693
Issued on exercise of warrants	79,671	80	-	-	-	(83)	-	-	-	(3)
Vesting of restricted stock	76,400	76	-	-	-	(76)	-	-	-	-
Cancellation of restricted stock	(10,400)	(10)				10	-		-	-
Compensation cost of stock options and restricted stock	-	-	-	-	-	1,355,590	-	-	-	1,355,590
Issued for services	15,000	15	-	-	-	137,985	-	-	-	138,000
Issued for acquisition of Navitas Corporation	450,005	450	-	-	-	8,176,141	-	-	-	8,176,591
Acquired on acquisition of Navitas Corporation	(480,000)	(480)	-	-	-	(8,178,624)	-	-	-	(8,179,104)
Currency translation	-	-	-	-	-	-	-	101,799	3,289	105,088
Net loss	-	-	-	-	-	-	(5,446,649)	-	(11,968)	(5,458,617)
Balance - December 31, 2008	40,061,785	40,062	-	-	-	21,741,965	(8,968,064)	229,860	386,415	13,430,238
Issued on exercise of warrants and options	238,811	239	-	-	-	13,705	-	-	-	13,944
Exchanged for stock of Sino Gas & Energy Holdings Limited	970,000	970	-	-	-	551,930	-	-	-	552,900
Vesting of restricted stock	738,000	738	-	-	-	(738)	-	-	-	-
Compensation cost of stock options and restricted stock	-	-	-	-	-	2,432,006	-	-	-	2,432,006
Issued for services	1,029,000	1,029	-	-	-	1,052,071	-	-	-	1,053,100
Adjustments to noncontrolling interests in subsidiary equity	-	-	-	-	-	243,932	-	(21)	(597,751)	(353,840)
Currency translation	-	-	-	-	-	-	-	(63,622)	(151)	(63,773)
Unrealized gain (loss) on investments in securities	-	-	-	-	-	-	-	(74,645)	-	(74,645)
Net loss	-	-	-	-	-	-	(11,489,378)	-	(102,024)	(11,591,402)
Balance - December 31, 2009	43,037,596	$43,038	$-	-	$-	$26,034,871	$(20,457,442)	$91,572	$(313,511)	$5,398,528

The accompanying notes to the consolidated financial statements are an integral part of this statement.

AUDITED FINANCIAL STATEMENTS	Pacific Asia Petroleum, Inc. and Subsidiaries
(A Development Stage Company)
Consolidated Statement of Cash Flows	For the years ended December 31, 2009, 2008 and 2007,
and for the period from inception (August 25, 2005) through December 31, 2009

				For the period
				from inception
				(August 25, 2005)
				through
	2009	2008	2007	December 31, 2009
Cash flows from operating activities
Net loss - Pacific Asia Petroleum, Inc. and subsidiaries	$(11,489,378)	$(5,446,649)	$(2,383,684)	$(20,457,442)

Adjustments to reconcile net loss to cash
used in operating activities:
Interest income on long-term advances	-	(88,440)	(90,602)	(188,987)
Currency transaction (gain) loss	(56,476)	41,047	43,444	28,015
Stock and options compensation expense	3,456,971	1,493,590	530,754	5,707,985
Noncontrolling interest in net loss	(102,024)	(11,969)	(7,077)	(122,290)
Depreciation expense	132,052	66,769	18,850	219,411
Impairment of assets adjustment	219,388	273,618	-	493,006
Changes in current assets and current
liabilities:
(Increase) decrease in income tax refunds receivable	8,500	(8,500)	-	-
(Increase) in accounts and other receivables	(68,771)	-	-	(68,771)
(Increase) in inventory	(73,394)	-	-	(73,394)
(Increase) decrease in advances	(4,738)	2,375	(2,758)	(5,121)
(Increase) decrease in deposits	2,294	(14,602)	(11,456)	(35,262)
(Increase) decrease in prepaid expenses	23,033	(44,410)	(14,761)	(67,624)
Increase (decrease) in accounts payable	146,694	22,707	(55,638)	156,989
Increase (decrease) in income tax and accrued liabilities	694,847	506,447	(87,959)	1,209,484
Net cash used in operating activities	(7,111,002)	(3,208,017)	(2,060,887)	(13,204,001)

Cash flows from investing activities
Net sales (purchases) of available for sale securities	(475,397)	9,940,000	(9,800,000)	(1,735,397)
Purchase of long-term certificate of deposit	(25,000)	-	-	(25,000)
Refunds/(deposits) on prospective property acquisitions	1,150,000	1,900,000	(3,050,000)	-
(Increase) decrease in long-term advances and deferred charges	(225,515)	5,824	(106,058)	(325,749)
Additions to property, plant and equipment	(232,535)	(334,319)	(84,118)	(850,839)
Net cash provided by (used in) investing activities	191,553	11,511,505	(13,040,176)	(2,936,985)

Cash flows from financing activities
Payment and proceeds of notes payable	-	-	(5,000)	(5,000)
Increase in noncontrolling interest investment in subsidiary	-	-	40,020	399,430
Increase in long-term advances to noncontrolling interest stockholder	-	-	-	(400,507)
Proceeds from exercise of stock options and warrants	13,944	-	-	13,944
Decrease in subscriptions receivable	-	-	-	28,000
Issuance of common stock net of issuance costs	-	(2,513)	15,385,982	19,671,092
Net cash provided by (used in) financing activities	13,944	(2,513)	15,421,002	19,706,959

Effect of exchange rate changes on cash	(8,041)	5,713	21,656	36,138

Net (decrease) increase in cash and cash equivalents	(6,913,546)	8,306,688	341,595	3,602,111
Cash and cash equivalents at beginning of period	10,515,657	2,208,969	1,867,374	-
Cash and cash equivalents at end of period	$3,602,111	$10,515,657	$2,208,969	$3,602,111

Supplemental disclosures of cash flow information
Interest paid	$939	$-	$-	$939
Income taxes paid	$24,723	$48,832	$35	$73,590

Supplemental schedule of non-cash investing and
financing activities
Common and preferred stock issued for services and fees	$1,053,100	$138,000	$335,312	$1,724,017
Common stock issued for stock of nonsubsidiary	$552,900	$-	$-	$552,900
Issuance costs paid as warrants issued	$-	$-	$868,238	$929,477
Increase in fixed assets accrued in liabilities	$-	$-	$4,537	$-
Warrants exercised for common stock	$-	$(3)	$-	$(3)
Decrease to long-term advances to noncontrolling interest shareholder	$353,840	$-	$-	$353,840
Disposition of partial interest in a subsidiary	$243,911	$-	$-	$243,911
Decrease in noncontrolling interest investment in subsidiary	$(597,751)	$-	$-	$(597,751)

The accompanying notes to consolidated financial statements are an integral part of this statement.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. --- DESCRIPTION OF BUSINESS

Pacific Asia Petroleum, Inc. (the “Company”) is the successor company from a reverse merger involving the former Pacific East Advisors, Inc. and other entities on May 7, 2007.  The Company’s activities commenced in 2005 through Inner Mongolia Production Company, LLC (“IMPCO”), a limited liability company formed under New York State law on August 25, 2005.

Coalbed Methane

In October 2007 Pacific Asia Petroleum, Limited (“PAPL”), a wholly-owned subsidiary of the Company, entered into a production sharing contract (“PSC”) with China United Coalbed Methane Co. (“CUCBM”) with respect to coalbed methane (“CBM”) production covering an area in the Shanxi Province of China referred to as the Zijinshan Block.  During the development and production period, CUCBM will have the right to acquire a 40% participating interest and work jointly to develop and produce CBM under the PSC.  The PSC has a term of 30 years and was approved by the Ministry of Commerce of China in 2008.  In 2009 the Company completed seismic data acquisition, performed seismic shooting, and drilled its first well in the Zijinshan Block.  Core samples have undergone laboratory testing, including tests for gas content, gas saturation and coal characteristics.  Based on the results of these tests, at the latest Zijinshan PSC Joint Management Committee (JMC) meeting, the Company agreed to a 2010 work program which includes undertaking further technical studies related to the CUCBM Contract Area and drilling at least two additional wells there.

Chifeng Joint Development Contract

In 2006 a subsidiary of the Company entered into a joint development contract with Chifeng Zhongtong Oil and Natural Gas Co., Ltd., (“Chifeng”), a company incorporated in Inner Mongolia, China.  Pursuant to the Chifeng Agreement, drilling operations commenced in October 2006.  The first well drilled by Chifeng discovered oil and was completed as a producing well, but production operations were suspended in 2007 pending receipt of a production license from the Chinese government. The Company is pursuing a combination of strategies to have such production license awarded, including a possible renegotiation of the Chifeng Agreement and/or possible negotiations toward acquiring the existing production from the 22 sq. km. Kerqing Oilfield and extending its production license to the Chifeng area. As of year-end 2009, new activity toward accomplishing this result had not commenced.  If this Production License is not issued, the opportunities to drill additional long-term production wells under the contract, including future production from this first well, will be at risk.  No revenue has been recognized to date due to uncertainty of realization of the revenue until a permanent production license is obtained.  See Note 7. - Property, Plant and Equipment regarding the impairment adjustment recorded on Chifeng capitalized costs in 2009.

Natural Gas Distribution

In July 2009 the Company entered into a revised Letter of Intent to possibly acquire a 49% ownership interest in the  Handan Chang Yuan Natural Gas Co., Ltd. (“HGC”) from the  Handan Yua Ying Company Limited (“Handan”). HGC owns and operates gas distribution assets in and around Handan City, China. HGC was founded in May 2001, and is the primary gas distributer in Handan City, which is located 250 miles south of Beijing, in the Hebei Province of the People’s Republic of China. HGC has over 300,000 customers and owns 35 miles of a main gas pipeline, and more than 450 miles of delivery gas pipelines, with a delivery capacity of 300 million cubic meters per day.  HGC also owns an 80,000 sq. ft. field distribution facility. Gas is being supplied by Sinopec and PetroChina from two separate sources. The Company will continue its final legal and financial due diligence with an objective of entering into a mutually agreed final sale and purchase agreement in 2010.

Enhanced Oil Recovery and Production (“EORP”)

In May and June 2009, Pacific Asia Petroleum Energy Limited (“PAPE”), a subsidiary of the Company, entered into a Letter of Understanding and associated agreements with two persons pursuant to which a China joint venture company, Beijing Dong Fang Ya Zhou Petroleum Technology Service Company Limited (“Dong Fang”), was formed in September 2009 to engage in EORP operations using the patent rights contributed by a noncontrolling owner of Dong Fang.  Dong Fang is owned 75.5% by PAPE and 24.5% by a joint venture partner, LXD.  In conjunction with these agreements, a 30% ownership interest in PAPE was issued to one of the joint venture partners, BSG. Operations have commenced in various oil fields in the Liaoning, Shandong, and Xinjiang Provinces in China.  Initial revenues were recorded in 2009. The Company intends to negotiate additional agreements for EORP operations in 2010.

Oyo Field Production Sharing Contract Interest

In November 2009, the Company entered into a Purchase and Sale Agreement with CAMAC Energy Holdings Limited and certain of its affiliates  (“CAMAC”) involving the acquisition of a 60% interest in production sharing contract rights in the Oyo Field in Nigeria in return for $38.84 million in cash (subject to possible reduction in cash payment by a portion of CAMAC’s net cash flows from the Oyo Field through the closing date) and a 62.74% ownership in the Company’s Common Stock after giving effect to this transaction and related financing transaction (the “Transaction”).  If the Transaction is completed, CAMAC will own a majority interest in the Company and designate four of the seven members of the Company’s Board of Directors, and therefore a change of control of the Company will occur.  The Transaction is expected to close during the first quarter of 2010.

NOTE 2. --- BASIS OF PRESENTATION

The Company’s financial statements are prepared on a consolidated basis.  All significant intercompany transactions and balances have been eliminated in consolidation. The financial statements include Pacific Asia Petroleum, Inc. (successor company to IMPCO) and its majority-owned direct and indirect subsidiaries in the respective periods. Net income for 2007 excludes the results of Pacific East Advisors, Inc. (PEA) and  Advanced Drilling Services, LLC (ADS) prior to May 7, 2007, the date of the Mergers.

The Company’s financial statements are prepared under U.S. Generally Accepted Accounting Principles as a development stage company. Refer to Note 5 regarding adoption in 2009  of revised presentation of noncontrolling interests in the balance sheet and income statement which have been applied retrospectively to prior years as required under ASC 810-10.  Certain reclassifications have been made to the prior year financial statements to conform to current year presentation.

NOTE 3.  --- LIQUIDITY AND CAPITAL RESOURCES

During the period from its inception (August 25, 2005) to December 31, 2006, the Company was able to fund its expenses through member equity contributions and member loans.  In 2006 the Company sold equity units in the private market in exchange for consideration totaling $4,561,000, and received $28,000 from collection of subscriptions on equity units subscribed for in 2005.  Proceeds from the equity offering were used to repay $240,000 of notes payable ($100,000 with an officer) outstanding from loans incurred in late 2005 and the first quarter of 2006.

In May 2007, immediately prior to the merger, ADS issued equity units for cash of $17,000,000, of which net proceeds were $15,497,773 after offering costs. The proceeds were invested in temporary investments and were available for operations of the Company after the merger date.

To date the Company has incurred expenses and sustained losses and has generated minimal revenue from operations. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. The Company will require significant financing in excess of its December 31, 2009 available cash, cash equivalents, and short-term and long-term cash investments in order to achieve its business plan. It is not certain that this amount of financing will be successfully obtained.

Refer to Note 20. – Subsequent Event regarding the registered direct offering of Common Stock sold in February 2010.

NOTE 4. --- SIGNIFICANT ACCOUNTING POLICIES

In July 2009, The Financial Accounting Standards Board (FASB) issued the FASB Accounting Standards Codification (the “Codification”)(“ASC”) which became the source of authoritative accounting principles effective with financial statements of interim and annual periods ending after September 15, 2009.  Sources of accounting principles referred to in this report refer to Topics, Subtopics and Sections of the Codification.

Use of Estimates – Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, disclosures of contingencies, and reported revenues and expenses.  Actual results could vary from those estimates.

Cash and Cash Equivalents – Cash and cash equivalents include cash on hand, demand deposits and short-term investments with initial maturities of three months or less.

Short-term Investments – The Company applies the provisions of Accounting Standards Codification (ASC) Topic 320 (Investments in Debt and Equity Securities). The Company classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale or trading. These security classifications may be modified after acquisition only under certain specified conditions. Securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

Inventories – The Company’s inventories of chemicals are carried at lower of cost or market, with cost determined using average cost.  The Company had no other inventories as of the balance sheet dates.

Property, Plant and Equipment – For oil and gas properties, the successful efforts method of accounting is used.  Costs of drilling successful wells are capitalized.  Costs of drilling exploratory wells not placed into production are charged to expense. Geological and geophysical costs are charged to expense as incurred.  For depreciable tangible property, the minimum capitalization threshold is $1,000.

Leaseholds—The Company initially capitalizes the costs of acquiring leaseholds on productive and prospective oil and gas properties.  Capitalized leasehold costs for productive properties are amortized as part of the cost of oil and gas produced.  Capitalized leasehold costs on both proven and unproven properties are periodically assessed for impairment and an impairment loss is recorded when necessary.

Depreciation, Depletion and Amortization - Depreciation, depletion and amortization for oil and gas related property is recorded on a unit-of-production basis.  For other depreciable property, depreciation is recorded on a straight line basis based on depreciable lives of five years for office furniture and three years for computer related equipment. Repairs and maintenance costs are charged to expense as incurred.

Reserves for Uncollectible Advances and Loans – The Company reviews its advances and loans receivable for possible impairment and records reserves for possible losses on amounts believed to be uncollectible.  This includes the recording of impairment on debt securities classified as held-to-maturity under ASC Topic 320 (Investments in Debt and Equity Securities), when impairment is deemed to be other than temporary.

Impairment of Long-Lived Assets – The Company reviews its long-lived assets in property, plant and equipment for impairment in accordance with ASC Topic 360 (Property, Plant and Equipment). Review for impairment of long-lived assets occurs whenever changes in circumstances indicate that the carrying amount of assets in property, plant and equipment may not be fully recoverable.  An impairment loss is recognized for assets to be held and used when the estimated undiscounted future cash flows expected to result from the asset including ultimate disposition are less than its carrying amount.   Impairment is measured by the excess of carrying amount over the fair value of the assets.

Asset Retirement Obligations – The Company accounts for asset retirement obligations in accordance with ASC Topic 410 (Asset Retirement and Environmental Obligations). The Company at December 31, 2009 and 2008 had no long-lived assets subject to significant asset retirement obligations.  The nature or amount of any asset retirement obligations which the Company may become subject to from its future operations is not determinable at this time and will be assessed as significant operations and development efforts begin.

Revenues – Revenues are recognized only when the earnings process is complete and an exchange transaction has taken place. An exchange transaction may be a physical sale, the providing of services, or an exchange of rights and privileges.  The recognition criteria are satisfied when there exists a signed contract with defined pricing, delivery and acceptance (as defined in the contract) of the product or service have occurred, there is no significant uncertainty of collectibility, and the amount is not subject to refund

Income Taxes – Commencing May 7, 2007, the Company became subject to taxation as a corporation but at December 31, 2009 was in an operating loss position for U.S. income tax purposes. Therefore, the Company does not accrue U.S. current income taxes. Deferred income taxes are provided using the asset and liability method for financial reporting purposes in accordance with the provisions of ASC Topic 740 (Income Taxes). Under this method, deferred tax assets and liabilities are recognized for temporary differences between the tax bases of assets and liabilities and their carrying values for financial reporting purposes and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized. For dates prior to May 7, 2007, the Company was an LLC pass-through entity treated similar to a partnership for income tax purposes in the United States, and therefore did not accrue or pay income taxes.

Foreign Currency Translation – The functional currency of the U.S. parent company is the U.S. dollar.   The functional currency of China subsidiaries is the local currency (RMB). For Hong Kong subsidiaries, the functional currency is the U.S. dollar or RMB, depending on the primary activity of the subsidiary. Balance sheet translation effects from translating functional currency into U.S. dollars (the reporting currency) are recorded directly to other comprehensive income in accordance with ASC Topic 200 (Comprehensive Income).

Stock Based Compensation – The Company accounts for stock based compensation in accordance with ASC Topics 718 (Compensation) and 505 (Equity) which specify the revised accounting alternative requirements for pre-2006 stock based compensation grants existing at January 1, 2006 and the required accounting for new grants starting January 1, 2006.  The Company made no stock based compensation grants before 2006. Accordingly, the ASC provisions pertaining to pre-2006 grants do not apply.   The Company values its stock options awarded on or after January 1, 2006 at the fair value at grant date using the Black-Scholes option pricing model. Compensation expense for stock options is recorded over the vesting period on a straight line basis. Compensation paid in vested stock is valued at the fair value at the applicable measurement date and charged to expense at that date.  Compensation paid in restricted stock is valued at fair value at the award date and is charged to expense over the vesting period.

Net Income (Loss) Per Common Share –The Company computes earnings per share under ASC Topic 260 (Earnings Per Share). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon the exercise of the Company's stock options, unvested restricted stock, and warrants (calculated using the treasury stock method).

New Accounting Pronouncements – As of the balance sheet date, there were no new accounting pronouncements not yet adopted that are expected to materially affect the Company other than possibly those below.

Accounting Standards Update (ASU) No. 2009-17 – Consolidations (Topic 810) – “Improvements to Financial Reporting by Enterprises with Variable Interest Entities.”  This standard amends Topic 810 by requiring consolidation of certain special purpose entities that were previously exempted from consolidation.  The revised criteria will define a controlling financial interest for requiring consolidation as:  the power to direct the activities that most significantly affect the entity’s performance, and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity.  This standard is effective for fiscal years beginning after November 15, 2009.

NOTE 5.   ADOPTION OF UPDATES TO THE FASB ACCOUNTING STANDARDS CODIFICATION

ASC 820-10
Effective January 1, 2009 the Company adopted the portion of ASC Topic 820 (Fair Value Measurements and Disclosures) that relates to assets measured at fair value on a nonrecurring basis.  The Company had previously adopted the remainder of ASC Topic 820 effective January 1, 2008.  Neither adoption had a material effect on the Company’s measurement practices for determining fair value.

ASC 825-10
Commencing with the interim period ending June 30, 2009, the Company adopted new requirements for quarterly disclosures related to fair values of financial instruments whether or not currently reflected on the balance sheet at fair value.  Previously, qualitative and quantitative information about fair value estimates for financial instruments not measured on the balance sheet at fair value were disclosed only annually.   Quarterly disclosures were required under an update to ASC Topic 825 (Financial Instruments) effective for interim periods ending after June 15, 2009.   The adoption of this update did not have a material impact on the Company’s results of operations or financial condition.

ASC 810-10
Effective January 1, 2009 the Company adopted an update to ASC Topic 810 (Consolidation) that changes the accounting and reporting for noncontrolling interests (formerly known as minority interests) in subsidiaries and for the deconsolidation of a subsidiary.  The presentation of noncontrolling interests in the balance sheet and income statement has been revised to report noncontrolling interests as a separate component of total consolidated equity and total consolidated net income, rather than as reduction adjustments.  In addition, if a subsidiary is deconsolidated, the parent company will now recognize a gain or loss to net income based upon the fair value of the noncontrolling equity at that date.

The update is applied prospectively except for the provisions involving financial statements line detail presentation.  All of the Company’s financial statements contain changes as a result of the update. Under  the update, the amount formerly titled “Net Loss” in the income statement is now referred to as “Net Loss - Pacific Asia Petroleum, Inc. and Subsidiaries,” to designate the portion of total net loss attributable to the controlling shareholder interest of the parent company.  Financial statements for years prior to 2009 have been revised retrospectively in this report to reflect the revised presentation basis.

ASC 855-10
Effective with the six months ended June 30, 2009, the Company adopted an update to ASC Topic 855 (Subsequent Events).   Subsequent events are events or transactions about which information becomes available after the balance sheet date but before the financial statements are issued or are available to be issued.  In the case of the Company as a public entity, the applicable cutoff date is the date the financial statements are issued, whereas previously the cutoff date could be the date the financial statements were available for issuance.

The update requires that certain subsequent events (“recognized subsequent events”) be recorded in the financial statements of the latest preceding period currently being issued.  These items provide evidence about conditions that existed at the date of that balance sheet, including estimates inherent in preparing the financial statements for that period.   Other subsequent events (“nonrecognized subsequent events”) are not recorded in balance sheet for the latest preceding period currently being issued. Those items relate to conditions that arose only after the balance sheet date.   Disclosure is required for nonrecognized subsequent events if necessary to prevent those financial statements from being misleading.

 NOTE 6. --- FINANCIAL INSTRUMENTS

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments for cash equivalents, short-term and long-term cash investments, accounts receivable, deposits, advances,  accounts payable, accrued expenses, and notes payable, approximate fair value at December 31, 2009, and 2008. The carrying amount for the investment in nonsubsidiary is fair value from a market price. The recorded amounts for fair values of securities were as follows at December 31, 2009 and 2008:

	2009	2008
Available for sale:
Short-term investments	$1,735,397	$1,260,000
Investment in nonsubsidiary	478,255	-

Held to maturity:
Long-term certificate of deposit	$25,141	$-
Long-term advances	33,015	386,415

Long-Term Advances

At December 31, 2008, and December 31, 2007, 100% of the Company’s long-term advances ($33,015 in 2009, $386,415 in 2008) were comprised of a note receivable from a single borrower. In 2006, IMPCO HK advanced $400,507 to Beijing Jinrun Hongda Technology Co., Ltd. (“BJHTC”), which then invested that amount in IMPCO Sunrise. The notes are repayable in RMB.  As of December 31, 2008 no repayments had been made.  The balance of $386,415 at December 31, 2008 reflects an impairment loss recorded in 2008, as described further below.   As of December 31, 2007 IMPCO HK had accrued $100,547 in interest and $33,476 in currency gains on the notes, for a total balance of $534,530.   BJHTC is obligated to apply any remittances received from IMPCO Sunrise directly to IMPCO HK. IMPCO Sunrise is authorized to pay these remittances directly to IMPCO HK on BJHTC’s behalf, until the debt is satisfied.  The note matures November 14, 2014.  BJHTC is only responsible to make payments under the note for the share of profits it receives from IMPCO Sunrise. On December 31, 2009 the total recorded capital of IMPCO Sunrise was reduced by agreement among IMPCO Sunrise and its owners, and the reduction (including the BJHTC share) was reclassified to an intercompany loan from IMPCO HK to IMPCO Sunrise.  The recorded amount for the outside note receivable of IMPCO HK from BJHTC was reduced to $33,015 as a result.

Under the provisions of ASC Topic 320 (Investments - Debt and Equity Securities), the BJHTC note has been accounted for as “held-to-maturity” based on an intent and ability to hold to maturity. ASC Topic 320 also provides that such securities are to be assessed for declines in value that are other than temporary.  In addition, we considered the guidance in ASC Topic 820 (Fair Value Measurements and Disclosures).  Based upon the delay in achieving net income in IMPCO Sunrise, the impact of the significant decline in the price of oil in the second half of 2008, the amount of uncollected interest on the note, and the required date for repayment, it was determined in the fourth quarter of 2008 that the note was impaired.  Additionally the recording of interest income on the note was discontinued effective October 1, 2008.  An impairment loss of $273,618 was recorded in 2008 operating expenses to reduce the carrying amount of the note to the recorded amount of the BJHTC-related minority interest liability in the consolidated balance sheet as of December 31, 2008. As IMPCO Sunrise had no positive cash flows from operations, projections of future potential positive cash flows at several rates of return were utilized to determine that the revised carrying amount was realistic based upon the rate of return inherent in that amount. The difference between the impairment adjustment and the net change in carrying amount from December 31, 2007 represents interest income and currency transaction adjustments recorded during 2008 prior to recording the impairment.  In accordance with ASC Topic 820, the calculation of impairment was based upon a “level 3” unobservable input because there are no direct or indirect observable inputs of  fair value available for this note given that it is not publicly traded and is not comparable to publicly traded securities.  It is not comparable to publicly traded securities because by its terms the note is repayable only from cash distributions to the noncontrolling interest owned by the debtor in which the debtor has no at risk cash investment and no active involvement in the management of the entity.  After reduction in the note balance at December 31, 2009 as previously described above, it was concluded that no additional impairment adjustment was required for 2009.

Concentration of Credit Risk

The Company is exposed to concentration of credit risk with respect to cash, cash equivalents, short-term investments, long-term investments, and long-term advances.  At December 31, 2009, 65% ($1,291,455) of the Company’s total cash was on deposit at HSBC in China and Hong Kong.  Also at that date, 64% ($1,028,762) of the Company’s total cash equivalents was invested in a single money market fund in the U.S.  At December 31, 2008, 78% ($975,681) of the Company’s total cash was on deposit in China at the Bank of China.  Also at that date, 48.7% ($4,514,167) of the Company’s total cash equivalents was invested in a single money market fund in the U.S.

NOTE 7. --- PROPERTY, PLANT AND EQUIPMENT

	Gross	Accumulated Depreciation	Net
December 31, 2009
Oil and gas leases	$150,000	$-	$150,000
Office and computer equipment	358,320	161,078	197,242
Enhanced oil recovery equipment	34,202	2,028	32,174
Leasehold improvements	89,946	18,659	71,287
Total	$632,468	$181,765	$450,703
December 31, 2008
Oil and gas wells	$221,805	$-	$221,805
Oil and gas leases	150,000	-	150,000
Office and computer equipment	244,595	59,894	184,701
Leasehold improvements	41,480	28,683	12,797
Total	$657,880	$88,577	$569,303

Depreciation expense for the years ended December 31, 2009, 2008 and 2007 was $132,052, $66,769, and $18,850, respectively.

No interest expense has been capitalized through December 31, 2009.

Impairment of Chifeng Oil Well Costs

In 2009, the Company conducted an impairment review of its Chifeng contract capitalized oil well cost for recoverability as an asset to be held and used.  This review was prompted based on the continuing lack of production license that would enable recovery of these costs through production revenues and that three years have passed with no progress in this regard. Without a production license, the opportunities to drill additional production wells under the contract and future production from this initial well are significantly at risk. The Company has alternate strategies it intends to pursue toward possibly obtaining a production license through modification of the existing agreement and/or inclusion of this area in a production license for a neighboring area should the Company be able to obtain a production license for that other area.  However, as of December 31, 2009, activity toward accomplishing this result by specific negotiations and agreements had not commenced, and the likelihood of possible success and when it might occur could not be reasonably estimated.  Therefore, the Company concluded that an estimate of future cash flows from this asset no longer could be made.  Absent the likely ability to obtain a production license, the fair value of the asset is zero under Level 3 unobservable inputs for estimation of fair value under ASC Topic 820. Those conditions required the recording of an impairment charge to expense and retirement of capitalized costs of $219,388.  The impairment is included in “all other” within costs and operating expenses in the income statement.

NOTE 8. – FAIR VALUE MEASUREMENTS

The Company calculates fair values for assets and liabilities utilizing a three level hierarchy as follows:

Level 1:	Quoted market prices in active markets for identical items.

Level 2:	Observable inputs not included in Level 1, such as quoted prices for similar assets or liabilities, broker quotations, or other observable inputs for a similar contract term.

Level 3:	Unobservable inputs where Level 1 or Level 2 inputs are not available. Level 3 inputs may involve internal models of risk-adjusted expected cash flows using present value techniques.

The tables below exclude current assets and current liabilities other than assets for short-term investments, as fair value and cost are deemed to be identical for the excluded items.

Assets Measured at Fair Value on a Recurring Basis – as of December 31

	2009	Level 1 Measurements	2008	Level 1 Measurements

Short-term investments	$1,735,397	$1,735,397	$1,260,000	$1,260,000
Investment in nonsubsidiary	478,255	478,255	-	-
Total	$2,313,652	$2,313,652	$1,260,000	$1,260,000

Assets Measured at Fair Value on a Nonrecurring Basis – as of December 31

	2009	Level 3 Measurements	Loss Recorded for Year
Property, plant and equipment to be held and used	$450,703	$450,703	$(219,388)
Long-term advances	33,015	33,015	-

Refer to Note 7. – Property, Plant and Equipment regarding determination of the impairment loss recorded to net loss in 2009.

NOTE 9. – ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Following is a detail of activity by category for accumulated other comprehensive income (loss).

	Currency translation adjustment	Gain (loss) on investments in securities		Total
Balance – December 31, 2006	$19,228		$-	$19,228
Change during 2007	108,833		-	108,833
Balance – December 31, 2007	128,061		-	128,061
Change during 2008	101,799		-	101,799
Balance – December 31, 2008	229,860		-	229,860
Change during 2009	(63,643)		(74,645)	(138,288)
Balance – December 31, 2009	$166,217	$	(74,645)	$91,572

NOTE  10. --- INCOME TAXES

Income tax expense was as follows for the respective periods:

	2009	2008	2007
Current:
U.S. Federal	$-	$(19,044)	$19,085
State and other	39,575	32,126	19,741
Total income tax expense	$39,575	$13,082	$38,826

The Company’s subsidiaries outside the United States did not have any undistributed net earnings at December 31, 2009, due to accumulated net losses.

Following is a reconciliation of the expected statutory U.S. Federal income tax provision to the actual income tax expense for the respective periods:

	2009	2008	2007
Net (loss) before income tax expense	$(11,449,802)	$(5,433,567)	$(2,344,858)
Expected income tax provision at statutory rate of 35%, assuming U.S. Federal filing as a corporation	$(4,007,431)	$(1,901,748)	$(820,700)
Increase (decrease) due to:
Foreign-incorporated subsidiaries	1,585,060	433,577	40,011
U.S. Federal filing as a partnership during LLC periods	-	-	315,254
State and other income tax	39,575	32,126	19,741
Net losses not realizable currently for U.S. tax purposes	2,422,371	1,468,171	465,435
Penalties and miscellaneous	-	(19,044)	19,085
Total income tax expense	$39,575	$13,082	$38,826

The Company records interest and penalties related to income taxes as income tax expense.

The Company records zero net deferred income tax assets and liabilities on the balance sheet on the basis that its overall net deferred income tax asset position is offset by a valuation allowance due to its net losses since inception for both book basis and tax basis.

Deferred income tax assets by category are as follows as of December 31:

	2009	2008	2007
Tax basis operating loss carryovers	$5,171,772	$1,746,203	$444,756
Stock compensation	386,465	402,323	24,156
Depreciation	-	3,712	-
	5,558,237	2,152,238	468,912
Valuation allowance	(5,558,237)	(2,152,238)	(468,912)
Net deferred income tax assets	$-	$-	$-

The Company’s total tax basis loss carryovers at December 31, 2009 were $15,594,950.  Of this amount, $448,457 has no expiration date.  The remainder expires from 2011 to 2029.

NOTE 11. --- RELATED PARTY TRANSACTIONS

Consulting Agreements and Employment Contracts

Effective December 15, 2005 the Company entered into two-year consulting agreements with three key personnel who were also IMPCO members (shareholders of the Company following the Mergers). The agreements provided for the performance of specified services by the personnel in return for a fixed rate per month. The agreements were subject to termination by either party on 90 days notice. If an agreement is terminated by the Company, the consultant was entitled to receive the balance of payments that would have been payable through the original term. The Company’s commitments under these contracts were $33,350 per month, which increased to $34,350 per month in July 2006. In September 2006, new executive employment agreements were entered into between the Company and two IMPCO members to replace two of the three existing consulting agreements.  The agreements have no expiration date, and either party may terminate at will. The minimum commitment under these contracts is a total of $618,000 per year.   In the event of termination by the Company other than for cause or disability, multi-year severance payments are required. However, the operable effective date for the compensation rates under these agreements was delayed subject to the Company achieving certain financial benchmarks.  Therefore, payments continued at the rates set forth under the consulting agreements through March 31, 2007.  The new agreements became fully effective at the contracted rates on April 1, 2007.  These agreements are with Frank C. Ingriselli, President and Chief Executive Officer, and Stephen F. Groth, Vice President and Chief Financial Officer.

On August 1, 2008, the Company entered into an Employment Agreement with Richard Grigg, the Company’s Senior Vice President and Managing Director (the “Grigg Agreement”).  The Grigg Agreement, which superseded the prior employment agreement the Company entered into with Mr. Grigg in March 2008, had a three year term, and provided for a base salary of 1,650,000 RMB (approximately $241,000) per year and an annual performance-based bonus award targeted at between 30% and 40% of his then-current annual base salary awardable in the discretion of the Company’s Board of Directors.  Mr. Grigg was also entitled to reimbursement of certain accommodation expenses in Beijing, China, medical insurance, annual leave expenses, and certain other transportation fees and expenses.  In addition, in the event the Company terminated Mr. Grigg’s employment without Cause (as defined in the Grigg Agreement), the Company would have been required to pay to Mr. Grigg a lump sum amount equal to 50% of Mr. Grigg’s then-current annual base salary.  However, on January 27, 2009, the Company revised the terms of its employment relationship with Richard Grigg by entering into an Amended and Restated Employment Agreement with Mr. Grigg (the “Amended Employment Agreement”) and a Contract of Engagement (“Contract of Engagement”) with KKSH Holdings Ltd., a company registered in the British Virgin Islands (“KKSH”). Mr. Grigg is a minority shareholder and member of the board of directors of KKSH.  The Amended Employment Agreement superseded the Grigg Agreement and now governs the employment of Mr. Grigg in the capacity of Managing Director of the Company for a period of three years.  The Amended Employment Agreement provides for a base salary of 990,000 RMB (approximately $144,000) per year and the reimbursement of certain accommodation expenses in Beijing, China, annual leave expenses, and certain other transportation and expenses of Mr. Grigg.  In addition, in the event the Company terminates Mr. Grigg’s employment without Cause (as defined in the Amended Employment Agreement), the Company must pay to Mr. Grigg a lump sum amount equal to 50% of Mr. Grigg’s then-current annual base salary.  The Contract of Engagement governs the engagement of KKSH for a period of three years to provide the services of Mr. Grigg through KKSH as Senior Vice President of the Company strictly with respect to the development and management of business opportunities for the Company outside of the People’s Republic of China.  The basic fee for the services provided under the Contract of Engagement is 919,000 (approximately $134,000) RMB per year, to be prorated and paid monthly and subject to annual review and increase upon mutual agreement by the Company and KKSH.  Pursuant to the Contract of Engagement, the Company shall also provide Mr. Grigg with medical benefits and life insurance coverage, and an annual performance-based bonus award targeted at between 54% and 72% of the basic fee, awardable in the discretion of the Company’s Board of Directors.  In addition, in the event the Company terminates the Contract of Engagement without Cause (as defined in the Contract of Engagement), the Company must pay to KKSH a lump sum amount equal to 215% of the then-current annual basic fee.

The Company was a party to a consulting agreement, dated November 8, 2005, with Jamie Tseng, the Company’s former Executive Vice President (“Tseng Consulting Agreement”), which was assigned on September 1, 2006 by Mr. Tseng to Golden Ring International Consultants Limited, a British Virgin Islands registered company wholly-owned and controlled by Mr. Tseng, and which was later superseded in its entirety effective January 1, 2009 by that certain Employment Agreement, dated April 22, 2009 and effective January 1, 2009, entered into by and between the Company and Mr. Tseng.  Mr. Tseng served in the role of Executive Vice President to the Company from November 2005 to January 15, 2010, on which date Mr. Tseng retired as an executive officer and employee of the Company.

Management Service Contracts

In connection with the merger on May 7, 2007, the Company assumed an Advisory Agreement, dated December 1, 2006, by and between ADS and Cagan McAfee Capital Partners, LLC (“CMCP”), pursuant to which CMCP agreed to provide certain financial advisory and management consulting services to the Company. Pursuant to the Advisory Agreement, CMCP was entitled to receive a monthly advisory fee of $9,500 for management work commencing on December 11, 2006 and continuing until December 11, 2009.  The Company received services from CMCP under this agreement since the Mergers.   Laird Q. Cagan, the Managing Director and 50% owner of CMCP, served as a member of the Company’s Board of Directors until his resignation in May 2009.  During 2008, the Company paid $123,500 in fees under this contract, including an amount due for 2007. During 2009, the Company paid $85,500 in fees under this contract, including amounts paid for early termination of this contract in June 2009.

Merger-Related Transactions

In connection with the Mergers on May 7, 2007, the Company assumed the obligation of ADS to pay Chadbourn Securities, Inc., a NASD licensed broker-dealer for which Mr. Laird Cagan (at that time a director and significant shareholder of the Company) served as a registered representative and Managing Director, $1,195,430 in placement fees and expense reimbursements relative to the previous securities offering of ADS. This amount has been paid in full.

Immediately prior to the Mergers, ADS issued to its placement agents 1,860,001 warrants to purchase Class B membership units of ADS. Included were (i) warrants to purchase 3,825 Class B membership units of ADS issued to Michael McTeigue, an executive officer of ADS, (ii) warrants to purchase 83,354 Class B membership units of ADS issued to Chadbourn Securities, Inc., a NASD licensed broker-dealer for which Laird Q. Cagan served as a registered representative and Managing Director, and (iii) warrants to purchase 696,094 Class B membership units of ADS issued to Laird Q. Cagan, a former member of the Company’s Board of Directors and  the then-beneficial owner of  7.7% of the Company’s Common Stock. These warrants were exchanged in the Mergers for warrants exercisable for 1,860,001 shares of Common Stock of the Company. The Company has accounted for this as an offering cost applicable to paid-in capital and therefore will not record any compensation expense on these warrants. At December 31, 2009, 1,460,888 warrants remained unexercised, at a weighted average exercise price of $1.30 per share of Common Stock, and expire May 7, 2012.

Acquisition of SGE Common Stock

In March, 2009, the Company issued 970,000 shares of Company Common Stock, to Mr. Richard Grigg, the Company’s Senior Vice President and Managing Director, in exchange for 3,825,000 Ordinary Fully Paid Shares of Sino Gas & Energy Holdings Limited (SG&E) owned by Mr. Grigg. This represented approximately 3.26% of the outstanding shares of SG&E as of March 9, 2009. The acquired shares were originally accounted for by the Company as a non-current investment carried at cost.  Commencing with the interim period ending September 30, 2009, the carrying amount is recorded at fair value. Mr. Grigg is a former executive of SG&E who joined the Company in October 2007.  The SG&E shares were acquired in order to eliminate possible conflicts of interest involving Mr. Grigg regarding possible future transactions that may occur between the Company and SG&E, as both companies’ business plans involve developing operations in China.

Chemical Sales Agent Arrangement

During the third quarter of 2009, the Company conducted its initial business involving EORP chemicals through an arrangement with Tongsheng, a subsidiary of the family-owned business of Mr. Li Xiangdong (LXD).   A new China Joint Venture Company (CJVC) was established for this purpose in September 2009, known as Beijing Dong Fang Ya Zhou Petroleum Technology Services Company Ltd. (Dong Fang).  LXD is a 24.5% owner of Dong Fang as a result of contributing patent rights and related technology for specialty chemicals and processes to Dong Fang. Prior to formation of Dong Fang, the Company was not licensed in China to purchase or blend chemicals for resale or to sell chemicals. Under the arrangement with Tongsheng, Tongsheng manufactured specialty blends of chemicals using technology developed by LXD and sold finished product to customers of the Company.  Tongsheng collects the revenues from customers in advance on these sales, bills the Company for the cost of sales, and is obligated to remit the revenues to the Company.

NOTE 12. --- OTHER COMMITMENTS

Lease Commitments

At December 31, 2009, the Company had non-cancelable lease commitments for two operating leases on office facilities. Future minimum lease rentals by year are as follows:

2010 - $ 210,748
2011 - $   86,358

Rental expense for the years ended December 31, 2009, 2008 and 2007 was $233,042, $110,013, and $78,183, respectively.

NOTE 13. --- CAPITALIZATION

Capital Stock Authorized and Issued

The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, $0.001 par value per share, and 50,000,000 shares of Preferred Stock, $0.001 par value per share, of which 30,000,000 shares have been designated as “Series A Convertible Preferred Stock.”  6,291,048 shares of Series A Convertible Preferred Stock remain unissued following the automatic conversion of 23,708,952 shares of the Company’s Series A Convertible Preferred Stock into Common Stock of the Company on June 5, 2007.

The Company’s capitalization at December 31, 2009 was 43,037,596 shares of Common Stock issued and outstanding, and 23,708,952 shares of Series A Convertible Preferred Stock issued but none outstanding. The Company’s capitalization at December 31, 2008 was 40,061,785 shares of Common Stock issued and outstanding, and 23,708,952 shares of Series A Convertible Preferred Stock issued but none outstanding .

Common Stock Issued as Compensation for Consultant Services

In 2009, the Company issued 1,029,000 shares of Common Stock for consultant compensation valued at $1,053,100, as follows: 879,000 shares at $.85 per share ($747,150);  90,000 shares at $1.92 per share  ($172,800);  10,000 shares at $.65 per share  ($6,500);  15,000 shares at $1.90 per share ($28,500);  15,000 shares at $2.09 per share ($31,350);  and 20,000 shares at $3.34 per share ($66,800).

In 2008, the Company issued 15,000 shares of Common Stock for consultant compensation valued at $138,000, as follows:  5,000 shares at $22.90 per share ($114,500); and 10,000 shares at $2.35 per share ($23,500).

Other Equity-Based Compensation

Refer to Note 15. – Stock-Based Compensation Plans regarding activity for stock options and stock compensation not immediately vested at award date.

NOTE 14.  ---  NAVITAS ACQUISITION

On July 1, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with (i) Navitas Corporation, a Nevada corporation (“Navitas”), whose primary assets at the time of merger were comprised of 480,000 shares of Common Stock of the Company and certain deferred tax assets, and (ii) Navitas LLC, a Nevada limited liability company affiliated with Navitas and whose members consisted of Navitas shareholders. The shareholders of Navitas received a total of 450,005 shares of Company Common Stock in return for 100% of the shares of Navitas.  The merger was effective July 2, 2008.  At that date, Navitas was merged into the Company, and Navitas ceased to exist as a separate corporation.  The transaction resulted in a net decrease of 29,995 shares of the Company’s outstanding Common Stock.

A majority of interest of Navitas’ and Navitas LLC’s shareholders and members, respectively, were shareholders of the Company prior to the merger.  In addition, Adam McAfee, the President of Navitas and Managing Director of Navitas, LLC, is the brother of Eric A. McAfee.  At the time of the merger, Eric McAfee was a beneficial owner of approximately 5.6% of the Company’s Common Stock and 50% owner of Cagan McAfee Capital Partners, LLC, a fund owned 50% by Mr. Laird Q. Cagan.  At the time of the merger, Mr. Cagan was a member of the Company’s Board of Directors and beneficial owner of approximately 7.2% of the Company’s Common Stock.

The acquisition was accounted for as a merger involving treasury stock and immaterial net working capital.  No value was assigned to deferred tax assets acquired.  The purchase price paid of 450,005 shares of Common Stock of the Company was valued at $18.17 per share based on a seven-day weighted average related to the measurement date.  No gain was recognized on the net reduction of 29,995 shares outstanding of the Company’s capital stock.  The total absolute dollar amounts recorded for shares issued and shares acquired were the same except for certain transaction costs recorded as additional cost of shares acquired.  No cash consideration was paid by the Company in the merger.

NOTE 15.  --- STOCK-BASED COMPENSATION PLANS

Stock Options

Under the Company’s 2009 Equity Incentive Plan, the Company may issue stock, options or units to result in issuance of a maximum aggregate of 6,000,000 shares of Common Stock. Options awarded expire 10 years from date of grant or shorter term as fixed by the Board of Directors.  In 2009, the Company issued a total of 460,070 stock options with vesting periods from 6 months to 25 months. The approximate percentages of the 2009 awards vesting by year is as follows: 2010 - 53%; 2011 – 23%; 2012 – 24%.

The following is a table of options activity:

	Number of Shares Underlying Options	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term(Years)
Outstanding at December 31, 2008	2,137,200	$1.04	9.07
Granted in 2009	460,070	$3.96	5.25
Exercised in 2009	(30,000)	$.59
Forfeited in 2009	(25,000)	$.64
Outstanding at December 31, 2009	2,542,270	$1.57	8.16
Expected to vest	2,474,610	$1.56	8.17
Exercisable at December 31, 2009	1,291,488	$1.06	8.85

The total intrinsic values of options at December 31, 2009 were $7,090,724 for options outstanding and expected to vest and $4,811,400 for options that were exercisable at that date.  The total intrinsic values realized by recipients on  options exercised were $117,824 in 2009 and none in 2008 and 2007.

The Company recorded compensation expense relative to stock options in 2009, 2008 and 2007 of $583,547, $378,025, and $167,325 respectively.

The fair values of stock options used in recording compensation expense are computed using the Black-Scholes option pricing model.  The table below shows the weighted average amounts for the assumptions used in the model for options awarded in each year.

	2009	2008	2007
Expected price volatility (basket of comparable public companies)	77.54%	65.60%	55.80%
Risk-free interest rate (U.S. Treasury bonds)	1.42%	2.04%	4.09%
Expected annual dividend rate	0.00%	0.00%	0.00%
Expected option term – weighted average	3.17 yrs.	5.95 yrs.	5.98yrs.
Grant date fair value per common share-weighted average	$2.05	$.39	3.38

Restricted Stock	Number Of Grants	Weighted Average Grant Date Fair Value
Outstanding at December 31, 2008	834,000	$1.78
Granted in 2009	924,055	$2.42
Vested in 2009	(738,000)	$1.87
Outstanding at December 31, 2009	1,020,055	$2.29

The Company recorded compensation expense relative to restricted stock in years 2009, 2008 and 2007 of $1,848,459, $977,565 and $28,117 respectively.

Unamortized Compensation

At December 31, 2009, the remaining future compensation expense to be recorded on unvested stock options and restricted stock was $2,530,180, to be recognized over a weighted average period of 1.66 years, assuming that no forfeitures occur.

Fair Value Data

The total grant date fair value of shares vested during 2009, 2008, and 2007 were $1,383,370, $763,510, and $173,441 respectively.

The total grant date fair values of stock options and restricted shares issued during the years 2009, 2008, and 2007 were $3,185,240, $1,478,080, and $1,660,800 respectively.

NOTE 16. --- POTENTIALLY DILUTIVE SECURITIES

Warrants, options and restricted stock described in the immediately preceding notes are potentially dilutive in future periods if the Company has net income. They have been anti-dilutive for all periods to date because the Company has been in a loss position.

NOTE 17. --- PENSION AND POSTRETIREMENT PLANS

In 2007 the Company adopted a defined contribution 401(k) plan for its employees.   The plan provides for Company matching of 200% on up to the first 3% of salary contributed by employees. The plan includes the option for employee contributions to be made from either pre-tax or after-tax basis income as elected by the employee. Company contributions are immediately vested to the employee.  In 2009, the Company contributions were $75,322 under this plan including third party administration fees.

NOTE 18. --- PATENT APPLICATION RIGHTS

On November 27, 2009, the State Intellectual Property Office of the PRC in China  recognized Dong Fang as the official owner of the six LXD Patent Application Rights (the “Rights”), covering enhanced oil recovery technologies developed by LXD (the “EORP Technologies”). LXD contributed the Rights in satisfaction of his 24.5% share of Dong Fang’s registered capital of RMB 30,000,000. The fair value of the Rights was verified by a certified Chinese valuation firm.

Thus far, Dong Fang has used the Rights to utilize the EORP Technologies in both service and sale scenarios. Dong Fang intends to pursue various short- and  long-term strategies to expand its EORP operations in order to add value to the Company.

Under interpretation SAB No. 48 issued by the Staff of the U.S. Securities and Exchange Commission,  the Company in this case is not permitted to record a capitalized asset value on the Rights for U.S. reporting. This ruling in no way lessens the fair value of the Rights to the Company.

NOTE 19. --- LITIGATION AND CONTINGENCIES

The Company at December 31, 2009 had no litigation, actual or potential, of which it was aware and which could have a material effect on its financial position.

NOTE 20. --- SUBSEQUENT EVENT

On February 16, 2010, the Company consummated the offer and sale of 5,000,000 shares (the "Shares") of its common stock, par value $0.001 per share ("Common Stock"), for an aggregate purchase price of $20 million, or $4.00 per share (the "Purchase Price"), pursuant to a Securities Purchase Agreement, dated February 10, 2010, among the Company and certain purchasers signatory thereto (the “Purchasers”).  In addition, the Company issued to the Purchasers (1) warrants to purchase up to an additional 2,000,000 shares of Common Stock of the Company, in the aggregate, at an exercise price of  $4.50 (subject to customary adjustments), exercisable commencing six months following the closing for a period of 36 months after such commencement date (the “Series A Warrants”); and (2) warrants to purchase up to an  additional 2,000,000 shares of Common Stock of the Company, in the aggregate, at an exercise price $4.00 per share (subject to customary adjustments), exercisable immediately at the closing until November 1, 2010 (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”).  If all the Warrants are exercised, the Company would receive additional gross proceeds of $17 million. The Shares and the Warrant Shares are to be sold pursuant to a shelf registration statement on Form S-3 declared effective by the SEC on February 3, 2010 (File No. 333-163869), as amended by the prospectus supplement filed with the SEC on February 12, 2010 and delivered to the Purchasers.

Rodman & Renshaw, LLC (“Rodman”) served as the Company’s exclusive placement agent in connection with the offering.  As consideration for its services as placement agent, Rodman  received  a cash fee equal to 6.0% of the gross proceeds of the offering ($1,200,000), as well as a 5-year warrant to purchase shares of Common Stock of the Company equal to 3.0% of the aggregate number of shares sold in the offering (150,000 shares of Common Stock), plus any shares underlying the Warrants.  Rodman’s warrant has the same terms as the Warrants issued to the Purchasers in the offering except that the warrant is not exercisable until the 6-month anniversary of the closing and the exercise price is 125% of the per share purchase price of the shares issued in the offering ($5.00 per share).  In addition, subject to compliance with Financial Industry Regulatory Authority ("FINRA") Rule 5110(f)(2)(D), the Company reimbursed Rodman’s out-of-pocket accountable expenses actually incurred in the amount of $25,000.

Net proceeds from the offering are planned to be used by the Company for working capital purposes, and also may be used by the Company to fund  the Company’s acquisition from CAMAC of the Contract Rights with respect to  the Oyo Field, which began production in December 2009.

Quarterly Information (unaudited)

The table below presents unaudited quarterly data for the years ended December 31, 2009 and December 31, 2008:

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
2009
Revenues – sales and services	$-	$-	$55,409	$11,393
Operating Loss	$(2,939,025)	$(2,149,474)	$(2,696,731)	$(3,803,749)
Net Loss	$(2,922,351)	$(2,158,650)	$(2,644,162)	$(3,764,215)
Basic and diluted net loss per common share	$(.07)	$(.05)	$(.06)	$(.09)

2008
Operating Loss	$(1,085,980)	$(1,265,498)	$(1,250,923)	$(2,181,419)
Net Loss	$(950,008)	$(1,201,002)	$(1,157,980)	$(2,137,659)
Basic and diluted net loss per common share	$(.02)	$(.03)	$(.03)	$(.05)

Fourth quarter 2009 versus fourth quarter 2008

The 2009 fourth quarter operating loss exceeded the 2008 fourth quarter operating loss by $1,622,329.  The increase was principally due to increased consulting expense of $905,905 of which $630,519 was for amounts paid as equity and $275,386 was for amounts paid as cash.  The increased consulting expense was largely due to milestone payments under agreements related to start-up of EORP operations.  In addition, stock compensation expense for restricted stock and stock options increased $358,528 due to greater value of awards subject to amortization.  Legal fees expense decreased $82,309 principally due to lower expense related to China.  All other expenses reflected a net increase, including 2009 write-offs of deferred charges of $85,000 on asset acquisition and financing transactions under negotiation that were terminated.

ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A.  CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to management, including its Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), as appropriate, to allow timely decisions regarding required disclosure.

Management of the Company, with the participation of its CEO and CFO, evaluated the effectiveness of the Company’s disclosure controls and procedures. Based on their evaluation, as of the end of the period covered by this Form 10-K, the Company’s CEO and CFO have concluded that the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) were effective.

Management’s Report On Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act as a process designed by, or under the supervision of, our principal executive and principal financial officers and is effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”) and includes those policies and procedures that:

•	Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect our transactions and dispositions of our assets,

•
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of our financial statements in accordance with GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company, and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, a system of internal control over financial reporting can provide only reasonable assurance and may not prevent or detect misstatements. Further, because of changes in conditions, effectiveness of internal controls over financial reporting may vary over time. Our system contains self-monitoring mechanisms, and actions are taken to correct deficiencies as they are identified.

Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2009 based on the criteria described in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

Based on this assessment, management, including the Company’s CEO and CFO, concluded that our internal control over financial reporting was effective as of December 31, 2009.

RBSM LLP, the independent registered public accounting firm that has audited the financial statements included in this Report, has issued an attestation report on the Company’s internal control over financial reporting as of December 31, 2009 which is given below.

RBSM LLP
CERTIFIED PUBLIC ACCOUNTANTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Pacific Asia Petroleum, Inc.
Hartsdale, NY

We have audited Pacific Asia Petroleum, Inc. and its subsidiaries (the "Company") (a development stage company) internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on assessed risk.  Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Pacific Asia Petroleum, Inc. and its subsidiaries maintained, in all material respects,  effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Pacific Asia Petroleum, Inc. and its subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009 and for the period August 25, 2005 (date of inception) through December 31, 2009,  and our report dated  March 2, 2010 expressed an unqualified opinion.

/s/ RBSM LLP

New York, New York March 2, 2010